As filed with the Securities and Exchange Commission on June 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	5912	98-1431779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10115 Jefferson Boulevard
Culver City, CA 90232
(424) 330-2082

(Address and telephone number of registrant’s principal executive offices)

Reece Fulgham
Chief Financial Officer
10115 Jefferson Boulevard
Culver City, CA 90232
(424) 330-2082

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Thomas J. Poletti, Esq.

Katherine J. Blair, Esq.

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92646

(714) 312-7500

(Approximate date of commencement of proposed sale to the public) As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Subordinate Voting Shares (2)	31,250,000	$0.28	(3)	$8,750,000.00	$954.63
Class B Subordinate Voting Shares (4)	63,951,112	0.25	(5)	15,987,778.00	1,744.27
Class B Subordinate Voting Shares (6)	36,781,522	0.15	(7)	5,517,228.30	601.93
Total	131,982,634				$3,300.82

(1)	This Registration Statement includes an indeterminate number of additional Class B Subordinate Voting Shares issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of Class B Subordinate Voting Shares. In the event of a stock split, stock dividend or similar transaction involving our Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents Class B Subordinate Voting Shares registered for resale by the selling shareholder named in this prospectus.
(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of an assumed price of $0.28 per share, which is the average of the high (C$0.36) and low (C$0.34) prices of the Registrant’s Class B Subordinate Voting Shares in Canadian dollars (“C$”) as reported on the Canadian Securities Exchange on June 4, 2021, which date is within five business days prior to filing this registration statement, and as converted from Canadian dollars to United States dollars based on the foreign exchange rate (1.2084) as published by the Bank of Canada on June 4, 2021.
(4)	Represents Class B Subordinate Voting Shares issuance upon exercise of warrants registered for resale by the selling shareholder named in this prospectus.
(5)	In accordance with Rule 457(g) of the Securities Act, based upon the weighted average exercise price per Class B Subordinate Voting Share issuable upon exercise of warrants.
(6)	Represents Class B Subordinate Voting Shares issuance upon conversion of notes registered for resale by the selling shareholder named in this prospectus.
(7)	In accordance with Rule 457(g) of the Securities Act, based upon the conversion price per Class B Subordinate Voting Share issuable upon conversion of convertible notes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED June 9, 2021

PRELIMINARY PROSPECTUS

MEDMEN ENTERPRISES INC.

131,982,634 Class B Subordinate Voting Shares

This prospectus relates the offer and sale or other disposition from time to time of up to an aggregate of 131,982,634 Class B Subordinate Voting Shares (the “Subordinate Voting Shares”) of MedMen Enterprises Inc. by the selling shareholder named in this prospectus, (together with its donees, transferees or other successors in interest, referred to as the “selling shareholder”), which consists of 31,250,000 Subordinate Voting Shares, 63,951,112 Subordinate Voting Shares issuable upon exercise of warrants, and 36,781,522 Subordinate Voting Shares issuable upon conversion of convertible notes (the “Resale Shares”). Registration of the Resale Shares does not mean that the selling shareholder will actually offer or sell any of these shares.

We will not receive any proceeds from the sale or other disposition of the Resale Shares offered by the selling shareholder. We will, however, receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for working capital and general corporate purposes.

The selling shareholder or its transferees may, from time to time, sell, transfer or otherwise dispose of any or all of their Subordinate Voting Shares or interests in Subordinate Voting Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For additional information, you should refer to the section entitled “Plan of Distribution” of this prospectus. We are paying all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions incurred by the selling stockholder.

Our Subordinate Voting Shares trade on the Canadian Securities Exchange (“CSE”) under the symbol “MMEN”. The closing sales price of our Subordinate Voting Shares on the CSE on June 7, 2021 was C$0.34 per share. Our Subordinate Voting Shares also trade on the OTCQX under the symbol “MMNFF.” The last reported sales price of our Subordinate Voting Shares on the OTCQX on June 7, 2021 was $0.2810 per share.

We are an “emerging growth company”, as defined under the federal securities laws and, as such, we may continue to elect to comply with certain reduced public company reporting requirements in future reports. Certain implications of being an “emerging growth company” are described on page 3 of this prospectus.

Investing in our Subordinate Voting Shares involves a high degree of risk. You should refer to the discussion of risk factors, beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated     , 2021

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ABOUT THIS PROSPECTUS

As permitted under the rules of the Securities and Exchange Commission, or the SEC, this prospectus includes important business information about MedMen Enterprises Inc. that is also contained in documents that we file with the SEC. A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

Before you invest in our securities, you should read carefully the registration statement (including the exhibits thereto) of which this prospectus forms a part, this prospectus, any prospectus supplement, or any accompanying prospectus supplement. You should rely only on the information contained in this prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with additional or different information from that contained in this prospectus. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus is accurate only as of any date on the front cover of this prospectus regardless of the time of delivery of this prospectus, or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Resale Shares are being offered to sell, and offered to buy only in jurisdictions where offers and sales are permitted. We have not taken any action to permit a public offering of our Subordinate Voting Shares or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

References herein to “MedMen Enterprises”, “MedMen” or the “Company”, “we”, “us” or “our” refer to MedMen Enterprises Inc. and its subsidiaries.

In this prospectus, currency amounts are stated in U.S. dollars (“$”), unless specified otherwise. All references to C$ are to Canadian dollars.

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus. This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our securities discussed in this prospectus. Investors should read the entire prospectus carefully. See “Risk Factors” beginning on page 10 of this prospectus.

OVERVIEW

General

MedMen is a cannabis retailer based in the U.S. with flagship locations in Los Angeles, Las Vegas, Chicago, and New York. MedMen offers a robust selection of high-quality products, including MedMen-owned brands [statemade], LuxLyte, and MedMen Red through its premium retail stores and proprietary delivery service, as well as curbside and in-store pick up.

The Company currently operates 24 store locations across California (11), Florida (4), Nevada (3), Illinois (1), New York (4) and Arizona (1), which are classified as discontinued operations as the Company is seeking to sell the operations in Arizona. The Company’s retail stores are located in strategic locations across key cities and neighborhoods in each of its markets. The Company has plans to open additional retail stores over the next twelve months in the following cities:

●	Emeryville, CA
●	San Francisco, CA
●	Chicago, IL
●	Boston, MA
●	Newton, MA
●	Miami, FL
●	Jacksonville, FL
●	Orlando, FL
●	Deerfield Beach, FL

The Company expects to continue strengthening its pipeline of stores through acquisitions, partnerships and applications for new licenses, with a focus on recreational states such as California, Nevada and Illinois and medical states such as Florida.

The Company previously announced its intention to sell its assets in Arizona in order to focus on other markets that the Company believes may have greater potential for near-term profitability. The Company is currently in discussions with various parties and expects to discontinue all Arizona-related operations by the end of fiscal year 2021.

In addition to expanding its physical store network in markets across the U.S., the Company plans to continue scaling its digital platform. The Company launched statewide same-day delivery in California on August 19, 2019. The Company launched delivery in Nevada on September 16, 2019. See “Business - Retail Operations - In-Store Pickup and Delivery” for further information about the Company’s delivery operations.

The Company launched MedMen Buds, the Company’s loyalty program, on July 3, 2019. The program currently is offered in all of the Company’s stores in Arizona, Nevada, Florida and California and has more than 425,000 members. See “Business - Retail Operations - Loyalty Program” for further information about the Company’s loyalty program.

MedMen currently operates five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. Given the regulatory environment and lack of robust wholesale market in Florida and New York, the Company expects to continue cultivation and production activities in these markets. In California and Nevada, the Company is in discussions for the potential sale of its cultivation and production facilities so that the Company can focus on its retail operations. The Company has not entered into any definitive agreements at this time. The Company currently intends to sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada. The Company also operates a cultivation and production facility in Arizona. Although no definitive agreements have been entered into, the Company is currently in discussions to sell the operation, and as such has classified its Arizona business as discontinued operations. As part of the discontinuation of Arizona operations, the Company will not have a cultivation and production facility in Arizona.

In New York and Florida, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process. See “Description of the Business - Cultivation and Production Operations” for further information about the Company’s cultivation and production operations.

The Company currently holds licenses within California, Nevada, Florida, Arizona, Illinois, and Massachusetts. The Company views Nevada, California, New York, Illinois, Florida and Massachusetts as providing ongoing opportunities for growth due to their market depth, current supply-demand dynamics and regulatory framework.

In addition to owning its own cannabis licenses and operations, the Company also provides management services to third-party cannabis license-holders. The Company currently has management services contracts at two licensed retail dispensaries in California. See “Business - Management Services” for further information about the Company’s management services.

The Company is operated by an executive team that has significant experience in the cannabis industry and other analogous industries such as retail, technology, consumer packaged goods, alcohol and apparel. The Company had approximately 830 employees as of December 26, 2020 across its operating jurisdictions. See “Business - Employees” for further information about the Company’s employees.

MedMen Enterprises USA has 41 wholly owned (either directly or indirectly) material subsidiaries. Such subsidiaries were incorporated or otherwise organized under the laws of California, Nevada, Delaware, New York, Florida, Arizona, Illinois and Massachusetts. See “Business - Corporate Structure”.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Smaller Reporting Company

We are a “smaller reporting company” and will remain a smaller reporting company while either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. We intend to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, such as reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

MedMen Enterprises Inc. was incorporated in the Province of British Columbia under the Business Corporations Act (British Columbia).

The Company operates through its wholly-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN” or “MedMen Corp.”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”, or “the LLC”).

THE OFFERING

Class B Subordinate Voting Shares outstanding prior to this offering (as of May 31, 2021):	697,371,120 shares

Class B Subordinate Voting Shares offered for sale by the selling shareholder:	131,982,634 shares (1)

Class B Subordinate Voting Shares to be outstanding after this offering:	798,103,754 shares (1)

Use of Proceeds	We will not receive any proceeds from the sale or other disposition of the 131,982,634 Subordinate Voting Shares by the selling shareholder under this prospectus. We will, however, receive up to $16.0 million in the aggregate from the selling shareholder if they exercise, for cash, unexercised warrants to acquire 63,951,112 Subordinate Voting Shares. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for working capital and general corporate purposes.

Risk Factors:	See the section entitled “Risk Factors” beginning on page 10 and other information included in this prospectus for a discussion of factors you should consider before making an investment decision.

CSE symbol:	MMEN

(1)	Includes (a) 63,951,112 Subordinate Voting Shares issuable upon the exercise of warrants held by the selling shareholder and (b) 36,781,522 Subordinate Voting Shares issuable upon the conversion of convertible notes held by the selling shareholder. Assumes no other shares are issued by the Company or exercised or converted under other warrants, options or notes for Subordinate Voting Shares.

Unless otherwise indicated, all information in this prospectus relating to the number of shares of our Subordinate Voting Shares outstanding is based on 697,371,120 Subordinate Voting Shares outstanding as of May 31, 2021 and does not include:

●	12,855,137 Subordinate Voting Shares issuable upon the exercise of options with a weighted-average exercise price of C$1.63 per share;

●	23,472,305 Subordinate Voting Shares issuable from time to time upon the settlement of Restricted Stock Units (“RSUs”);

●	339,748,681 Subordinate Voting Shares issuable upon the exercise of warrants with a weighted average exercise price of $0.67;

●	1,092,717,162 Subordinate Voting Shares issuable upon conversion of the aggregate principal amount, and if applicable, accrued interest, of convertible notes with a weighted average conversion price of $0.23 per share;

●	725,017 Subordinate Voting Shares issuable upon redemption of Redeemable Units of MM Enterprises USA, LLC (“MedMen LLC “);

●	19,323,878 Subordinate Voting Shares issuable upon redemption of Redeemable Units, which are issuable upon conversion of LTIP Units. See “MedMen LLC LTIP Units” under the Section “Description of Capital Stock”

●	97,670,722 Subordinate Voting Shares issuable upon redemption of Class B Redeemable Shares of MM CAN USA, Inc. (“Redeemable Shares”);

●	83,206,488 Subordinate Voting Shares issuable upon redemption of Redeemable Shares of MM CAN, which are issuable upon exercise of warrants with a weighted average conversion price of $0.24 per share; and

●	200,000,000 additional Subordinate Voting Shares reserved for future issuance under our 2018 Stock and Incentive Plan.

Unless otherwise indicated, all information in this prospectus reflects or assumes no exercise or termination of options or warrants, vesting of RSUs, no conversion of any convertible notes, and no redemption of Redeemable Units or Redeemable Shares outstanding as of May 31, 2021.

FORWARD-LOOKING INFORMATION

This registration statement includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this registration statement that addresses activities, events or developments that the Company expects or anticipates will or may occur in the future is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information and statements regarding:

●	the business, revenue, results and future activities of, and developments related to, the Company after the date of this MD&A, including as a result of the impact of COVID-19, and planned reductions of operating expenses,

●	future business strategy, competitive strengths, goals, future expansion and growth of the Company’s business and operations,

●	the successful implementation of cost reduction strategies and plans, expectations and any targets for such strategies and plans, including expected additional improvements in reduction of Corporate SG&A (Non-GAAP) in upcoming quarters,

●	whether any proposed transactions will be completed on the current terms and contemplated timing,

●	expectations for the effects of any such proposed transactions, including the potential number and location of dispensaries or licenses to be acquired or disposed of,

●	the ability of the Company to successfully achieve its business objectives as a result of completing such proposed acquisitions or dispositions,

●	the contemplated use of proceeds remaining from previously completed capital raising activities,

●	the application for additional licenses and the grant of licenses or renewals of existing licenses for which the Company has applied or expects to apply,

●	the rollout of new dispensaries, including as to the number of planned dispensaries to be opened in the future and the timing and location in respect of the same, and related forecasts,

●	the expansion into additional markets,

●	expectations as to the development and distribution of the Company’s brands and products,

●	new revenue streams,

●	the impact of the Company’s digital and online strategy,

●	the implementation or expansion of the Company’s in-store and curbside pickup services,

●	the ability of the Company to successfully execute its strategic plans,

●	any changes to the business or operations as a result of any potential future legalization of adult-use and/or medical cannabis under U.S. federal law,

●	expectations of market size and growth in the United States and the states in which the Company operates or contemplates future operations and the effect that such growth will have on the Company’s financial performance,

●	statements that imply or suggest that returns may be experienced by investors or the level thereof,

●	expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally, and

●	other events or conditions that may occur in the future.

Readers are cautioned that forward-looking information and statements are not based on historical facts but instead are based on assumptions, estimates, analysis and opinions of management of the Company at the time they were provided or made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements.

Forward-looking information and statements are not a guarantee of future performance and are based upon estimates and assumptions of management at the date the statements are made including among other things estimates and assumptions about:

●	the impact of epidemic diseases, such as the recent outbreak of the COVID-19 illness,

●	contemplated dispositions being completed on the current terms and current contemplated timeline,

●	development costs remaining consistent with budgets,

●	the ability to raise sufficient capital to advance the business of the Company and to fund planned operating and capital expenditures and acquisitions,

●	the ability to manage anticipated and unanticipated costs,

●	achieving the anticipated results of the Company’s strategic plans,

●	increasing gross margins, including relative to increases in revenue,

●	the amount of savings, if any, expected from cost-cutting measures and divestitures of non-core assets,

●	favorable equity and debt capital markets,

●	the availability of future funding under the Company’s equity and debt finance facilities,

●	stability in financial and capital markets,

●	the ability to sustain negative operating cash flows until profitability is achieved,

●	the ability to satisfy operational and financial covenants under the Company’s existing debt obligations,

●	favorable operating and economic conditions,

●	political and regulatory stability,

●	obtaining and maintaining all required licenses and permits,

●	receipt of governmental approvals and permits,

●	sustained labor stability,

●	favorable production levels and sustainable costs from the Company’s operations,

●	consistent or increasing pricing of various cannabis products,

●	the ability of the Company to negotiate favorable pricing for the cannabis products supplied to it,

●	the level of demand for cannabis products, including the Company’s and third-party products sold by the Company,

●	the continuing availability of third-party service providers, products and other inputs for the Company’s operations, and

●	the Company’s ability to conduct operations in a safe, efficient and effective manner.

While the Company considers these estimates and assumptions to be reasonable, the estimates and assumptions are inherently subject to significant business, social, economic, political, regulatory, public health, competitive and other risks and uncertainties, contingencies and other factors that could cause actual performance, achievements, actions, events, results or conditions to be materially different from those projected in the forward-looking information and statements. Many estimates and assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct. Risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements include, among others:

●	uncertain and changing U.S. regulatory landscape and enforcement related to cannabis, including political risks,

●	risks and uncertainties related to the recent outbreak of COVID-19 and the impact it may have on the global economy and retail sector, particularly the cannabis retail sector in the states in which the Company operates, and on regulation of the Company’s activities in the states in which it operates, particularly if there is any resurgence of the pandemic in the future,

●	the inability to raise necessary or desired funds,

●	recurring losses from operations and a net working capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern,

●	the inability to satisfy operational and financial covenants under the Company’s existing debt obligations and other ongoing obligations as they become payable,

●	funds being raised on terms that are not favorable to the Company, to the ability to operate the Company’s

●	business or to existing shareholders, including as a result of the anti-dilution protections that have been provided under the terms of the company’s credit facilities,

●	the inability to consummate the proposed dispositions and the inability to obtain required regulatory approvals and third-party consents and the satisfaction of other conditions to the consummation of the proposed dispositions on the proposed terms and schedule,

●	the potential adverse impacts of the announcement or consummation of the proposed dispositions on relationships, including with regulatory bodies, employees, suppliers, customers and competitors,

●	the diversion of management time on the proposed dispositions,

●	risks related to future acquisitions or dispositions, resulting in unanticipated liabilities,

●	reliance on the expertise and judgment of senior management of the Company,

●	adverse changes in public opinion and perception of the cannabis industry,

●	risks relating to anti-money laundering laws and regulation,

●	risks of new and changing governmental and environmental regulation,

●	risk of costly litigation (both financially and to the brand and reputation of the Company and relationships with third parties),

●	risks related to contracts with and the inability to satisfy obligations to third-party service providers,

●	risks related to the unenforceability of contracts,

●	the limited operating history of the Company,

●	risks inherent in an agricultural business,

●	risks related to proprietary intellectual property and potential infringement by third parties,

●	risks relating to financing activities including leverage,

●	the inability to effectively manage growth,

●	errors in financial statements and other reports,

●	costs associated with the Company being a publicly-traded company, including given the loss of foreign private issuer status under U.S. securities laws,

●	the dilutive impact of raising additional financing through equity or convertible debt given the decline in the Company’s share price,

●	increasing competition in the industry,

●	increases in energy costs,

●	risks associated with cannabis products manufactured for human consumption, including potential product recalls,

●	inputs, suppliers and skilled labor being unavailable or available only at uneconomic costs,

●	breaches of and unauthorized access to the Company’s systems and related cybersecurity risks,

●	constraints on marketing cannabis products,

●	fraudulent activity by employees, contractors and consultants,

●	tax and insurance related risks, including any changes in cannabis or cultivation tax rates,

●	risks related to the economy generally,

●	conflicts of interest of management and directors,

●	failure of management and directors to meet their duties to the Company, including through fraud or breaches of their fiduciary duties,

●	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effect service outside of Canada,

●	sales by existing shareholders negatively impacting market prices,

●	the limited market for securities of the Company, and

●	limited research and data relating to cannabis.

Readers are cautioned that the foregoing lists are not exhaustive of all factors, estimates and assumptions that may apply to or impact the Company’s results. Although the Company has attempted to identify important factors that could cause actual results to differ materially from the forward-looking information and statements contained in this this registration statement, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented to assist readers in understanding the Company’s expected financial and operating performance and the Company’s plans and objectives and may not be appropriate for other purposes. The forward-looking information and statements contained in this registration statement represents the Company’s views and expectations as of the date of this prospectus unless otherwise indicated. The Company anticipates that subsequent events and developments may cause its views and expectations to change. However, while the Company may elect to update such forward-looking information and statements at a future time, it has no current intention of and assumes no obligation for doing so, except to the extent required by applicable law.

Readers should read this registration statement and the documents that the Company references herein and has filed with the Securities and Exchange Commission at www.sec.gov completely and with the understanding that the Company’s actual future results may be materially different from what it expects.

For further discussion of these and other factors see “Risk Factors” in this prospectus. This prospectus and all other written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section.

RISK FACTORS

The risks and uncertainties described below could materially and adversely affect our business, financial condition and results of operations and could cause actual results to differ materially from our expectations. The risk factors described below include the considerable risks associated with the current economic environment and the related potential adverse effects on our financial condition and results of operations. You should read these risk factors in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations and our Consolidated Financial Statements and related notes for the fiscal year ended June 27, 2020. There also may be other factors that we cannot anticipate or that are not described in this report generally because we do not currently perceive them to be material. Those factors could cause results to differ materially from our expectations.

RISKS ASSOCIATED WITH THE BUSINESS OF THE COMPANY

Since cannabis continues to be a Controlled Substance under the United States Federal Controlled Substances Act (the “CSA”), there can be no assurance that the operations of the Company may be deemed to be criminal in nature and/or subject the Company to substantial civil penalties.

MedMen both directly and indirectly engages in the medical and adult-use marijuana industry in the United States where local state law permits such activities. Investors are cautioned that in the United States, cannabis is largely regulated at the state level. To our knowledge, there are to date a total of 33 states, and the District of Columbia, that have now legalized cannabis in some form, including the states in which MedMen operates. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a controlled substance under the CSA and as such, cultivation, distribution, sale and possession of cannabis violates federal law in the United States. The inconsistency between federal and state laws and regulations is a major risk factor.

The recent change in Presidential administration will result in a change of leadership including the appointment of a new Attorney General of the United States of America. At this time it is uncertain what policies the new President or Attorney General will take regarding the enforcement of federal cannabis laws. Under the prior administration, federal prosecutors were free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions, but there were no such prosecutions. Due to the fact the leadership of the Department of Justice is changing and has not therefore introduced policies regarding the enforcement of the federal cannabis laws, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

Federal law pre-empts state law in these circumstances, so that the federal government can assert criminal violations of federal law despite state law. The level of prosecutions of state-legal cannabis operations is entirely unknown, and the current administration and Department of Justice has not articulated a policy regarding state legal cannabis. It is unclear what position the new Attorney General, once confirmed by the United States Senate, will take. If the Department of Justice policy were to be to aggressively pursue financiers or equity owners of cannabis-related business, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then MedMen could face (i) seizure of its cash and other assets used to support or derived from its cannabis subsidiaries; and (ii) the arrest of its employees, directors, officers, managers and investors, who could face charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis. Additionally, as has recently been affirmed by U.S. Customs and Border Protection, employees, directors, officers, managers and investors of MedMen who are not U.S. citizens face the risk of being barred from entry into the United States for life.

If the new Administration and Attorney General do not adopt a policy incorporating some or all of the policies articulated in the Cole Memo, then the Department of Justice or an aggressive federal prosecutor could allege that MedMen and the MedMen Board and, potentially its shareholders, “aided and abetted” violations of federal law by providing finances and services to its operating subsidiaries. Under these circumstances, it is possible that a federal prosecutor could seek to seize the assets of MedMen, and to recover the “illicit profits” previously distributed to shareholders resulting from any of the foregoing financing or services. In these circumstances, our operations would cease, MedMen shareholders may lose their entire investment and directors, officers and/or MedMen shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on MedMen, including our reputation and ability to conduct business, its holding (directly or indirectly) of medical and adult-use cannabis licenses in the United States, the listing of our securities on the CSE or other applicable exchanges, our capital, financial position, operating results, profitability or liquidity or the market price of our listed securities.

Overall, an investor’s contribution to and involvement in MedMen’s activities may result in federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment.

The Company’s business is highly regulated and dependent in large part on the ability to obtain or renew government permits and licenses for its current and contemplated operations, of which there can be no assurance.

Our business is subject to a variety of laws, regulations and guidelines relating to the cultivation, manufacture, management, transportation, storage, sale and disposal of marijuana, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of our business objectives are contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond our control may cause material adverse effects to MedMen.

We are required to obtain or renew government permits and licenses for its current and contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on MedMen’s part. The duration and success of our efforts to obtain, amend and renew permits and licenses are contingent upon many variables not within its control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. We may not be able to obtain, amend or renew permits or licenses that are necessary to its operations. In August 2020, we received a notice from the City of Pasadena that a determination was made that there had been a material change in ownership and/or management of MedMen such that the initial application was no longer valid, resulting in losing the right to proceed through the cannabis permitting process in Pasadena. In response, we filed a lawsuit challenging the city’s determination. Any unexpected delays or costs associated with the permitting and licensing process could impede our ongoing or proposed operations. To the extent necessary permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, we may be curtailed or prohibited from proceeding with its ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on our business, financial condition, results of operations or prospects.

While compliance controls have been developed to mitigate the risk of any material violations of any license or certificate we holds arising, there is no assurance that our licenses or certificates will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses or certificates held by MedMen could impede our ongoing or planned operations and have a material adverse effect on our business, financial condition, results of operations or prospects.

We may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm MedMen’s reputation, require MedMen to take, or refrain from taking, actions that could harm its operations or require MedMen to pay substantial amounts of funds, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on our business, financial condition, results of operations or prospects.

Public Opinion and Perception

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the United States, Canada or elsewhere. Public opinion and support for medical and adult-use marijuana has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use marijuana, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical marijuana as opposed to legalization in general). Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have a material adverse effect on our business, results of operations or prospects. There is no assurance that such adverse publicity reports or other media attention will not arise. A negative shift in the public’s perception of cannabis, including vaping or other forms of cannabis administration, in the United States, Canada or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which MedMen could expand and perception of negative health effects from the use of vaporizers to consume cannabis could result in state and local prohibitions on the sale of vaping products for an indefinite period of time. Any inability to fully implement our expansion strategy may have a material adverse effect on our business, results of operations or prospects. Among other things, such a shift could also cause states that have already legalized medical and/or adult-use cannabis to reevaluate the extent of, and introduce new restrictions on, the permitted activities and permitted cannabis products within their jurisdictions, which may have a material adverse effect on the Company’s business, results of operations or prospects. Recent medical alerts by the Centers for Disease Control and Prevention (the “CDC”) and state health agencies on vaping related illness and other issues directly related to cannabis consumption could potentially create an inability to fully implement the Company’s expansion strategy or could restrict the products which the Company sells at its existing operations, which may have a material adverse effect on the Company’s business, results of operations or prospects.

Adverse legal, regulatory or political changes could have a material adverse effect on the Company’s current and planned operations.

The success of the business strategy of MedMen depends on the legality of the cannabis industry. The political environment surrounding the cannabis industry in general can be volatile and the regulatory framework remains in flux. To our knowledge, there are to date a total of 47 states, and the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam that have legalized cannabis in some form, including the states in which MedMen operates; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting our business, results of operations, financial condition or prospects.

Delays in enactment of new state or federal regulations could restrict our ability to reach strategic growth targets and lower return on investor capital. Our strategic growth strategy is reliant upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use cannabis. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, the growth targets of MedMen, and thus, the effect on the return of investor capital, could be detrimental. We are unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

Further, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict the sale of cannabis in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable cannabis related legislation could adversely affect us and our business, results of operations, financial condition and prospects.

We are aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon our business, results of operations, financial condition or prospects.

The commercial medical and adult-use cannabis industry is in its infancy and we anticipate that such regulations will be subject to change as the jurisdictions in which MedMen does business matures. MedMen has in place a detailed compliance program headed by its SVP of Legal who oversees, maintains, and implements the compliance program and personnel. In addition to our robust legal and compliance departments, we also have local regulatory/compliance counsel engaged in every jurisdiction (state and local) in which it operates. Such counsel regularly provides legal advice regarding compliance with state and local laws and regulation and our legal and compliance exposures under United States federal law. Our compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Additionally, MedMen has created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. We will continue to monitor compliance on an ongoing basis in accordance with its compliance program, standard operating procedures, and any changes to regulation in the cannabis industry.

Overall, the medical and adult-use cannabis industry is subject to significant regulatory change at the local, state and federal levels. The inability of MedMen to respond to the changing regulatory landscape may cause it to not be successful in capturing significant market share and could otherwise harm its business, results of operations, financial condition or prospects.

Risk of Civil Asset Forfeiture

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

In the event that any of MedMen’s operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime.

MedMen is subject to a variety of laws and regulations domestically and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), Sections 1956 and 1957 of U.S.C. Title 18 (the Money Laundering Control Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the United States. The lack of banking and financial services presents unique and significant challenges to businesses in the marijuana industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services.

In February 2014, FinCEN issued a memo (the “FinCEN Memo”) providing instructions to banks seeking to provide services to cannabis-related businesses. The FinCEN Memo states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. It refers to supplementary guidance that former Deputy Attorney General James M. Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA. While the FinCEN Memo has not been rescinded by the Department of Justice at this time, it remains unclear whether the current administration will follow its guidelines. Overall, the Department of Justice continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, including in states that have legalized the applicable conduct and the Department of Justice’s current enforcement priorities could change for any number of reasons, including a change in the opinions of the President of the United States or the United States Attorney General. A change in the Department of Justice’s enforcement priorities could result in the Department of Justice prosecuting banks and financial institutions for crimes that previously were not prosecuted.

In the event that any of MedMen’s operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the ability of MedMen to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada. Furthermore, while there are no current intentions to declare or pay dividends on the Subordinate Voting Shares in the foreseeable future, in the event that a determination was made that MedMen’s proceeds from operations (or any future operations or investments in the United States) could reasonably be shown to constitute proceeds of crime, MedMen may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

There remains doubt and uncertainty that MedMen will be able to legally enforce contracts it enters into.

It is a fundamental principle of law that a contract will not be enforced if it involves a violation of law or public policy. Because cannabis remains illegal at a federal level, judges in multiple U.S. states have on a number of occasions refused to enforce contracts, including for the repayment of money when the loan was used in connection with activities that violate federal law, even if there is no violation of state law. There remains doubt and uncertainty that MedMen will be able to legally enforce contracts it enters into if necessary. MedMen cannot be assured that it will have a remedy for breach of contract, which could have a material adverse effect on MedMen’s business, revenues, operating results, financial condition and prospects.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder.

MedMen’s operations are subject to environmental regulation in the various jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Government approvals and permits are currently, and may in the future, be required in connection with our operations. To the extent such approvals are required and not obtained, we may be curtailed or prohibited from its current or proposed production, manufacturing or sale of marijuana or marijuana products or from proceeding with the development of its operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing the production, manufacturing or sale of marijuana or marijuana products, or more stringent implementation thereof, could have a material adverse impact on MedMen and cause increases in expenses, capital expenditures or production or manufacturing costs or reduction in levels of production, manufacturing or sale or require abandonment or delays in development.

Since Section 280E of the Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances, the Company will be precluded from claiming certain deductions otherwise available to non-marijuana businesses and, as a result, an otherwise profitable business may in fact operate at a loss after taking into account its income tax expenses.

Section 280E of the Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the CSA). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are licensed under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Overall, under Section 280E of the Code, normal business expenses incurred in the business of selling marijuana and its derivatives are not deductible in calculating income tax liability. Therefore, the Company will be precluded from claiming certain deductions otherwise available to non-marijuana businesses and, as a result, an otherwise profitable business may in fact operate at a loss after taking into account its income tax expenses. There is no certainty that the impact that Section 280E has on the Company’s margins will ever be reduced.

If MedMen were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to MedMen’s United States operations, which would materially adversely affect prospects of MedMen and on the rights of lenders to and securityholders of MedMen.

Because the use of cannabis is illegal under federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If MedMen were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to MedMen’s United States operations, which could have a material adverse effect on the business, capital, financial condition and prospects of MedMen and on the rights of lenders to and securityholders of MedMen.

The audited financial statements of MedMen have been prepared on a going concern basis.

The audited financial statements of MedMen for the fiscal year ended June 27, 2020 have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our primary sources of capital resources are anticipated to be comprised of cash and cash equivalents and the issuance of equity and debt securities. MedMen will continuously monitor its capital structure and, based on changes in operations and economic conditions, may adjust the structure by issuing new shares or new debt as necessary. Our ability to continue as a going concern in the near-term is expected to be dependent on obtaining additional financing to settle its liabilities. In the long-term, Our ability to continue as a going concern is expected to be dependent on achieving and maintaining profitable operations. While MedMen has been successful in securing both equity and debt financing from the public and private capital markets to date as applicable in Canada, the United States and internationally, there are no guarantees that MedMen will be able to secure any such public or private equity or debt financing in the future on terms acceptable to MedMen, if at all, or be able to achieve profitability. This could in turn have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects.

As a high growth enterprise, MedMen does not have a history of profitability. As such, MedMen has no immediate prospect of generating profit from its intended operations. MedMen is therefore subject to many of the risks common to high growth enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of earnings. In addition, the Company is currently incurring expenditures related to its operating activities that have generated negative operating cash flows. There is no assurance that the Company will generate sufficient revenues in the near future, and it may continue to incur negative operating cash flows for the foreseeable future. There is no assurance that MedMen will be successful in achieving a return on shareholders’ investment.

MedMen will require additional financing to achieve its business objectives.

The continued development of the Company will require additional financing. There is no guarantee that the Company will be able to achieve its business objectives. The Company intends to fund its business objectives by way of additional offerings of equity and/or debt financing. The failure to raise or procure such additional funds could result in the delay or indefinite postponement of current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities or convertible debt, existing shareholders could suffer significant dilution. Any debt financing secured in the future could involve the granting of security against assets of the Company and also contain restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities, including potential acquisitions. The Company has completed the sale and leaseback of certain properties and is contemplating completing the same in respect of additional properties. The reduction in the Company’s real estate assets could cause securing any additional debt financing to be more difficult or on less favorable terms to the Company, such as on higher interest rates, than as otherwise may have been expected. The Company will require additional financing to fund its operations until positive cash flow is achieved. Although the Company believes that it will be able to obtain the necessary funding as in the past, there can be no assurance of the success of these plans.

MedMen’s operations and financial condition could be adversely impacted by a material downturn in global financial conditions.

Following the onset of the credit crisis in 2008, global financial conditions were characterized by extreme volatility and several major financial institutions either went into bankruptcy or were rescued by governmental authorities. While global financial conditions subsequently stabilized, there remains considerable risk in the system given the extraordinary measures adopted by government authorities to achieve that stability. Global financial conditions could suddenly and rapidly destabilize in response to future economic shocks, as government authorities may have limited resources to respond to future crises.

Future economic shocks may be precipitated by a number of causes, including a rise in the price of oil, geopolitical instability and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact our ability to obtain equity or debt financing in the future on terms favorable to MedMen. Additionally, any such occurrence could cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. Further, in such an event, our operations and financial condition could be adversely impacted.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, structural changes in the cannabis industry, supply and demand for commodities, political developments, legislative or regulatory changes, social or labor unrest and stock market trends will affect our operating environment and its operating costs and profit margins and the price of its securities. Any negative events in the global economy could have a material adverse effect on our business, financial condition, results of operations or prospects.

The global COVID-19 pandemic has and will continue to have an adverse effect on our results of operations.

The novel strain of coronavirus, COVID-19, is believed to have been first identified in China in late 2019 and has spread globally. The rapid spread has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders and shutdowns. These measures may continue to impact all or portions of our workforce, operations, investors, suppliers and customers. We have taken steps to manage the effect of the pandemic on our corporate business and on the assets we manage, which has included: (i) suspending any unnecessary capital improvements; (ii) furloughing any non-essential employees; and (iii) having constant communications with lenders to receive additional facilities and suspend compliance with certain financial covenants.

Despite being deemed as an essential retailer in its core markets, the Company has experienced a negative impact on sales in certain markets as a result of shelter-at-home orders, social distancing efforts, restrictions on the maximum allowable number of people within a retail establishment and declining tourism. For the fiscal fourth quarter of 2020, system-wide retail revenue was $27.4 million across the Company’s operations in California, Nevada, New York, Illinois and Florida, representing a 40% decrease, or $18.0 million, over the fiscal third quarter of 2020 of $45.4 million. The decrease in system-wide revenue was driven primarily by decreased sales as a result of COVID-19. In particular, certain retail locations in California and Nevada experienced a slowdown in sales during the fiscal fourth quarter of 2020 due to shelter-at-home orders, reduced store hours and reduced tourism. During the three months ended June 27, 2020, the Company temporarily closed all three of its locations in Nevada for eight weeks due to a state-level mandate post-COVID-19. All three locations were open as of June 27, 2020. Furthermore, during the year ended June 27, 2020, the Company recognized impairments of long-lived assets and other assets totaling $239.5 million due to changes in anticipated revenue projections as a result of recent economic and market conditions related to the COVID-19 pandemic and current regulatory environment. On March 27, 2020, the CARES Act was signed into law. Other markets, such as Illinois, Florida and New York, have not been as significantly impacted by COVID-19 and in some cases, stores in those markets have generated increased sales. Due to its strong vendor partnerships in each market, the Company has not experienced a significant impact to its supply chain in each market.

The CARES Act provides a substantial stimulus and assistance package intended to address the impact of COVID-19, including tax relief and government loans, grants and investments. The Company did not utilize any relief provided by the CARES Act and, as a cannabis retailer, the Company is not eligible to obtain a loan under the Paycheck Protection Program under the CARES Act. The Paycheck Protection Program is governed by the rules of the Small Business Administration, which considers as ineligible for loans business concerns that are engaged in any illegal activity; the cultivation, distribution, sale and possession of cannabis violates federal law in the United States. Accordingly, the CARES Act did not have a material impact on the Company’s consolidated financial statements during the year ended June 27, 2020.

While the Company continues to execute on its efforts to improve store profitability, reduce selling, general and administrative expense and delay capital-intensive projects, the Company is reassessing the timing of these cash flow milestones due to the potential impact of COVID-19 on its turnaround plan. To date, the Company has implemented certain safety measures to ensure the safety of its customers and associates, which may have the effect of discouraging shopping or limiting the occupancy of our stores. Store operations in California and Nevada have been modified, with an increased focus on direct-to-consumer delivery and enabling a curbside pickup option for its customers. The Company leveraged its technology team to build the enhanced omni-channel functionality in, and expects to continue offering, a variety of purchasing options for its customers. These measures, and any additional measures that have been and may continue to be taken in response to the COVID-19 pandemic, have substantially decreased, and may continue to decrease, the number of customers that visit our stores which has had, and will likely continue to have, a material adverse effect on our business, financial condition and results of operations.

In recent weeks, the COVID-19 pandemic has also significantly increased economic uncertainty and has led to disruption and volatility in the global capital markets, which could increase the cost of and accessibility to capital. Given that the COVID-19 pandemic has caused a significant economic slowdown, it appears increasingly likely that it could cause a global recession, which could be of an unknown duration. A global recession would have a significant impact on our ongoing operations and cash flows. There has been a recent spike in the number of reported COVID-19 cases in many states where a substantial portion of the Company’s business and operations are located. The Company is unable to currently quantify the economic effect, if any, of this increase on the Company’s results of operations.

The ultimate magnitude of COVID-19, including the extent of its overall impact on our financial and operational results cannot be reasonably estimated at this time; however, the Company has experienced significant declines in sales. The overall impact will depend on the length of time that the pandemic continues, the extent to which it affects our ability to raise capital, and the effect of governmental regulations imposed in response to the pandemic, as well as uncertainty regarding all of the foregoing.

The Company’s existing credit facilities impose significant restrictive provisions on MedMen’s current and planned operations.

MedMen and MedMen Corp. have significant outstanding indebtedness further to which the assets of the Company and its subsidiaries as well as the ownership interests of certain subsidiaries of the Company, have been pledged as security for the obligations thereunder. In addition, the terms and conditions of the Company’s credit facilities contain restrictive covenants that limit the Company’s ability to engage in activities that may be in the Company’s long-term best interest. In addition, the terms and conditions thereof contain financial, operational and reporting covenants, and compliance with the covenants by the Company may increase the Company’s legal and financial costs, make certain activities, such as the payment of dividends or other distributions, more difficult or restricted, time-consuming or costly and increase demand on the Company’s systems and resources. The Company’s failure to comply with any such covenants, which may be affected by events beyond the Company’s control, could result in an event of default which, if not cured or waived, could result in the acceleration of repayment of the Company’s debt or realization on the security granted or trigger cross-default or cross-acceleration provisions in any other agreements, including as between agreements pertaining to the Company’s existing credit facilities, any of which would have a material adverse effect on the Company’s business, capital, financial condition, results of operations, cash flows and prospects.

The Company has substantial indebtedness and may not be able to refinance, extend or repay this indebtedness on a timely basis or at all.

The Company has a substantial amount of existing indebtedness. If the Company is unable to raise sufficient capital to repay these obligations at maturity and is otherwise unable to extend the maturity dates or refinance these obligations, the Company would be in default. The Company cannot provide any assurances that it will be able to raise the necessary amount of capital to repay these obligations, that any obligations that are convertible will be converted into equity or that it will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default, the lenders under such debt would have the right to exercise their rights and remedies to collect, which would include the ability to foreclose on the Company’s assets. Accordingly, a default by the Company would have a material adverse effect on the Company’s business, capital, financial condition and prospects, and the Company would likely be forced to seek bankruptcy protection.

MedMen is a holding company and essentially all of its assets are the capital stock of its material subsidiaries.

MedMen is a holding company and essentially all of its assets are the capital stock of its material subsidiaries. As a result, investors in MedMen are subject to the risks attributable to its subsidiaries. Consequently, MedMen’s cash flows and ability to complete current or desirable future opportunities are dependent on the earnings of its subsidiaries. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such entities and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of MedMen’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before MedMen.

Adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have such a material adverse effect on the Company’s results of operations.

MedMen believes the adult-use and medical marijuana industries are highly dependent upon consumer perception regarding the safety, efficacy and quality of the marijuana produced. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of marijuana products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory investigations, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or other publicity could have a material adverse effect on the demand for adult- use or medical marijuana and on the business, results of operations, financial condition, cash flows or prospects of MedMen. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have such a material adverse effect. There is no assurance that such adverse publicity reports, findings or other media attention will not arise.

MedMen may be subject to various product liability claims, including, among others, that the marijuana product caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

As a manufacturer and distributor of products designed to be ingested by humans, MedMen faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of marijuana involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of marijuana alone or in combination with other medications or substances could occur. As a manufacturer, distributor and retailer of adult-use and medical marijuana, or in its role as an investor in or service provider to an entity that is a manufacturer, distributor and/or retailer of adult-use or medical marijuana, MedMen may be subject to various product liability claims, including, among others, that the marijuana product caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against MedMen could result in increased costs, could adversely affect MedMen’s reputation with its clients and consumers generally, and could have a material adverse effect on the business, results of operations, financial condition or prospects of MedMen. There can be no assurances that MedMen will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of MedMen’s potential products or otherwise have a material adverse effect on the business, results of operations, financial condition or prospects of MedMen.

If one of MedMen’s brands were subject to product recalls, the image of that brand and MedMen could be harmed.

Cultivators, manufacturers, distributors and retailers of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Such recalls cause unexpected expenses of the recall and any legal proceedings that might arise in connection with the recall. This can cause loss of a significant amount of sales. In addition, a product recall may require significant management attention. There can be no assurance that any of the products that MedMen sells will not be the subject of a product recall, regulatory action or lawsuit. Although MedMen has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of MedMen’s brands were subject to recall, the image of that brand and MedMen could be harmed. Additionally, product recalls can lead to increased scrutiny of operations by applicable regulatory agencies, requiring further management attention and potential legal fees and other expenses.

MedMen is subject to those risks inherent in an agricultural business.

Adult-use and medical marijuana are agricultural products. There are risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the products are usually grown indoors under climate-controlled conditions, with conditions monitored, there can be no assurance that natural elements will not have a material adverse effect on the production of MedMen’s products.

Adult-use and medical marijuana growing operations consume considerable energy, making MedMen potentially vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business, results of operations, financial condition or prospects of MedMen.

Dependence on Suppliers and Skilled Labor.

The ability of MedMen to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that MedMen will be successful in maintaining its required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by MedMen’s capital expenditure plans may be significantly greater than anticipated by MedMen’s management, and may be greater than funds available to MedMen, in which circumstance MedMen may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on the business, financial condition, results of operations or prospects of MedMen.

The Company has been and may in the future be subject to investigations, civil claims, lawsuits and other proceedings.

The Company may be subject to investigations (regulatory or otherwise), civil claims, lawsuits and other proceedings in the ordinary course of its business, across the various aspects of the Company’s business, including securities, employment, regulatory, intellectual property, commercial, real estate and other matters. In this regard, in late January 2019, Mr. Parker, the Company’s former Chief Financial Officer, filed a complaint against the LLC in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. The Company is currently defending against this lawsuit, which seeks damages for wrongful termination, breach of contract, and breach of implied covenant of good faith and fair dealing. Mr. Parker’s employment agreement provided for the payment of severance in the event of termination without cause. The Company disputes the claims set forth in Mr. Parker’s lawsuit. See the Statement of Executive Compensation of the Company available under the Company’s profile on SEDAR at www.sedar.com for a summary of certain terms of Mr. Parker’s employment agreement. The results of any legal proceedings to the which the Company is or may become subject cannot be predicted with certainty due to the uncertainty inherent in regulatory actions and litigation, the difficulty of predicting decisions of regulators, judges and juries and the possibility that decisions may be reversed on appeal. Defense and settlement costs of legal disputes can be substantial, even with claims that have no merit. There can be no assurance that any pending or future litigation, regulatory, agency or civil proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources. The cannabis industry is a new industry and the Company is a fast growing and relatively new enterprise. It is therefore more difficult to predict the types of claims, proceedings and allegations and the quantum of costs related to such claims and proceedings and the direct and indirect effects of such allegations that the Company may face or experience. Management is committed to conducting business in an ethical and responsible manner, which it believes will reduce the risk of legal disputes and allegations. However, if the Company is subject to legal disputes or negative allegations, there can be no assurances that these matters will not have a material adverse effect on the Company’s business, financial condition, capital, results of operations, cash flows or prospects. Should any litigation, proceeding or audit in which the Company becomes involved be determined against the Company, such a decision could adversely affect the Company’s business, financial condition, capital, results of operations, cash flows or prospects and the market price for the Subordinate Voting Shares and other listed securities of the Company. Any such litigation, proceeding or audit may also create a negative perception of the Company’s brand.

MedMen faces intense competition from other companies.

MedMen faces intense competition from other companies, some of which have longer operating histories and more financial resources and experience than MedMen. MedMen also expects to face additional competition from new entrants. To become and remain competitive, MedMen will require research and development, marketing, sales and support. MedMen may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect the business, financial condition, results of operations or prospects of MedMen. Increased competition could materially and adversely affect the business, financial condition, results of operations or prospects of MedMen.

In addition, the pharmaceutical industry may attempt to dominate the marijuana industry through the development and distribution of synthetic products which emulate the effects and treatment of organic marijuana. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the marijuana industry. This could adversely affect the ability of MedMen to secure long-term profitability and success through the sustainable and profitable operation of its business. There may be unknown additional regulatory fees and taxes that may be assessed in the future.

Intellectual property risks.

MedMen has certain proprietary intellectual property, including but not limited to brands, trademarks, trade names, patents and proprietary processes. MedMen relies on this intellectual property, know-how and other proprietary information, and require employees, consultants and suppliers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and MedMen may not have adequate remedies for such breaches. Third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to MedMen’s proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on our business, results of operations or prospects.

As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the CSA, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to MedMen. As a result, MedMen’s intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, MedMen can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, provincial, state or local level. While many states do offer the ability to protect trademarks independent of the federal government, patent protection is wholly unavailable on a state level, and state-registered trademarks provide a lower degree of protection than would federally-registered marks.

MedMen is substantially reliant on the continued services of its management.

The success of MedMen is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements or management agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on MedMen’s business, operating results, financial condition or prospects.

MedMen is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity.

MedMen is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent unauthorized conduct that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; (iv) laws that require the true, complete and accurate reporting of financial information or data; or (v) contractual arrangements, including confidentiality requirements. It may not always be possible for MedMen to identify and deter misconduct by its employees and other third parties, and the precautions taken by MedMen to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting MedMen from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with applicable laws or regulations or contractual requirements. If any such actions are instituted against MedMen, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on MedMen’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of MedMen’s operations, any of which could have a material adverse effect on MedMen’s business, financial condition, results of operations or prospects.

The failure of MedMen’s information systems or the effect of any cyber-attacks may adversely impact MedMen’s reputation and results of operations.

MedMen’s operations depend, in part, on how well it and its suppliers protect networks, equipment, information technology (“IT”) systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. MedMen’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact MedMen’s reputation and results of operations.

MedMen has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that MedMen will not incur such losses in the future. MedMen’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, MedMen may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

In addition, MedMen collects and stores personal information about its customers and is responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly customer lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on MedMen’s business, financial condition, results of operations and prospects.

Risk associated with acquisitions.

As part of MedMen’s overall business strategy, MedMen has in the past and intends to continue to pursue select strategic acquisitions. The Company currently does not have any pending acquisitions. The success of any such acquisitions depends, in part, on the ability of MedMen to realize the anticipated benefits and synergies from integrating the applicable acquired entities or assets into the businesses of MedMen’s past and future acquisitions may expose it to potential risks, including risks associated with: (i) the integration of new operations, services and personnel; (ii) unknown or undisclosed liabilities; (iii) the diversion of resources from MedMen’s existing businesses; (iv) potential inability to generate sufficient revenue to offset new costs; (v) the expenses of acquisitions; and (vi) the potential loss of or harm to relationships with both employees and consultants and existing customers, vendors, suppliers, contractors and other applicable parties resulting from its integration of new businesses. In addition, any proposed acquisitions may be subject to regulatory approval.

While MedMen intends to conduct reasonable due diligence in connection with such strategic acquisitions, there are risks inherent in any acquisition. Specifically, there could be unknown or undisclosed risks or liabilities of such entities or assets for which MedMen is not sufficiently indemnified. Any such unknown or undisclosed risks or liabilities could materially and adversely affect MedMen’s financial performance and results of operations. MedMen could encounter additional transaction and integration related costs or other factors such as the failure to realize all of the benefits from the acquisition. All of these factors could cause dilution to MedMen’s revenue per share or decrease or delay the anticipated accretive effect of the acquisition and cause a decrease in the market price of the Subordinate Voting Shares and other listed securities of MedMen.

MedMen may not be able to successfully integrate and combine the operations, personnel and technology infrastructure of any such strategic acquisition with its existing operations. If integration is not managed successfully by MedMen’s management, MedMen may experience interruptions in its business activities, deterioration in its employee, customer or other relationships, increased costs of integration and harm to its reputation, all of which could have a material adverse effect on MedMen’s business, prospects, financial condition, results of operations and cash flows.

MedMen may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls.

The ability of MedMen to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of MedMen to deal with this growth may have a material adverse effect on MedMen’s business, financial condition, results of operations or prospects.

Effective internal controls, including financial reporting and disclosure controls and procedures, are necessary for MedMen to provide reliable financial reports, to effectively reduce the risk of fraud and to operate successfully as a public company. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm MedMen’s results of operations or cause it to fail to meet its reporting obligations. If MedMen or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in MedMen’s consolidated financial statements and materially adversely affect the trading price of the Subordinate Voting Shares and of other listed securities of MedMen.

Situations may arise in connection with potential acquisitions or opportunities where the other interests of interested directors and officers conflict with or diverge from the Company’s interests.

Certain of the Company’s directors and officers are, and may continue to be, or may become, involved in other business ventures through their direct and indirect participation in, among other things, corporations, partnerships and joint ventures, that are or may become competitors of the products and services the Company provides or intends to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers conflict with or diverge from the Company’s interests. In accordance with applicable corporate law, directors who have a material interest in a contract or transaction or a proposed contract or transaction with the Company that is material to the Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the transaction. In addition, the directors and officers are required to act honestly and in good faith with a view to the Company’s best interests. However, in conflict of interest situations, the Company’s directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the Company.

Certain remedies may be limited.

MedMen’s governing documents may provide that the liability of MedMen Board and its officers is eliminated to the fullest extent permitted under the laws of the Province of British Columbia. Thus, MedMen and the MedMen Shareholders may be prevented from recovering damages for alleged errors or omissions made by the members of MedMen Board and its officers. MedMen’s governing documents may also provide that MedMen will, to the fullest extent permitted by law, indemnify members of the MedMen Board and its officers for certain liabilities incurred by them by virtue of their acts on behalf of MedMen.

The directors and officers of MedMen reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for investors to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for investors to effect service of process within Canada upon such persons.

United States Tax Classification of the Company

The Company, which is and will continue to be a Canadian corporation as of the date of this prospectus, would be classified as a non-United States corporation under general rules of United States federal income taxation. Section 7874 of the Code, however, contains rules that can cause a non-United States corporation to be treated as a United States corporation for United States federal income tax purposes.

The Company intends to be treated as a United States corporation for United States federal income tax purposes under section 7874 of the Code and is expected to be subject to United States federal income tax on its worldwide income. However, for Canadian tax purposes, the Company will be treated as a Canadian corporation (as defined in the Tax Act) for Canadian income tax purposes regardless of any application of section 7874 of the Code. As a result, the Company can be subject to taxation both in Canada and the United States which could have a material adverse effect on its financial condition and results of operations.

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

During the year ended June 27, 2020, the Company’s independent auditors identified a material weakness in the Company’s internal control over financial reporting relating to its assessment of goodwill and long-lived asset for impairment. In connection with the SEC’s review of this Form 10, we determined that we had a material weakness in our internal control over financial reporting relating to the appropriate review of the presentation and disclosure of non-routine transactions, including impairments of goodwill and long-lived assets, changes in the fair value of contingent consideration and restructuring expenses. To address these material weaknesses, we have instituted a number of accounting processes and procedures, which includes i) formal, documented process to identify, assess and calculate impairment on goodwill and long-lived assets, and ii) the preparation of presentation and disclosure requirement checklists to be reviewed by management for all new transactions and accounting standards.

To remediate the material weakness related to the assessment of goodwill and long-lived asset for impairment, the Company has implemented the new control procedures for the fiscal year beginning June 28, 2020, however, this internal control weakness will not be considered fully remediated until the new control procedures operate for a sufficient period of time and management has concluded that these controls are operating effectively. To remediate the material weakness related to the financial statement presentation of non-routine transactions, the Company has implemented additional controls around the review of financial statement presentation and disclosure for such transactions, including the preparation and review of a quarterly disclosure checklist. The Company is actively engaged in the implementation of its remediation efforts to address this internal control weakness. Accordingly, the material weakness will not be considered fully remediated until the new control procedures are implemented for a sufficient period of time and management has concluded that these controls are operating effectively. The actions we have taken are subject to continued review, supported by confirmation and testing by management. While we have implemented a plan to remediate the material weaknesses, we cannot assure you that we will be able to remediate this weakness, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows.

Our failure to remediate the material weaknesses identified above or the identification of additional material weaknesses in the future, could adversely affect our ability to report financial information, including our filing of quarterly or annual reports with the SEC on a timely and accurate basis. Moreover, our failure to remediate the material weaknesses identified above or the identification of additional material weaknesses could prohibit us from producing timely and accurate financial statements, which may adversely affect the market price of our shares and we may be unable to maintain compliance with exchange listing requirements.

RISKS ASSOCIATED WITH THE SECURITIES OF THE COMPANY

Voting control by Gotham Green Partners, LLC and other shareholders may limit your ability to influence the outcome of director elections and other matters requiring shareholder approval.

As of December 31, 2020, Gotham Green Partners, LLC (“GGP”) beneficially owned approximately 21.1% of the Company’s Subordinate Voting Shares. Furthermore, pursuant to the GGP Facility, GGP has the right to approve the nomination of a majority of the Company’s Board of Directors, and, while the Notes are outstanding, the lenders will be entitled to the collective rights to appoint a representative to attend all meetings of the Board of Directors in a non-voting observer capacity. Plus, the Company may not hire or terminate any “C-level” employee without GGP’s prior written consent. This concentration of control may adversely affect the trading price for the Subordinate Voting Shares because investors often perceive disadvantages in owning stock in companies with controlling stockholders. Also, some or all of our significant stockholders, if they were to act together, would be able to control our management and affairs and matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. In addition, GGP’s interests may not align with our interests as a company or the interests of our other shareholders. Accordingly, GGP could cause us to enter into transactions or agreements of which our shareholders would not approve or make decisions with which our shareholders would disagree. This concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change of control would benefit our other shareholders and may prevent our shareholders from realizing a premium over the current market price for their shares. Furthermore, our significant shareholders may also have interests that differ from yours and may vote their Subordinate Voting Shares in a way with which you disagree and which may be adverse to your interests.

Unpredictability caused by MedMen’s capital structure.

Given the other unique features of the capital structure of MedMen, including the existence of a significant amount of redeemable equity securities that have been issued by, and are issuable pursuant to the exercise, conversion or exchange of the applicable convertible securities of, certain subsidiaries of MedMen, such subsidiaries being MedMen Corp. and the LLC, which equity securities are redeemable from time to time for Subordinate Voting Shares or cash, in accordance with their terms, MedMen is not able to predict whether this structure and control will result in a lower trading price for or greater fluctuations in the trading price of the Subordinate Voting Shares or will result in adverse publicity to MedMen or other adverse consequences.

Additional issuance of securities may result in dilution.

MedMen may issue additional securities in the future, which may dilute a MedMen shareholder’s holdings in MedMen. MedMen’s articles permit the issuance of an unlimited number of Subordinate Voting Shares, and MedMen shareholders will have no pre-emptive rights in connection with such further issuance. The MedMen Board has discretion to determine the price and the terms of further issuances. Moreover, additional Subordinate Voting Shares will be issued by MedMen on the exercise, conversion or redemption of certain outstanding securities of MedMen, MedMen Corp. and the LLC in accordance with their terms. While the Company currently does not have any pending acquisitions, it may also issue Subordinate Voting Shares to finance future acquisitions. MedMen cannot predict the size of future issuances of Subordinate Voting Shares or the effect that future issuances and sales of Subordinate Voting Shares will have on the market price of the Subordinate Voting Shares. Issuances of a substantial number of additional Subordinate Voting Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional issuance of Subordinate Voting Shares, investors will suffer dilution to their voting power and MedMen may experience dilution in its revenue per share.

Additionally, the subsidiaries of MedMen, such as MedMen Corp. and the LLC, may issue additional securities that may be redeemed into Subordinate Voting Shares of MedMen, including MedMen Corp Redeemable Shares, LLC Redeemable Units and LTIP Units to new or existing shareholders, members or securityholders, including in exchange for services performed or to be performed on behalf of such entities or to finance future acquisitions. Any such issuances could result in substantial dilution to the indirect equity interest of the holders of Subordinate Voting Shares in the Company.

The market price of the Company’s Subordinate Voting Shares is volatile and subject to wide fluctuations.

The market price of the Subordinate Voting Shares has been and may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond MedMen’s control. This volatility may affect the ability of holders of Subordinate Voting Shares or such other securities to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares or such other securities may be due to MedMen’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or competitive, regulatory or economic trends, adverse changes in the economic performance or market valuations of companies in the industry in which MedMen operates, acquisitions, dispositions, strategic partnerships, joint ventures, capital commitments or other material public announcements by MedMen or its competitors or government and regulatory authorities, operating and share price performance of the companies that investors deem comparable to MedMen, addition or departure of MedMen’s executive officers, directors and other key personnel, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares or such other securities.

Financial markets have at times historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity and convertible securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares and other listed securities of MedMen from time to time, including the September Warrants and the December Warrants, may decline even if MedMen’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue or arise, MedMen’s operations may be adversely impacted and the trading price of the Subordinate Voting Shares and such other securities may be materially adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the Subordinated Voting Shares offered by the selling shareholder. We will, however, receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for working capital and general corporate purposes.

DIVIDEND POLICY

The Company has not declared distributions on Subordinate Voting Shares in the past. The Company currently intends to reinvest all future earnings to finance the development and growth of its business. As a result, the Company does not intend to pay dividends on Subordinate Voting Shares in the foreseeable future. Any future determination to pay distributions will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of distributions and any other factors that the Board deems relevant. The Company is not bound or limited in any way to pay dividends in the event that the Board determines that a dividend is in the best interest of its shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with, and is qualified in its entirety by, the Consolidated Financial Statements and the accompanying note that are included elsewhere in this prospectus. Except for historical information, the discussion in this section contains forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed below for many reasons, including the risks described in “Disclosure Regarding Forward-Looking Statements,” Risk Factors” and elsewhere in this prospectus.

You should read this discussion in conjunction with the consolidated financial statements and the related notes contained in this prospectus.

Basis of Presentation

All references to “$” and “dollars” refer to U.S. dollars. References to C$ refer to Canadian dollars. Certain totals, subtotals and percentages throughout this MD&A may not reconcile due to rounding.

Fiscal Period

The Company’s fiscal year is a 52/53 week year ending on the last Saturday in June. In a 52-week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53-week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53-week fiscal year will occur in fiscal year 2024. The three months ended March 27, 2021 and March 28, 2020 refer to the 13 weeks ended therein, and the nine months ended March 27, 2021 and March 28, 2020 refer to the 39 weeks ended therein. The Company’s fiscal years ended June 27, 2020 and June 29, 2019 included 52 weeks.

Selected Financial Data

The following table sets forth the Company’s selected consolidated financial data for the periods, and as of the dates, indicated. The Condensed Consolidated Statements of Operations data for the three and nine months ended March 27, 2021 and March 28, 2020 have been derived from the unaudited interim Condensed Consolidated Financial Statements of the Company and its subsidiaries, which are included with this prospectus. The Consolidated Statements of Operations data for the fiscal years ended June 27, 2020 and June 29, 2019 have been derived from the audited Consolidated Financial Statements of the Company and its subsidiaries, which are also included with this prospectus.

The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and the unaudited interim Condensed Consolidated Financial Statements and the audited Consolidated Financial Statements and related notes included in this prospectus. The Company’s unaudited interim Condensed Consolidated Financial Statements and audited Consolidated Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and on a going concern basis that contemplates continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business.

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
($ in Millions)	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$32.0	$44.1	$96.4	$123.4
Gross Profit	$13.3	$13.7	$45.7	$44.8
Loss from Operations	$(26.9)	$(40.6)	$(47.2)	$(154.0)
Total Other Expense	$22.7	$20.0	$56.1	$42.9
Net Loss from Continuing Operations	$(17.4)	$(46.8)	$(105.4)	$(149.8)
Net Income (Loss) from Discontinued Operations	$7.6	$(5.8)	$(6.0)	$(58.8)
Net Loss	$(9.8)	$(52.6)	$(111.4)	$(208.6)
Net Income (Loss) Attributable to Non-Controlling Interest	$4.0	$(27.7)	$(26.1)	$(118.3)
Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(13.8)	$(24.9)	$(85.3)	$(90.3)

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(6.4)	$(27.5)	$(99.2)	$(85.0)
EBITDA from Continuing Operations (Non-GAAP)	$(23.3)	$(44.5)	$(37.4)	$(150.0)
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(12.3)	$(24.7)	$(33.8)	$(87.1)

	Three Months Ended		Year Ended
	June 27,	June 29,	June 27,	June 29,
($ in Millions)	2020	2019	2020	2019

Revenue	$27.4	$35.9	$157.1	$119.9
Gross Profit	$11.0	$16.1	$58.1	$55.5
Loss from Operations	$(284.8)	$(67.9)	$(447.4)	$(250.0)
Total Other Expense	$13.8	$5.7	$67.9	$13.0
Net Loss from Continuing Operations	$(231.2)	$(61.2)	$(475.7)	$(256.7)
Net Loss from Discontinued Operations	$(1.4)	$0.2	$(50.8)	$(1.3)
Net Loss	$(232.5)	$(60.9)	$(526.5)	$(257.9)
Net Loss Attributable to Non-Controlling Interest	$(135.3)	$(58.7)	$(279.3)	$(188.8)
Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(97.3)	$(2.2)	$(247.3)	$(69.1)

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(37.9)	$(48.7)	$(217.1)	$(208.3)
EBITDA from Continuing Operations (Non-GAAP)	$(267.6)	$(52.0)	$(423.2)	$(219.6)
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(23.3)	$(37.7)	$(115.9)	$(169.7)

Fiscal Year-End and Quarterly Highlights

Continued Strategic Partnership with Gotham Green Partners

On April 23, 2019, the Company secured a senior secured convertible credit facility (the “GGP Facility”) to provide up to $250.0 million in gross proceeds, arranged by Gotham Green Partners, LLC (“GGP”). The GGP Facility has been accessed through issuances to the lenders of convertible senior secured notes (“GGP Notes”) co-issued by the Company and MM Can USA, Inc. (“MM CAN” or “MedMen Corp.”). During the fiscal year ended June 27, 2020, the Company completed the First Amendment of the GGP Facility on August 12, 2019, the Second Amendment on October 29, 2019 and the Third Amendment on March 27, 2020. Refer to “Note 18 - Senior Secured Convertible Credit Facility” of the audited Consolidated Financial Statements for the years ended June 27, 2020 and June 29, 2019. During the three months ended September 26, 2020, the Company amended and restated the GGP Facility on July 2, 2020. Refer to “Note 13 - Senior Secured Convertible Credit Facility” of the unaudited interim condensed consolidated financial statements for the three months ended September 26, 2020 and September 28, 2019 originally filed with the SEC on December 7, 2020, and as subsequently amended. As of March 27, 2021, the Company has drawn down on a total of $165,000,000 on the GGP Facility. The principal amount of the GGP Facility has been and is anticipated to be used for ongoing operations, capital expenditures and other corporate purposes.

On July 12, 2019, the Company had drawn down $25,000,000 through Tranche 2 of the GGP Facility. In connection with the funding of Tranche 2, the Company issued 2,967,708 and 857,336 warrants to the lenders at an exercise price of $3.16 and $3.65 per share, respectively.

On November 27, 2019, the Company had drawn down $10,000,000 through Tranche 3 of the GGP Facility. In connection with the funding of Tranche 2, the Company issued 3,708,772 and 1,071,421 warrants to the lenders at an exercise price of $1.01 and $1.17 per share, respectively.

On March 27, 2020, the Company had drawn down $12,500,000 through Tranche 4 of the GGP Facility. In connection with the funding of Tranche 4, the Company issued 48,076,923 warrants to the lenders at an exercise price of $0.26 per share.

On April 24, 2020, the Company closed on an incremental advance in the amount of $2,500,000 under the GGP Facility at a conversion price of $0.26 per share. In connection with the incremental advance, the Company issued 9,615,385 warrants with an exercise price of $0.26 per share. In addition, 540,128 Existing Warrants were cancelled and replaced with 6,490,385 warrants with an exercise price of $0.26 per share.

On September 14, 2020, the Company had drawn down $5,000,000 through Tranche IA-2 of the GGP Facility. In connection with the funding of Tranche IA-2, the Company issued 25,000,000 warrants to the lenders at an exercise price of $0.20 per share. In addition, 1,080,255 existing warrants were cancelled and replaced with 16,875,001 warrants with an exercise price of $0.20 per share.

On September 16, 2020, the down round feature on the convertible notes and warrants issued in connection with Tranche 4, Incremental Advances and certain amendment fees was triggered wherein the exercise price was adjusted to $0.17 per share. The value of the effect of the down round feature on convertible notes and warrants was determined to be $21,672,272 and $4,883,467, respectively. The effect related to convertible notes was recognized as additional debt discount and an increase in additional paid-in-capital. The effect related to warrants was recognized as a deemed distribution and an increase in additional paid-in capital.

On September 28, 2020, the down round feature on the convertible notes and warrants in connection with Tranche 4, Incremental Advances, and certain amendment fees was triggered wherein the exercise price was adjusted to $0.15 per share. The value of the effect of the down round feature on convertible notes and warrants was determined to be $11,072,498 and $1,840,487, respectively. The effect related to convertible notes was recognized as additional debt discount and an increase in additional paid-in-capital. The effect related to warrants was recognized as a deemed distribution and an increase in additional paid-in capital.

On January 11, 2021, the Company entered into a Third Amended and Restated Securities Purchase Agreement (the “Third Restatement”) to the GGP Facility pursuant to which the Company received an additional advance of $10,000,000 evidenced by the issuance of senior secured convertible notes (the “Notes”) with a conversion price of $0.1608 per Class B Subordinate Voting Share (a “Share”). In connection with the Third Restatement, the Company paid a fee to the lenders of $937,127 evidenced by the issuance of senior secured convertible notes with a conversion price of $0.1608 per Share (the “Restatement Fee Notes”). The Company also issued to the lenders 62,174,567 share purchase warrants exercisable for five years at a purchase price of $0.1608 per Share (the “Warrants”). The Notes, Restatement Fee Notes and Warrants include down round adjustment provisions, with certain exceptions, if the Company issues securities at a lower price.

Pursuant to the terms of the Third Restatement, of the $168,100,000 senior secured convertible notes outstanding prior to Tranche 4 and the Incremental Advances thereunder (including paid-in-kind interest accrued on such notes), the conversion price of $47,100,000 of the notes was changed to $0.17 per Share, of which $16,800,000 of the notes will continue to be subject to down round adjustment provisions. In addition, the Company cancelled an aggregate of 2,160,507 warrants that were issued with such notes and, in exchange, issued 41,967,832 warrants with an exercise price of $0.1608 per Subordinate Voting Share.

The GGP Facility was also amended to, among other things, modify the minimum liquidity covenant, which extends the period during which it is waived from December 31, 2020 to June 30, 2021, reset the minimum liquidity threshold to $7,500,000 effective on July 1, 2021 through December 31, 2021, and $15,000,000 thereafter, and waiver of the minimum liquidity covenant if the Company is current on cash interest. Furthermore, covenants with regards to non-operating leases, capital expenditures and corporate SG&A will now be tied to a board of directors approved budget.

For information about further amendments to the GGP Facility, see “Business - Recent Developments” and Note 25. Subsequent Events in the Notes to the Interim Condensed Consolidated Financial Statement for the three and nine months ended March 27, 2021, and March 28, 2020.

2018 Secured Term Loan

In October 2018, MedMen Corp. completed a $77,675,000 senior secured term loan (the “2018 Term Loan”) with funds managed by Hankey Capital, LLC (“Hankey”) and with an affiliate of Stable Road Capital. On January 14, 2020, the 2018 Term Loan was amended wherein the maturity date was extended to January 31, 2022 and the interest rate was increased to a fixed rate of 15.5% per annum, of which 12.0% will be payable monthly in cash based on the outstanding principal and 3.5% will accrue monthly to the principal amount of the debt as a payment-in-kind. Certain ownership interests of the Company’s subsidiaries have been pledged as security for the obligations under the 2018 Term Loan. Additionally, the Company guaranteed the obligations of MedMen Corp. under the 2018 Term Loan. The principal amount of the 2018 Term Loan has been and is anticipated to be used for acquisitions, capital expenditures and other corporate purposes.

On January 14, 2020, the Company executed an amendment to the 2018 Term Loan wherein the maturity date was extended to January 31, 2022 and the interest rate was increased to a fixed rate of 15.5% per annum, of which 12.0% will be payable monthly in cash based on the outstanding principal and 3.5% will accrue monthly to the principal amount of the debt as a payment-in-kind. The Company may prepay without penalty, in whole or in part, at any time and from time to time, the amounts outstanding under the 2018 Term Loan (on a non-revolving basis) upon 15 days’ notice. MedMen Corp., a subsidiary of the Company, cancelled the existing warrants issued to the lenders, being 16,211,284 warrants exercisable at $4.97 per share and 1,023,256 warrants exercisable at $4.73 per share, and issued to the lenders a total of 40,455,729 warrants with an exercise price of $0.60 per share that are exercisable until December 31, 2022. The newly issued warrants may be exercised at the election of their holders on a cashless basis.

On July 2, 2020, the Company further amended the 2018 Term Loan wherein the interest rate of 15.5% per annum will accrue monthly to the principal amount of the debt as a payment-in-kind effective March 1, 2020 through July 2, 2021 and thereafter until maturity on January 31, 2022, 7.75% interest per annum will be payable monthly in cash and 7.75% interest per annum will be paid-in-kind. Certain reporting and financial covenants were added and amended, and the minimum liquidity covenant was waived until September 30, 2020. The Company was permitted request an increase to the 2018 Term Loan through December 31, 2020 to be funded through incremental term loans. As consideration for the amendment, the Company cancelled 20,227,863 existing warrants exercisable at $0.60 per share held by the lenders of the 2018 Term Loan, and MM CAN issued 20,227,863 warrants at $0.34 per share that are exercisable until July 2, 2025.

On September 16, 2020, the Company executed an amendment to the 2018 Term Loan in which the funds available under the facility was increased by $12,000,000 through incremental term loans (the “2020 Term Loan”),, of which $5,700,000 was fully committed by the lenders through October 31, 2020. The principal amount of the 2018 Term Loan, as amended, has been and is anticipated to be used for ongoing operations, capital expenditures and other corporate purposes. The additional funds accrue interest at 18.0% per annum wherein 12.0% will be paid in cash monthly in arrears and 6.0% per annum accrues monthly as payment-in-kind. The warrants issued in connection with the 2020 Term Loan are subject to a down round feature wherein the exercise price would be decreased in the event of the exercise of a down-round price reset of select warrants under the GGP Facility. As consideration for the amendment, the Company cancelled 20,227,863 existing warrants held by the lenders exercisable at $0.60 per share, and MM CAN issued 20,227,863 warrants exercisable at $0.34 per share until September 16, 2025.

On September 16, 2020, the Company closed on an incremental term loan of $3,000,000 under the 2020 Term Loan. In connection with the incremental term loan, MM CAN issued 30,000,000 warrants with an exercise price of $0.20 per share exercisable until December 31, 2025. The newly issued warrants may be exercised at the election of the holders on a cashless basis.

On September 16, 2020, the down round feature on the warrants issued in connection with the incremental term loan of $3,000,000 on September 16, 2020 was triggered wherein the exercise price was adjusted to $0.17 per share. The value of the effect of the down round feature was determined to be $259,736 and recognized as an increase in additional paid-in capital.

On September 28, 2020, the down round feature on the warrants issued in connection with the incremental term loan of $3,000,000 on September 16, 2020 was triggered wherein the exercise price was adjusted to $0.15 per share. The value of the effect of the down round feature was determined to be $145,744 and recognized as an increase in additional paid-in capital.

On October 30, 2020, the Company closed on an incremental term loan of $7,705,279 under the 2020 Term Loan. In connection with the incremental term loan, MM CAN issued 77,052,790 warrants with an exercise price of $0.20 per share until September 14, 2025. The newly issued warrants may be exercised at the election of their holders on a cashless basis. As of March 27, 2021, the Company has received total gross proceeds of $10,705,279 under the 2020 Term Loan.

For information about further amendments to the senior secured term loan facility, see “Business - Recent Developments” and Note 25. Subsequent Events in the Notes to the Interim Condensed Consolidated Financial Statement for the three and nine months ended March 27, 2021, and March 28, 2020.

Unsecured Convertible Facility

On September 16, 2020, the Company entered into an unsecured convertible debenture facility (the “Unsecured Convertible Facility”) for total available proceeds of $10,000,000 wherein the convertible debentures will have a conversion price equal to the closing price on the trading day immediately prior to the closing date, a maturity date of 24 months from the date of issuance and will bear interest at a rate of 7.5% per annum payable semi-annually in cash. The unsecured facility is callable in additional tranches in the amount of $1,000,000 each, up to a maximum of $10,000,000 under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The debentures provide for the automatic conversion into Subordinate Voting Shares in the event that the VWAP is 50% above the conversion price on the CSE for 45 consecutive trading days. The principal amounts funded under the Unsecured Convertible Facility has been and is anticipated to be used for ongoing operations, capital expenditures and other corporate purposes.

On September 16, 2020, the Company closed on an initial $1,000,000 under the facility with a conversion price of $0.17 per Subordinate Voting Share. In connection with the initial tranche, the Company issued 3,293,413 warrants with an exercise price of $0.21 per share. On September 28, 2020, the Company closed on a second tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the second tranche, the Company issued 3,777,475 warrants for an equal number of Shares with an exercise price of $0.17 per share. On November 20, 2020, the Company closed on a third tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the third tranche, the Company issued 3,592,425 warrants for an equal number of Shares with an exercise price of $0.17 per share. On December 17, 2020, the Company closed on a fourth tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the fourth tranche, the Company issued 3,597,100 warrants for an equal number of Shares with an exercise price of $0.18 per share.

On January 29, 2021, the Company closed on a fifth tranche of $1,000,000 under its existing unsecured convertible facility with a conversion price of $0.16 per Subordinate Voting Share. In connection with the fifth tranche, the Company issued 3,355,000 warrants with an exercise price of $0.19 per share. As of March 27, 2021, the Company has received total gross proceeds of $5,000,000 under the Unsecured Convertible Facility.

Equity Financing Transactions

On July 10, 2019, the Company announced an equity commitment from its existing creditor, Gotham Green Partners, with participation from Wicklow Capital, in the amount of $30,000,000. As a result, the Company issued 14,634,147 Subordinate Voting Shares to the investors at a price equal to $2.37 per share.

On December 10, 2019, the Company executed a term sheet for a non-brokered private placement wherein Wicklow Capital participated in the offering. On January 14, 2020, the Company announced the closing of its previously announced approximately $20,000,000 non-brokered offering of Class B Subordinate Voting Shares (the “Equity Placement”). The Equity Placement was funded and closed in tranches, with the final closing occurring on January 13, 2020. As a result, 46,962,645 Class B Subordinate Voting Shares were issued in the Equity Placement at a price of $0.43 per Class B Subordinate Voting Share for gross proceeds of approximately $20,200,000. Participants in the Equity Placement included existing investor, Wicklow Capital, and certain insiders of the Company, being Adam Bierman, the former Chief Executive Officer and director of the Company, Andrew Modlin, a former President and director of the Company, and Christopher Ganan, a former director of the Company. Such insiders of the Company subscribed for and purchased an aggregate of 4,651,161 of such Class B Subordinate Voting Shares, for aggregate proceeds of $2,000,000, comprising approximately 10% of the total amount raised. Proceeds raised from the Equity Placement were used to finance working capital requirements.

On February 16, 2021, the Company entered into subscription agreements with institutional investors for the sale of $2,866,000 in units at a purchase price of $0.3713 per unit. Each unit consists of one Class B subordinate voting share of the Company and one warrant. Each warrant is exercisable for a period of five years to purchase one share at an exercise price of $0.4642 per share, subject to the terms and conditions set forth in the warrant.

On March 18, 2021, the Company issued 50,000,000 units to an institutional investor at a purchase price of C$0.40 per unit for an aggregate of C$20,000,000. Each unit consisted of one Class B Subordinate Voting Share and one share purchase warrant. Each warrant permits the holder to purchase one share for a period of three years from the date of issuance at an exercise price of C$0.50 per share, subject to the terms and conditions set forth in the warrant. The proceeds will be used to: (i) support MedMen’s Florida strategic growth plan, and (ii) fund certain costs related to opening locations in Massachusetts, Illinois and California, and (iii) for general corporate purposes.

At-the-Market Equity Financing Program

On April 10, 2019, the Company established an At-the-Market equity financing program (the “ATM Program”) with Canaccord Genuity Corp. (“Canaccord”) pursuant to which the Company may, from time to time, sell Class B Subordinate Voting Shares at prevailing trading prices at the time of sale for aggregate gross proceeds of up to C$60,000,000. Since Class B Subordinate Voting Shares are distributed under the ATM Program at trading prices prevailing at the time of sale, prices may vary between purchasers and during the period of distribution. The Company has used and intends to use the net proceeds from the sale of Class B Subordinate Voting Shares under the ATM Program principally for general and administrative expenses, working capital needs and other general corporate purposes.

During the fiscal year ended June 27, 2020, the Company sold an aggregate of 9,789,300 Subordinate Voting Shares under the ATM Program for net proceeds of $12,400,000. During the nine months ended March 27, 2021, the Company did not sell any Subordinate Voting Shares under the ATM Program.

Real Estate Sale and Leaseback Transactions

During the year ended June 27, 2020, the Company sold and subsequently leased back two properties to the Treehouse Real Estate Investment Trust (the “REIT”), resulting in total gross proceeds of $20,400,000. The Company has used and intends to use such net proceeds from the sale of properties with Stable Road Capital and the REIT to assist in funding the build-out of its national footprint. The Company has leased such properties sold at market rates for cannabis businesses under long-term leases.

All current real estate assets of the Company have been offered for sale to the REIT. It is expected that additional sale and leaseback transactions will occur between the REIT and the Company over the next twelve months. These additional potential transactions include real estate related to retail stores and cultivation and production facilities. Any such sale of properties remains subject to ongoing due diligence by the REIT, successful negotiation and execution of definitive documentation, final approval of the Company and the REIT board and the satisfaction of customary closing conditions. The REIT has a three-year right of first offer on additional MedMen-owned facilities and development projects. The Company expects to lease all properties sold at market rates for cannabis businesses under long-term leases.

Overall, the purpose of the sale and leaseback transactions is to allow MedMen to raise cash equal to the excess of the sale price of the applicable property over any debt tied to the applicable property, repay any such debt and reduce interest expense related to any such debt. In the longer term, removing real property from MedMen’s Consolidated Balance Sheets is intended to free up capital for uses that MedMen believes will result in a greater return on capital for its investors. It will also transfer the risk and opportunity of fluctuating real estate prices from MedMen to the purchasers of the applicable properties.

Landlord Support for Company Turnaround

The Company currently has lease arrangements with affiliates of the REIT, which include 14 retail and cultivation properties across the U.S. On July 3, 2020, the Company announced modifications to its existing lease arrangements with the REIT, in which the REIT agreed to defer a portion of total current monthly base rent for the 36-month period between July 1, 2020 and July 1, 2023. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company issued 3,500,000 warrants to the REIT, each exercisable at $0.34 per share for a period of five years. As part of the agreement, the Company will pursue a partnership with a cannabis cultivation company for the Company’s Desert Hot Springs and Mustang facilities that are leased from the REIT in order to continue the Company’s focus on retail operations.

Sale of Investments

On October 17, 2019, the Company entered into a securities transfer agreement to sell a portion of its interest in Old Pal LLC. The interests sold consisted of 86.80 Class B Units, or 6.9% of the outstanding units, at a price per unit of $57,060, resulting in an aggregate sale price of approximately $5,000,000.

In November 2019, the Company completed the sale of all of its interests in LCR Manager, LLC, the manager of the general partner of the REIT resulting in net proceeds of $12,500,000.

Amended Business Acquisitions

On January 30, 2020, the Company amended the secured promissory note issued in connection with the acquisition of Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) wherein the principal amount was amended from $15,000,000 to $13,000,000 and the maturity date was extended to April 8, 2020. On April 8, 2020, the Company entered into an amendment of the Level Up secured promissory note wherein the maturity date was extended to the earlier of December 31, 2020 or in the event of default. No payments shall be due prior to the maturity date unless certain events occur. The balance of the secured promissory note will bear interest at a rate of 9.0% per annum until paid in full. The effectiveness of the amendment on April 8, 2020 is currently in dispute with the counterparty.

On November 12, 2019, the Company entered into an agreement to amend a potential $15,000,000 cash earn out due in December 2020 for a previously announced acquisition to $10.0 million in Class B Subordinate Voting Shares due in December 2019. In conjunction with the amendment to settle the contingent consideration, the Company issued 10,691,455 Subordinate Voting Shares in full settlement.

Termination of Merger Agreement with PharmaCann

On October 8, 2019, MedMen and PharmaCann, LLC announced the mutual agreement to terminate their business combination (“Termination of Merger”). As part of the agreement to terminate, the Company and PharmaCann agreed to accept a transfer of assets in exchange for repayment of the existing line of credit to PharmaCann (the “Line of Credit”), which totaled approximately $21,000,000, including accrued interest. The assets transferred were 100% of the membership interests (“Transfer of Interest”) in three entities holding the following assets:

●	MME Evanston Retail, LLC, which holds a retail location in Evanston, Illinois and related licenses, and a retail license for Greater Chicago, Illinois;

●	PharmaCann Virginia, LLC, which holds a license for a vertically-integrated facility in Staunton, Virginia; and

●	PC 16280 East Twombly LLC, which holds an operational cultivation and production facility in Hillcrest, Illinois and related licenses.

Each delivery of the Transfer of Interest, after successful regulatory approval, if any, will relieve one-third of the line of credit and any accrued interest due from PharmaCann. On December 2, 2019, the Company closed on its acquisition of PharmaCann’s Evanston, Illinois location and the associated additional retail license for Greater Chicago. The Company began operating the store in Evanston on December 3, 2019. During the year ended June 27, 2020, the Company also sold its rights to acquire the cultivation and manufacturing license in Hillcrest, Illinois and the related facility for a total gross proceeds of $17.0 million. Subsequent to the Termination of Merger, the Transfer of Interests related to the license in Staunton, Virginia was completed. In June 2020, the Virginia Board of Pharmacy rescinded the conditional license and the Company has filed a notice of appeal, subject to customary appellate court procedures.

Business Acquisitions

MattnJeremy, Inc., d/b/a One Love Beach Club

On September 3, 2019, the Company completed the acquisition of MattnJeremy, Inc., d/b/a One Love Beach Club (“One Love”), a licensed medical and recreational cannabis dispensary located in Long Beach, California. The assets consist primarily of the state of California issued dispensary license and customer relationships. The Company acquired all of the issued and outstanding shares of One Love for aggregate consideration of $12,708,000 which is comprised of $1,000,000 in cash at closing, $1,000,000 deferred payment to be paid six months after closing, $1,000,000 deferred payment to be paid one year after closing and the issuance of 5,112,263 Subordinate Voting Shares with an aggregate value of $9,833,000 at closing.

MME Evanston Retail, LLC

In connection with the Termination of Merger with PharmaCann, on December 2, 2019, the Company received 100% of the membership interests in MME Evanston Retail, LLC (“Evanston”), which includes a retail location in Evanston, Illinois and related licenses, and a retail license in Greater Chicago, Illinois. The Company acquired all of the issued and outstanding shares of Evanston for aggregate consideration of $6,930,557.

Assets Held for Sale

On July 1, 2020, the Company executed definitive agreements, which were amended and restated on October 30, 2020, to sell all outstanding membership interests in MME Evanston Retail, LLC (the “Evanston Sale Agreement”), which owns the retail store located in Evanston, Illinois, for total consideration of $20,000,000 of which $10,000,000 was received at closing. On November 17, 2020, the Company received $8,000,000 cash (“Closing Cash Payment”) of the total sales price. On October 1, 2020, three months following the Closing Date, $2,000,000 in the form of a secured promissory note was payable which, pursuant to the lender and landlord support agreements entered into during the first quarter of fiscal 2021, was used to paydown amounts outstanding under the GGP Facility. Transfer of the cannabis license is pending regulatory approval. On August 10, 2020, the Company transferred governance and control of MME Evanston Retail, LLC. All assets and liabilities related to Evanston as of March 27, 2021 are excluded from the Company’s Condensed Consolidated Balance Sheets and all profits or losses from the Evanston operations subsequent to August 10, 2020 are excluded from the Company’s Condensed Consolidated Statements of Operations.

During the nine months ended March 27, 2021, the Company received net proceeds of approximately $620,000 for the sale of a cannabis retail license located in Seaside, California for a total sales price of $1,500,000, of which the remaining cash consideration is to be received from escrow and $750,000 is to be paid in equal installments over twelve months through a promissory note. The Company transferred all outstanding membership interests in PHSL, LLC (“Seaside”) in October 2020. All assets and liabilities related to Seaside are excluded from the Company’s Condensed Consolidated Balance Sheets as of March 27, 2021 and all profits or losses from the Seaside location subsequent to October 9, 2020 are excluded from the Company’s Condensed Consolidated Statements of Operations.

In December 2020, the Company entered into a purchase agreement to sell a non-operational cannabis license in California for a total consideration of $3,750,000 of which $3,500,000 will be received in cash and $250,000 will be received in equity consideration. All assets and liabilities related to Grover Beach as of March 27, 2021 are excluded from the Company’s Condensed Consolidated Balance Sheets and all profits or losses from this subsidiary subsequent to March 5, 2021 are excluded from the Company’s Condensed Consolidated Statements of Operations.

Discontinued Operations

On November 15, 2019, the Company announced its plan to sell its operations in the state of Arizona. As a result, assets and liabilities allocable to the operations within the state of Arizona were classified as held for sale. In addition, revenue and expenses, gains or losses relating to the discontinuation of Arizona operations were classified as discontinued operations and were eliminated from profit or loss from the Company’s continuing operations for all periods presented. Discontinued operations are presented separately from continuing operations in the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows.

On November 5, 2020, the Company sold and transferred 100% of the outstanding membership interests in Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) for a total sales price of $25,150,000, of which the Company has not received any cash proceeds as of March 27, 2021. Refer to “Note 24 - Discontinued Operations” of the unaudited interim condensed consolidated financial statements for the three and nine months ended March 27, 2021 and March 28, 2020 for further information. All assets and liabilities related to Level Up as of March 27, 2021 are excluded from the Company’s Condensed Consolidated Balance Sheets and all profits or losses from Level Up have been excluded from net loss from discontinued operations.

On February 25, 2021, MedMen NY, Inc. (“MMNY”) and its parent, MM Enterprises USA, LLC (“MM Enterprises USA”), entered into an investment agreement (the “Investment Agreement”) with Ascend Wellness Holdings, LLC ( “AWH NY”), and Ascend Wellness Holdings, LLC (“AWH”) whereby, subject to approval from the New York State Department of Health and other applicable regulatory bodies, AWH agreed to purchase shares of common stock of MMNY for an aggregate purchase price of up to $73.0 million as follows: (a) $35.0 million in cash to be invested in MMNY (as may be adjusted in accordance with the Investment Agreement), (b) AWH NY will issue a senior secured promissory note with a principal amount of $28.0 million, guaranteed by AWH, (c) and within five business days after the first sale by MMNY of adult use cannabis products at one or more of its retail store locations, AWH will purchase additional shares of MMNY for $10.0 million in cash, which cash investments and note will be used to reduce the amounts owed to the Company’s senior secured lender. In conjunction with the Investment Agreement, MedMen NY, Inc. will engage the services of the purchaser pursuant to a management agreement until regulatory approval has been obtained.

As a result, assets and liabilities allocable to the operations within the state of New York were classified as held for sale in the Company’s Condensed Consolidated Balance Sheets. In addition, revenue and expenses, gains or losses relating to the discontinuation of New York operations were classified as discontinued operations and were eliminated from profit or loss from the Company’s continuing operations for all periods presented in the unaudited interim condensed consolidated financial statements for the three and nine months ended March 27, 2021 and March 28, 2020. Discontinued operations are presented separately from continuing operations in the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows.

Management Changes and Shareholder Meeting Results

On November 11, 2020, the Company held an annual general meeting of shareholders at which the number of Board of Directors (the “Board”) of the Company was set to seven, subject to permitted increases. Benjamin Rose, Niki Christoff, Mel Elias, Al Harrington, Tom Lynch, Errol Schweizer and Cameron Smith were elected as members of the Board of Directors of the Company until the next annual general meeting of shareholders.

On December 3, 2020, the Company named Tracy McCourt to the Company’s new role of Chief Revenue Officer who will lead the omni-channel marketing strategy as well as the Company’s buying, merchandising and business intelligence efforts.

On December 16, 2020, the Company announced that Benjamin Rose resigned as Chairman of the Board of Directors and as a Board member. Tom Lynch, the Company’s Chief Executive Officer, was elected as Chairman of the Board of Directors.

On December 18, 2020, the Company announced that Zeeshan Hyder resigned as Chief Financial Officer and Reece Fulgham, managing director at SierraConstellation Partners, was appointed to the role of Chief Financial Officer.

Cancellation of Super Voting Shares

On December 24, 2020, the Company announced the cancellation of 815,295 Class A Super Voting Shares which had been held by Andrew Modlin and granted via proxy to Benjamin Rose since December 2019. Effective as of December 10, 2020, the Company has only one class of outstanding shares, the Class B Subordinate Voting Shares as a result of the share cancellation.

Adoption of New Accounting Pronouncements Effective June 30, 2019

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASC 842”), which replaces ASC 840, “Leases” and related interpretations. The standard introduces a single lessee accounting model and requires lessees to recognize assets and liabilities for all leases with a term exceeding twelve months, unless the underlying asset is insignificant. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. The Company adopted the standard on June 30, 2019 using the modified retrospective method, which provides lessees a method for recording existing leases at adoption with no restatement of prior comparative periods.

The Company’s adoption of ASC 842 resulted in higher current and non-current assets and liabilities, the replacement of rent expense previously recorded in cost of goods sold and general and administrative expense with depreciation expense, and increased finance costs related to the accretion and interest expense of the lease liabilities. The new standard does not change the amount of cash transferred between the lessor and lessees but impacts the presentation of the Company’s operating and financing cash flows.

Factors Affecting Performance

Company management believes that the nascent cannabis industry represents an extraordinary opportunity in which the Company’s performance and success depend on a number of factors:

●	Market Expansion. The Company’s success in achieving a desirable retail footprint is attributable to its market expansion strategy, which was a key driver of revenue growth. The Company exercises discretion in focusing on investing in retail locations that can deliver near term increased earnings to the Company.

●	Retail Growth. MedMen stores are located in premium locations in markets such as New York, California, Nevada, Illinois and Florida. As it continues to increase sales, the Company expects to leverage its retail footprint to develop a robust distribution model.

●	Direct-to-Consumer Channel Rollout. MedMen Delivery is available in California. The Company benefited from increased traction with in-store pickup as well as delivery service, curbside pickup and loyalty rewards program.

●	COVID-19. On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. While the ultimate severity of the outbreak and its impact on the economic environment is uncertain, the Company is monitoring this closely. The Company’s business depends on the uninterrupted operation of its stores and facilities. In the event that the Company were to experience widespread transmission of the virus at one or more of the Company’s stores or other facilities, the Company could suffer reputational harm or other potential liability. To date, the Company has generally implemented certain safety measures to ensure the safety of its customers and associates, which may have the effect of discouraging shopping or limiting the occupancy of our stores. These measures, and any additional measures that have been and may continue to be taken in response to the COVID-19 pandemic, have substantially decreased and may continue to decrease, the number of customers that visit our stores which has had, and will likely continue to have a material adverse effect on our business, financial condition and results of operations. The ultimate magnitude of COVID-19, including the extent of its overall impact on our financial and operational results cannot be reasonably estimated at this time; however, the Company has experienced significant declines in sales. The overall impact will depend on the length of time that the pandemic continues, the extent to which it affects our ability to raise capital, and the effect of governmental regulations imposed in response to the pandemic as well as uncertainty regarding all of the foregoing. At this time, it is unclear how long these measures may remain in place, what additional measures maybe imposed, or when our operations will be restored to the levels that existed prior to the COVID-19 pandemic.

Trends

MedMen is subject to various trends that could have a material impact on the Company, its financial performance and condition, and its future outlook. A deviation from expectations for these trends could cause actual results to differ materially from those expressed or implied in forward-looking information included in this MD&A and the Company’s financial statements. These trends include, but are not limited to, the following:

●	Liberalization of Cannabis Laws. The Company is reliant on the existing legal and regulatory administration as to the sale and consumption of cannabis in the states in which the Company operates not being repealed or overturned and on the current approach to enforcement of federal laws by the federal government. The Company is also reliant on the continuation of the trend toward increased liberalization of cannabis laws throughout the United States, including the adoption of medical cannabis regulations in states without cannabis programs and the conversion of medical cannabis laws to recreational cannabis laws in states with medical cannabis programs. Although the Company is focused on California, Nevada, Illinois and Florida, this trend provides MedMen with new opportunities to deploy capital and expand geographically. The opportunity for geographic expansion is important because some jurisdictions with existing cannabis programs limit the number of retail locations that can be owned by a single entity.

●	Popular Support for Cannabis Legalization. The Company is reliant on the continuation of the trend toward increased popular support and acceptance of cannabis legalization. This trend could change if there is new research conducted that challenges the health benefits of cannabis or that calls into question its safety or efficacy or significant product recalls or broad-based deleterious health effects. This trend could also be influenced by a shift in the political climate, or by a decision of the United States government to enforce federal laws that make cannabis illegal. Such a change in popular support could undermine the trend toward cannabis legalization and possibly lead states with existing cannabis programs to roll them back, either of which would negatively impact the Company’s growth plans.

●	Balanced Supply and Demand in States. The Company is reliant on the maintenance of a balance between supply and demand in the various states in which it operates cannabis retail stores. Federal law provides that cannabis and cannabis products may not be transported across state lines in the United States. As a result, all cannabis consumed in a state must be grown and produced in that same state. This dynamic could make it more difficult, in the short term, to maintain a balance between supply and demand. If excess cultivation and production capacity is created in any given state and this is not matched by increased demand in that state, then this could exert downward pressure on the retail price for products. A substantial increase in retail licenses offered by state authorities in any given state could result in increased competition and exert downward pressure on the retail pricing. If cultivation and production in a state fails to match demand, there could be insufficient supply of product in a state to meet demand, causing retail revenue in that state to fall or stagnate, including due to retail locations closing while supply is increased.

Components of Results of Operations

Revenue

The Company derived the majority of its revenue from direct sales to customers in its retail stores. For the three and nine months ended March 27, 2021, approximately 65% of revenue was generated from operations in California, with the remaining 35% from operations in Nevada, Illinois and Florida. For the fiscal year ended June 27, 2020, approximately 70% of revenue was generated from operations in California, with the remaining 30% from operations in New York, Nevada, Illinois and Florida. Revenue through retail stores is recognized upon delivery of the goods to the customer and when collection is reasonably assured, net of an estimated allowance for sales returns.

Cost of Goods Sold and Gross Profit

Gross profit is revenue less cost of goods sold. Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, as well as packaging and other supplies, fees for services and processing, and also includes allocated overhead, which includes allocations of rent, administrative salaries, utilities and related costs. Cannabis costs are affected by various state regulations that limit the sourcing and procurement of cannabis product, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes. Gross margin measures gross profit as a percentage of revenue.

Expenses

General and administrative expenses represent costs incurred in MedMen’s corporate offices, primarily related to personnel costs, including salaries, incentive compensation, benefits, share-based compensation and other professional service costs, including legal and accounting. Sales and marketing expenses consist of third-party listing fees, billboards, marketing collateral and other similar selling related expenses. It also includes an investment in marketing and brand activities and the corporate infrastructure required to support the ongoing business.

Income Taxes

MedMen is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Company operates in the cannabis industry, the Company is subject to the limits of Internal Revenue Code (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E and a higher effective tax rate than most industries. However, the state of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

Results of Operations

Three Months Ended March 27, 2021 Compared to Three Months Ended March 28, 2020

	Three Months Ended
	March 27,	March 28,
($ in Millions)	2021	2020	$ Change	% Change
	(unaudited)	(unaudited)

Revenue	$32.0	$44.1	$(12.1)	(27)%
Cost of Goods Sold	18.7	30.4	(11.7)	(38)%

Gross Profit	13.3	13.7	(0.4)	(3)%

Expenses:
General and Administrative	28.9	43.0	(14.1)	(33)%
Sales and Marketing	0.1	1.0	(0.9)	(90)%
Depreciation and Amortization	8.0	7.5	0.5	7%
Realized and Unrealized Loss on Changes in Fair Value of Contingent Consideration	-	1.0	(1.0)	(100)%
Impairment Expense	1.6	-	1.6	100%
Other Operating Expense	1.6	1.8	(0.2)	(11)%

Total Expenses	40.2	54.3	(14.1)	(26)%

Loss from Operations	(26.9)	(40.6)	13.7	(34)%

Other Expense (Income):
Interest Expense	10.1	7.1	3.0	42%
Interest Income	-	(0.1)	0.1	100%
Amortization of Debt Discount and Loan Origination Fees	8.1	1.5	6.6	440%
Change in Fair Value of Derivatives	(1.9)	-	(1.9)	(100)%
Realized and Unrealized Loss (Gain) on Investments	-	(0.1)	0.1	(100)%
Loss on Extinguishment of Debt	6.4	11.6	(5.2)	(45)%

Total Other Expense	22.7	20.0	2.7	14%

Loss from Continuing Operations Before Provision for Income Taxes	(49.6)	(60.6)	11.0	(18)%
Provision for Income Tax Benefit	32.2	13.8	18.4	133%

Net Loss from Continuing Operations	(17.4)	(46.8)	29.4	(63)%
Net Income (Loss) from Discontinued Operations, Net of Taxes	7.6	(5.8)	13.4	(231)%

Net Loss	(9.8)	(52.6)	42.8	(81)%

Net Income (Loss) Attributable to Non-Controlling Interest	4.0	(27.7)	31.7	(114)%

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(13.8)	$(24.9)	$11.1	(45)%

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(6.4)	$(27.5)	$21.1	(77)%
EBITDA from Continuing Operations (Non-GAAP)	$(23.3)	$(44.5)	$21.2	(48)%
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(12.3)	$(24.7)	$12.4	(50)%

Revenue

Revenue for the three months ended March 27, 2021 was $32.0 million, a decrease of $12.1 million, or 27%, compared to revenue of $44.1 million for the three months ended March 28, 2020. The decrease in revenue was primarily due to the impact of COVID-19 in overall retail traffic and tourism as further discussed below. During the three months ended March 27, 2021, MedMen had 24 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which one retail location located within the state of Arizona and four retail locations located within the state of New York were classified as discontinued operations, compared to 32 active retail locations for the comparative prior period. During the fiscal third quarter of 2021, five retail locations in the state of Florida remained temporarily closed in order to redirect inventory from its Eustis cultivation facility to its highest performing stores and thus excluded from the number of active retail locations as of March 27, 2021. Also during the fiscal third quarter of 2021, the Company contemplated the sale of four retail stores in New York and entered into a definitive investment agreement to sell a controlling interest, subject to regulatory approval. As of March 27, 2021, the Company had 19 active retail locations related to continuing operations, a decrease of six active retail locations, compared to 25 active retail locations related to continuing operations for the comparative prior period.

The decrease in revenue was primarily related to the impact of the COVID-19 pandemic as well as the number of active retail locations related to continuing operations. The Company experienced decreased sales in certain locations within California, Illinois and Nevada due to reduced foot traffic as a result of shelter-at-home orders, declining tourism, and social distancing restrictions within a retail establishment. Retail revenue for the three months ended March 27, 2021 in California, Illinois and Nevada decreased $9.4 million, $2.0 million and $1.5 million, respectively, compared to the three months ended March 28, 2020. In Florida, revenues have not been significantly impacted by COVID-19 with retail locations in those markets having increased sales by $1.0 million during the three months ended March 27, 2021. During the three months ended March 27, 2021, the Company continues to enhance its retail experience through better product assortment, customer service and purchasing options with an emphasis on curbside pickup and delivery in response to the COVID-19 pandemic. During the fiscal third quarter of 2021, the Company has maintained modified store operations based on Centers for Disease Control and Prevention guidelines and local ordinances which limit in-store traffic for certain locations and consequently increased focus on direct-to-consumer delivery, including curbside pickup. MedMen expects to continue offering a variety of purchasing options for its customers to navigate through the COVID-19 pandemic, which is expected to increase revenues in the coming periods.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the three months ended March 27, 2021 was $18.7 million, a decrease of $11.7 million, or 38%, compared with $30.4 million of cost of goods sold for the three months ended March 28, 2020. Gross profit for the three months ended March 27, 2021 was $13.3 million, representing a gross margin of 42%, compared with gross profit of $13.7 million, representing a gross margin of 31%, for the three months ended March 28, 2020. The increase in gross margin is primarily due to the Company’s retail optimization efforts in which improvements in the Company’s product sourcing and favorable changes to pricing and payment terms in key vendor agreements resulted in improved margins for the fiscal third quarter of 2021. In addition, the Company’s shrink-to-grow plan in Florida continues to drive results in which improving plant yield and quality has resulted in an increase in average revenue per box.

For the three months ended March 27, 2021, the Company had 24 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which one located within the state of Arizona and four located within the state of New York were classified as discontinued operations, compared to 32 active retail locations for the comparative prior period. For the three months ended March 27, 2021, MedMen operated five cultivation and production facilities, of which one cultivation and production facility is located within the state of Arizona and one location within the state of New York were classified as discontinued operations compared to six cultivation facilities for the three months ended March 28, 2020. As of the fiscal third quarter of 2021, the Company continues to evaluate strategic partnerships for its cultivation and production facilities in California and Nevada. During the fiscal fourth quarter of 2020, five retail locations in Florida were temporarily closed in order to shift supply levels from its Eustis cultivation facility to the Company’s highest-performing stores in Florida which remain closed as of March 27, 2021. MedMen expects margins to improve in the coming periods as the Company restructures certain operations and divests licenses in non-core markets.

Total Expenses

Total expenses for the three months ended March 27, 2021 were $40.2 million, a decrease of $14.1 million, or 26%, compared to total expenses of $54.3 million for the three months ended March 28, 2020, which represents 126% of revenue for the three months ended March 27, 2021, compared to 123% of revenue for the three months ended March 28, 2020. The decrease in total expenses was attributable to the factors described below.

General and administrative expenses for the three months ended March 27, 2021 and March 28, 2020 were $28.9 million and $43.0 million, respectively, a decrease of $14.1 million, or 33%. General and administrative expenses have decreased primarily due to the Company’s efforts to reduce company-wide selling, general and administrative expenses (“SG&A”). Key drivers of the decrease in general and administrative expenses include overall corporate cost savings, strategic headcount reductions across various departments, and elimination of non-core functions and overhead in several departments, resulting in a decrease in payroll and payroll related expenses of $8.0 million, and a decrease in share-based compensation of $1.6 million. In addition, licenses, fees and taxes decreased $2.5 million from the comparative prior period due to the decrease in the number of active retail locations and facilities for the three months ended March 27, 2021.

Sales and marketing expenses for the three months ended March 27, 2021 and March 28, 2020 were $0.1 million and $1.0 million, respectively, a decrease of $0.9 million, or 90%. The decrease in sales and marketing expenses is primarily attributed to the reduction in marketing and sales related spending compared to the same period in the prior year as part of the Company’s corporate cost reduction initiatives.

Depreciation and amortization for the three months ended March 27, 2021 and March 28, 2020 was $8.0 million and $7.5 million, respectively, an increase of $0.5 million, or 7%, which is relatively consistent with the prior period.

Realized and unrealized changes in fair value of contingent consideration for the three months ended March 27, 2021 and March 28, 2020 was nil and $1.0 million, respectively, a decrease of $1.0 million, or 100%. The contingent consideration is related to an acquisition of a California dispensary license during the fiscal first quarter of 2020 wherein the liability is remeasured at each reporting period. The lock-up period expired during the fiscal second quarter of 2021 related to the contingent consideration of the acquired California dispensary.

Other operating expenses for the three months ended March 27, 2021 and March 28, 2020 were $1.6 million and $1.8 million, respectively. Other expenses include loss on disposal of assets, restructuring fees, loss on settlement of accounts payable, and gain on lease terminations.

Total Other Expense

Total other expense for the three months ended March 27, 2021 was $22.7 million, an increase of $2.7 million compared to total other expense of $20.0 million, or 14%, for the three months ended March 28, 2020. The increase in total other expense was primarily attributable to the Company's higher debt balance as of March 27, 2021 which increased $15.9 million compared to March 28, 2020 as a result of the 2020 Term Loan and the Unsecured Convertible Facility as well as issuances from the GGP Facility. Accordingly, amortization of debt discount and loan origination fees of $8.1 million for the three months ended March 27, 2021 increased by $6.6 million compared to $1.5 million for the three months ended March 28, 2020 and interest expense of $10.1 million for the three months ended March 27, 2021 increased by $3.0 million compared to $7.1 million for the three months ended March 28, 2020. The Company recorded a loss on extinguishment of debt of $11.6 million in the prior period versus a loss of $6.4 million in the current period. During the three months ended March 27, 2021, the Company recognized a loss of $4.0 million for the modification of the Unsecured Convertible Facility for additional issuances of warrants and a loss of $2.4 million for the amendment of a promissory note.

Provision for Income Taxes

The provision for income tax benefit for the three months ended March 27, 2021 was $32.2 million compared to the provision for income tax benefit of $13.8 million for the three months ended March 28, 2020, primarily attributable to an increase in expenses incurred during the three months ended March 27, 2021 that carry deferred tax impacts resulting in no effect on the annual estimate tax rate relative to pre-tax book income.

Net Loss

Net loss from continuing operations for the three months ended March 27, 2021 was $17.4 million, a decrease of $29.4 million, or 63%, compared to a net loss from continuing operations of $46.8 million for the three months ended March 28, 2020. The decrease in net loss from continuing operations was mainly attributable to the Company’s continued focus on cost efficiency within the corporate structure, which includes strategic headcount reductions, elimination of non-core functions and overhead in several departments, renegotiation of ancillary cost to the business Net loss from continuing operations for the fiscal third quarter of 2021 was also positively impacted by the increase of $18.4 million in provision for income tax benefit as described above. Net income attributable to non-controlling interest for the three months ended March 27, 2021 was $4.0 million, resulting in net loss of $13.8 million attributable to the shareholders of MedMen Enterprises Inc. compared to $24.9 million for the three months ended March 28, 2020.

Nine Months Ended March 27, 2021 Compared to Nine Months Ended March 28, 2020

	Nine Months Ended
	March 27,	March 28,
($ in Millions)	2021	2020	$ Change	% Change

Revenue	$96.4	$123.4	$(27.0)	(22)%
Cost of Goods Sold	50.7	78.6	(27.9)	(35)%

Gross Profit	45.7	44.8	0.9	2%

Expenses:
General and Administrative	89.7	150.8	(61.1)	(41)%
Sales and Marketing	0.5	10.4	(9.9)	(95)%
Depreciation and Amortization	24.8	22.4	2.4	11%
Realized and Unrealized Loss on Changes in Fair Value of Contingent Consideration	0.3	8.4	(8.1)	(96)%
Impairment Expense	2.4	-	2.4	100%
Other Operating (Income) Expense	(24.8)	6.8	(31.6)	(465)%

Total Expenses	92.9	198.8	(105.9)	(53)%

Loss from Operations	(47.2)	(154.0)	106.8	(69)%

Other Expense (Income):
Interest Expense	26.6	21.3	5.3	25%
Interest Income	(0.6)	(0.8)	0.2	(25)%
Amortization of Debt Discount and Loan Origination Fees	14.7	3.2	11.5	359%
Change in Fair Value of Derivatives	(2.1)	(8.0)	5.9	(74)%
Realized and Unrealized Gain on Investments	-	(16.6)	16.6	(100)%
Loss on Extinguishment of Debt	17.5	43.8	(26.3)	(60)%

Total Other Expense	56.1	42.9	13.2	31%

Loss from Continuing Operations Before Provision for Income Taxes	(103.3)	(196.9)	93.6	(48)%
Provision for Income Tax (Expense) Benefit	(2.1)	47.1	(49.2)	(104)%

Net Loss from Continuing Operations	(105.4)	(149.8)	44.4	(30)%
Net Loss from Discontinued Operations, Net of Taxes	(6.0)	(58.8)	52.8	(90)%

Net Loss	(111.4)	(208.6)	97.2	(47)%

Net Loss Attributable to Non-Controlling Interest	(26.1)	(118.3)	92.2	(78)%

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(85.3)	$(90.3)	$5.0	(6)%

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(99.2)	$(85.0)	$(14.2)	17%
EBITDA from Continuing Operations (Non-GAAP)	$(37.4)	$(150.0)	$112.6	(75)%
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(33.8)	$(87.1)	$53.3	(61)%

Revenue

Revenue for the nine months ended March 27, 2021 was $96.4 million, a decrease of $27.0 million, or 22%, compared to revenue of $123.4 million for the nine months ended March 28, 2020. The decrease in revenue was driven by the impact of COVID-19 during the nine months ended March 27, 2021. Retail revenue for the nine months ended March 27, 2021 in California and Nevada decreased $31.3 million and $6.2 million, respectively, compared to the nine months ended March 28, 2020 offset by increased retail sales in Illinois and Florida by $6.6 million and $3.9 million, respectively, during the nine months ended March 27, 2021. During the nine months ended March 27, 2021, the Company modified its retail operations in select markets to include curbside pickup and delivery in response to the COVID-19 pandemic. MedMen expects to continue offering a variety of purchasing options for its customers to navigate through the COVID-19 pandemic, which is expected to increase revenues in the coming periods. Further, overall decreased sales were also related to temporary closures and the divestiture of certain retail locations as part of the Company’s turnaround plan implemented in November 2019. For the nine months ended March 27, 2021, MedMen had 24 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which one retail location within the state of Arizona and four retail locations within the state of New York were classified as discontinued operations, compared to 32 active retail locations with three located within the state of Arizona and four located within the state of New York classified as discontinued operations for the comparative prior period. Since March 28, 2020, the Company opened their Coral Shores location and temporarily closed five retail locations in the state of Florida to redirect inventory from its Eustis facility to its highest performing stores. The Company also divested four retail locations in California, Illinois, and Arizona since March 28, 2020 to raise non-dilutive financing through the sale of non-core assets. As of March 27, 2021, the Company had 19 active retail locations related to continuing operations.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the nine months ended March 27, 2021 was $50.7 million, a decrease of $27.9 million, or 35%, compared with $78.6 million of cost of goods sold for the nine months ended March 28, 2020. The decrease in cost of goods sold is primarily driven by the decrease in active retail locations and cultivation and manufacturing facilities. For the nine months ended March 27, 2021, the Company had 24 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which one located within the state of Arizona and four located within New York were classified as discontinued operations, compared to 32 active retail locations for the comparative prior period. Gross profit for the nine months ended March 27, 2021 was $45.7 million, representing a gross margin of 47%, compared with gross profit of $44.8 million, representing a gross margin of 36%, for the nine months ended March 28, 2020. The increase in gross margin is primarily due to the Company’s focus on retail profitability and improvements in its supply chain and cultivation facilities. During the nine months ended March 27, 2021, the Company strategically closed five retail locations in Florida to provide better and consistent supply for its patients. While these dispensaries remain temporarily closed as of March 27, 2021, the Company saw improved plant yields and quality driving improved margins. For the nine months ended March 27, 2021, MedMen operated five cultivation and production facilities compared to six cultivation facilities in the comparative prior period. In November 2020, the Company completed the sale of one facility in Arizona (Tempe) as a result of the Company’s plan to divest non-core assets. During the nine months ended March 27, 2021, the Company also reduced the cash burn associated with cultivation and manufacturing operations in California and Nevada and continues to evaluate strategic partnerships for these facilities. MedMen expects margins to improve in the coming periods as the Company restructures certain operations and divests licenses in non-core markets.

Total Expenses

Total expenses for the nine months ended March 27, 2021 were $92.9 million, a decrease of $105.9 million, or 53%, compared to total expenses of $198.8 million for the nine months ended March 28, 2020, which represents 96% of revenue for the nine months ended March 27, 2021, compared to 161% of revenue for the nine months ended March 28, 2020. The decrease in total expenses was attributable to the factors described below.

General and administrative expenses for the nine months ended March 27, 2021 and March 28, 2020 were $89.7 million and $150.8 million, respectively, a decrease of $61.1 million, or 41%. General and administrative expenses have decreased primarily due to the Company’s focus on right-sizing its corporate infrastructure by reducing company-wide SG&A while improving efficiency. Key drivers of the decrease in general and administrative expenses include overall corporate cost savings, strategic headcount reductions across various departments, and elimination of non-core functions and overhead in several departments. The decrease of $61.1 million compared to the nine months ended March 28, 2020 was primarily related to a decrease in payroll and payroll related expenses of $32.0 million, a decrease of $5.6 million in licenses, fees and taxes, a decrease in stock compensation expense of $8.0 million, a decrease in insurance expense of $3.4 million and a decrease in professional fees of $2.2 million.

Sales and marketing expenses for the nine months ended March 27, 2021 and March 28, 2020 were $0.5 million and $10.4 million, respectively, a decrease of $9.9 million, or 95%. The decrease in sales and marketing expenses is primarily attributed to the reduction in marketing and sales related spending due to the implementation of the Company’s cost-cutting strategy. In the fiscal third quarter of 2021, the Company continues to be extremely disciplined on budget allocation to marketing and has redefined its marketing initiatives to target its changing customer base. The Company shifted its approach from third-party listing services to integration efforts with its point-of-sale systems to increase awareness in local customers and improve the customer experience while providing higher returns. Traditional and digital paid media marketing campaign of $7.1 million in the comparative prior period was reduced to nil during the nine months ended March 27, 2021.

Depreciation and amortization for the nine months ended March 27, 2021 and March 28, 2020 was $24.8 million and $22.4 million, respectively, an increase of $2.4 million, or 11%. The increase was primarily related to the increase in leasehold improvements from construction in progress as the Company executed its retail rollout in Florida. The increase was also attributable to the capitalization of deferred tax assets during the fiscal fourth quarter of 2020, resulting in depreciation on deferred tax asset during the nine months ended March 27, 2021 versus nil in the comparative prior period.

Realized and unrealized changes in fair value of contingent consideration for the nine months ended March 27, 2021 and March 28, 2020 was $0.3 million and $8.4 million, respectively, a decrease of $8.1 million, or 96%. The contingent consideration is related to an acquisition of a California dispensary license during the fiscal first quarter of 2020 wherein the expiration of the lock-up period occurred during the fiscal second quarter of 2021.

Impairment expense for the nine months ended March 27, 2021 and March 28, 2020 was $2.4 million and nil, respectively, an increase of $2.4 million, or 100%. The increase relates to the impairment of a California dispensary license transferred to assets held for sale during the fiscal first quarter of 2021 in which the asset was measured at the lower of its carrying amount or FVLCTS upon classification and an impairment of $1.6 million recorded on an intellectual property asset during the fiscal third quarter of 2021.

Other operating (income) expense for the nine months ended March 27, 2021 and March 28, 2020 was $(24.8) million and $6.8 million, respectively, a decrease of $31.6 million, or 465%. Other expenses include loss on disposal of assets, restructuring fees, loss on settlement of accounts payable, and gain on lease terminations. The change was primarily attributable to the $16.3 million gain related to the lease deferral with the REIT during the fiscal first quarter of 2021 as the decrease in present value of lease payments was greater than the remaining net asset balance of finance lease assets. The Company also recognized a $2.9 million gain on lease terminations in Florida and Illinois during the fiscal second quarter of 2021. In addition, during the fiscal third quarter of 2021, the Company recognized a gain on disposal of assets of $13.4 million for the derecognition of an acquisition promissory note and the related accrued interest.

Total Other Expense

Total other expense for the nine months ended March 27, 2021 was $56.1 million, an increase of $13.2 million compared to total other expense of $42.9 million, or 31%, for the nine months ended March 28, 2020. The increase in total other expense was primarily a result of the decrease of loss on extinguishment of debt which totaled $43.8 million related to the First Amendment of the GGP Facility recorded during the nine months ended March 28, 2020. This compared to a net loss on extinguishment of debt of $17.5 million during the current period, resulting in a $26.3 million decrease in loss on extinguishment of debt. This decrease was offset by an increase of interest expense of $5.3 million compared to the nine months ended March 28, 2020 as a result of the Company’s higher debt balance. Similarly, amortization of debt discount increased by $11.5 million compared to the comparative prior period. During the current period, proceeds from issuances of the GGP Facility were $14.6 million and proceeds from issuances of notes payable, including the 2020 Term Loan and the Unsecured Convertible Facility, totaled $15.8 million. Additionally, the Company saw a $16.6 million decrease in gains on investments and a $5.9 million decrease in the loss on changes in fair value of derivatives which are based on the closing price of the Company’s warrants related to bought deals traded on the Canadian Securities Exchange under the ticker symbol “MMEN.WT” which have stabilized during the nine months ended March 27, 2021, compared to the same period prior.

Provision for Income Taxes

The provision for income tax expense for the nine months ended March 27, 2021 was $2.1 million compared to the provision for income tax benefit of $47.1 million for the nine months ended March 28, 2020, primarily due to the Company reporting increased expenses subject to IRC Section 280E relative to pre-tax book loss. The Company incurred a large amount of expenses that were not deductible due to IRC Section 280E limitations which resulted in income tax expense being incurred while there were pre-tax losses for the nine months ended March 27, 2021.

Net Loss

Net loss from continuing operations for the nine months ended March 27, 2021 was $105.4 million, a decrease of $44.4 million, or 30%, compared to a net loss from continuing operations of $149.8 million for the nine months ended March 28, 2020. The decrease in net loss from continuing operations was mainly attributable to the decrease in general and administrative expenses and sales and marketing expenses as a direct result of the Company’s turnaround plan which includes efforts to optimize SG&A and right-size the Company’s corporate infrastructure. In addition to the decrease loss on extinguishment of debt, the Company recognized a $16.3 million gain related to the REIT lease deferral during the fiscal first quarter of 2021 and a $13.4 million gain related to the derecognition of an acquisition promissory note. This was offset by the increase in provision for income taxes as discussed above. Net loss attributable to non-controlling interest for the nine months ended March 27, 2021 was $26.1 million, resulting in net loss of $85.3 million attributable to the shareholders of MedMen Enterprises Inc. compared to $90.3 million for the nine months ended March 28, 2020.

Year Ended June 27, 2020 Compared to Year Ended June 29, 2019

	Year Ended
	June 27,	June 29,	$	%
($ in Millions)	2020	2019	Change	Change

Revenue	$157.1	$119.9	$37.2	31%
Cost of Goods Sold	99.0	64.5	34.5	53%

Gross Profit	58.1	55.4	2.7	5%

Expenses:
General and Administrative	200.3	239.3	(39.0)	(16)%
Sales and Marketing	10.6	27.5	(16.9)	(61)%
Depreciation and Amortization	40.0	22.1	17.9	81%
Realized and Unrealized Gain on Changes in Fair Value of Contingent Consideration	9.0	-	9.0	-%
Impairment Expense	239.5	-	239.5	-%
Loss on Disposals of Assets, Restructuring Fees and Other Expense	6.2	16.5	(10.3)	(62)%

Total Expenses	505.6	305.4	200.2	66%

Loss from Operations	(447.5)	(250.0)	(197.5)	79%

Other Expense (Income):
Interest Expense	40.4	12.4	28.0	226%
Interest Income	(0.8)	(0.7)	(0.1)	14%
Amortization of Debt Discount and Loan Origination Fees	9.1	8.3	0.8	10%
Change in Fair Value of Derivatives	(8.8)	(3.9)	(4.9)	126%
Realized and Unrealized Gain on Investments, Assets Held for Sale and Other Assets	(16.4)	(4.3)	(12.1)	281%
Loss on Extinguishment of Debt	44.4	1.2	43.2	3,600%
Total Other Expense	67.9	13.0	54.9	422%

Loss from Continuing Operations Before Provision for Income Taxes	(515.4)	(263.0)	(252.4)	96%
Provision for Income Tax (Expense) Benefit	39.6	6.4	33.2	(519)%

Net Loss from Continuing Operations	(475.8)	(256.6)	(219.2)	85%
Net Loss from Discontinued Operations, Net of Taxes	(50.8)	(1.3)	(49.5)	3,808%

Net Loss	(526.6)	(257.9)	(268.7)	104%

Net Loss Attributable to Non-Controlling Interest	(279.3)	(188.8)	(90.5)	48%

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(247.3)	$(69.1)	$(178.2)	258%

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(217.1)	$(208.3)	$(8.8)	4%
EBITDA from Continuing Operations (Non-GAAP)	$(423.2)	$(219.6)	$(203.6)	93%
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(115.9)	$(169.7)	$53.8	(32)%

Revenue

Revenue for the year ended June 27, 2020 was $157.1 million, an increase of $37.2 million, or 31%, compared to revenue of $119.9 million for the year ended June 29, 2019. The increase in revenue was driven by the acquisitions of dispensaries and the operationalization of related licenses in several states during 2018 through fiscal year ending June 27, 2020. More specifically, for the fiscal year ended June 27, 2020, MedMen had 26 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which three were located within the state of Arizona and were classified as discontinued operations, compared to 23 active retail locations for the same period in the prior year, of which three were located within the state of Arizona and were classified as discontinued operations. In total, during the year ended June 27, 2020, the Company opened seven new retail locations in Florida and acquired two additional retail locations, one in California and one in Illinois - at one point totaling 32 active retail locations which resulted in revenues of $16.5 million for the current fiscal year. In particular, revenue from the state of Florida was $7.0 million from eight operational dispensaries for the year ended June 27, 2020 compared to a trivial amount from one dispensary opened on June 14, 2019 during the year ended June 29, 2019. As of June 27, 2020, the Company had 23 active retail locations related to continuing operations as a result of store closures in the third and fourth quarter of 2020. During the fiscal third quarter of 2020, the Company permanently closed its Seaside, California store location, which is classified as an asset held for sale in the Consolidated Balance Sheet as of June 27, 2020. During the fiscal fourth quarter of 2020, the Company temporarily closed five retail locations in the state of Florida to redirect inventory from its Eustis facility to its highest performing stores.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the fiscal year ended June 27, 2020 was $99.0 million, an increase of $34.5 million, or 53%, compared with $64.5 million of cost of goods sold for fiscal year ended June 29, 2019. The increase in cost of goods sold is primarily driven by the acquisitions of dispensaries and cultivation and manufacturing facilities and the operationalization of related licenses in several states during 2018 through fiscal year 2020, resulting in increased revenues as well as product, labor and overhead costs associated with the Company’s retail, cultivation and manufacturing expansion. For the fiscal year ended June 27, 2020, the Company had 26 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which three were located within the state of Arizona and were classified as discontinued operations, compared to 23 active retail locations. At one point during the year ended June 27, 2020, the Company had 32 active retail locations as a result of new store openings in Florida and the acquisition of two operational dispensaries, resulting in cost of goods sold of $15.5 million for the current fiscal year. In particular, cost of goods sold from the state of Florida was $10.1 million for the year ended June 27, 2020 compared to $1.5 million for the year ended June 29, 2019 as a result of new store openings. Gross profit for the year ended June 27, 2020 was $58.1 million, representing a gross margin of 37%, compared with gross profit of $55.4 million, representing a gross margin of 46%, for the year ended June 29, 2019. The change in gross profit was attributable to cost of goods sold increasing at a higher rate than the increase in revenues, primarily due to ramping up the Company’s Florida operations during the year ended June 27, 2020. Gross profit in the state of Florida was $(3.1) million for the year ended June 27, 2020, representing a negative gross margin of 44%, was due to higher production costs as economies of scale were not yet realized in the Company’s first full year of operations in Florida, a vertically-integrated state. Despite continuous improvements in Florida, a vertically integrated state, the Eustis cultivation facility is in the process of increasing its production levels to service its existing retail locations in Florida, and thus allow the reopening of the five locations temporarily closed, and additional retail locations in the future, with a total of 13 stores to be expected in Florida upon stabilization.

For the fiscal years ended June 27, 2020 and June 29, 2019, MedMen operated six cultivation and production facilities in the states of Nevada, California, New York, Florida and Arizona, of which two were related to the operations within the state of Arizona that were classified as discontinued operations. Third-party wholesale revenue and cost of goods sold was not significant for the year ended June 27, 2020 and June 29, 2019 and is classified as discontinued operations as it relates to the Company’s operations in the state of Arizona. Intercompany wholesale revenue and cost of goods are eliminated upon consolidation. During the fiscal fourth quarter of 2020, the Company began evaluating strategic partnerships for its cultivation and production facilities in California and Nevada so it can focus on retail operations. MedMen expects costs of goods sold to increase at a slower rate than the increase in revenue in the coming periods as the Company restructures certain operations and divests licenses in non-core markets.

Total Expenses

Total expenses for the fiscal year ended June 27, 2020 were $505.6 million, an increase of $200.2 million, or 66%, compared to total expenses of $305.4 million for the fiscal year ended June 29, 2019, which represents 322% of revenue for the fiscal year ended June 27, 2020, compared to 255% of revenue for the fiscal year ended June 29, 2019. The increase in total expenses was attributable to the factors described below.

General and administrative expenses for the year ended June 27, 2020 and June 29, 2019 were $200.3 million and $239.3 million, respectively, a decrease of $39.0 million, or 16%. General and administrative expenses have decreased primarily due to the Company’s efforts to reduce company-wide selling, general and administrative expenses (“SG&A”). See “Recent Developments” for further information on the reduction in SG&A. Key drivers of the decrease in general and administrative expenses include overall corporate cost savings, strategic headcount reductions across various departments, and elimination of non-core functions and overhead in several departments, resulting in a decrease in payroll and payroll related expenses of $25.9 million and a decrease in share-based compensation expense of $21.5 million. Such decreases were offset by an increase in rent expense of $9.8 million due to new leases entered into as part of the Company’s expansion in Florida.

Sales and marketing expenses for the year ended June 27, 2020 and June 29, 2019 were $10.6 million and $27.5 million, respectively, a decrease of $16.9 million, or 61%. The decrease in sales and marketing expenses is primarily attributed to the reduction in marketing and sales related spending compared to the same period in the prior year as part of the Company’s corporate cost reduction initiatives. Specifically, marketing spending on paid media decreased by $9.2 million, public relations decreased by $1.4 million, and online and print advertising decreased by $0.8 million. During fiscal year 2019, the Company launched The New Normal, a campaign that focused on normalizing cannabis and reinforcing the leadership position of MedMen to drive customer visits in all of the Company’s markets, that totaled over $5.0 million, compared to no marketing campaign of the same scale during fiscal year 2020.

Depreciation and amortization for the year ended June 27, 2020 and June 29, 2019 was $40.0 million and $22.1 million, respectively, an increase of $17.9 million, or 81%. The increase is attributed to the growth of the Company’s operations through acquisitions, as well as significant property and equipment acquired in recent periods as compared to the same period in the prior year. During the year ended June 27, 2020, total cash and non-cash additions to property and equipment was $102.3 million, resulting in an increase in depreciation expense of $12.5 million compared to year ended June 29, 2019. In addition, the increase in depreciation and amortization was also related to depreciation expense of $2.8 million recorded during the year ended June 27, 2020 for finance leases as a result of the Company’s adoption of ASC 842 on June 30, 2019.

Unrealized changes fair value of contingent consideration of $9.0 million for the year ended June 27, 2020 was related to the acquisition on One Love Beach Club wherein additional shares are required to be paid upon the expiration of the lock-up which were initially measured at nil on the closing date. The liability is remeasured at each reporting period in which the Company recognized a loss on changes in fair value of contingent consideration of $9.0 million.

During the year ended June 27, 2020, the Company recognized impairments of long-lived assets and other assets totaling $239.5 million due to changes in anticipated revenue projections as a result of recent economic and market conditions related to the COVID-19 pandemic and current regulatory environment. At year-end, the Company recognized an impairment expense of $143.0 million on property and equipment, $39.0 million on intangible assets, $26.3 million on goodwill, $19.8 million on operating lease right-of-use assets, $5.9 million on other assets, and $5.6 million on assets held for sale. See “Critical Accounting Policies, Significant Judgments and Estimates and Recent Accounting Pronouncements” for further information on impairment expense. No impairment expense was recognized during the year ended June 29, 2019.

Loss on disposals, restructuring fees and other expenses decreased $10.3 million compared to the year ended June 29, 2019 primarily due to a decrease in loss from disposal of assets of $9.2 million as a result of a decrease in sales and leaseback transactions during the current year, and a decrease in restructuring fees of $1.1 million.

Total Other Expense

Total other expense for the fiscal year ended June 27, 2020 was $67.9 million, an increase of $54.9 million compared to total other expense of $13.0 million, or 422%, for the fiscal year ended June 29, 2019. The increase in total other expense was primarily attributable to a loss on extinguishment of debt of $42.5 million related to First and Third Amendment of the GGP Facility recognized during the current period. See “Note 18 - Senior Secured Convertible Credit Facility” in the audited Consolidated Financial Statements as of June 27, 2020 and June 29, 2019. Interest expense increased $28.0 million compared to the year ended June 29, 2019 as a result of the Company’s higher debt balance primarily due to the funding of additional tranches totaling $50.0 million under the GGP Facility and the related interest paid-in-kind. In addition, the increased interest expense was also related to the Company’s adoption of ASC 842 on June 30, 2019, resulting in interest expense related to capital leases of $6.3 million during the fiscal year ended June 27, 2020. Additionally, the increase in total other expense was also attributed to a write-off of assets of $9.0 million during the year ended June 27, 2020. This was offset by a $12.1 million increase in realized and unrealized gain on investments, assets held for sale and other assets which includes a gain of $16.4 million related to the assets acquired from the Termination of Merger with PharmaCann and sold during the fiscal year ended June 27, 2020.

Provision for Income Taxes

The provision for income tax benefit for the fiscal year ended June 27, 2020 was $39.6 million, an increase of $33.2 million, or 519% compared to the provision for income tax benefit of $6.4 million for the year ended June 29, 2019, primarily attributable to the reduction of the Company’s deferred tax liabilities through impairment of the underlying property, plant and equipment and intangible assets under U.S. GAAP. Deferred tax liabilities were $48.9 million and $84.6 million as of June 27, 2020 and June 29, 2019, respectively, representing a decrease of $35.6 million. During the year ended June 27, 2020, the Company recognized an impairment of $143.0 million on property and equipment and $39.0 million on intangible assets.

Net Loss

Net loss from continuing operations for the year ended June 27, 2020 was $475.8 million, an increase of $219.2 million, or 85%, compared to a net loss from continuing operations of $256.6 million for the year ended June 29, 2019. The increase in net loss from continuing operations was mainly attributable to the impairment expense recognized during the fiscal fourth quarter of 2020 as described above, an increase in provision for income taxes as a result of such impairments, and an increase in interest expense given the Company’s higher debt balance. The loss on the extinguishment of debt related to amendments to credit facilities during the year ended June 27, 2020 was partially offset by gains on investments, assets held for sale and other assets. The increase in overall expenses were offset by a decrease in general and administrative expenses compared to the same period in the prior year as part of the Company’s efforts to reduce SG&A. Net loss attributable to non-controlling interest for the year ended June 27, 2020 was $279.3 million, resulting in net loss of $247.3 million attributable to the shareholders of MedMen Enterprises Inc. compared to $69.1 million for the year ended June 29, 2019.

Non-GAAP Financial Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision-making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures (collectively, the “non-GAAP financial measures”) are:

Adjusted Net Loss from Continuing Operations	Net Loss from Continuing Operations adjusted for transaction costs, restructuring costs, share-based compensation, and other non-cash operating costs. This non-GAAP measure represents the profitability of the Company excluding unusual and infrequent expenditures and non-cash operating costs.

EBITDA from Continuing Operations	Net Loss from Continuing Operations adjusted for interest and financing costs, income taxes, depreciation, and amortization. This non-GAAP measure represents the Company’s current operating profitability and ability to generate cash flow.

Adjusted EBITDA from Continuing Operations	EBITDA from Continuing Operations (Non-GAAP) adjusted for transaction costs, restructuring costs, share-based compensation, and other non-cash operating costs, such as changes in fair value of derivative liabilities and unrealized changes in fair value of investments. This non-GAAP measure represents the Company’s current operating profitability and ability to generate cash flow excluding non-recurring, irregular or one-time expenditures in order improve comparability.

Working Capital	Current assets less current liabilities. This non-GAAP measure represents operating liquidity available to the Company.

Corporate SG&A	Selling, general and administrative expenses related to the Company’s corporate functions. This non-GAAP measure represents scalable expenditures that are not directly correlated with the Company’s retail operations.

Retail Revenue	Consolidated revenue less non-retail revenue, such as cultivation and manufacturing revenue. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Cost of Goods Sold	Consolidated cost of goods sold less non-retail cost of goods sold. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Gross Margin	Retail Revenue (Non-GAAP) less the related Retail Cost of Goods Sold (Non-GAAP). Retail Gross Margin (Non-GAAP) is reconciled to consolidated gross margin as follows: consolidated revenue less non-retail revenue reduced by consolidated cost of goods sold less non-retail cost of goods sold. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Gross Margin Rate	Retail Gross Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP). Retail Gross Margin Rate (Non-GAAP) is reconciled to consolidated gross margin rate as follows: consolidated revenue less non-retail revenue reduced by consolidated cost of goods sold less non-retail cost of goods sold, divided by consolidated revenue less non-retail revenue. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Adjusted EBITDA Margin	Retail Gross Margin (Non-GAAP) less direct store operating expenses, including rent, payroll, security, insurance, office supplies and payment processing fees, local cannabis and excise taxes, distribution expenses, and inventory adjustments. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Adjusted EBITDA Margin Rate	Retail Adjusted EBITDA Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), which is calculated as consolidated revenue less non-retail revenue. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Non-GAAP financial measures are financial measures that are not defined under GAAP. Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. The Company uses these non-GAAP financial measures and believes they enhance an investors’ understanding of the Company’s financial and operating performance from period to period. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management.

In particular, the Company continues to make investments in its cannabis properties and management resources to better position the organization to achieve its strategic growth objectives which have resulted in outflows of economic resources. Accordingly, the Company uses these metrics to measure its core financial and operating performance for business planning purposes. In addition, the Company believes investors use both GAAP and non-GAAP measures to assess management’s past and future decisions associated with its priorities and allocation of capital, as well as to analyze how the business operates in, or responds to, swings in economic cycles or to other events that impact the cannabis industry. However, these measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies in the Company’s industry. Accordingly, these non-GAAP financial measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. These financial measures are not intended to represent and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. These non-GAAP financial measures have important limitations as analytical tools and should not be considered in isolation or as a substitute for any standardized measure under GAAP. For example, certain of these non-GAAP financial measures:

●	exclude certain tax payments that may reduce cash available to the Company;

●	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

●	do not reflect changes in, or cash requirements for, working capital needs; and

●	do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on debt.

Other companies in the cannabis industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Retail Performance

Within the cannabis industry, MedMen is uniquely focused on the retail component of the value chain. For the fiscal quarters ended March 27, 2021 and June 27, 2020, the Company is providing detail with respect to earnings before interest, taxes, depreciation and amortization (“EBITDA”) attributable to the Company’s national retail operations to show how it is leveraging its retail footprint and strategically investing in the future. The table below highlights the Company’s national Retail Adjusted EBITDA Margin (Non-GAAP), which excludes corporate marketing expenses, distribution expenses, inventory adjustments, and local cannabis and excise taxes. Entity-wide Adjusted EBITDA (Non-GAAP) is presented in “Reconciliations of Non-GAAP Financial Measures”.

Fiscal Quarter Ended March 27, 2021

	Fiscal Quarter Ended
	March 27,	December 26,	$	%
	2021	2020	Change	Change
Gross Profit	$13.3	$16.3	$(3.0)	(18)%
Gross Margin Rate	42%	53%	-11%	(21)%

Cultivation & Wholesale Revenue	(0.3)	-	(0.3)	100%
Cultivation & Wholesale Cost of Goods Sold	(4.5)	(1.4)	(3.1)	221%
Non-Retail Gross Margin	(4.2)	(1.4)	(2.8)	200%

Retail Gross Margin (Non-GAAP)	$17.5	$17.7	$(0.2)	(1)%
Retail Gross Margin Rate (Non-GAAP)	55%	57%	-2%	(4)%

	Fiscal Quarter Ended
	March 27,	December 26,	$	%
	2021	2020	Change	Change

Net Loss	$(9.8)	$(68.9)	$59.1	(86)%
Net (Income) Loss from Discontinued Operations, Net of Taxes	(7.6)	4.9	(12.5)	(255)%
Provision for Income Tax (Benefit) Expense	(32.2)	24.0	(56.2)	(234)%
Other Expense	22.7	13.0	9.7	75%
Excluded Items (1)	3.2	2.8	0.4	14%
Loss from Operations Before Excluded Items	$(23.7)	$(24.2)	$0.5	(2)%

Non-Retail Gross Margin	(4.2)	(1.4)	(2.8)	200%
Non-Retail Operating Expenses (2)	(26.9)	(28.3)	1.4	(5)%
Non-Retail EBITDA Margin	(31.1)	(29.7)	(1.4)	5%

Retail Adjusted EBITDA Margin (Non-GAAP)	$7.4	$5.5	$1.9	35%
Retail Adjusted EBITDA Margin Rate (Non-GAAP)	23%	18%	6%	31%

(1)	Items adjusted from Net Loss for the fiscal quarters ended March 27, 2021 and December 26, 2020 include impairment expense of $1.6 million and nil, respectively, and loss on disposals of assets, restructuring fees and other expenses of $1.6 million and $2.7 million, respectively.

(2)	Non-retail operating expenses is comprised of the following items:

	Fiscal Quarter Ended
	March 27,	December 26,
	2021	2020	$ Change	% Change
Cultivation & Wholesale	$1.3	$1.1	$0.2	18%
Corporate SG&A	16.4	14.5	1.9	13%
Depreciation & Amortization	8.0	8.9	(0.9)	(10)%
Other (3)	1.2	3.6	(2.6)	(68)%
Non-Retail Operating Expenses	26.9	28.3	(1.4)	(5)%

Direct Store Operating Expenses (4)	10.1	12.1	(2.0)	(17)%
Excluded Items (1)	3.2	2.8	0.4	14%
Total Expenses	$40.2	$43.2	$(3.0)	(7)%

(3)	Other non-retail operating expenses excluded from Retail Adjusted EBITDA Margin (Non-GAAP) for the fiscal quarters ended March 27, 2021 and December 26, 2020 primarily consist of transaction costs and restructuring costs of $4.9 million and $2.7 million, respectively, and share-based compensation of $0.1 million and $1.6 million, respectively, as commonly excluded from Adjusted EBITDA from Continuing Operations (Non-GAAP). Refer to Item 2 “Reconciliations of Non-GAAP Financial Measures” below.

(4)	For the current period, direct store operating expenses now includes local taxes of $(0.7) million and nil for the fiscal quarters ended March 27, 2021 and December 26, 2020. Local taxes include cannabis sales and excise taxes imposed by municipalities in which the Company has active retail operations and vary by jurisdiction. Local taxes are not a cost required to directly operate the Company’s stores, but rather a byproduct of retail operations. In addition, distribution expenses of $0.7 million and $1.4 million are also included in direct store operating expenses for the current reporting period. Distribution expenses relate to additional porter fees. Such expenses were presented as additional adjustments to arrive at Retail Adjusted EBITDA Margin (Non-GAAP) in prior periods and are now presented within retail operating expenses for a condensed presentation of Retail Adjusted EBITDA Margin (Non-GAAP).

The non-GAAP retail performance measures demonstrate the Company’s four-wall margins which reflect the sales of the Company’s retail operations relative to the direct costs required to operate such dispensaries. Retail revenue is related to net sales from the Company’s stores, excluding non-retail revenue, such as cultivation and manufacturing revenue. Similarly, retail cost of goods sold and direct store operating expenses are directly related to the Company’s retail operations. Non-Retail Revenue includes revenue from third-party wholesale sales. Non-Retail Cost of Goods Sold includes costs directly related to third-party wholesale sales produced by the Company’s cultivation and production facilities, such as packaging, materials, payroll, rent, utilities, security, etc. While third-party sales were not significant for the fiscal quarter ended March 27, 2021, Non-Retail Cost of Goods Sold related to cultivation and wholesale operations was $4.5 million due to unallocated overages from increased production burn rate. Non-Retail Operating Expenses include ongoing costs related to the Company’s cultivation and wholesale operations, corporate spending, and depreciation and amortization. Non-Retail EBITDA Margin reflects the gross margins of the Company’s cultivation and wholesale operations excluding any related operating expenses. To determine the Company’s four-wall margins, certain costs that do not directly support the Company’s retail function are excluded from Retail Adjusted EBITDA Margin (Non-GAAP).

For the fiscal third quarter of 2021, retail revenue was $31.7 million across the Company’s continuing operations in California, Nevada, Illinois and Florida. This represents a 3% increase, or $0.8 million, over the fiscal second quarter of 2021 of $30.9 million. The increase in retail revenue from continuing operations was driven primarily by increased consumer spending during the fiscal third quarter of 2021 wherein the number of COVID-19 cases nationwide declined and vaccines became available, allowing certain states to reopen and slowly lift restrictions. In particular, retail revenue in California, which is the largest market in which the Company operates in, increased $0.5 million and in Florida increased $0.4 million compared to the fiscal second quarter of 2021.

Retail Gross Margin Rate (Non-GAAP), which is Retail Gross Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), for the fiscal third quarter of 2021 was 55%, compared to the fiscal second quarter of 2021 of 57% as a result of an inventory impairment of approximately $1.7 million during the three months ended March 27, 2021. The Company continues to focus on optimizing its retail model, including improvements in product sourcing and positive changes to key vendor arrangements. Retail Gross Margin (Non-GAAP) is Retail Revenue (Non-GAAP) less the related Retail Cost of Goods Sold (Non-GAAP). The Company had an aggregate Retail Adjusted EBITDA Margin Rate (Non-GAAP), which is Retail Adjusted EBITDA Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), of 23% for the fiscal third quarter of 2021 which represents an increase compared to the 18% realized in the fiscal second quarter of 2021 primarily due to direct store operating expenses which include, but are not limited to, rent, utilities, payroll and payroll related expenses, employee benefits, and security. Direct store operating expenses decreased $2.0 million, or 17%, compared to the fiscal second quarter of 2021, primarily driven by lower distribution expenses, lower general and administrative expenses and local tax adjustments.

Fiscal Quarter Ended June 27, 2020

	Fiscal Quarter Ended
	June 27,	March 28,	$	%
	2020	2020	Change	Change
Gross Profit	$11.0	$14.8	$(3.8)	(26)%
Gross Margin Rate	40%	32%	8%	25%

Cultivation & Wholesale Revenue	-	(0.5)	0.5	(100)%
Cultivation & Wholesale Cost of Goods Sold	(3.1)	(7.1)	4.0	(56)%

Non-Retail Gross Margin	(3.1)	(6.6)	3.5	(53)%

Retail Gross Margin (Non-GAAP)	$14.1	$21.4	$(7.3)	(34)%
Retail Gross Margin Rate (Non-GAAP)	51%	47%	4%	9%

	Fiscal Quarter Ended
	June 27,	March 28,	$	%
	2020	2020	Change	Change
Net Loss	$(232.5)	$(81.4)	$(151.1)	186%
Net Loss from Discontinued Operations, Net of Taxes	1.4	1.9	(0.5)	(26)%
Provision for Income Tax (Expense) Benefit	(67.4)	15.5	(82.9)	(535)%
Other Expense	13.7	21.1	(7.4)	(35)%
Excluded Items (1)	239.8	2.9	236.9	8,169%
Loss from Operations Before Excluded Items	(45.0)	(40.0)	(5.0)	13%

Non-Retail Gross Margin	(3.1)	(6.6)	3.5	(53)%
Non-Retail Operating Expenses (2)	(42.3)	(37.0)	(5.3)	14%
Non-Retail EBITDA Margin	(45.4)	(43.6)	(1.8)	4%

Retail Adjusted EBITDA Margin (Non-GAAP)	$0.4	$3.6	$(3.2)	(89)%
Retail Adjusted EBITDA Margin Rate (Non-GAAP)	1%	8%	-7%	(88)%

(1)	Items adjusted from Net Loss for the fiscal quarters ended June 27, 2020 and March 28, 2020 include realized and unrealized loss on changes in fair value of contingent consideration of $0.5 million and $1.0 million, respectively, impairment expense of $239.5 million and nil, respectively, and loss on disposals of assets, restructuring fees and other expenses of $(0.2) million and $1.9 million, respectively.

(2)	Non-retail operating expenses is comprised of the following items:

	Fiscal Quarter Ended
	June 27,	March 28,	$	%
	2020	2020	Change	Change
Cultivation & Wholesale	$1.6	$1.9	$(0.3)	(16)%
Corporate SG&A	19.9	22.1	(2.2)	(10)%
Depreciation & Amortization	15.9	8.0	7.9	99%
Other (3)	4.9	5.0	(0.1)	(2)%
Non-Retail Operating Expenses	42.3	37.0	5.3	14%

Direct Store Operating Expenses (4)	13.7	17.9	(4.2)	(23)%
Excluded Items (1)	239.8	2.9	236.9	8,169%
Total Expenses	$295.8	$57.8	$238.0	412%

(3)	Other non-retail operating expenses excluded from Retail Adjusted EBITDA from Continuing Operations (Non-GAAP) for the fiscal quarters ended June 27, 2020 and March 28, 2020 primarily consist of transaction costs and restructuring costs of $5.7 million and $3.7 million, respectively, and share-based compensation of $(0.4) million and $1.8 million, respectively, as commonly excluded from Adjusted EBITDA (Non-GAAP). Refer to “Reconciliations of Non-GAAP Financial Measures” below.

(4)	For the current period, direct store operating expenses now includes local taxes of $1.1 million and $1.9 million for the fiscal quarters ended June 27, 2020 and March 28, 2020. Local taxes include cannabis sales and excise taxes imposed by municipalities in which the Company has active retail operations and vary by jurisdiction. Local taxes are not a cost required to directly operate the Company’s stores, but rather a byproduct of retail operations. In addition, distribution expenses of $0.8 million and $0.9 million and inventory adjustments of $(0.6) million and $(1.9) million for the fiscal quarters ended June 27, 2020 and March 28, 2020, respectively, are also included in direct store operating expenses for the current reporting period. Distribution expenses relate to additional porter fees. Inventory adjustments consist of one-time write-offs related to unusual or infrequent events. Such expenses were presented as additional adjustments to arrive at Retail Adjusted EBITDA Margin (Non-GAAP) in prior periods and are now presented within retail operating expenses for a condensed presentation of Retail Adjusted EBITDA Margin (Non-GAAP).

The non-GAAP retail performance measures demonstrate the Company’s four-wall margins which reflect the sales of the Company’s retail operations relative to the direct costs required to operate such stores. Retail revenue is related to net sales from the Company’s stores. Similarly, retail cost of goods sold and direct store operating expenses are directly related to the Company’s retail operations. Non-retail revenue includes revenue from third-party wholesale sales. Non-retail cost of goods sold includes costs directly related to third-party wholesale sales produced by the Company’s cultivation and production facilities, such as packaging, materials, payroll, rent, utilities, security, etc. While third-party sales were not significant for the fiscal quarter ended June 27, 2020, non-retail cost of goods sold related to cultivation and wholesale operations was $3.1 million due to unallocated overages from increased production burn rate. Non-retail operating expenses include ongoing costs related to the Company’s cultivation and wholesale operations, corporate spending, and depreciation and amortization. Non-retail EBITDA margin reflects the gross margins of the Company’s cultivation and wholesale operations excluding any related operating expenses. To determine the Company’s four-wall margins, certain costs that do not directly support the Company’s retail function are excluded from retail EBITDA margin.

For the fiscal fourth quarter of 2020, system-wide retail revenue was $27.4 million across the Company’s operations in California, Nevada, New York, Illinois and Florida. This represents a 40% decrease, or $18.0 million, over the fiscal third quarter of 2020 of $45.4 million. The decrease in system-wide revenue was driven primarily by decreased sales as a result of COVID-19. In particular, certain retail locations in California and Nevada experienced a slowdown in sales during the fiscal fourth quarter of 2020 due to shelter-at-home orders and reduced tourism. The initiative of mobilizing curbside pickup and delivery during the fiscal quarter ended June 27, 2020 allowed more captured revenues and will continue to be a significant part of the Company’s future as consumer purchasing habits continue to evolve. During the fiscal fourth quarter of 2020, the Company temporarily closed five of its eight retail stores in Florida as a part of the Company’s efforts to optimize their current retail portfolio. The five locations were Sarasota, Orlando (International Drive), Tallahassee, Jacksonville and Key West. The Company will look to re-open the locations as additional supply is available through its Eustis cultivation and manufacturing facility as a result of upgrades and process improvements that are currently underway at the facility. Subsequent to June 27, 2020, the Company opened its Coral Shores location near Fort Lauderdale, Florida.

Retail Gross Margin Rate (Non-GAAP) for the fiscal fourth quarter of 2020 was 51%, compared to the fiscal third quarter of 2020 of 47% as a result of the factors described above. The Company had an aggregate Retail Adjusted EBITDA Margin Rate (Non-GAAP) of 1% for the fiscal fourth quarter of 2020 which represents a decrease compared to the 8% realized in the fiscal third quarter of 2020 primarily due to direct store operating expenses and other adjustments. Direct store operating expenses include, but are not limited to, rent, utilities, payroll and payroll related expenses, employee benefits, and security, which decreased $4.2 million, or 23%, compared to the fiscal third quarter of 2020. The change was primarily driven by a decrease in payroll expense and security fees as a result of the Company’s cost-rationalization plan to reduce retail-level operating expenses in addition to modifications to the Company’s retail operations during the COVID-19 pandemic. The decrease in direct store operating expenses of 23% was not commensurate with the decrease in revenues of 40% during the fiscal fourth quarter of 2020, resulting in an overall decrease in Retail Adjusted EBITDA Margin Rate (Non-GAAP) compared to the fiscal third quarter of 2020.

Corporate SG&A

Corporate-level general and administrative expenses across various functions including Marketing, Legal, Retail Corporate, Technology, Accounting and Finance, Human Resources and Security (collectively referred to as “Corporate SG&A”) are combined to account for a significant proportion of the Company’s total general and administrative expenses. Corporate SG&A now includes pre-opening expenses of $5.4 million and $5.3 million for the fiscal quarter ended March 27, 2021 and December 26, 2020, respectively, and $5.3 million and $4.7 million for the fiscal quarter ended June 27, 2020 and March 28, 2020, respectively, which were presented as non-Corporate SG&A in prior periods. Pre-opening expenses is excluded from Retail Adjusted EBITDA Margin (Non-GAAP) and thus more appropriately classified as Corporate SG&A.

Fiscal Quarter Ended March 27, 2021

	Fiscal Quarter Ended
	March 27,	December 26,	$	%
($ in Millions)	2021	2020	Change	Change
General and Administrative	$28.9	$31.3	$(2.4)	(8)%
Sales and Marketing	0.1	0.2	(0.1)	(50)%

Consolidated SG&A	29.0	31.5	(2.5)	(8)%

Direct Store Operating Expenses (1)	10.1	12.1	(2.0)	(17)%
Cultivation & Wholesale	1.3	1.1	0.2	18%
Other (2)	1.2	3.8	(2.6)	(68)%
Less: Non-Corporate SG&A	12.6	17.0	(4.4)	(26)%

Corporate SG&A as a Component of Adjusted EBITDA from Continuing Operations (Non-GAAP)	$16.4	$14.5	$1.9	13%

(1)	For the periods presented, direct store operating expenses now include local taxes of $(0.7) and nil million and distribution expenses of $0.7 million and $1.4 million for the fiscal quarters ended March 27, 2021 and December 26, 2020, respectively. Refer to Item 2 “Retail Performance” and notes therein for further information.

(2)	Other non-Corporate SG&A for the fiscal quarters ended March 27, 2021 and December 26, 2020 primarily consist of transaction costs and restructuring costs of $4.9 million and $2.7 million, respectively, and share-based compensation of $0.1 million and $1.6 million, respectively, as commonly excluded from Adjusted EBITDA (Non-GAAP). Refer to Item 2 “Retail Performance” and notes therein for further information.

For the fiscal third quarter of 2021, Adjusted EBITDA from Continuing Operations (Non-GAAP) includes Corporate SG&A (Non-GAAP) contributed $16.4 million, representing an increase of $1.9 million, or 13%, from the $14.5 million that Corporate SG&A (Non-GAAP) contributed to Adjusted EBITDA Loss from Continuing Operations (Non-GAAP) in the fiscal second quarter of 2021. The largest driver of the increase was related to legal expenses associated with disputes against former executives of the Company.

Fiscal Quarter Ended June 27, 2020

	Fiscal Quarter Ended
	June 27,	March 28,	$	%
($ in Millions)	2020	2020	Change	Change

General and Administrative	$39.9	$45.9	$(6.0)	(13)%
Sales and Marketing	0.2	1.0	(0.8)	(80)%

Consolidated SG&A	40.1	46.9	(6.8)	(14)%

Direct Store Operating Expenses (1)	13.7	17.9	(4.2)	(23)%
Cultivation & Wholesale	1.6	1.9	(0.3)	(16)%
Other (2)	4.9	5.0	(0.1)	(2)%
Less: Non-Corporate SG&A	20.2	24.8	(4.6)	(19)%

Corporate SG&A as a Component of Adjusted EBITDA from Continuing Operations (Non-GAAP)	$19.9	$22.1	$(2.2)	(10)%

(1)	For the periods presented, direct store operating expenses now include local taxes of $1.1 million and $1.9 million distribution expenses of $0.8 million and $0.9 million and inventory adjustments of $(0.6) million and $(1.9) million for the fiscal quarters ended June 27, 2020 and March 28, 2020, respectively. See “Retail Performance” and notes therein for further information.

(2)	Other non-Corporate SG&A for the fiscal quarters ended June 27, 2020 and March 28, 2020 primarily consist of transaction costs and restructuring costs of $5.7 million and $3.7 million, respectively, and share-based compensation of $(0.4) million and $1.8 million, respectively, as commonly excluded from Adjusted EBITDA (Non-GAAP). See “Retail Performance” and notes therein for further information.

For the fiscal fourth quarter of 2020, Corporate SG&A (Non-GAAP) contributed $19.9 million to Adjusted EBITDA from Continuing Operations (Non-GAAP), representing a decrease of $2.2 million, or 10%, from the $22.1 million that Corporate SG&A (Non-GAAP) contributed to Adjusted EBITDA Loss from Continuing Operations (Non-GAAP) in the fiscal third quarter of 2020. The largest driver of the improvement was a reduction in headcount and marketing and technology related expenses as a result of the successful implementation of the Company’s cost-cutting plans announced on November 15, 2019. See below “Recent Developments”. As part of its efforts to optimize Corporate SG&A (Non-GAAP), marketing spend is now focused on consumer engagement through digital content, retail programming and retail partnerships that have an identifiable impact on store visits. Technology spend is now focused on driving revenue-generating activities, such as scaling MedMen’s curbside pickup and delivery platform. The Company expects additional improvements in reduction of Corporate SG&A (Non-GAAP) in the upcoming quarters.

Reconciliations of Non-GAAP Financial Measures

Three and Nine Months Ended March 27, 2021 and March 28, 2020

The table below reconciles Net Loss to Adjusted Net Loss from Continuing Operations (Non-GAAP) for the periods indicated.

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
($ in Millions)	2021	2020	2021	2020

Net Loss	$(9.8)	$(52.6)	$(111.4)	$(208.6)

Less: Net (Income) Loss from Discontinued Operations, Net of Taxes	(7.6)	5.8	6.0	58.8
Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	4.9	4.0	10.2	22.9
Share-Based Compensation	0.1	1.8	2.8	10.7
Other Non-Cash Operating Costs (1)	6.0	14.0	(9.4)	29.3
Income Tax Effects (2)	-	(0.5)	2.6	2.1

Total Adjustments	11.0	19.3	6.2	65.0

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(6.4)	$(27.5)	$(99.2)	$(85.0)

The table below reconciles Adjusted Net Loss to EBITDA from Continuing Operations (Non-GAAP) and Adjusted EBITDA from Continuing Operations (Non-GAAP) for the periods indicated.

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
($ in Millions)	2021	2020	2021	2020

Net Loss	$(9.8)	$(52.6)	$(111.4)	$(208.6)

Less: Net (Income) Loss from Discontinued Operations, Net of Taxes	(7.6)	5.8	6.0	58.8
Add (Deduct) Impact of:
Net Interest and Other Financing Costs	10.1	7.1	26.0	21.3
Provision for Income Taxes	(32.2)	(13.8)	2.1	(47.1)
Amortization and Depreciation	16.2	9.0	39.9	25.6

Total Adjustments	(5.9)	2.3	68.0	(0.2)

EBITDA from Continuing Operations (Non-GAAP)	$(23.3)	$(44.5)	$(37.4)	$(150.0)

Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	4.9	4.0	10.2	22.9
Share-Based Compensation	0.1	1.8	2.8	10.7
Other Non-Cash Operating Costs (1)	6.0	14.0	(9.4)	29.3

Total Adjustments	11.0	19.8	3.6	62.9

Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(12.3)	$(24.7)	$(33.8)	$(87.1)

(1)	Other non-cash operating costs for the periods presented were as follows:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Change in Fair Value of Derivative Liabilities	$(1.9)	$-	$(2.1)	$(8.0)
Change in Fair Value of Investments, Assets Held for Sale and Other Assets	(0.3)	(0.1)	(10.7)	(16.6)
Change in Fair Value of Contingent Consideration	-	1.0	0.4	8.5
Gain/Loss on Lease Modifications	0.2	-	(17.7)	(0.2)
Gain/Loss on Extinguishment of Debt	6.4	11.6	17.5	43.8
Gain/Loss from Disposal of Assets	0.4	0.7	0.8	1.0
Impairment Expense	1.6	-	2.4	-
Other Non-Cash Operating Costs	(0.4)	0.8	-	0.8

Total Other Non-Cash Operating Costs	$6.0	$14.0	$(9.4)	$29.3

(2)	Income tax effects to arrive at Adjusted Net Loss from Continuing Operations (Non-GAAP) are related to temporary tax differences in which a future income tax benefit exists, such as changes in fair value of investments, changes in fair value of contingent consideration, gain/loss from disposal of assets, and impairment expense. The income tax effect is calculated using the federal statutory rate of 21.0% and statutory rate for the state in which the related asset is held or the transaction occurs, most of which is in California with a statutory rate of 8.84%.

Adjusted Net Loss from Continuing Operations (Non-GAAP) represents the profitability of the Company excluding unusual and infrequent expenditures and non-cash operating costs. The change in Adjusted Net Loss from Continuing Operations (Non-GAAP) was primarily due to reductions in SG&A as a direct result of successful implementation of the Company’s cost reduction initiatives as well as a decrease in other non-cash operating costs primary due to a decrease in loss on extinguishment of debt. Accordingly, Adjusted Net Loss from Continuing Operations (Non-GAAP) improved in the fiscal third quarter of 2021 compared to the prior period.

EBITDA from Continuing Operations (Non-GAAP) represents the Company’s current operating profitability and ability to generate cash flow and includes significant non-cash operating costs. Net Loss is adjusted for interest and financing costs as a direct result of debt financings, income taxes, and amortization and depreciation expense to arrive at EBITDA from Continuing Operations (Non-GAAP). Considering these adjustments, the Company had EBITDA from Continuing Operations (Non-GAAP) of $(23.3) million and $(37.4) million for the three and nine months ended March 27, 2021 improved compared to the comparative prior periods. The change in EBITDA from Continuing Operations (Non-GAAP) was primarily due to the Company’s continued focus on its cost-reduction initiatives. In addition, the Company recognized a loss on extinguishment of debt of $43.8 million during the nine months ended March 28, 2020 compared to $17.5 million in the current period, offset by a $17.7 million gain on lease modifications primarily related to the deferral of lease payments with the REIT.

For the three and nine months ended March 27, 2021, the Company saw an improvement in Adjusted EBITDA from Continuing Operations (Non-GAAP) of $(12.3) million and $(33.8) million, respectively, compared to $(24.7) million and $(87.1) million for the three and nine months ended March 28, 2020, respectively. The improvement was primarily related to a decrease in transaction costs and restructuring costs as the Company executes its strategic plan during fiscal year 2021. The financial performance of the Company is expected to further improve as the Company continues to focus on its turnaround plan and cost-optimization efforts and once all newly active retail locations have acclimatized to the geographic market and are fully operational. Refer to “Liquidity and Capital Resources” for further discussion of management’s future outlook and executed strategic plan.

Years Ended June 27, 2020 and June 29, 2019

The table below reconciles Net Loss to Adjusted Net Loss from Continuing Operations (Non-GAAP) for the periods indicated.

	Three Months Ended		Year Ended
	June 27,	June 29,	June 27,	June 29,
($ in Millions)	2020	2019	2020	2019

Net Loss	$(232.5)	$(60.9)	$(526.5)	$(257.9)

Less: Net Loss from Discontinued Operations, Net of Taxes	1.4	(0.2)	50.8	1.3
Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	5.7	6.7	28.2	15.7
Share-Based Compensation	(0.4)	3.4	10.4	32.1
Other Non-Cash Operating Costs (1)	238.9	4.2	268.8	2.0
Income Tax Effects (2)	(51.0)	(1.8)	(48.7)	(1.5)
Total Adjustments	193.2	12.5	258.7	48.3

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(37.9)	$(48.7)	$(217.1)	$(208.3)

The table below reconciles Net Loss to EBITDA from Continuing Operations (Non-GAAP) and Adjusted EBITDA from Continuing Operations (Non-GAAP) for the periods indicated.

	Three Months Ended		Year Ended
	June 27,	June 29,	June 27,	June 29,
($ in Millions)	2020	2019	2020	2019

Net Loss	$(232.5)	$(60.9)	$(526.5)	$(257.9)

Less: Net Loss from Discontinued Operations, Net of Taxes	1.4	(0.2)	50.8	1.3
Add (Deduct) Impact of:
Net Interest and Other Financing Costs	15.0	5.1	39.7	11.5
Provision for Income Taxes	(67.4)	(12.4)	(39.3)	(6.4)
Amortization and Depreciation	15.9	16.5	52.2	31.9

Total Adjustments	(36.5)	9.2	52.6	37.0

EBITDA from Continuing Operations (Non-GAAP)	$(267.6)	$(52.0)	$(423.2)	$(219.6)

Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	5.7	6.7	28.2	15.7
Share-Based Compensation	(0.4)	3.4	10.4	32.1
Other Non-Cash Operating Costs (1)	239.0	4.2	268.7	2.1

Total Adjustments	244.3	14.3	307.3	49.9

Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(23.3)	$(37.7)	$(115.9)	$(169.7)

(1)	Other non-cash operating costs for the periods presented were as follows:

	Three Months Ended		Year Ended
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019

Change in Fair Value of Derivative Liabilities	(0.8)	(1.6)	(8.8)	(3.9)
Change in Fair Value of Investments	0.2	(2.0)	(16.4)	(4.3)
Change in Fair Value of Contingent Consideration	0.5	-	7.5	-
Gain/Loss on Extinguishment of Debt	-	-	43.8	1.2
Gain/Loss from Disposal of Assets	(0.9)	7.9	1.0	9.3
Impairment Expense	239.5	-	239.5	-
Other Non-Cash Operating Costs	0.4	(0.1)	2.2	(0.3)

Total Other Non-Cash Operating Costs	$238.9	$4.2	$268.8	$2.0

(2)	Income tax effects to arrive at Adjusted Net Loss from Continuing Operations (Non-GAAP) are related to temporary tax differences in which a future income tax benefit exists, such as changes in fair value of investments, changes in fair value of contingent consideration, gain/loss from disposal of assets, and impairment expense. The income tax effect is calculated using the federal statutory rate of 21.0% and statutory rate for the state in which the related asset is held or the transaction occurs, most of which is in California with a statutory rate of 8.84%.

Despite reductions in SG&A due to implementation of the Company’s cost reduction initiatives, the change in Adjusted Net Loss from Continuing Operations was primarily due to other non-cash operating costs, such as impairment and gains and losses on disposal of assets. This is adjusted for interest and financing costs as a direct result of debt financings, income taxes related to the number of retail locations and cultivation and production facilities operated, and amortization and depreciation expense related to the Company’s retail stores, cultivation and production facilities. Considering these adjustments, the Company had EBITDA from Continuing Operations (Non-GAAP) of $(423.2) million for the year ended June 27, 2020 compared to $(219.6) million for the year ended June 29, 2019, noting EBITDA from Continuing Operations (Non-GAAP) includes significant non-cash operating costs incurred during fiscal year 2020.

For the fiscal year ended June 27, 2020, the Company saw an improvement in Adjusted EBITDA from Continuing Operations (Non-GAAP) of $(115.9) million compared to $(169.7) million for the year ended June 29, 2019. The Company utilizes equity compensation as a tool to attract and retain employees and compensate corporate governance which was a focus of the Company’s expansion strategy executed during the fiscal year ended June 29, 2019. Other non-cash operating costs, such as impairment and gains and losses on disposal of assets, are excluded from Adjusted EBITDA from Continuing Operations (Non-GAAP) to reflect earnings from regular operations. The financial performance of the Company is expected to improve as the Company continues to focus on its turnaround plan and cost-optimization efforts and once all newly active retail locations have acclimatized to the geographic market and are fully operational. See “Liquidity and Capital Resources” for further discussion of management’s future outlook and executed strategic plan.

Refer to “Liquidity and Capital Resources” for further discussion of management’s future outlook and executed strategic plan. Refer to “Retail Performance” above for reconciliations of Retail Adjusted EBITDA.

Cash Flows

Nine Months Ended March 27, 2021 and March 28, 2020

	Nine Months Ended
	March 27,	March 28,	$	%
($ in Millions)	2021	2020	Change	Change
Net Cash Used in Operating Activities	$(43.7)	$(92.7)	$49.0	(53)%
Net Cash Provided by (Used in) Investing Activities	14.9	(13.3)	28.2	(212)%
Net Cash Provided by Financing Activities	40.6	105.5	(64.9)	(62)%

Net Increase (Decrease) in Cash and Cash Equivalents	11.9	(0.4)	12.3	(3,075)%
Cash and Cash Equivalents, Beginning of Period	9.4	32.2	(22.8)	(71)%

Cash and Cash Equivalents, End of Period	$21.3	$31.7	$(10.4)	(33)%

Cash Flow from Operating Activities

Net cash used in operating activities was $43.7 million for the nine months ended March 27, 2021, a decrease of $49.0 million, or 53%, compared to $92.7 million for the nine months ended March 28, 2020. The decrease in cash used was primarily due to results of the Company’s cost rationalization strategy implemented since November 2019. Specifically, general and administrative expenses as well as sales and marketing include corporate-level expenses across various functions including Marketing, Legal, Retail Corporate, Technology, Accounting and Finance, Human Resources and Security which are combined to account for a significant proportion of the Company’s total general and administrative and sales and marketing expenses, which decreased $61.1 million and $9.9 million, respectively, compared to the nine months ended March 28, 2020. The decrease in cash used was coupled with gains recognized on certain modifications to lease agreements of $17.7 million and a deferred tax recovery in the amount of $10.9 million. In addition, the Company recognized a decrease in change of contingent consideration of $8.1 million as well as a decrease in loss on extinguishment of debt and settlement of accounts payable and accrued liabilities of $26.3 million during the nine months ended March 27, 2021.

Cash Flow from Investing Activities

Net cash provided by investing activities was $14.9 million for the nine months ended March 27, 2021, a decrease of $28.2 million, or 212%, compared to $13.3 million of cash used in the nine months ended March 28, 2020. The decrease in net cash used in investing activities was primarily due the Company’s strategic plan to limit cash outlays and divest non-core assets as compared to the nine months ended March 28, 2020. Net cash was positively impacted by a decrease in purchases of property and equipment of $41.4 million. In addition, proceeds from the sale of investments and property decreased $21.8 million during the nine months ended March 27, 2021 compared to the same period prior.

Cash Flow from Financing Activities

Net cash provided by financing activities was $40.6 million for the nine months ended March 27, 2021, a decrease of $64.9 million, or 62%, compared to $105.5 million for the nine months ended March 28, 2020. The decrease in change of net cash provided by financing activities was primarily due to a decrease of $43.7 million in the issuance of equity instruments for cash, and a decrease of $32.9 million in proceeds from the credit facility with Gotham Green Partners. The decrease in debt and equity financings was coupled with a decrease of $14.3 million in principal repayments on notes payable offset by an increase of $8.0 million in principal repayments of the GGP Facility during the nine months ended March 27, 2021 compared to the same period in the prior year.

Years Ended June 27, 2020 and June 29, 2019

	Year Ended
	June 27,	June 29,	$	%
($ in Millions)	2020	2019	Change	Change

Net Cash Used in Operating Activities	$(110.1)	$(243.0)	$132.9	(55)%
Net Cash Used in Investing Activities	(19.4)	(146.5)	127.1	(87)%
Net Cash Provided by Financing Activities	107.1	344.1	(237.0)	(69)%

Net Decrease in Cash and Cash Equivalents	(22.4)	(45.4)	23.0	(51)%
Cash Included in Assets Held for Sale (1)	(0.7)	(0.5)	(0.2)	40%
Cash and Cash Equivalents, Beginning of Period	33.2	79.2	(46.0)	(58)%

Cash and Cash Equivalents, End of Period	$10.1	$33.2	$(23.1)	(70)%

Cash Flow from Operating Activities

Net cash used in operating activities was $110.1 million for the fiscal year ended June 27, 2020, a decrease of $132.9 million, or 55%, compared to $243.0 million for the year ended June 29, 2019. The decrease in cash used was primarily due to implementation of the Company’s cost rationalization strategy during the fiscal year ended June 27, 2020. Specifically, general and administrative expenses include corporate-level expenses across various functions including Marketing, Legal, Retail Corporate, Technology, Accounting and Finance, Human Resources and Security which are combined to account for a significant proportion of the Company’s total general and administrative expenses. Several retail locations were opened during the fiscal year ended June 29, 2019 and became fully operational during the fiscal year ended June 27, 2020, resulting in increased revenues as well as increased operating costs.

Cash Flow from Investing Activities

Net cash used in investing activities was $19.4 million for the fiscal year ended June 27, 2020, a decrease of $127.1 million, or 87%, compared to $146.5 million for the year ended June 29, 2019. The decrease in net cash used in investing activities was primarily due the Company’s strategic plan to limit cash outlays and divest non-core assets. Net cash was positively impacted by a decrease in purchases of property and equipment of $60.2 million, a decrease in purchases of investments of $8.8 million, and a decrease in business combinations and asset acquisitions of $45.4 million. In addition, the Company received proceeds from the sale of investments of $12.5 million and proceeds from the sale of assets held for sale and other assets of $21.9 million, offset by a decrease in proceeds from the sale of property of $14.8 million.

Cash Flow from Financing Activities

Net cash provided by financing activities was $107.1 million for the fiscal year ended June 27, 2020, a decrease of $237.0 million, or 69%, compared to $344.1 million for the year ended June 29, 2019. The decrease in change of net cash provided by financing activities was primarily due to a decrease of $66.0 million in the issuance of equity instruments for cash, a decrease of $152.4 million in proceeds from the issuance of notes payable, and a decrease of $50.0 million in proceeds from the credit facility with Gotham Green Partners. The decrease in debt and equity financings was offset by a decrease of $40.2 million in principal repayments on notes payable during the year ended June 27, 2020 compared to the same period in the prior year.

Financial Condition

The following table summarizes certain aspects of the Company’s financial condition as of March 27, 2021 and June 27, 2020:

	March 27,	June 27,
($ in Millions)	2021	2020	$ Change	% Change

Cash and Cash Equivalents	$21.3	$9.4	$11.9	127%
Total Current Assets	$117.4	$84.0	$33.4	40%
Total Assets	$487.3	$574.3	$(87.0)	(15)%
Total Current Liabilities	$282.7	$189.2	$93.5	49%
Notes Payable, Net of Current Portion	$249.9	$319.2	$(69.3)	(22)%
Total Liabilities	$709.7	$751.2	$(41.5)	(6)%
Total Shareholders’ Equity	$(222.4)	$(176.9)	$(45.5)	26%
Working Capital Deficit	$(165.3)	$(105.2)	$(60.1)	57%

As of March 27, 2021, the Company had $21.3 million of cash and cash equivalents and $165.3 million of working capital deficit, compared to $9.4 million of cash and cash equivalents and $105.2 million of working capital deficit as of June 27, 2020. The increase in cash and cash equivalents was associated with the increase in the outstanding balance of the company’s Note Payable resulting in a cash inflow of $30.4 million. On July 2, 2020, the Company amended the GGP Facility and 2018 Term Loan wherein all interest payable through June 2021 will be paid-in-kind. Further, on July 2, 2020, the Company also amended its lease terms with the REIT wherein a portion of the total current monthly base rent will be deferred for the 36-month period between July 1, 2020 and July 1, 2023.

The $60.1 million increase in working capital deficit was primarily related to an increase of $26.3 million assets held for sale related to the Company’s divestiture of non-core assets during the nine months ended March 27, 2021 and an increase of $11.9 million in cash as a result of recent financings, offset by a decrease of $3.1 million in due from related party as individuals previously identified as related party as of June 27, 2020 were no longer related as of March 27, 2021. The net increase in current assets was offset by an increase of $81.0 million in current notes payable primarily related the senior secured term loan with Hankey Capital LLC, a $13.0 million increase in income taxes payable, and an increase of $20.5 million in liabilities held for sale, offset by a decrease of $17.3 million in accounts payable and accrued liabilities and a decrease of $3.1 million in due to related party for the same reason described above.

The Company’s working capital will be significantly impacted by continued growth in retail operations, operationalizing existing licenses, and the success of the Company’s cost-cutting measures. The ability to fund working capital needs will also be dependent on the Company’s ability to raise additional debt and equity financing.

The following table summarizes certain aspects of the Company’s financial condition as of June 27, 2020 and June 29, 2019:

	June 27,	June 29,	$	%
($ in Millions)	2020	2019	Change	Change

Cash and Cash Equivalents	$10.1	$33.2	$(23.1)	(70)%
Total Current Assets	$84.0	$106.1	$(22.1)	(21)%
Total Assets	$574.3	$687.5	$(113.2)	(16)%
Total Current Liabilities	$189.2	$109.7	$79.5	72%
Notes Payable, Net of Current Portion	$319.2	$237.6	$81.6	34%
Total Liabilities	$751.2	$476.2	$275.0	58%
Total Shareholders’ Equity	$(176.9)	$211.3	$(388.2)	(184)%
Working Capital Deficit	$(105.2)	$(3.6)	$(101.6)	2,822%

As of June 27, 2020, the Company had $10.1 million of cash and cash equivalents and $105.2 million of working capital deficit, compared to $33.2 million of cash and cash equivalents and $3.6 million of working capital deficit as of June 29, 2019. Reductions in cash and cash equivalents were primarily due to the Company’s investments in its retail expansion in which MedMen increased the number of active retail locations from 23 operating retail stores during the year ended June 29, 2019 up to 32 operating retail stores during the year ended June 27, 2020, of which three retail stores are located in the state of Arizona that were classified as discontinued operations, noting as of June 27, 2020, the Company had 26 active retail locations following recent permanent and temporary closures. The decrease in cash and cash equivalents was also associated with significant payments on lease liability, notes payable and costs associated with the issuances of debt. The foregoing uses of cash were partially offset by cash generated from the sale of assets and significant debt and equity financing during the fiscal year ended June 27, 2020.

The $101.6 million increase in working capital deficit was primarily related to an increase of $31.9 million in accounts payable and accrued liabilities, an increase of $24.9 million in income taxes payable, an increase of $15.0 million in liabilities held for sale related to discontinued operations and subsidiaries held for sale that do not meet the definition of discontinued operations, and an increase of $16.1 million in other current liabilities primarily due to increases in contingent consideration and accrued interest, offset by a decrease of $8.8 million in derivative liabilities due to changes in fair value, and a decrease of $5.8 million in the current portion of notes payable. The current portion of operating and finance lease liabilities in the net amount of $7.2 million is also included in the working capital deficit as a part of the Company’s adoption of ASC 842 on June 30, 2019 compared to nil as of June 29, 2019. The net increase in current liabilities was offset by an increase of $26.0 million in assets held for sale related to the Company’s divestiture of non-core assets in addition to a decrease of $23.1 million in cash and cash equivalents for the factors described above, a decrease of $9.2 million in prepaid expenses, and a decrease of $9.8 million in other current assets due to sale of investments during the fiscal year ended June 27, 2020.

The Company’s working capital will be significantly impacted by continued growth in retail operations, operationalizing existing licenses, and the success of the Company’s cost-cutting measures. The ability to fund working capital needs will also be dependent on the Company’s ability to raise additional debt and equity financing.

Liquidity and Capital Resources

The primary need for liquidity is to fund working capital requirements of the business, including operationalizing existing licenses, capital expenditures, debt service and acquisitions. The primary source of liquidity has primarily been private and/or public financing and to a lesser extent by cash generated from sales. The ability to fund operations, to make planned capital expenditures, to execute on the growth/acquisition strategy, to make scheduled debt and rent payments and to repay or refinance indebtedness depends on the Company’s future operating performance and cash flows, which are subject to prevailing economic conditions and financial, business and other factors, some of which are beyond its control. Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

Fiscal Year Ended June 27, 2020

As of June 27, 2020, the Company had $10.1 million of cash and cash equivalents and $105.2 million of working capital deficit, compared to $33.2 million of cash and cash equivalents and $3.6 million of working capital deficit as of June 29, 2019. For the fiscal year ended June 27, 2020, the Company’s monthly burn rate, which was calculated as cash spent per month in operating activities, was approximately $9.2 million compared to a monthly burn rate of approximately $20.3 million for the fiscal year ended June 29, 2019. Since its inception, the Company focused on an aggressive expansion strategy in the form of mergers, acquisitions, and management contracts with the understanding that such strategy may result in short-term operating losses and significant acquisition related debt and costs. During the fiscal year ending June 27, 2020, management executed on a strategic plan to limit significant cash outlays and reduce the overall cash burn. As of June 27, 2020, cash generated from ongoing operations may not be sufficient to fund operations and, in particular, to fund the Company’s growth strategy in the short-term or long-term.

Subsequent to June 27, 2020, management continued to execute on its financial restructuring and turnaround plan to support the expansion of the Company’s retail footprint. The strategic plan includes, but is not limited to, capital raised subsequent to year-end, restructuring plans that have already been put in place to reduce corporate-level expenses, amendments that have been agreed to with lenders and landlords to defer cash interest and rent payments, reduction in capital expenditures through a slow-down in new store buildouts, plans to divest non-core assets to raise non-dilutive capital, enhancements to its digital offering, including direct-to-consumer delivery and curbside pick-up in light of COVID-19 and a change in retail strategy to pass certain local taxes and payment processing fees to customers. Despite the continuously evolving capital market, the Company has indefinitely postponed buildouts and retail store expansions to reduce capital expenditures as needed. The Company has executed a successful initiative to defer rent and cash interest payments which will further reduce the Company’s overall cash outlay. In addition, the Company will continue to focus on the optimization of SG&A expenses. Management is in the process of leveraging the Company’s operating scale with a focus on high ROI initiatives through strategic opportunities that will allow the Company to maintain its leadership within the industry. Management is also exploring joint ventures on certain capital intensive projects that will bring in qualified partners to enable the Company to maintain their strong retail presence without having to deploy upfront capital. In addition, the Company is looking at new customer acquisition tools that will increase traffic and sales within existing stores and e-commerce platform as well as third-party technology and software to increase the returns on the Company’s existing tools. Further, the Company will continue to streamline operations and invest in core markets, with a focus on markets in which MedMen already has a leadership position in. The Company’s restructuring plan includes a market-based approach wherein strategic decisions vary by market considering regulatory and economic conditions, potential partnerships and synergies, and the Company’s position in that market. The Company continues to execute on its efforts to improve store profitability, reduce corporate SG&A and delay capital-intensive projects. Subsequent to June 27, 2020, management has executed strategic transactions to better position itself for long-term viability.

The Company has also raised additional funds from debt and equity financing subsequent to the fiscal year ended June 27, 2020 to mitigate any potential liquidity risk. The Company intends to continue raising capital by utilizing debt and equity financings on an as needed basis. Management evaluated its financial condition as of June 27, 2020 in conjunction with recent financings and transactions which provide capital subsequent to the fiscal year ended June 27, 2020 as discussed below.

Partnership with Gotham Green Partners

On July 2, 2020, the Company amended the GGP Facility wherein 100% of the cash interest due prior to June 2021 will be paid-in-kind, and 50% of the cash interest due thereafter for the remainder of the term of the GGP Facility will be paid-in-kind. The threshold for the minimum liquidity covenant has been waived until September 30, 2020, resetting to $5.0 million thereafter, to $7.5 million effective on March 31, 2021 and then to $15.0 million effective on December 31, 2021. GGP has also agreed to the release of certain assets from its collateral pool in order to provide the Company with greater flexibility to generate proceeds through the sale of non-core assets. In connection with the amendments to the GGP Facility, the Company is now subject to certain additional covenants that are consistent with the Company’s turnaround plan. The Company is required to adhere to its turnaround plan for certain cash expenditures such as corporate expenses, capital expenditures and leases.

On September 14, 2020, the Company closed on an incremental advance in the amount of $5.0 million under the GGP Facility at a conversion price of $0.20 per share. In connection with the incremental advance, the Company issued 25,000,000 warrants with an exercise price of $0.20 per share. In addition, 1,080,255 existing warrants were cancelled and replaced with 16,875,000 warrants with an exercise price of $0.20 per share.

Continued Support from Lenders of the Senior Secured Term Loan

On July 2, 2020, the Company amended terms under the Senior Secured Term loan wherein 100% of the total interest payable prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter for the remainder of the term will be paid-in-kind. The threshold for the minimum liquidity covenant has been waived until September 30, 2020, resetting to $5.0 million thereafter, to $7.5 million effective on March 31, 2021 and then to $15.0 million effective on December 31, 2021. In connection with the amendments to the Senior Secured Term Loan, the Company is now subject to certain additional covenants which are consistent with those included as a part of the amendments to the GGP Facility as described above.

On September 16, 2020, the Company entered into further amendments wherein the potential size of the Senior Secured Term Loan was increased by $12.0 million, of which $5.7 million is fully committed by the lenders. On September 16, 2020, the Company closed on $3.0 million of the incremental notes which bears interest at a rate of 18.0% per annum wherein 12.0% shall be paid in cash monthly in arrears and 6.0% shall accrue monthly as payment-in-kind. In connection with the amendment, the Company issued 30,000,000 warrants with an exercise price of $0.34 per share. On September 30, 2020, the Company closed on the remaining $2.7 million and issued 27,000,000 warrants to the lenders.

Unsecured Convertible Facility

On September 16, 2020, the Company entered into a $10.0 million unsecured convertible debenture facility (“Unsecured Convertible Facility”) with certain institutional investors. Subject to certain conditions, the Company has the right to call additional tranches of $1.0 million each, no later than 20 trading days following the issuance of each tranche, including the initial tranche, up to a maximum of $10.0 million under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The Investors have the right to at least four additional tranches, with any such subsequent tranche to be at least $1.0 million.

Also on September 16, 2020, the Company closed on an initial $1.0 million under the Unsecured Convertible Facility at a conversion price of $0.17 per share. In connection with the initial tranche, the Company issued 3,293,413 warrants with an exercise price of $0.21 per share. On September 28, 2020, the Company closed on an additional $1.0 million and issued 3,777,475 warrants with an exercise price of $0.17 per share.

Treehouse Real Estate Investment Trust

On July 3, 2020, the Company announced modifications to its existing lease arrangements with the REIT in which the REIT agreed to defer a portion of total current monthly base rent for the 36-month period between July 1, 2020 and July 1, 2023. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company issued 3,500,000 warrants to the REIT, each exercisable at $0.34 per share for a period of five years.

Sale of Assets

On July 2, 2020, the Company received $10,000,000 at the signing of definitive documents for the sale of one of its retail licenses outside of California. Management continues to seek buyers for divestiture of the Company’s other non-core assets, which include licenses and investments, to provide additional capital. Given the Company’s specialization in retail, management is revaluating its vertical integration strategy and identifying opportunities to realign the Company’s focus on the retail market.

Interim Period Ended March 27, 2021

As of March 27, 2021, the Company had $21.3 million of cash and cash equivalents and $165.3 million of working capital deficit, compared to $9.4 million of cash and cash equivalents and $105.2 million of working capital deficit as of June 27, 2020. For the nine months ended March 27, 2021, the Company’s monthly burn rate, which was calculated as cash spent per month in operating activities, was approximately $4.9 million compared to a monthly burn rate of approximately $10.3 million for the nine months ended March 28, 2020. During fiscal year 2020, in November 2019, the Company shifted its focus from an aggressive expansion strategy to a revised growth strategy focused on achieving profitability. During the nine months ended March 27, 2021, management continued their efforts of executing the Company’s strategic plan to limit significant cash outlays and reduce the overall cash burn. As of March 27, 2021, cash generated from ongoing operations may not be sufficient to fund operations and, in particular, to fund the Company’s growth strategy in the short-term or long-term.

Subsequent to March 27, 2021, management continued to execute on its financial restructuring and turnaround plan to support the expansion of the Company’s retail footprint. The strategic plan includes, but is not limited to, capital raised subsequent to year-end, modifying covenants for additional flexibility and restructuring plans that have already been put in place to reduce corporate-level expenses, rationalization of capital expenditures to correlate to our new store opening strategy, plans to divest non-core assets to raise non-dilutive capital, enhancements to its digital offering, including direct-to-consumer delivery and curbside pick-up in light of COVID-19. The Company will continue to focus on the optimization of SG&A expenses while improving overall efficiency and attracting world-class talent. The Company utilizes its dynamic pricing model and continues to improve pricing terms with key vendors to achieve better margins. Management is in the process of leveraging the Company’s operating scale with a focus on high ROI initiatives through strategic opportunities that will allow the Company to maintain its leadership within the industry. The Company is focused on improving and removing complexity from its supply chain and cultivation facilities, particularly in Florida in which they have expanded their cultivation capacity while improving the quality of flower production. Management continues to explore joint ventures on certain capital-intensive projects that will bring in qualified partners to enable the Company to maintain their strong retail presence without having to deploy upfront capital. Further, the Company will continue to streamline operations and invest in core markets, with a focus on markets in which MedMen already has a leadership position in. The Company’s restructuring plan includes a market-based approach wherein strategic decisions vary by market considering regulatory and economic conditions, potential partnerships and synergies, and the Company’s position in that market. Recent investment in customer connection resulted in the development of an enterprise CRM system to anticipate customer needs and thus drive sales volume and purchasing frequency. The Company continues to execute on its plan to achieve its growth and profitability goals. As the economic environment improves and the pandemic is better managed and controlled, the Company expects its improved assortment, customer experience and marketing initiatives to drive continued revenue growth.

The Company continues to explore avenues of raising additional funds from debt and equity financing subsequent to March 27, 2021 to mitigate any potential liquidity risk. The Company intends to continue raising capital by utilizing debt and equity financings on an as needed basis. Management evaluated its financial condition as of March 27, 2021 in conjunction with recent financings and transactions which provide capital subsequent to the three months ended March 27, 2021 as discussed below.

On May 11, 2021, the Company entered into a Fifth Modification to the Senior Secured Commercial Loan Agreement with Hankey Capital, LLC to, among other things, amend certain covenants, including the those related to minimum liquidity, annual budget, cash forecasts and corporate expenditures, and waive certain non-compliance with covenants, such as reporting delivery requirements, delivery of insurance certificates, minimum collateral value, unencumbered liquid assets, failure to pay certain liabilities when due and related items. The Company agreed to pay an amendment fee of $1.0 million, that is payable upon the earliest of receipt of proceeds from the Level Up disposition or the MedMen NY disposition or when the indebtedness has become due.

On May 11, 2021, the Company entered into a waiver letter with GGP pursuant to which certain non-compliance with certain covenants under the Third Restatement was waived, such as non-compliance with certain reporting and notice requirements, failure to pay certain liabilities when due, failure to deliver control agreements for certain bank accounts, failure to obtain prior consent from the lenders to hire certain executives, failure to obtain prior consent from the lenders for certain matters and related items.

Continued Support from Gotham Green Partners

On April 21, 2021, the Company cancelled warrants to acquire 97,785,140 Class B Subordinate Voting Shares issued to Gotham Green Partners pursuant to the Fifth Amendment of the Senior Secured Credit Facility following two consecutive quarters of positive retail cash flow for the periods ended September 26, 2020 and December 26, 2020.

Contractual Obligations

As of June 27, 2020 and June 29, 2019 and in the normal course of business, the Company has the following obligations to make future payments, representing contracts and other commitments that are known and committed. The Company had the following contractual obligations as of June 27, 2020:

	June 26, 2021	June 25, 2022	June 24, 2023	June 29, 2024	June 28, 2025	Thereafter	TOTAL

Accounts Payable and Accrued Liabilities	$79,530,930	$-	$-	$-	$-	$-	$79,530,930
Other Liabilities	$19,732,305	$617,447	$566,627	$566,627	$566,627	$1,898,204	$23,947,838
Derivative Liabilities	$546,076	$-	$-	$-	$-	$-	$546,076
Operating Lease Liabilities	$34,049,366	$34,040,450	$34,224,191	$31,289,161	$30,837,827	$134,553,668	$298,994,663
Finance Lease Liabilities	$1,439,200	$1,579,608	$1,790,448	$2,021,743	$2,279,010	$51,103,533	$60,213,542
Notes Payable	$16,188,668	$77,675,000	$-	$-	$-	$85,916,225	$179,779,893
Senior Secured Convertible Credit Facility	$-	$166,368,463	$-	$-	$-	$-	$166,368,463
Due to Related Party	$4,556,814	$-	$-	$-	$-	$-	$4,556,814

The Company had the following contractual obligations as of June 29, 2019:

	June 27, 2020	June 26, 2021	June 25, 2022	June 24, 2023	June 29, 2024	Thereafter	TOTAL

Accounts Payable and Accrued Liabilities	$47,610,197	$-	$-	$-	$-	$-	$47,610,197
Other Liabilities	$3,646,380	$20,764,316	$566,627	$566,627	$566,627	$2,464,829	$28,575,407
Derivative Liabilities	$9,343,485	$-	$-	$-	$-	$-	$9,343,485
Finance Lease Liabilities	$24,401,378	$27,543,166	$28,225,713	$27,225,684	$23,511,470	$121,201,096	$252,108,507
Notes Payable	$21,998,522	$19,163,915	$76,002,878	$2,576,274	$2,774,390	$62,002,850	$184,518,829
Senior Secured Convertible Credit Facility	$-	$86,855,415	$-	$-	$-	$-	$86,855,415
Due to Related Party	$5,640,817	$-	$-	$-	$-	$-	$5,640,817

For future minimum lease payments, refer to “Note 16 - Leases” of the Consolidated Financial Statements for the fiscal years ended June 27, 2020 and June 29, 2019.

Off-Balance Sheet Arrangements

The Company has no material undisclosed off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations, financial condition, revenues or expenses, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies, Significant Judgments and Estimates and Recent Accounting Pronouncements

A detailed description of our critical accounting policies and recent accounting pronouncements are set forth in the Company’s annual Consolidated Financial Statements included in this prospectus. See “Note 2 - Summary of Significant Accounting Policies” in the unaudited interim condensed consolidated financial statements in “Financial Statements” for recently adopted accounting standards.

The Company makes judgments, estimates and assumptions about the future that affect the policies and reported amounts of assets and liabilities, and revenues and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods.

The preparation of the Company’s annual Consolidated Financial Statements and unaudited interim condensed consolidated financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities at the dates of the financial statements and the reported amounts of total net revenue and expenses during the reporting period which are not readily apparent from other sources. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the annual Consolidated Financial Statements are described below.

Depreciation of Property and Equipment

Depreciation of property and equipment is dependent upon estimates of useful lives which are determined through the terms and methods in accordance with GAAP. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

Amortization of Intangible Assets

Amortization of intangible assets is dependent upon estimates of useful lives and residual values which are determined through the exercise of judgment. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions.

Inventory Valuation

The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written down to net realizable value. The reserve estimate for excess and obsolete inventory is dependent on expected future use.

Business Combinations

In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are accounted for using the acquisition method. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Management exercises judgment in estimating the probability and timing of when earn-outs are expected to be achieved which is used as the basis for estimating fair value. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, “Contingencies”, as appropriate, with the corresponding gain or loss being recognized in earnings in accordance with ASC 805, “Business Combinations”. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.

Convertible Instruments and Derivative Liabilities

The identification of components embedded within financial instruments is based on interpretations of the substance of the contractual arrangement and therefore requires judgment from management. The separation of the components affects the initial recognition of the financial instruments at issuance and the subsequent recognition of interest on the liability component. Where the conversion option has a variable conversion rate, the conversion option is recognized as a derivative liability measured at fair value, with changes in fair value reported in the Consolidated Statements of Operations. The instrument is recognized as a financial liability and subsequently measured at amortized cost. The determination of the fair value of the liability is also based on a number of assumptions, including contractual future cash flows, discount rates and the presence of any derivative financial instruments.

Share-Based Compensation

The Company uses the Black-Scholes option-pricing model or the Monte-Carlo simulation model to determine the fair value of equity-based grants. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk-free rates, future dividend yields and estimated forfeitures at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results.

Goodwill Impairment, Other Intangible Assets, Long-Lived Assets and Purchase Asset Valuations

Goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the carrying value of goodwill has been impaired. In the impairment test, the Company measures the recoverability of goodwill by comparing a reporting unit’s carrying amount to the estimated fair value of the reporting unit. The carrying amount of each reporting unit is determined based upon the assignment of the Company’s assets and liabilities, including existing goodwill, to the identified reporting units. The Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the recoverable amount.

Long-lived assets, including amortizable intangible assets, are tested annually for impairment if events or changes in circumstances indicate that the carrying amount may not be recoverable. Once a triggering event has occurred, the impairment test employed is based on whether the intent is to hold the asset for continued use or to hold the asset for sale. The impairment test for assets held for use requires a comparison of cash flows expected to be generated over the useful life of an asset group to the carrying value of the asset group. An asset group is established by identifying the lowest level of cash flows generated by a group of assets that are largely independent of the cash flows of other assets and could include assets used across multiple businesses or segments. If the carrying value of an asset group exceeds the estimated undiscounted future cash flows, an impairment would be measured as the difference between the fair value of the group’s long-lived assets and the carrying value of the group’s long-lived assets. The impairment is only to the extent the carrying value of each asset is above its fair value. For assets held for sale, to the extent the carrying value is greater than the asset’s fair value less costs to sell, an impairment loss is recognized for the difference. Determining whether a long-lived asset is impaired requires various estimates and assumptions, including whether a triggering event has occurred, the identification of the asset groups, estimates of future cash flows and the discount rate used to determine fair values.

During the year ended June 27, 2020, the Company noted indications of impairment of its goodwill associated with a decrease in anticipated operating profits and cash flows for the next five years as it relates to the current economic environment subject to the impacts of COVID-19. In addition, goodwill was analyzed for impairment for its assets that were determined to be assets held for sale as required under ASC 360-10-35-39. The Company tested its goodwill for impairment. The fair value of reporting unit was determined using a discounted cash flow method (income approach) using managements estimates based upon its future undiscounted and discounted cash flows. The remaining goodwill, after impairment, is allocated to California, Illinois, and New York with amount of $23.1 million, $9.8 million, and $1.0 million, respectively.

The following are the reporting units at risk for impairment by which an impairment analysis was performed, but no impairment recorded and by which the percentage of fair value was greater than the allocated carrying value.

Reporting Unit	Percentage by which fair value exceeded Allocated Carrying Value

California	29%
Illinois	52%

During the year ended June 27, 2020, the Company noted indications of impairment of its other intangible assets, and long-lived (i.e. property and equipment, long-term deposits, and ROU Lease Assets) assets in California, Nevada, and Florida which was due to the change in use of these asset groups and the impacts of COVID-19 and as required under ASC 360-10-35-39 when the asset group were classified as assets held for sale. The Company tested its other indefinite-lived intangible assets and long-lived assets for impairment. The Company used various Level 3 inputs and a discounted cash flow model using managements estimates based upon its future undiscounted and discounted cash flows to determine the fair value of these asset groups.

These estimates and assumptions used in managements impairment analysis are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about its impairment analysis. The impairment estimates and assumptions bear the risk of change due to its inherent nature and subjectivity. The unanticipated effects of a longer or more severe COVID-19 outbreaks and decreases in consumer demand could reasonably expected to negatively affect the key assumptions and estimates.

The total impairment expense recorded for the fiscal year ended June 27, 2020 is $240 million from continuing operations. See below for the impairment expense allocation by component.

Component	Impairment Expense (in $ millions)	Remaining Assets Not Impaired (in $ millions)
Property, Plant and Equipment, Net	$143	$175
Intangible Assets	39	148
Goodwill	26	34
Assets Held for Sale	6	33
Other Assets	6	17
Operating Lease Right-of-Use Assets	20	116
Total Impairment Expense from Continuing Operations	$240	$523

The total impairment expense recorded as a component of loss from discontinued operations for fiscal 2020 is $47 million. See below for the impairment expense allocation by component.

Component (From Discontinued Operations)	Impairment Expense (in $ millions)	Remaining Assets Not Impaired (in $ millions)
Property, Plant and Equipment, Net	$2	$4
Intangible Assets	12	7
Goodwill	32	-
Operating Lease Right-of-Use Assets	1	5
Total Impairment Expense from Discontinuing Operations	$47	$16

Deferred Tax Assets

Deferred tax assets, including those arising from tax loss carryforwards, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

Income Taxes

Current tax assets and/or liabilities comprise those claims from, or obligations to, fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recognized to the extent that the Company believe that these assets are more likely than not to be realized. In making such a determination, all available positive and negative evidence are considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is determined that the Company would be able to realize deferred tax assets in the future in excess of their net recorded amount, an adjustment to the deferred tax asset valuation allowance is recorded, which would reduce the provision for income taxes.

Uncertain tax positions are recorded in accordance with ASC 740 on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Right-of-Use Assets and Lease Liabilities

Right-of-use assets are measured at cost, which is calculated as the amount of the initial measurement of lease liability plus any lease payments made at or before the commencement date, any initial direct costs and related restoration costs. The right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term or estimates of economic life. The Company’s lease liability is recognized net of lease incentives receivable. The lease payments are discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the lessee’s incremental borrowing rate. The period over which the lease payments are discounted is the expected lease term, including renewal and termination options that the Company is reasonably certain to exercise. Refer to “Note 2 - Summary of Significant Accounting Policies” of the Consolidated Financial Statements for the fiscal years ended June 27, 2020 and June 29, 2019 in this prospectus.

Assets Held for Sale and Discontinued Operations

Assets held for sale are measured at the lower of its carrying amount or fair value less cost to sell (“FVLCTS”) unless the asset held for sale meets the exceptions as denoted by ASC 360. FVLCTS is the amount obtainable from the sale of the asset in an arm’s length transaction, less the costs of disposal. A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. A discontinued operation is a component of an entity that either has been disposed of or is classified as held for sale.

Down Round Features

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260)” wherein the amendments change the classification of certain equity-linked financial instruments (or embedded features) with down round features. For freestanding equity-classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with ASC 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. For freestanding equity-classified financial instruments, the value of the effect of the down round feature is measured as the difference in fair value of the financial instrument without the down round feature with a strike price corresponding to the stated strike price versus the reduced strike price upon the down round feature being triggered. The fair value is measured in accordance with the measurement guidance in ASC 820, “Fair Value Measurement” in which the Company utilizes the Black-Scholes pricing model. Convertible instruments with embedded conversion options that have down round features are subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt-Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). During the nine months ended March 27, 2021, a down round feature present in the GGP Facility and the 2020 Term Loan was triggered. Refer to Note 12 and Note 13 of the Consolidated Financial Statements for the three and nine months ended March 27, 2021 in “Financial Statements”.

Allocation of Interest to Discontinued Operations

Under ASC 205-20 “Discontinued Operations”, interest on debt that is to be assumed by the buyer and interest on debt that is required to be repaid as a result of a disposal transaction is allocated to discontinued operations. The amount of interest expense reclassified to discontinued operations is directly related to the amount of debt that will be repaid with funds received from the sale of discontinued operations. During the fiscal third quarter of 2021, the Company classified its New York operations as discontinued operations as a result of definitive agreements wherein the aggregate proceeds will be assigned to the lender of the 2020 Term Loan in partial satisfaction of the outstanding debt. Refer to Note 24 of the Consolidated Financial Statements for the three and nine months ended March 27, 2021 in Item 1. The Company elected not to reclassify other interest expenses which are not directly attributable to discontinued operations as permitted under ASC 205-20.

Financial Risk Management

Credit Risk

The operating results and financial position of the Company are reported in U.S. dollars. Some of the Company’s financial transactions are denominated in currencies other than the U.S. dollar. The results of the Company’s operations are subject to currency transaction and translation risks. The Company’s main risk is associated with fluctuations in Canadian dollars. The Company holds cash in U.S. dollars, investments denominated in U.S. dollars, debt denominated in U.S. dollars, and equity, which is denominated in U.S. and Canadian dollars. Such assets and liabilities denominated in currencies other than the U.S. dollar are translated based on the Company’s foreign currency translation policy.

As of March 27, 2021 and June 27, 2020, the Company had no hedging agreements in place for foreign exchange rates. The Company has not entered into any agreements or purchased any instruments to hedge possible currency risks at this time.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. The Company’s financial liabilities have fixed rates of interest and therefore expose the Company to a limited interest rate fair value risk.

Equity Price Risks

Price risk is the risk of variability in fair value due to movements in equity or market prices. The Company’s investments are susceptible to price risk arising from uncertainties about their future outlook, future values and the impact of market conditions. The fair value of investments held in privately held entities is based on a market approach, which uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Transactions with Related Parties

All related party balances due from or due to the Company as of March 27, 2021 and June 27, 2020 did not have any formal contractual agreements regarding payment terms or interest. For amounts due from and to related parties, refer to “Note 22 – Related Party Transactions” of the Consolidated Financial Statements for the three and nine months ended March 27, 2021 and March 28, 2020 in “Financial Statements”.

Gotham Green Partners

As discussed in “Liquidity and Capital Resources” and “Fiscal Year End and Quarterly Highlights”, the Company has engaged in a strategic partnership with Gotham Green Partners, a related party. The arrangement is to provide financing to the Company in the form of a credit facility up to $250.0 million accessed through issuances of convertible senior secured notes (the “Notes”) co-issued by the Company and MM CAN USA, Inc. The Notes are convertible, at the option of the holder, into Subordinate Voting Shares at any time prior to the close of business on the last business day immediately preceding the maturity date of April 23, 2022. In addition, upon issuance of any Notes, the lenders are issued share purchase warrants (the “Warrants”) of the Company, each of which are exercisable to purchase one Subordinate Voting Share for 36 months from the date of issue. The Notes and the Warrants, and any Subordinate Voting Shares issuable as a result of a conversion of the Notes or exercise of the Warrants, will be subject to a four-month hold period from the date of issuance of such Notes or such Warrants, as applicable, in accordance with applicable Canadian securities laws. While the Notes are outstanding, the lenders will be entitled to the collective rights to appoint a representative to attend all meetings of the Board of Directors in a non-voting observer capacity. Wicklow Capital and GGP have the right to approve director nominees submitted by the Company. The convertible facility bears interest at a rate of LIBOR plus 6.0% per annum. All convertible notes will have a maturity date of 36 months from the maturity date, with a twelve-month extension feature available to the Company on certain conditions. As of May 7, 2021, the Company has drawn down on approximately $165,000,000 of the Facility. Refer to “Note 13 – Senior Secured Convertible Credit Facility” of the Consolidated Financial Statements for the three and nine months ended March 27, 2021 and March 28, 2020 in “Financial Statements”.

SierraConstellation Partners

In March 2020, the Company entered into restructuring plan and retained interim management and advisory firm, SierraConstellation Partners (“SCP”), to support the Company in the development and execution of its turnaround and restructuring plan. As part of the engagement, Tom Lynch was appointed as Interim Chief Executive Officer and Chief Restructuring Officer, and Tim Bossidy was appointed as Interim Chief Operating Officer. Mr. Lynch is a Partner and Senior Managing Director at SCP. Mr. Bossidy is a Director at SCP. In December 2020, Mr. Lynch was elected as Chairman of the Board and Reece Fulgham, a Managing Director at SCP, was appointed as Interim Chief Financial Officer. As of March 27, 2021, the Company had paid $2,172,709 in fees to SCP for interim management and restructuring support during the current fiscal year. In addition, during the nine months ended March 27, 2021, Mr. Lynch and Mr. Bossidy each received 124,868 stock options.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Section 2(a) of the Exchange Act, as modified by the Jumpstart Our Business Start-ups Act of 2012, or the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards applicable to public companies. The Company has elected to take advantage of this extended transition period and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

During the year ended June 27, 2020, the Company’s independent auditors identified a material weakness in its internal control over financial reporting relating to its impairment assessment and measurement standards. In connection with the SEC’s review of the Company’s Form 10, we determined that we had a material weakness in our internal control over financial reporting relating to the appropriate review of the presentation and disclosure of non-routine transactions including impairments of goodwill and long-lived assets, changes in the fair value of contingent consideration and restructuring expenses, and income taxes. To address these material weaknesses, we have instituted a number of accounting processes and procedures which includes i) formal, documented process to identify, assess and calculate impairment on goodwill and long-lived assets, and ii) the preparation of presentation and disclosure requirement checklists to be reviewed by management for all new transactions and accounting standards.

The actions we have taken are subject to continued review, supported by confirmation and testing by management. While we have completed a plan to remediate these weaknesses, we cannot assure you that we will be able to remediate these weaknesses, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows. Our failure to remediate the identification of additional material weaknesses in the future, could adversely affect our ability to report financial information, including our filing of quarterly or annual reports with the Commission on a timely and accurate basis, which may adversely affect the market price of shares of our common stock.

BUSINESS

CORPORATE STRUCTURE

MedMen Enterprises Inc. was incorporated in the Province of British Columbia under the Business Corporations Act (British Columbia).

The Company operates through its wholly-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN” or “MedMen Corp.”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”, or “the LLC”).

MM CAN converted into a California corporation from a Delaware corporation on May 16, 2018 and is based in Culver City, California. The head office and principal address of MM CAN is 10115 Jefferson Boulevard, Culver City, California 90232.

MM Enterprises USA was formed on January 9, 2018 and is based in Culver City, California. The head office and principal address of MM Enterprises USA is 10115 Jefferson Boulevard, Culver City, California 90232.

MM Enterprises USA was formed as a joint venture to own, operate and develop certain businesses related to the cultivation, manufacturing, distribution and sale of cannabis and cannabis-related products under the “MedMen” brand in jurisdictions where such cultivation, manufacturing, distribution and sale is authorized under applicable law. The contributors to the joint venture were MMMG, LLC (“MMMG”), a Nevada limited liability company, MedMen Opportunity Fund, LP (“Fund I”), a Delaware limited partnership, MedMen Opportunity Fund II, LP (“Fund II”), a Delaware limited partnership, The MedMen of Nevada 2, LLC (“MMNV2”), a Nevada limited liability company, DHSM Investors, LLC (“DHS Owner”), an Ohio limited liability company, and Bloomfield Partners Utica, LLC (“Utica Owner”), a New York limited liability company (collectively, the “Joint Venture Parties”). Pursuant to the Formation and Contribution Agreement dated January 24, 2018 among the LLC and the Joint Venture Parties (the “Formation and Contribution Agreement”), the Joint Venture Parties contributed to the LLC 100% of their respective interests in certain of their assets. Specifically:

●	Fund I, Fund II, MMNV2, DHS Owner and Utica Owner (“SPE Owners”) contributed 100% of their respective equitable interests in certain of their subsidiaries that own and operate one or more businesses licensed and/or authorized under applicable laws to cultivate, manufacture and/or sell cannabis and related products (these subsidiaries collectively referred to as, the “SPE Entities”);

●	Such SPE Entities held dispensaries, cultivation and production facilities, real estate, leases, licenses and equitable interests in other cannabis operators, and other assets, all of which were contributed by the SPE Owners through the contribution of their equitable interests in the SPE Entities; and

●	MMMG contributed to the LLC all intellectual property, tangible personal property, contracts, agreements/arrangements, and leases and licenses held by MMMG in connection with its business operations at such time, including certain administrative and management services agreements with certain of the SPE Entities.

The Joint Venture Partners received 217,184,382 MM Enterprises USA Class B Units. The Agreement was entered into by and among MM Enterprises Manager, LLC, the sole manager of MM Enterprises; MMMG LLC (“MMMG”); MedMen Opportunity Fund, LP (“Fund I”); MedMen Opportunity Fund II, LP (“Fund II”); The MedMen of Nevada 2 LLC (“MMNV2”); DHSM Investors, LLC (“DHS Owner”); and Bloomfield Partners Utica, LLC (“Utica Owner”). On May 28, 2018, a reverse takeover of Ladera Ventures Corp. was completed by MM Enterprises USA (the “Business Combination”). This Business Combination resulted in a reorganization of MM Enterprises USA and Ladera Ventures Corp. pursuant to which Ladera became the indirect parent of MM Enterprises USA and Ladera changed its name to “MedMen Enterprises Inc.” On May 29, 2018, the Company’s Class B Subordinate Voting Shares began trading on the Canadian Securities Exchange (“CSE”) under the symbol “MMEN”.

References herein to “MedMen Enterprises”, “MedMen” or the “Company”, “we”, “us” or “our” as of a date or a period of time prior January 29, 2018 refer to the Joint Venture Parties. References on or after January 29, 2018 through May 28, 2018 refer to MM Enterprises USA and its subsidiaries. References on or after May 28, 2018 refer to MedMen Enterprises Inc. and its subsidiaries.

DESCRIPTION OF THE BUSINESS

General

MedMen is a cannabis retailer based in the U.S. with flagship locations in Los Angeles, Las Vegas, and Chicago. MedMen offers a robust selection of high-quality products, including MedMen-owned brands [statemade], LuxLyte, and MedMen Red through its premium retail stores, proprietary delivery service, as well as curbside and in-store pick up.

As of March 27, 2021, the Company operated 19 store locations across California (11), Florida (4), Nevada (3), and Illinois (1), and one retail location located within the state of Arizona and four retail locations located within the state of New York were classified as discontinued operations. The Company’s retail stores are located in strategic locations across key cities and neighborhoods in each of its markets. The Company has plans to open additional retail stores over the twelve months in the following cities:

●	Emeryville, CA

●	San Francisco, CA

●	Chicago, IL

●	Boston, MA

●	Newton, MA

●	Miami, FL

●	Jacksonville, FL

●	Orlando, FL

●	Deerfield Beach, FL

The Company expects to continue strengthening its pipeline of stores through acquisitions, partnerships and applications for new licenses, with a focus on recreational states such as California, Nevada and Illinois and medical states such as Florida.

The Company previously announced its intention to sell its assets in Arizona in order to focus on other markets that the Company believes may have greater potential for near-term profitability. The Company is currently in discussions with various parties and expects to discontinue all Arizona-related operations by the end of fiscal year 2021.

In addition to expanding its physical store network in markets across the U.S., the Company plans to continue scaling its digital platform. The Company launched statewide same-day delivery in California on August 19, 2019. The Company launched delivery in Nevada on September 16, 2019. See “Retail Operations - In-Store Pickup and Delivery” for further information about the Company’s delivery operations.

The Company launched MedMen Buds, the Company’s loyalty program, on July 3, 2019. The program currently is offered in all of the Company’s stores in Arizona, Nevada, Florida and California and has more than 425,000 members. See “Retail Operations - Loyalty Program” for further information about the Company’s loyalty program.

MedMen currently operates five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. Given the regulatory environment and lack of robust wholesale market in Florida and New York, the Company expects to continue cultivation and production activities in these markets. In California and Nevada, the Company is in discussions for the potential sale of its cultivation and production facilities so that the Company can focus on its retail operations. The Company has not entered into any definitive agreements at this time. The Company currently intends to sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada. The Company also operates a cultivation and production facility in Arizona. Although no definitive agreements have been entered into, the Company is currently in discussions to sell the operation, and as such has classified its Arizona business as discontinued operations. As part of the discontinuation of Arizona operations, the Company will not have a cultivation and production facility in Arizona.

In New York and Florida, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process. See “Description of the Business - Cultivation and Production Operations” for further information about the Company’s cultivation and production operations.

The Company currently holds licenses within California, Nevada, Florida, Arizona, Illinois, and Massachusetts. The Company views Nevada, California, New York, Illinois, Florida and Massachusetts as providing ongoing opportunities for growth due to their market depth, current supply-demand dynamics and regulatory framework.

In addition to owning its own cannabis licenses and operations, the Company also provides management services to third-party cannabis license-holders. The Company currently has management services contracts at two licensed retail dispensaries in California. See “Management Services” for further information about the Company’s management services.

The Company is operated by an executive team that has significant experience in the cannabis industry and other analogous industries such as retail, technology, consumer packaged goods, alcohol and apparel. The Company had approximately 830 employees as of December 26, 2020 across its operating jurisdictions. See “Employees” for further information about the Company’s employees.

MedMen Enterprises USA has 41 wholly owned (either directly or indirectly) material subsidiaries. Such subsidiaries were incorporated or otherwise organized under the laws of California, Nevada, Delaware, New York, Florida, Arizona, Illinois, Massachusetts and Virginia. See “Corporate Structure” above.

Market Opportunity

Management expects the legalization of cannabis throughout the United States to continue to expand both recreationally and medically. There are currently eleven states in which the recreational sale of cannabis has been approved. These states are Alaska, California, Colorado, Illinois, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont, and Washington. In these markets, recreational sales are expected to grow as cannabis retailers, as permitted by law, benefit from a shift in consumers from illegal sales to legal sales and from new cannabis consumers. MedMen plans on capitalizing on the projected increase in cannabis consumption in these recreational markets through both an expansion of its retail footprint in markets such as California, Nevada, Illinois and Massachusetts, as well an entry into other sizable recreational markets across the U.S.

With respect to medical marijuana, as more research centers study the effects of cannabis-based products in treating or addressing therapeutic needs, and assuming that research findings demonstrate that such products are effective in doing so, management believes that the size of the U.S. medical cannabis market will also continue to grow as more states expand their medical marijuana programs and new states legalize medical marijuana. Given MedMen’s operations in New York and Florida, MedMen is well-versed in operating within a medical-only market and will continue to seek opportunities to expand. These markets provide the Company a national platform to execute on its medical strategy, allowing the Company to serve both medical and recreational consumers.

Retail Operations

MedMen prides itself on providing a best in class, inclusive and informative environment where the customer can comfortably navigate its extensive selection of cannabis products with the assistance of highly trained employees.

MedMen operates its retail operations through a number of wholly-owned subsidiaries in California, Nevada, Florida, Arizona, and Illinois. MedMen currently operates 11 retail stores in California that serve both recreational and medical marijuana customers, three retail stores in Nevada that serve both recreational and medical marijuana customers, four retail stores in Florida that serve medical marijuana patients, and one retail store in Illinois that serves both recreational and medical marijuana patients. Of the Company’s 11 retail stores in California, the Company owns and operates nine retail stores and manages the operations of two through long term management services agreements. The Company also operates one retail store in Arizona. However, the Company is currently discussions to sell the operation and as such has classified its Arizona business as discontinued operations. Four retail locations within the state of New York have been classified as discontinued operations.

Expanding upon its omni-channel experience, the Company launched its same-day delivery platform in California on August 19, 2019. On September 16, 2019, MedMen’s delivery service was launched in Nevada. Over time, the Company expects to expand its delivery service in each of its states. Delivery service is available seven days a week, 365 days a year. Both MedMen Buds and MedMen Delivery cement the Company’s commitment to continuously evolving the consumer experience.

Real Estate Strategy

MedMen is focused on entering geographic markets which it believes has significant demand potential for cannabis (assessed through industry research, such as financial analyst reports covering the cannabis industry and consumer and retail information from data providers, and management estimates, such as top-down estimates that evaluate the total addressable market (factoring in potential penetration of cannabis consumption within a specific market) as well as using the Company’s own store performance in similar markets to evaluate potential revenue and profitability), and high barriers to entry, such as limited retail licenses, zoning restrictions and licensing requirements. MedMen’s real estate strategy is focused on prime locations with significant foot traffic and proximity to popular attractions (restaurants, malls, sports arenas, hotels, etc.). MedMen targets retail spaces with a footprint of 2,000 to 5,000 square feet, depending on the market and available real estate. MedMen utilizes both its internal real estate team and a network of real estate brokers to negotiate leases on behalf of the Company. MedMen typically prefers to secure long-term leases for its store locations instead of acquiring real estate. Where leasing of the applicable property is not possible, the Company will generally seek a financing partner to assign the purchase and sale agreement to prior to closing and after the Company has secured the license, and then enter into a leaseback transaction with that purchaser.

Branding and Marketing

MedMen utilizes consistent branding and messaging across its dispensaries under the “MedMen” name. In order to support its retail operations, MedMen has a dedicated marketing team that engages potential customers through in-store demos, social media and promotions, including the MedMen Buds loyalty program, which is described below.

MedMen continues to focus on growing market share and allocating capital to maximize shareholder value, which begins with providing a superior retail experience for its consumers. This includes building and supporting spaces where customers feel safe and educated, while discovering the benefits of cannabis.

The Company curates unique cannabis products and resources that reflect the interests of its customers.

MedMen works diligently to identify emerging cannabis trends and influencers within beauty, wellness, fashion, sports, and entertainment lifestyle verticals. As cannabis gains popularity across these categories, MedMen aims to become a leading lifestyle destination for the next-generation cannabis consumer.

In order to continue enhancing its customer experience, the Company recently launched MedMen Buds, a rewards program that encompasses over 425,000 individual participants and continues to grow daily, with members across California, Florida, Illinois, Arizona and Nevada. MedMen understands that in the current retail landscape, building loyalty with core customers is a key driver of continued growth. The Company’s understanding of what its customers value, and how it can meet those needs is critical in deepening its connection with its core customers.

Creating a true omni-channel experience for customers has been a priority for the Company since its inception. In support of that endeavor, the Company successfully launched a fully-owned and operated delivery service in the California and Nevada markets. MedMen is held to the highest standard as it releases “first-to-market” goods and services to cannabis consumers, and as such, the Company takes great pride in the initial positive feedback towards its enhanced omni-channel offering.

Banking and Processing

MedMen deposits funds from its dispensary operations into its banking partners in each respective market. The banks are fully aware of the nature of MedMen’s business and continue to remain supportive of MedMen’s growth plans. MedMen’s dispensaries currently accept only cash and debit card and do not process credit card payments. The Company believes that, as regulations continue to evolve, over time most forms of payment will be accepted, however, it is unclear exactly when this may occur.

Product Selection and Offerings

Product selection decisions are currently made by MedMen’s team of buyers, which negotiates and receives bids from potential brand vendors across all product categories including flower, vape pens, oils, extracts, edibles and pre-rolls. MedMen bases its product selection decisions on product quality, margin potential, consumer feedback and the ability for the respective brands to scale.

MedMen currently sells its own branded products in California, Nevada, New York and Florida under MedMen RED, [statemade] and LuxLyte brands. MedMen manufactures its own products in New York and Florida, and expects to leverage contract manufacturers in California, Nevada and Illinois for its own branded products.

MedMen’s retail locations in California, Illinois, and Nevada make available a variety of MedMen and third party (resale) cannabis and cannabis products. Cannabis and cannabis products for sale include but are not limited to: cannabis dry flower, concentrated cannabis oil, vaporizer forms of cannabis, cannabis edible products and other cannabis products.

MedMen is approved in New York to produce tinctures, vape pens, lotion, topical pain spray, ground flower and capsules. MedMen currently produces five (5) THC:CBD ratios for tinctures, vape pens, lotions, sprays and capsules and thus offers a total of fifteen products at each of its retail locations in New York, as follows: Wellness (0:1), Harmony (1:1), Awake (20:1), Calm (50:1) and Sleep (100:1).

Product Pricing

MedMen’s prices vary based on the market conditions and product pricing of vendor partners. Generally, MedMen strives to keep pricing consistent across all store locations within a state. Cannabis product pricing is usually based on operating costs, materials costs, distribution costs, and quality and strength of ingredients.

The states of California, Nevada, Florida, Illinois and Massachusetts do not regulate pricing and licensed dispensing organizations within such states may set their own prices for cannabis and cannabis products. The state of New York does regulate pricing of all approved medical marijuana products.

Notwithstanding that most of the foregoing states do not regulate pricing of cannabis and cannabis products permitted to be sold in such states, many of them impose taxes on the sale of the same, as follows. Permitted products sold:

●	in California, are subject to a 15% cannabis excise tax, a local cannabis excise tax which varies by city and/or county, and state sales tax of 7.25% with an additional local sales tax of up to 3%.

●	in Nevada, are subject to a 10% cannabis excise and sales tax.

●	in Florida, are not currently subject to an excise or sales tax.

●	in Illinois, Medial cannabis sales are not currently subject to an excise tax but are subject to a sales tax which is identified as a 1% Retailer’s Occupational Tax because the permitted medical cannabis products are considered medicine. Recreational cannabis sales are subject to the following cannabis excise and sales tax structure:

o	10% of taxable receipts from the sale of adult use cannabis, other than cannabis- infused products, sold with 35% THC or less;

o	25% of taxable receipts from the sale of adult use cannabis, other than cannabis- infused products, sold with greater than 35% THC;

o	20% of taxable receipts from the sale of adult use cannabis-infused products; and

o	6.25 % Retailer’s Occupation Tax (sales tax)

o	Up to a 3% Municipal Cannabis Retailer’s Occupation Tax (sales tax)

o	County Cannabis Retailer’s Occupation Tax:

▪	Up to 3.75% in unincorporated areas of the county

▪	Up to 3% in a municipality located in a county

In-Store Pickup and Delivery

MedMen offers in-store pickup in most California and Nevada retail locations, accessible from MedMen’s website. Measures to enhance this offering and expand its availability into certain of the Company’s other operating states, where permitted under applicable laws and regulations, are underway.

The Company launched statewide same-day delivery in California in August 2019. The Company launched delivery in Nevada in September 2019.

Loyalty Program

MedMen launched its new loyalty program, MedMen Buds, in July 2019. In addition to providing exclusive access to sales and discounts, members of MedMen Buds earn points for every purchase that lead to rewards. MedMen Buds is currently live in all of the Company’s stores across California, Nevada, and Florida and counts over 425,000 members.

Inventory Management

MedMen has comprehensive inventory management procedures, which are compliant with the rules set forth by the California Department of Consumer Affairs’ Bureau of Cannabis Control (“BCC”) and all other applicable state and local laws, regulations, ordinances, and other requirements. These procedures ensure strict control over MedMen’s cannabis and cannabis product inventory from delivery by a licensed distributor to sale or delivery to a consumer, or disposal as cannabis waste. Such inventory management procedures also include measures to prevent contamination and maintain the safety and quality of the products dispensed at MedMen’s retail locations. MedMen understands its responsibility to the greater community and the environment and is committed to providing consumers with a consistent and high-quality supply of cannabis.

Managed Dispensaries

MedMen uses the same proprietary, best-practices policies and procedures in both owned and managed dispensaries in order to ensure systematic operations and consistent customer experience. By design, a customer or employee should notice no distinct differences between owned and managed stores. Additionally, MedMen enters into long-term management services agreements, as further described under “Management Services” below.

Cultivation and Production Operations

MedMen currently operates four cultivation and production facilities across Nevada, California, Florida and Arizona. Given the regulatory environment and lack of robust wholesale market in Florida, the Company expects to continue cultivation and production activities in that market. In California and Nevada, the Company is in discussions with operating partners for its cultivation and production facilities so it can focus on retail operations. The Company has not entered into any definitive agreements at this time. The Company currently intends to sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada. The Company also operates a cultivation and production facility in Arizona. Although no definitive agreements have been entered into, the Company is currently in discussions to sell the operation, and as such has classified its Arizona business as discontinued operations.

In Florida, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process.

Nevada (Mustang)

MedMen operates a cultivation and production facility in northern Nevada. The combined facility is comprised of a 30,000 square foot cultivation facility and a 15,000 square foot production facility and sits on a total of 4.27 acres of land. The 30,000 square foot high-tech Dutch hybrid greenhouse allows for 22,000 square feet of canopy space. The production facility includes state-of-the-art production and extraction equipment.

California (Desert Hot Springs)

MedMen operates a cultivation and production facility in Desert Hot Springs, California. The combined facility is comprised of a 30,000 square foot cultivation facility and a 15,000 square foot production facility and its design is based on the Mustang facility.

Florida (Eustis)

MedMen operates a temporary cultivation and production facility in Eustis, Florida, which is approximately an hour’s drive north from Orlando.

Arizona (Mesa)

The Company also operates a cultivation and production facility in Mesa, Arizona. However, the Company is currently in discussions to exit the Arizona market and as such as designated its Arizona business as discontinued operations.

Management Services

In addition to owning its own retail licenses, MedMen has signed long-term management services contracts with third-party license owners seeking MedMen’s management services. Management services include the use of the “MedMen” brand, retail operations support, human resources, finance and accounting, marketing, sales, legal and compliance. MedMen currently has two management services agreements in place with license owners in California. The two managed dispensaries are located in Venice Beach (Abbot Kinney) and the Los Angeles Airport area.

The management services agreements are typically 30 years in length with 10-year renewals and significant penalties if an operator sells its interest in a managed licensed entity (20% of net sale price of licensee with respect to a change of control transaction). The management services agreements currently in place comprise of the following fees: (i) 1.5% of gross revenue for marketing and soft costs, (ii) $20,000 per month shared services fee, (iii) 25% of monthly EBITDA, (iv) 1.5% of construction budget for construction design services, and (v) 5% of construction budget for construction management services.

Employees

As of December 26, 2020, MedMen had approximately 830 employees across its operating jurisdictions, approximately 125 of which were employed at the corporate level. The remaining employees are employed at retail, cultivation, production, quality assurance/quality control and supply chain/distribution.

MedMen is committed to:

●	Providing equal employment opportunities to all employees and applicants: These policies extend to all aspects of MedMen’s employment practices, including but not limited to, recruiting, hiring, discipline, termination, promotions, transfers, compensation, benefits, training, leaves of absence, and other terms and conditions of employment.

●	Providing a work environment that is free of unlawful harassment, discrimination and retaliation: In furtherance of this commitment, MedMen strictly prohibits all forms of unlawful discrimination and harassment.

●	Complying with all laws protecting qualified individuals with disabilities, as well as employees’, independent contractors’ and vendors’ religious beliefs and observances.

MedMen is committed to all of the above without regards to race, ethnicity, religion, color, sex, gender, gender identity or expression, sexual orientation, national origin, ancestry, citizenship status, uniform service member and veteran status, marital status, pregnancy, age, protected medical condition, genetic information, disability, or any other protected status in accordance with all applicable federal, state, provincial and local laws.

MedMen’s employees are highly-talented individuals who have educational achievements ranging from Ph.D, Masters, and undergraduate degrees in a wide range of disciplines, as well as staff who have been trained on the job to uphold the highest standards as set by MedMen. It is a requirement that all of MedMen’s employees pass background checks and drug screening. MedMen recruits, hires and promotes individuals that are best qualified for each position, priding itself on using a selection process that recruits people who are trainable, cooperative and share its core values as a company.

In addition, the safety of MedMen’s employees is a priority and MedMen is committed to the prevention of illness and injury through the provision and maintenance of a healthy workplace. MedMen takes all reasonable steps to ensure staff is appropriately informed and trained to ensure the safety of themselves as well as others around them.

MedMen partners with the United Food and Commercial Workers (the “UFCW”). The UFCW is a national labor union that represents cannabis workers throughout the United States. The eligible staff of all current retail locations of MedMen in California is represented by the UFCW. MedMen entered into a collective bargaining agreement with UFCW Local 770 and its sister locals in Southern California in 2018 and has expanded that relationship to include UFCW Local 5 in Northern California. In New York, MedMen has entered into a collective bargaining agreement with the Retail, Wholesale and Department Store Union, a division of the UFCW, which represents MedMen’s cultivation and retail staff in New York state.

Competition

With respect to retail operations, MedMen expects to compete with other retail license holders across the states in which it operates, and additional states, as it expands its retail operations into those states either organically or by way of acquisition. Many of MedMen’s competitors in the markets in which MedMen operates in are small local operators. In certain markets such as Los Angeles, there are also a number of illegally operating dispensaries, which serve as competition. In addition to physical dispensaries, MedMen also competes with third-party delivery services, which provide direct-to-consumer delivery services.

Further, as more U.S. jurisdictions pass state legislation allowing recreational use of cannabis, the Company expects an increased level of competition in the U.S. market. For example, since January 1, 2018, the legalization of recreational cannabis in California has spurred an increase of new entrants. A number of companies listed on the CSE are expanding operations to states that have decriminalized cannabis consumption. The increasingly competitive U.S. state markets may adversely affect the business, financial condition, results of operations and prospects of the Company.

Intellectual Property

MedMen has developed numerous proprietary technologies and processes. These proprietary technologies and processes include its seed-to-sale software, cultivation and extraction techniques, and cultivation equipment and irrigation systems. While actively exploring the patentability of these techniques and processes, MedMen relies on non-disclosure/confidentiality arrangements and trade secret protection.

MedMen has invested significant resources towards developing a recognizable and unique brand consistent with premium, high-end retailers in analogous industries. To date, MedMen has 13 registered federal trademarks with the United States Patent and Trademark Office, three registered trademarks in Mexico, one registered trademark in California, sixteen registered trademarks in Nevada, three registered trademarks in Florida and three registered trademarks in New York. All U.S. federal registered trademarks are further described below.

MedMen’s in-house and outside legal counsel vigorously monitor and swiftly respond to potential intellectual property infringement. Additionally, MedMen maintains strict standards and operating procedures regarding its intellectual property, including the regular use of non-disclosure, confidentiality, and intellectual property assignment agreements.

Trademarks

As of the date hereof, MedMen has registered the following 11 federal trademarks in the United States, including the “MedMen” name itself, related logos, and design marks distinctive to MedMen’s brand:

●	“MEDMEN” was registered under registration number 4916626 on March 15, 2016, registration numbers 5301055, 5301056, 5301058, and 5301059 on October 3, 2017 and registration number 5612033 on November 20, 2018. This mark was registered for use in association with providing a range of services including “arranging of seminars; conducting workshops and seminars in the fields of business management, entrepreneurship, and investing”, “private equity fund investment services; management of private equity funds; providing venture capital, development capital, private equity and investment funding”, “business advice and information; business consultation; business consultation services”, “on-line journals, namely, blogs featuring social and medical benefits of cannabis” and for use in association with the following products: “hoodies; jackets; shirts; sweatshirts; long-sleeved shirts; t-shirts” and “plastic water bottles sold empty”.

●	“MYMEDMEN” was registered under registration number 5301054 on October 3, 2017 for use in association with “computer software that provides real-time, integrated business management intelligence by combining information from various databases and presenting it in an easy-to-understand user interface”.

●	The stylized red text logo for “MedMen”, as registered under registration number 4788802 on August 11, 2015 for use in association with “business consultancy; business consultation services”.

●	The stylized red “M”, was registered under registration number 4825297 on October 5, 2015 for use in association with “business consultancy; business consultation; business consultation services”.

●	The stylized geometric marijuana leaf, was registered under registration numbers 5333804 and 5333805 on November 14, 2017 and registration number 5421419 on March 13, 2018. This design mark was registered for use in association with products, namely “hoodies; long- sleeved shirts; shirts; sweat shirts; t-shirts” and for use in association with services including “private equity fund investment services; management of private equity funds; providing venture capital, development capital, private equity and investment funding” and “business management consultancy services not including services related to supply chain and inventory management”.

●	The stylized text logo for “EMBER”, was registered under registration number 5616303 on November 27, 2018 for use in association with “general feature magazine in the field of cannabis, general feature magazines”.

All federal registered trademarks in the United States described above are subject to renewal 10 years from the date of registration.

UNITED STATES REGULATORY ENVIRONMENT

Federal Regulatory Environment

The federal government of the United States regulates controlled substances through the CSA, which places controlled substances on one of five schedules. Currently, marijuana is classified as a Schedule I controlled substance. A Schedule I controlled substance means the Drug Enforcement Agency considers it to have a high potential for abuse, no accepted medical treatment, and a lack of accepted safety for the use of it even under medical supervision. Overall, the United States federal government has specifically reserved the right to enforce federal law in regards to the sale and disbursement of medical or adult-use marijuana even if such sale and disbursement is sanctioned by state law. Accordingly, there are a number of significant risks associated with the business of the Company and unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current federal law, and the business of the Company may be deemed to be producing, cultivating, extracting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States.

The following table provides a list of the licenses granted to and disclosed as applied for by the Company.

Entity	Address	Jurisdiction	License Type	Expiry Date (if applicable)	License Number(s)
Advanced Patients' Collective	735 S. Broadway, Los Angeles, CA 90014	State	Adult use and Medical Retail	07/23/2021	C10-0000499-LIC
		City	Adult Use Retail	12/31/2020	0002086145-0001-8: Fund/Class J020
		City	Medical Retail	12/31/2020	0002086145-0001-8: Fund/Class J010
	2430 Porter St., Los Angeles, CA 90021	State	Adult use and Medical Distribution	07/02/2021	C11-0000635-LIC
MME CYON Retail, Inc.	110 S Robertson Blvd, Los Angeles CA 90048	State	Adult use and Medical Retail	07/15/2021	C10-0000426-LIC
		City	Adult Use Retail	12/31/2020	0002053218-0001-8: Fund/Class J020
		City	Medical Retail	12/31/2020	0002181643-0001-9 Fund Class J010
Desert Hot Springs Green Horizons, Inc.	13300 Little Morongo Road, Desert Hot Springs, CA 92240	State	Adult Use and Medicinal Distributor	06/24/2021	C11-0000490-LIC
		State	Adult use and Medical Manufacturing - Type 7	05/10/2021	CDPH-10003152
		State	Adult use and Medical Cultivation	09/13/2020	CAL19-0004050
		City	Business License - Cultivator/Distributor	09/15/2020	2071
		City	Business License - Manufacturing	09/15/2020	2070
		City	Cannabis Regulatory Permit - Cultivation, Distribution, and Manufacturing	N/A	2017-00000396
		City	CUP	N/A	CUP 14-16
Farmacy Collective	8208 Santa Monica Blvd, Santa Monica CA 90046	State	Adult use/Medical Retail	07/14/2021	C10-0000421-LIC
		City	TUP (TEMP CITY APPROVAL)	09/28/2020	17-0013
		City	West Hollywood Business License - Public Eating	05/31/2021	PBL-004537
Rochambeau, Inc.	3996 San Pablo Avenue Suites A, B, C, D; Emeryville, CA 94608	State	Adult use and Medical Retail	07/07/2021	C10-0000385-LIC
		City	Adult use and Medical Retail	08/21/2020	EPD 19-006
		City	CUP for Retail	02/22/2021	CUP-18-001
Sure Felt, LLC	10715 Sorrento Valley Rd., San Diego, CA 92121	State	Adult use and Medical Retail	07/04/2021	C10-0000379-LIC
		City	Medical Marijuana Consumer Cooperative Permit	04/17/2020*	Form DS-191
		City	CUP	06/18/2023	CUP 1865509
MMOF San Diego Retail, Inc.	5125 Convoy St., #211 San Diego, CA 92111	City	CUP	06/25/2020*	1291580 PTS# 369478
		City	Medical Marijuana Consumer Cooperative Permit	05/23/2020*	Form DS-191
		State	Adult use and Medical Retail	07/04/2021	C10-0000378-LIC
The Compassion Network	410 Lincoln Blvd., Venice, CA 90291	State	Adult use and Medical Retail	06/11/2021	C10-0000177-LIC
		City	Adult-Use Retail	12/31/2020	0002181643-0001-9: Fund/Class J020
		City	Medical Retail	12/31/2020	0002181643-0001-9: Fund/Class J010
The Source Santa Ana	2141 S Wright Street, Santa Ana CA 92705	State	Adult-Use and Medicinal Retailer	07/15/2021	C10-0000442-LIC
		City	Regulatory Safety Permit	01/13/2021	2018-16

Viktoriya's Medical Supplies, LLC	1075 10th St, N. San Jose, CA 95112	State	Adult use and Medical Microbusiness	07/04/2021	C12-0000144-LIC
		City	City of San Jose - Medical Cannabis Cultivation, Medical Cannabis Distribution, Medical Cannabis Manufacturing, Medical Cannabis Retail, Non-Medical Cannabis Cultivation, Non-Medical Cannabis Distribution, Non-Medical Cannabis Manufacturing, Non-Medical Cannabis Retail	12/14/2020	101-568997
PHSL, LLC	840 Broadway Ave, Suite B-4 Seaside, CA 93955	City	Business License	06/30/2021	9992017926
		State	Adult use and Medical Retail	07/15/2021	C10-0000425-LIC
MATTNJEREMY, INC	2767 E. Broadway Long Beach, CA 90803	City	Business License - Dispensary with Delivery - Adult Use	08/03/2023	MJ21908299
		City	Adult use and Medical Retail	01/04/2023	MJ21908296
		State	Adult use and Medical Retail	07/15/2021	C10-0000438-LIC
Milkman, LLC	923 Huber Street, Grover Beach, California 93433	State	Adult use and Medical Retail	06/24/2021	C10-0000273-LIC
		City	Use Permit for Manufacturing, Distribution, Retail	N/A	Resolution No. 18-19
12071 Wilshire Retail LLC	12071 Wilshire Blvd, Los Angeles, CA 90025	State and City	Adult use and Medical Retail	N/A	Pending Local and State Approval
MME Pasadena Retail LLC	536 S. Fair Oaks, Pasadena, CA 91105	State and City	Adult use and Medical Retail	N/A	Pending Local and State Approval
MME Sutter Retail Inc.	532 Sutter Street, San Francisco CA 94102	State and City	Adult use and Medical Retail	N/A	Pending Local and State Approval
MME Union Retail, LLC	1861 Union St, San Francisco, CA 94123	State and City	Adult use and Medical Retail	N/A	Pending Local and State Approval
MMOF Vegas Retail Inc	4503 Paradise Rd St. 210 A-B, Las Vegas, NV 8916	County	Marijuana Master License Retail Store/Medical Dispensary	12/31/2020	2000169.MMR-301
		State	Retail Marijuana Store	06/30/2021	Certificate: 04045523128584413069 Code: RD078
		State	Medical Marijuana Dispensary	06/30/2021	Certificate: 3465297098641153293 MME Code: D078
MMOF Fremont Retail, Inc.	823 S 3rd Street, Las Vegas, NV 89101	City	Medical Retail Business License	01/01/2021	License #: M66-00014
		City	Recreational Retail Business License	01/01/2021	License #: M66-00015
		State	Retail Marijuana Store	06/30/2021	Certificate: 67501179020484699802 Code: RD178
		State	Medical Marijuana Dispensary	06/30/2021	Certificate: 51798010886861416556 Code: D178
MMOF Vegas Retail 2, Inc.	6332 S Rainbow Blvd #105, Las Vegas, NV 89118	City	Marijuana Master License Retail Store/Medical Dispensary	12/31/2020	2000104.MMR-301
		State	Retail Marijuana Store	06/30/2021	Certificate: 10756476132829656560 Code: RD092
		State	Medical Marijuana Dispensary	06/30/2021	Certificate: 55740439531874846857 Code: D092

MMNV2 Holdings I, LLC	12000 Truckee Canyon Court, Sparks NV 89434	State	Marijuana Cultivation Facility	07/31/2021	Certificate: 07912568590104527553 Code: RC025
		State	Medical Marijuana Cultivation Registration Certificate	06/30/2021	Certificate: 17870088520850390544 Code: C025
		County	Marijuana Cultivation Facility	01/01/2021	W000009ME-LIC
		State	Marijuana Product Manufacturing Facility	07/31/2021	Certificate: 28332017443877189253 Code: RP016
		State	Medical Marijuana Production Registration Certificate	06/30/2021	Certificate: 42811321585035807243 Code: P016
		County	Marijuana Product Manufacturing Facility	01/01/2021	W000005ME-LIC
EBA Holdings, Inc.	8729 E Manzanita Dr., Scottsdale, AZ 85258	State	Approval to Operate - Dispensary, Cultivation (offsite)	08/07/2022	00000072DCMU00762354
		City	CUP	03/01/2022	8-UP-2012#2
	2832 N. Omaha, Mesa, AZ 85125	State	Approval to Operate -Cultivation (offsite)	08/07/2022	00000072DCMU00762354
MedMen NY, Inc	1113 Herkimer Road, Utica, NY 13501	State	Manufacturing License	07/31/2021	MM0501M
	2001 Marcus Avenue, Lake Success, NY 11042	State	Dispensing License	07/31/2021	MM0502D
	433 Fifth Avenue, New York, NY 10116	State	Dispensing License	07/31/2021	MM0503D
	1304 Buckley Road, Syracuse, NY 13212	State	Dispensing License	07/31/2021	MM0504D
	6850 Main Street, Buffalo, NY 14221	State	Dispensing License	07/31/2021	MM0506D
MME Florida, LLC	25540 County Road 44A, Eustis, Florida 32736	State	Cultivation and Manufacturing Authorization	07/13/2022	MMTC-2017-0012
	5048 Bayou Blvd. Pensacola, Florida 32503	State	Dispensing Authorization
	326 5th Avenue North, St. Petersburg, Florida 33701	State	Dispensing Authorization
	2949 North Federal Highway Fort Lauderdale, Florida 33306		Dispensing Authorization
	537-539 Clematis Street, West Palm Beach, Florida 33401	State	Dispensing Authorization

MedMen Boston, LLC	120 Brookline Avenue, Boston, Massachusetts 02215	State and City	Adult-Use and Medicinal Retailer	TBD	Pending Additional Approvals. State Provisional Obtained
MME Newton Retail, LLC	232 Boylston Street, Newton, MA 02459	State and City	Adult-Use and Medicinal Retailer	TBD	Pending Local and State Approval
Future Transactions Holdings, LLC	1132 Lake Street, Oak Park, Il 60301	State	Medical Dispensing License	08/22/2021	DISP.000041
		State	Adult Use License	03/31/2021	AUDO.000033
MME Evanston Retail LLC	1804 Maple Ave. Evanston, IL 60201	State	Medical Dispensing License	11/09/2020	DISP.000009
		State	Adult Use License	03/31/2021	AUDO.000020

*	A renewal application has been submitted by the Company in respect of the noted license/permit. The license/permit remains effective during the renewal process. The Company expects to receive a renewal for such a license in the ordinary course of business.

Disclosure that a license has been granted to or applied for by the Company does not imply that all required regulatory steps have been satisfied to operate a cannabis facility under that license, as licensing commonly requires multiple levels of approval at the state and local level, as well as securing compliant real estate, and licenses listed as having been granted are often provisional in nature.

The Company’s operations are in compliance with applicable state laws, regulations and licensing requirements. Additionally, the Company uses the same proprietary, best-practices policies and procedures in its managed dispensaries as in its owned dispensaries in order to ensure systematic operations and, as such, to the Company’s knowledge, the dispensaries that the Company manages are in compliance with applicable state laws, regulations and licensing requirements.

Nonetheless, for the reasons described above and the risks further described under the “Risk and Uncertainties” section herein, there are significant risks associated with the business of the Company. Readers are strongly encouraged to carefully read all the risk factors contained herein.

The following sections describe the legal and regulatory landscape in respect of the states in which the Company currently operates and as such in which it is currently contemplated that the Company will be operating upon completion of announced transactions.

While the Company’s compliance controls have been developed to mitigate the risk of any material violations of a license arising, there is no assurance that the Company’s licenses will be renewed in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process could impede the ongoing or planned operations of the Company and have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

ARIZONA

Arizona Regulatory Landscape

The Arizona Medical Marijuana Program (the “AZDHS Program”) is governed by Title 9; Chapter 17 Department of Health Services Medical Marijuana Program (the “AZDHS Rules”) and A.R.S. § 36-2801 et seq., as amended from time to time (the “Arizona Act”) (the AZDHS Rules and the Arizona Act collectively referred to herein as the “AMMA”). The Arizona Act, which was approved by the Arizona voters in 2010 provides the legal requirements and restrictions in conjunction with the applicable rules, guidelines and requirements, promulgated by the Arizona Department of Health Services (“AZDHS”). The AZDHS Program provides for a limited number of Medical Marijuana Dispensary Registration Certificates (each, an “Arizona License”). The program currently allows 131Arizona Licenses. A variety of product types are allowed in the state including medical marijuana and manufactured and derivative products which contain medical marijuana.

Licenses

Arizona state licenses are renewed biennially. Licensees are required to submit a renewal application, an annual financial statement, an audit of the annual financial statement prepared by an independent certified public accountant for the previous licensing period and fees outlined in the AZDHS rules. There is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner along with the necessary supporting documents, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of Arizona, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. A single license holder is provided with the ability to cultivate, harvest, process, transport, sell and dispense cannabis and cannabis products, and is not required to participate in all of the allowable activities. Delivery is allowed from dispensaries to patients.

Reporting Requirements

The AZDHS has not selected a state mandated seed-to-sale system at this time. Licensed entities are permitted to choose their own provider or to track marijuana products from seed-to-sale using proprietary methods. The state however, tracks patient dispensing limits through a proprietary state system. Although there are no periodic reporting requirements to the state, full seed-to-sale tracking is required by all licensees and is periodically audited by the AZDHS. Additionally, all sales transactions are manually entered into the state dispensing tracking system at the time of transaction.

COVID-19

Medical Marijuana dispensaries were not explicitly identified as essential businesses in the Governor’s March 23, 2020 executive order outlining essential services. However, dispensaries continued to operate as they were considered essential as part of Arizona’s healthcare and public health operations sector. Licensed dispensaries have remained open during the stay-at-home order.

Businesses that physically operate in Arizona and serve the public must establish and implement policies based on guidance from the CDC, Department of Labor, Occupational Safety and Health Administration (“OSHA”) and ADHS to limit and mitigate the spread of COVID-19 including limiting the congregation of groups of no more than ten persons when feasible and in relation to the size of the location.

CALIFORNIA

California Regulatory Landscape

In 1996, California was the first state to legalize medical marijuana through Proposition 215, the Compassionate Use Act of 1996 (“CUA”). This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine, or any other illness for which marijuana provides relief.

In 2003, Senate Bill 420 was signed into law establishing an optional identification card system for medical marijuana patients.

In September 2015, the California legislature passed three bills collectively known as the “Medical Cannabis Regulation and Safety Act” (“MCRSA”). The MCRSA established a licensing and regulatory framework for medical marijuana businesses in California. The system created multiple license types for dispensaries, infused products manufacturers, cultivation facilities, testing laboratories, transportation companies and distributors. Edible infused product manufacturers would require either volatile solvent or non-volatile solvent manufacturing licenses depending on their specific extraction methodology. Multiple agencies would oversee different aspects of the program and businesses would require a state license and local approval to operate. However, in November 2016, voters in California overwhelmingly passed Proposition 64, the “Adult Use of Marijuana Act”(“AUMA”) creating an adult-use marijuana program for adult-use 21 years of age or older. AUMA had some conflicting provisions with MCRSA, so in June 2017, the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), which amalgamates MCRSA and AUMA to provide a set of regulations to govern medical and adult-use licensing regime for cannabis businesses in the state of California. MAUCRSA went into effect on January 1, 2018. The three agencies that regulate marijuana at the state level are the California Department of Consumer Affairs’ Bureau of Cannabis Control (“BCC”), California Department of Food and Agriculture(“CDFA”), California Department of Public Health(“CDPH”). The California Department of Tax and Fee Administration(“CDTFA”) oversees.

In order to legally operate a medical or adult-use cannabis business in California, the operator must have both a local and state license. This requires license holders to operate in cities with marijuana licensing programs. Therefore, cities in California are allowed to determine the number of licenses they will issue to marijuana operators or can choose to outright ban marijuana.

Licenses

The Company is licensed to operate as a Medical and Adult-Use Retailer, Cultivator, Manufacturer and Distributor under applicable California and local jurisdictional law. The Company’s licenses permit it to possess, cultivate, manufacture, distribute, dispense and sell medical and adult-use cannabis in the state of California pursuant to the terms of the various licenses issued by the BCC, CDFA, and CDPH under the provision of the MAUCRSA and California Assembly Bill No. 133.

On August 27, 2020, MME Pasadena Retail, Inc. (“MME Pasadena”), a subsidiary of the Company, received a notice from the City of Pasadena that a determination was made that there had been a material change in ownership and/or management of MedMen such that the initial application was no longer valid, resulting in MME Pasadena losing the right to proceed through the cannabis permitting process in the City of Pasadena. On October 21, 2020, MME Pasadena filed a Writ of Mandate in the Superior Court of the State of California for the County of Los Angeles against the City of Pasadena, followed by a First Amended Verified Petition for Writ of Mandate on December 8, 2020, seeking, among other things, an order requiring the city to revoke its denial of MME Pasadena’s application.

The licenses are independently issued for each approved activity for use at the Company’s facilities in California. California state and local licenses are generally renewed annually. License renewal applications are submitted per guidelines published by local cannabis regulators, BCC, CDFA and CDPH. While renewals are generally annual, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable license, the Company would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of California, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. The Company has the capabilities to cultivate, harvest, process, manufacture, distribute, and sell/dispense/deliver adult-use and medical cannabis and cannabis products. The state also allows the Company to make wholesale purchase of cannabis and cannabis products from, or a distribution of cannabis and cannabis product to, another licensed entity within the state.

Reporting Requirements

The state of California has selected Franwell Inc.’s METRC solution (“METRC”) as the state’s track-and-trace (“T&T”) system used to track commercial cannabis activity and movement across the distribution chain (“seed-to- sale”). The METRC system is mandatory for all licensed operators in the state of California. The system allows for other third-party system integration via application programming interface (“API”).

COVID-19 Regulations

On March 19, 2020, Governor Gavin Newsom issued a stay at home order to protect the health and well-being of all Californians and to establish a consistent approach across the state to slow the spread of COVID-19. This order went into effect on March 19, 2020, and is in place until further notice, with certain modification in May 2020.

The order identified certain services as essential, including food, prescriptions, and healthcare. These services can continue despite the stay at home order. Because cannabis is an essential medicine for many residents, licensees were permitted to operate so long as their operations comply with local rules and regulations.

In response to Governor Newsom’s emergency declaration regarding COVID-19, BCC licensees who are unable to comply with specific regulatory requirements were able to request relief from specific licensing requirements pursuant to section 5038 of the Bureau’s regulations. MedMen and numerous other retailers requested and were granted relief from certain regulation to perform curbside pickup for cannabis and cannabis product sales.

Certain jurisdictions where MedMen operates, or seeks to operate, implemented additional operational guidelines/limitations which MedMen continues to observe until further updates from local and state regulatory bodies.

FLORIDA

Florida Regulatory Landscape

In June 2014, the Florida Legislature and Governor enacted the Compassionate Medical Cannabis Act (SB1030) (the “CMCA”) to provide a comprehensive, safe and effective medical marijuana program to meet the needs of Florida residents. The Florida State Department of Health’s Office of Medical Marijuana Use (the “OMMU”) is the regulatory agency overseeing the medical marijuana program.

While Florida regulations discuss manufacturing of edible products, such products were not permitted until the Florida Department of Health created rules for edibles manufacturing. As of March 16, 2020, new regulations outlining a path to edibles manufacturing were published. License holders must meet many requirements to manufacture edibles including but not limited to: updating their business plan, obtain and maintain a food establishment permit, and obtain approval from the OMMU.

In addition, the OMMU is in the process of promulgating new lab testing rules which will enhance the current lab testing program and product safety requirements.

Licenses

Florida state licenses are issued unnumbered and are renewed biennially. Licensees are required to submit a renewal application and fees per guidelines published by OMMU. While renewals are biennial, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and regulatory requirements are met, the Company would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of Florida, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. Florida is a “vertically-integrated” system, which gives a single license holder the ability to cultivate, harvest, process, manufacture, transport, sell and dispense cannabis and cannabis products. In Florida, license holders must participate in all aspects of the value chain in order to dispense cannabis and cannabis products to patients. Delivery to patients is permitted under the license with approval from the OMMU. The state of Florida recently updated lab testing related regulations putting more stringent controls on products in the supply chain, for the benefit of the medical marijuana patients. MedMen’s products were not impacted from the change due to stringent internal controls which exceeded previous regulatory requirements for product safety.

Reporting Requirements

The OMMU has not selected a state mandated seed-to-sale system at this time. The state however, tracks patient dispensing limits through a proprietary state system. Although there are no periodic reporting requirements to the State, full seed-to-sale tracking is required by all licensees and is periodically audited by the OMMU. Additionally, all sales transactions are manually entered into the state dispensing tracking system at the time of transaction.

COVID-19

Medical Marijuana Treatment Centers (“MMTC”) were not explicitly identified as essential businesses in the Governor’s April 1st stay-at-home order. However, MMTCs were considered essential as part of Florida’s health-care sector. Licensed MMTCs have remained open during the stay-at-home order.

On March 16, 2020, the Florida Department of Health issued Emergency Order 20-002, which allowed the use of telemedicine by qualified physicians for recertification of already-existing medical marijuana patients. Under the order, qualified physicians under section 381.986, Florida Statutes, may issue a physician certification only for an existing qualified patient with an existing certification that was issued by that qualified physician without the need to conduct a physical examination while physically present in the same room as the patient.

ILLINOIS

Illinois Regulatory Landscape

In 2013, the Illinois General Assembly passed the Compassionate Use of Medical Cannabis Pilot Program Act (410 ILCS 130), Public Act 98-0122 (the “Illinois Act”), which was signed into law by the Governor on August 1, 2013 and went into effect on January 1, 2014. The Illinois Act allows an individual who is diagnosed with a debilitating condition to register with the state to obtain cannabis for medical use. The program currently allows 60 Dispensing Organizations (each, a “DO”) and 22 cultivation centers statewide. A large variety of medical cannabis products are allowed in the state, including the smoking of cannabis flower. Overall, the program is administered by the Illinois Department of Public Health (the “IDPH”), the Illinois Department of Financial and Professional Regulations (the “IDFPR”) is the regulatory agency overseeing the medical marijuana program for DOs and the Illinois Department of Agriculture (the “IDOA”) is the regulatory agency overseeing the medical marijuana program for cultivation centers.

In June 2019, Illinois governor signed legislation legalizing marijuana for recreational use. The Cannabis Regulation and Tax Act, legalizing and regulating marijuana for recreational use, went into effect on June 25, 2019, however recreational sales of marijuana began in the state on January 1, 2020. The adult use program allowed existing medical marijuana license holders to apply for Early Approval Adult Use Dispensing Organization (“EAAUDO”) licenses to be able to sell adult use product at existing medical marijuana dispensaries (known as “co-located” or “same site” dispensaries) on January 1, 2020, and to have the privilege of opening a secondary adult use only retail site for every medical marijuana dispensary location the DO already had in its portfolio. All EAAUDO license holders were also required to commit to the state’s groundbreaking Social Equity program either through a financial contribution, grant agreement, donation, incubation program, or sponsorship program.

IDFPR will also be issuing an additional 75 Adult Use Dispensing Organization (“AUDO”) licenses in 2020. IDFPR is also expected to issue an additional 110 AUDO licenses by December 21, 2021. No single person or entity can have direct or indirect financial interest in more than 10 adult use dispensary licenses.

Licenses

Licensees are required to submit an annual renewal application and fees per guidelines published by the IDFPR and the Department of Agriculture respectively. While renewals are annual, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Under the adult use program, AUDO licenses are eligible for renewal every other year.

Regulations

In the state of Illinois, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. DO license holders are provided the ability to dispense cannabis and cultivation centers are provided with the ability to cultivate, harvest, process, manufacture, and transport cannabis products. Delivery is not allowed from dispensaries to patients or consumers. Only designated caregivers may deliver medical cannabis to qualified patients.

Reporting Requirements

The state of Illinois has selected BioTrackTHC’s solution as the state’s track and trace system used to track commercial cannabis activity and seed-to-sale Licensed entities are permitted to choose their own provider to track marijuana products from seed-to-sale, provided that it has the ability integrate with BioTrackTHC via an API. License holders are required to provide IDFPR an annual financial report.

COVID-19

The Governor of Illinois declared all counties in the State of Illinois as a disaster area on March 9, 2020 in response to the outbreak of Coronavirus Disease 2019 (COVID-19) under Executive Order 2020-10. Under the order, all cannabis operations, medical and adult-use, were deemed an essential business and permitted to remain operational with required modifications to general business operations to meet social distancing and other safety requirements.

On March 16, 2020, the IDFPR issued emergency regulations permitting the sale of medical cannabis and cannabis products outside of the dispensary as long as certain protective measures were in place. Adult-use cannabis sale process was unchanged. The permissible activity is currently extended through May 30, 2020.

MASSACHUSETTS

Massachusetts Regulatory Landscape

The use of cannabis for medical use was legalized in Massachusetts by a voter approval of the Massachusetts Marijuana Initiative in 2012. The law took effect on January 1, 2013, eliminating criminal and civil penalties for the possession and use of up to a 60-day or ten-ounce supply of marijuana for medical use for patients possessing a state issued registration card.

On November 8, 2016, Massachusetts voters approved Question 4 or the Massachusetts Marijuana Legalization Initiative, which allowed for recreational or “adult use” cannabis in the Commonwealth. On September 12, 2017, the Cannabis Control Commission (“CCC”) was established under Chapter 55 of the Acts of 2017 (the “Massachusetts Act”) to implement and administer laws enabling access to medical and adult-use cannabis.

On November 16, 2018, the CCC issued the first notices for retail marijuana establishments to commence adult-use operations in Massachusetts.

Under the current program there are no statewide limits on the total number of licenses permitted however, no individual or entity shall be a controlling person over more than three licenses in a particular class of license. Similarly, no individual, corporation or other entity shall be in a position to control the decision making of more than three licenses in a particular class of license. In addition, all Marijuana Establishments are required to enter into host community agreements with the municipality in which they are located.

Licenses

Provisional Marijuana Establishment licenses are renewed annually. There is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, the applicable licensee provides an accounting of the financial benefits accruing to the municipality as the result of the host community agreement, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of Massachusetts, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. A Marijuana Retailer may purchase and transport marijuana products from Marijuana Establishments and transport, sell or otherwise transfer marijuana products to Marijuana Establishments. Delivery currently permissible to medical patients only. Licensed cultivators and product manufacturers may cultivate, harvest, process, manufacture, package and sell marijuana products to Marijuana Establishments.

Reporting Requirements

The state of Massachusetts has selected METRC solution as the state’s T&T system used to track commercial cannabis activity and seed-to-sale. Licensed entities are permitted to choose their own provider to track marijuana products from seed-to-sale provided. The system allows for other third-party system integration via API.

NEVADA

Nevada Regulatory Landscape

Medical marijuana use was legalized in Nevada by a ballot initiative in 2000. In November 2016, voters in Nevada passed an adult-use marijuana measure to allow for the sale of recreational marijuana in the state. The first dispensaries to sell adult-use marijuana began sales in July 2017. The Nevada Department of Taxation (“DOT”) is the regulatory agency overseeing the medical and adult use cannabis programs. Similar to California, cities and counties in Nevada are allowed to determine the number of local marijuana licenses they will issue.

The Company only operates in Nevada cities or counties with clearly defined marijuana programs. Currently the Company is located in the City of Las Vegas, Clark County and Washoe County jurisdictions.

Licenses

Licenses are renewed annually and there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner along with the necessary supporting documents, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of Nevada, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. In Nevada, the Company has the capabilities to cultivate, harvest, process, manufacture, and sell/dispense/deliver adult-use and medical cannabis and cannabis products. The state also allows the Company to make wholesale purchase of cannabis and cannabis products from another licensed entity within the state.

Reporting Requirements

The state of Nevada uses METRC as the state’s computerized T&T system used to track commercial cannabis activity and seed-to-sale. Individual licensees whether directly or through third-party integration systems are required to provide data to the state to meet certain reporting requirements. The system allows for other third-party system integration via application programming interface (“API”).

COVID-19 Regulations

On March 12, 2020, Governor Sisolak declared a state of emergency in Nevada. Retail cannabis stores and medical cannabis businesses were deemed essential and allowed to operate. Through additional emergency regulation issued on March 20, cannabis businesses could operate by delivery only and all in-store sales were prohibited. The Governor’s office released Directive 16 on April 29, allowing cannabis dispensaries to conduct curbside transactions beginning May 1, with pre-approval from the Department of Taxation after submission of a written plan. Further, on May 7, the Governor issued an updated emergency directive stating that the Department of Taxation in conjunction with the Cannabis Compliance Board will allow medical dispensaries and retail marijuana stores to re-open with limited in- store access beginning Saturday, May 9, with pre-approval after submission of a written plan.

NEW YORK

New York Regulatory Landscape

In July 2014, the New York Legislature and Governor enacted the Compassionate Care Act (A06357E, S07923) (the “CCA”) to provide a comprehensive, safe and effective medical marijuana program to meet the needs of New Yorkers. The program currently allows 10 Registered Organizations (each, an “RO”) to hold “vertically-integrated” licenses, which gives a license holder the ability to cultivate, harvest, process, manufacture, transport, sell and dispense cannabis and cannabis products. Limited product types are allowed in the state. The New York State Department of Health (the “NYSDOH”) is the regulatory agency overseeing the medical marijuana program.

Licenses

State licenses in New York are renewed biennially. Before the two-year period ends, licensees are required to submit a renewal application per guidelines published by the NYSDOH. While renewals are granted every two years, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable license, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of New York, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. In New York, ROs are permitted to wholesale manufactured product and extracted cannabis. Delivery is allowed from dispensaries to patients with prior approval.

Reporting Requirements

The state of New York has selected BioTrackTHC’s solution as the state’s T&T system used to track commercial cannabis activity and seed-to-sale. The BioTrackTHC system is required to serve as all ROs’ patient verification system, but is optional as the RO facing tracking system. In addition to entering all dispensing transactions into the BioTrackTHC system, every month the NYSDOH requests a dispensing report in Excel format, via email, showing all products dispensed for the month.

COVID-19

On March 17, the Department of Health released guidance to all ROs noting that Registered Organizations are considered essential businesses because they are considered medical providers.

Additionally, ROs were permitted to dispense medical marijuana products at the door of the dispensing facility to limit potential exposure to RO staff and other patients. ROs were permitted to dispense from the doors of the dispensing facilities provided that you maintain compliance with all current laws, rules and regulations including but not limited to dispensing on camera, checking the PMP as required and validating registry ID cards.

Regulatory Affairs Program

The Company’s Senior Vice President of Legal Affairs oversees, maintains, and implements the compliance program and personnel. In addition to the Company’s robust legal and regulatory affairs departments, the Company also has local regulatory/compliance counsel engaged in the jurisdictions (state and local) in which it operates. Such counsel provides legal advice to the Company regarding compliance with state and local laws and regulations and the Company’s legal and compliance exposures under United States federal law. The Senior Vice President of Legal Affairs and Compliance Affairs Managers serve as liaisons to state and local regulators during both regular business hours and after hours. The Compliance Department, in partnership with the Retail, Human Resources, Legal, and Supply Chain Departments, is responsible for ensuring operations and employees strictly comply with applicable laws, regulations and licensing conditions and ensure that operations do not endanger the health, safety or welfare of the community. The Senior Vice President of Legal Affairs coordinates with the Security Department to ensure that the operation and all employees are following and complying with the Company’s written security procedures.

The Compliance Department oversees training for all employees, including on the following topics:

●	Compliance with State and Local Laws

●	Safe Cannabis Use

●	Dispensing Procedures

●	Security & Safety Policies and Procedures

●	Inventory Control

●	Track-and-Trace Training Session

●	Transportation Procedures

The Company’s compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Only authorized, properly trained employees are allowed to access the Company’s computerized seed-to-sale system.

The Company has created comprehensive standard operating procedures, operating plans, trackers and checklists that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. The Company maintains accurate records of its inventory at all licensed facilities. Adherence to the Company’s standard operating procedures is mandatory and ensures that the Company’s operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements.

SERVICE PROVIDERS

As a result of any adverse change to the approach in enforcement of United States cannabis laws, adverse regulatory or political change, additional scrutiny by regulatory authorities, adverse change in public perception in respect of the consumption of marijuana or otherwise, third party service providers to the Company could suspend or withdraw their services, which may have a material adverse effect on the Company’s business, revenues, operating results, financial condition or prospects.

In addition to the above disclosure, please see “Risk Factors - Risks Associated with the Business of the Company - Service Providers” in the Company’s Annual Information Form.

ABILITY TO ACCESS PUBLIC AND PRIVATE CAPITAL

The Company has historically had access to equity and debt financing from the public and private markets in Canada and private markets in the United States and internationally. While the company is not able to obtain bank financing in the U.S. or financing from other U.S. federally regulated entities, subject to market conditions, it has the ability to access to such equity and debt financing in Canada, the United States and internationally, both on a brokered and non- brokered basis. The Company’s executive team and the MedMen board have extensive relationships with sources of private capital (such as funds, high net worth individuals and family offices), which has facilitated its ability to complete non-brokered financing transactions.

If such equity and/or debt financing was no longer available in the public markets in Canada due to changes in applicable law or on terms which are acceptable, then the Company would endeavor to raise equity and/or debt financing privately. Commercial banks have approached the cannabis industry cautiously to date. However, there are increasing numbers of high net worth individuals, family offices, private equity and venture capital firms and other funds that have made meaningful investments in cannabis companies, including those with U.S. operations. Although there has been an increase in the amount of private financing available to cannabis companies over the last several years, there can be no assurance that additional financing will be available to the Company when needed or on terms which are acceptable.

The Company’s inability to raise financing to fund operating or capital expenditures or acquisitions could limit its ability to operate or its growth and may have a material adverse effect upon the Company’s business, financial condition, cash flows, results of operations or prospects.

RECENT DEVELOPMENTS

TURNAROUND PLAN

Beginning in its fiscal third quarter 2019, the Company executed on a number of initiatives to restructure the business and reduce its operating expenses and cash burn:

Focus on Core Markets:

On October 8, 2019, the Company announced the mutual termination of its business combination agreement with PharmaCann, LLC (“PharmaCann”) pursuant to which the Company would acquire PharamaCann in an all-stock transaction and PharmaCann securityholders would, as a result, hold approximately 25% of the fully-diluted equity of the Company. The termination was in light of the general decline of the U.S. and Canadian capital markets in the cannabis industry since the initial announcement of execution of the definitive documents on December 24, 2018. For example, from March 2019 to September 2019, the Horizons Marijuana Life Sciences Index (HMMJ) had declined 47%. Furthermore, the Company had also changed its business strategy to focus on the Company’s retail brand in its core markets, including California, Nevada, Florida, Illinois, New York and Massachusetts.

As compensation for the termination of the transaction, PharmaCann transferred certain assets to the Company and the Company forgave all outstanding amounts under its existing line of credit to PharmaCann, which totaled approximately $21.0. million. The assets transferred were 100% of the membership interests in three entities holding the following assets:

●	MME Evanston Retail, LLC (“Evanston”), which holds a retail location in Evanston, Illinois and related licenses, and a retail license for Greater Chicago, Illinois;

●	PharmaCann Virginia, LLC (“Staunton”), which holds a cannabis license in Staunton, Virginia; and

●	PC 16280 East Twombly LLC (“Hillcrest”), which holds an operational cultivation and production facility in Hillcrest, Illinois and related licenses

The Company acquired all of the issued and outstanding shares of Evanston for aggregate consideration of $6,930,557. During the year ended June 27, 2020, the Company recorded $6,870,833 in assets held for sale related to Staunton and subsequently determined that the fair value less cost to sell was less than its carrying amount and wrote down the asset by $1,050,833. As of June 27, 2020, the Company determined the remaining balance, excluding the land value of approximately $212,000 was unrecoverable and wrote off the remaining balance of $5,607,600 which is included as a component of impairment expense in the accompanying Consolidated Statement of Operations. The Company determined that the cost of the Hillcrest assets was equal to the fair value of the assets given up as consideration, being the portion of the line of credit relieved. The Company sold its rights to the Hillcrest assets for total gross proceeds of approximately $17,000,000 to an unrelated third party. Accordingly, the Company recorded a gain of $9,490,800 upon successful sale of the Hillcrest assets.

On November 15, 2019, the Company announced its intention to sell non-core assets to raise non-dilutive financing. These non-core assets included its three cannabis licenses in Arizona. The Company determined that the sale of non-core assets would allow for management to further focus on deepening its market share in its core markets.

On July 1, 2020, the Company executed definitive agreements, which were amended and restated on October 30, 2020, to sell all outstanding membership interests in MME Evanston Retail, LLC (the “Evanston Sale Agreement”), which owns the retail store located in Evanston, Illinois, for total consideration of $20.0 million. During the first quarter of fiscal 2021, the Company received $10.0 million of the total consideration. During the second quarter of fiscal 2021, the Company received $8.0 million of the total consideration, which, pursuant to the lender and landlord support agreements entered into during the first quarter of fiscal 2021, was used to paydown amounts outstanding under the GGP Facility. The final payment of $2.0 million to be received pursuant to the Evanston Sale Agreement will be used to paydown amounts outstanding under the GGP Facility.

Reduction in SG&A:

On November 15, 2019, the Company announced plans to reduce corporate SG&A through a reduction in headcount, scaling back of marketing and technology spend and the renegotiation of ancillary costs to the business.

On May 27, 2020, the Company announced its fiscal third quarter 2020 financial results and reported corporate SG&A of $69.0 million on an annualized basis, representing 35% decrease from the previous quarter and 51% decrease from the prior year period. Through the end of fiscal third quarter 2020, the Company had reduced overall corporate SG&A by over $100.0 million on annualized basis since its cost-cutting efforts began in fiscal second year 2019.

Executive Management:

On January 31, 2020, the Company announced that co-founder Adam Bierman resigned as Chief Executive Officer of the Company. Effective February 1, 2020, Ryan Lissack, the Company’s Chief Technology Officer, began serving as the Company’s Chief Executive Officer. In addition, it was announced that co-founder Andrew Modlin no longer held the position as President of the Company or a member of its Board of Directors. Effective January 30, 2020, Mr. Modlin’s title became Chief Brand Officer of the Company. Mr. Modlin’s employment contract with the Company expired in May 2020 and he is no longer with the Company.

Effective February 1, 2020, Mr. Bierman and Mr. Modlin agreed to surrender all of their respective Super Voting Shares to the Company. Mr. Bierman’s Super Voting Shares have been cancelled, and, as a result of the share cancellation, Mr. Bierman does not hold any Super Voting Shares nor any securities convertible or exchangeable into Super Voting Shares. In connection with his departure and surrender of his Super Voting Shares, the Company will compensate Mr. Bierman in the form of securities in an amount based on a third-party valuation, which provides an analysis and value of the Super Voting Shares as of February 1, 2020. In conducting the valuation the following factors were considered: the nature of the business and the history of the Company, the macroeconomic outlook, the condition and outlook of the Company’s specific industry, and its own circumstances at the time of the valuation, the book value of the stock and the financial condition of the business, the earning and paying capacity of the Company. whether or not the enterprise has goodwill or other intangible value, sales of the stock and the size of the block of stock to be valued, the market prices of stocks of corporations engaged in the same or a similar line of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter, and the market prices of similar shares conveying voting rights disproportionate to their economic share of the company. As of June 27, 2020, $475,650 was accrued in current liabilities for the amount owed to Adam Bierman related to the cancellation of his Super Voting Shares. The securities to be issued to Mr. Bierman will comprise of 50% Class B Subordinate Voting Shares and 50% restricted stock units of the Company and the number of securities to be issued will be based on the 20-day volume weighted average price of the Company’s Subordinate Shares on the date prior to issuance of the securities.

Mr. Modlin’s Super Voting Shares were automatically cancelled on December 10, 2020. As a result, Mr. Modlin does not hold any Super Voting Shares nor any securities convertible or exchangeable into Super Voting Shares. Based on the cancellation of the Super Voting Shares, the Company only has one class of outstanding shares, the Class B Subordinate Voting Shares.

On March 30, 2020, the Company announced it had retained interim management and advisory firm, SierraConstellation partners (“SCP”), to support the company in the development and execution of its turnaround and restructuring plan. As part of the engagement, Tom Lynch was appointed as Chief Executive officer and Chief Restructuring Officer, succeeding Ryan Lissack. Mr. Lynch is a Partner and Senior Managing Director at SCP and previously served as Chairman and Chief Executive Officer of Frederick’s of Hollywood Group, a publicly traded specialty retailer, and more recently Chief Executive Officer of David’s Bridal. Tim Bossidy, Director at SCP, was appointed as Chief Operating Officer. Mr. Bossidy has previously served in interim management and financial advisory roles across the cannabis and consumer/retail sectors. In December 2020, Reece Fulgham, a Managing Director at SCP, was appointed as Chief Financial Officer.

Lender and Landlord Support Agreement:

On July 3, 2020, the Company announced the execution of definitive agreements (collectively referred to as the “Lender and Landlord Support Agreement”) with certain lenders, including Gotham Green Partners, Stable Road Capital and affiliates, and the landlord for several of its retail, cultivation and manufacturing facilities, Treehouse Real Estate Investment Trust. In the announcement, the Company noted that the Lender and Landlord Support Agreement would defer approximately $32 million of cash commitments over the next twelve months through a combination of cash interest and rent deferrals.

COVID-19

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. While the ultimate severity of the outbreak and its impact on the economic environment is uncertain, the Company is monitoring this closely. The Company currently operates 24 store location across California (11), Florida (4), Nevada (3), Illinois (1), New York (4) and Arizona (1) and five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. Our business depends on the uninterrupted operation of these stores and facilities. The Company’s priority during the COVID-19 pandemic is protecting the safety of its employees and customers and it is following the recommended guidelines of applicable government and health authorities. Despite being deemed as an essential retailer in its core markets, the Company has experienced a negative impact on sales in certain markets as a result of shelter-at-home orders, social distancing efforts, restrictions on the maximum allowable number of people within a retail establishment and declining tourism. Although the Company only permanently closed one store as a result of COVID-19, certain markets, such as California and Nevada, experienced a greater impact on sales due to reduced store hours and foot traffic in certain locations, as well as limits on the number of customers that may be in a store at any one time. Other markets, such as Illinois, Florida and New York have not been significantly impacted by COVID-19 and in some cases, stores in those markets have generated increased sales. Due to its strong vendor partnerships in each market, the Company has not experienced a significant impact to its supply chain in each market. In the event that the Company were to experience widespread transmission of the virus at one or more of the Company’s stores or other facilities, the Company could suffer reputational harm or other potential liability. Further, the Company’s business operations may be materially and adversely affected if a significant number of the Company’s employees are impacted by the virus.

For the fiscal fourth quarter of 2020, system-wide retail revenue was $27.4 million across the Company’s operations in California, Nevada, New York, Illinois and Florida, representing a 40% decrease, or $18.0 million, over the fiscal third quarter of 2020 of $45.4 million. The decrease in system-wide revenue was driven primarily by decreased sales as a result of COVID-19. In particular, certain retail locations in California and Nevada experienced a slowdown in sales during the fiscal fourth quarter of 2020 due to shelter-at-home orders, reduced store hours and reduced tourism. During the fiscal fourth quarter ended June 27, 2020, the Company temporarily closed all three of its locations in Nevada for eight weeks due to a state-level mandate post-COVID-19. All three locations were open as of June 27, 2020. Furthermore, during the year ended June 27, 2020, the Company recognized impairments of long-lived assets and other assets totaling $239.5 million due to changes in anticipated revenue projections as a result of recent economic and market conditions related to the COVID-19 pandemic and current regulatory environment. Furthermore, during the year ended June 27, 2020, the Company recognized impairments of long-lived assets and other assets totaling $239.5 million due to changes in anticipated revenue projections as a result of recent economic and market conditions related to the COVID-19 pandemic and current regulatory environment. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was signed into law. The CARES Act provides a substantial stimulus and assistance package intended to address the impact of COVID-19, including tax relief and government loans, grants and investments. The Company did not utilize any relief provided by the CARES Act and, as a cannabis retailer, the Company is not eligible to obtain a loan under the Paycheck Protection Program under the CARES Act. The Paycheck Protection Program is governed by the rules of the Small Business Administration, which considers as ineligible for loans business concerns that are engaged in any illegal activity; the cultivation, distribution, sale and possession of cannabis violates federal law in the United States. Accordingly, the CARES Act did not have a material impact on the Company’s consolidated financial statements during the year ended June 27, 2020.

While the Company continues to execute on its efforts to improve store profitability, reduce selling, general and administrative expense and delay capital-intensive projects, the Company is reassessing the timing of these cash flow milestones due to the potential impact of COVID-19 on its turnaround plan.

To date, the Company has generally implemented certain safety measures to ensure the safety of its customers and associates, which may have the effect of discouraging shopping or limiting the occupancy of our stores. Store operations in California and Nevada have been modified, with an increased focus on direct-to-consumer delivery and enabling a curbside pickup option for its customers. The Company leveraged its technology team to build the enhanced omni-channel functionality in, and expects to continue offering, a variety of purchasing options for its customers. These measures, and any additional measures that have been and may continue to be taken in response to the COVID-19 pandemic, have substantially decreased and may continue to decrease, the number of customers that visit our stores which has had, and will likely continue to have a material adverse effect on our business, financial condition and results of operations. The ultimate magnitude of COVID-19, including the extent of its overall impact on our financial and operational results cannot be reasonably estimated at this time; however, the Company has experienced significant declines in sales. The overall impact will depend on the length of time that the pandemic continues, the extent to which it affects our ability to raise capital, and the effect of governmental regulations imposed in response to the pandemic, as well as uncertainty regarding all of the foregoing. At this time, it is unclear how long these measures may remain in place, what additional measures may be imposed, or when our operations will be restored to the levels that existed prior to the COVID-19 pandemic.

In addition, our business depends on consumer discretionary spending, and as such, our results are particularly sensitive to economic conditions and consumer confidence. COVID-19 has significantly impacted economic conditions, resulting in, among other things, unprecedented increases in the number of people seeking jobless benefits and a significant decline in global financial markets. As a result, even when all of our store locations are fully operational, there can be no guarantee that our revenue will return to its pre-COVID-19 levels.

Strategic Partnership with Gotham Green Partners

On April 23, 2019, the Company secured a senior secured convertible credit facility (the “GGP Facility” or “Convertible Facility”) to provide up to $250.0 million in gross proceeds, arranged by Gotham Green Partners (“GGP”). The GGP Facility had been accessed through issuances to the lenders of convertible senior secured notes (“GGP Notes”) co-issued by the Company and MM CAN.

On August 12, 2019, the Company and the lenders executed amendments to the GGP Facility and, as a result, the Company committed to pay an amendment fee of $18.8 million, which was subsequently converted into additional GGP Notes (the “Amendment Fee Notes”).

On October 29, 2019, the Company further amended the GGP Facility (the “Second Amendment”) wherein certain reporting and financial covenants were modified. The amount of available credit in the remaining tranches was amended to $10.0 million for Tranche 3 and $115.0 million for Tranche 4. The aggregate amount available to be borrowed with the consent of the lenders remained the same. Further, the Second Amendment provided that the funding of Tranche 4 would require the consent of both the Company and the lenders under the GGP Facility. On October 29, 2019, the Company issued the Amendment Fee Notes in the principal amount of $18.8 million with a conversion price of $1.28 per Class B Subordinate Voting Share. On November 27, 2019, the Company issued an additional $10.0 million of GGP Notes under Tranche 3. Among other changes, the Second Amendment provided greater flexibility to the Company by:

●	Allowing the prepayment at any time following the Second Amendment, in whole or in part, of the then outstanding principal amount together with accrued and unpaid interest and fees, of which the prepayment right was subsequently amended on March 27, 2020;

●	Permitting the sale of certain non-core assets; and

●	Removing the senior debt to market capitalization ratio test covenant

On March 30, 2020, the Company announced that it received $12.5 million of additional proceeds under the GGP Facility as an advance under Tranche 4 in relation to which it co-issued with MedMen Corp. GGP Notes with a conversion price of $0.26 per Class B Subordinate Voting Share. In connection with the also issued 48,076,923 warrants, each of which is exercisable to purchase one Subordinate Voting Share for a period of five years at an exercise price equal to $0.26.

In addition, the Company amended and restated the securities purchase agreement with the lenders that governs the GGP Facility. The amendments provided the Company with greater access to capital and additional operating flexibility. Subject to the funding requirements of the Company and certain other conditions, GGP committed to use commercially reasonable efforts to fund up to $150.0 million under the GGP Facility through Tranche 4 and subsequent tranches, to be funded over time (each such subsequent tranche, an “Incremental Advance”), for a total of up to $285.0 million in gross proceeds under the GGP Facility. The final $25.0 million of this amount was subject to acceptance by the Company. Under the agreement, GGP had a period of 90 days in which to provide the Company with funding commitments for the Incremental Advances (each, a “Funding Commitment”), which period was be extended to a total of 180 days if the Funding Commitments reached at least $50.0 million (inclusive of the Tranche 4 Notes) during the initial 90-day period.

The Company issued GGP Notes to the lenders participating in an Incremental Advance (“Incremental Notes”) with a conversion price per Subordinate Voting Share equal to the five (5) day volume weighted average trading price (“VWAP”) of the Subordinate Voting Shares as of the trading day immediately preceding the date of completion of such Incremental Advance, subject to a minimum price of $0.20 and maximum price of $0.40 (in respect of each Incremental Advance, a “Restatement Conversion Price”), provided that the first Incremental Advance will have a Restatement Conversion Price of $0.26. The Company also issued to the lenders participating in an Incremental Advance share purchase warrants of the Company (“Incremental Warrants”), representing 100% coverage on the aggregate principal amount of such Incremental Advance, each of which are exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance, at an exercise price per Subordinate Voting Share equal to the Restatement Conversion Price for such Incremental Advance. The Tranche 4 Warrants and any Incremental Warrants that are issued are exercisable on a cashless (net exercise) basis.

All GGP Notes continued to bear interest from their date of issuance at the higher of (i) 2.5%, and (ii) LIBOR, plus 6.0% per annum. All GGP Notes also continued to be subject to the existing maturity date of April 23, 2022 (the “Maturity Date”), with a twelve-month extension feature available to the Company on certain conditions, including payment of an extension fee of 1.0% of the aggregate principal amount outstanding under the GGP Notes, provided that if the Tranche 4 Notes and Funding Commitments reached at least $100.0 million in the aggregate, the lenders would have certain options to extended the Maturity Date of the outstanding Notes to up to April 23, 2027 at the latest. As a related matter, the Company’s prepayment right would not be exercisable as to any of the GGP Notes for eighteen months from the date of completion of Tranche 4 and if the Tranche 4 Notes and Funding Commitments reached at least $100.0 million in the aggregate, the lenders would have the option to eliminate the Company’s prepayment right. In the event that the Company was able to and exercised its prepayment right to prepay, in whole or in part, any of the principal amount outstanding under the GGP Notes prior to their maturity, a fee of 3% on the amount being prepaid would be payable by the Company to the applicable lenders.

Certain of the financial covenants under the GGP Facility were also modified to provide the Company with additional balance sheet flexibility. The modifications included a reduction in the required go-forward minimum cash balance and the removal of the fixed charge coverage ratio requirement that was to become effective in calendar 2021.

As additional consideration for the purchase of the Tranche 4 Notes, the lenders participating in Tranche 4 were paid an advance fee of 1.5% of the aggregate principal amount of the Tranche 4 Notes, which fee will also be paid in respect of any Incremental Advances. In connection with the amendments made to the GGP Facility, a fee of approximately $8.2 million (the “Restatement Fee Amount”) was paid through the issuance of additional GGP Notes to the applicable lenders in an aggregate principal amount equal to the Restatement Fee Amount, which GGP Notes have a conversion price per Subordinate Voting Share equal to $0.26 (the “Restatement Fee Notes”). Up to the same aggregate principal amount of additional GGP Notes would be issuable as a fee if the Incremental Advances total at least $87.5 million, whereby if less than $87.5 million in Incremental Advances is raised, the aggregate principal amount of such additional fee GGP Notes would be proportionately lower.

As additional consideration for the amendment of the GGP Facility, the conversion price for 12.5% of the existing GGP Notes outstanding prior to Tranche 4 (including paid-in-kind (“PIK”) interest accrued on such GGP Notes) (collectively, the “Existing Notes”), being 12.5% of an aggregate principal amount of $164.0 million, was amended to $0.26 per Subordinate Voting Share. In addition, 2,700,634 of the 21,605,067 existing share purchase warrants of the Company issued under the GGP Facility and outstanding prior to Tranche 4 (collectively, the “Existing Warrants”) were cancelled and replaced by 32,451,923 share purchase warrants of the Company (the “Tranche 4 Replacement Warrants”), each of which is exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance at an exercise price equal to $0.26 per share.

As any Incremental Advances are funded, the conversion price of additional Existing Notes would be amended and additional Existing Warrants would be cancelled and replaced by new share purchase warrants of the Company (the “Incremental Replacement Warrants” and, collectively with the Tranche 4 Replacement Warrants, the “Replacement Warrants”), each of which will be exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance. The principal amount of the Existing Notes that are repriced and the number of Existing Warrants that are cancelled and replaced upon an Incremental Advance would be based on the percentage that the amount of such Incremental Advance is of a total funding target of $100.0 million (the “Funding Target Percentage”). The applicable Existing Notes would be repriced to the Restatement Conversion Price for such Incremental Advance. The Incremental Replacement Warrants issued as a part of such Incremental Advance would represent 50% coverage on the amount determined by multiplying the Funding Target Percentage by $135.0 million (the “Existing Funded Amount”), and would have an exercise price per Subordinate Voting Share equal to the Restatement Conversion Price for such Incremental Advance. The Replacement Warrants are exercisable on a cashless (net exercise) basis.

Notwithstanding the foregoing, no Replacement Warrants are able to be exercised by the applicable lenders prior to the eighteen (18) month anniversary of their issuance. In addition, if the Company’s retail operations achieve two consecutive three-month periods of positive after-tax free cash flow during any time prior to the expiry date for the Replacement Warrants, then all outstanding Replacement Warrants are automatically cancelled upon achieving the milestone.

In addition, if the Tranche 4 Notes and Funding Commitments reached at least $100.0 million in the aggregate, subject to certain limited exceptions, the lenders would be entitled to a preemptive right to participate in future securities issuances by the Company in the event that such an issuance would cause the fully-diluted ownership percentage of the lenders in the Company (such percentage, calculated using a formula provided in the GGP Facility purchase agreement) to fall below 51%. Additionally, subject to certain limited exceptions, in the event that the Company completes a security issuance, the price of which is less than the higher of (i) $0.26, and (ii) the highest Restatement Conversion Price determined for any Incremental Advances completed up to the time of such new security issuance, the lenders are entitled to a repricing of the conversion price and exercise price, as applicable, of the outstanding Tranche 4 Notes (including the Restatement Fee portion thereof), Incremental Notes (including the Restatement Fee portion thereof), portion of the Existing Notes that have previously been repriced as a result of the completion of an Incremental Advance, Tranche 4 Warrants and Incremental Warrants, to the same pricing as such new security issuance completed by the Company.

As part of the amendments to the GGP Facility, the Company agreed that the committee previously formed to select independent directors to be appointed or elected to the Board, are responsible for selecting five (5) (increased from four (4)) of the seven (7) members of the Board. At the time, four (4) of the seven (7) members of the Board had been approved by the committee. In accordance with the existing process, in the future, the Company will propose director candidates to this committee for consideration and approval.

On April 24, 2020, the Company received $2.5 million in additional proceeds as a portion of the first Incremental Advance, in relation to which it co-issued with MM CAN additional GGP Notes with a conversion price of $0.26 per Class B Subordinate Voting Share. In connection with completing the initial portion of the first Incremental Advance, the Company issued 9,615,385 warrants with an exercise price of $0.26. In addition, the Company cancelled 540,128 of the Existing Warrants and issued 6,490,385 Replacement Warrants with an exercise price per share equal to $0.26.

On July 3, 2020, as part of the Lender and Landlord Support Agreement the Company and GGP further amended and restated the securities purchase agreement that governs the Convertible Facility. All notes under the Convertible Facility continue to bear interest at the higher of (i) 2.5%, and (ii) LIBOR, plus 6.0% per annum. However, the payment-in-kind (“PIK”) feature on the Convertible Facility was extended, such that 100% of the cash interest due prior to June 2021 will be paid-in-kind, and 50% of the cash interest due thereafter for the remainder of the term of the Convertible Facility will be paid-in-kind. The PIK feature will expire if Section 280E tax reform occurs and the Company begins to be taxed similar to other U.S. corporations.

The threshold for the minimum liquidity covenant, which was previously $15.0 million, was waived until September 30, 2020, resetting to $5.0 million thereafter, to $7.5 million effective on March 31, 2021 and then to $15.0 million effective on December 31, 2021.

GGP agreed to the release of certain assets from its collateral pool in order to provide the Company with greater flexibility to generate proceeds through the sale of non-core assets.

As consideration for the amendment of the Convertible Facility, the conversion price for 52% of the existing notes outstanding under the Convertible Facility prior to the $15.0 million advance under Tranche 4 of the Convertible Facility (including PIK interest accrued on such notes), being 52% of an aggregate principal balance of $167.7 million as of June 30, 2020, was amended to $0.34 per Class B Subordinate Voting Share of the Company (each, a “Subordinate Voting Share”). As additional consideration, a fee of $2.0 million was paid to the lenders under the Convertible Facility through the issuance of additional notes, which notes have a conversion price per Subordinate Voting Share equal to $0.28, which represents a 30% premium to the 5-day volume-weighted average trading price of the Subordinate Voting Shares as of and including June 30, 2020.

In connection with the amendments to the Convertible Facility, the Company is subject to certain additional covenants thereunder, which are consistent with the Company’s internal business plan (“Turnaround Plan”). The Company is required to adhere to its Turnaround Plan for certain cash expenditures such as corporate expenses, capital expenditures and leases. The covenants expire once the Company achieves two consecutive fiscal quarters of being free cash flow positive.

On September 14, 2020, the Company was advanced an additional $5,000,000 in gross proceeds (the “Incremental Advance”) under the GGP Facility. In connection therewith, the Company co-issued, with its subsidiary MedMen Corp. additional senior secured convertible notes (the “Notes”) to the lenders under the GGP Facility in an aggregate principal amount equal to such Incremental Advance with a conversion price per share equal to $0.20. As consideration for the purchase of the additional Notes, participating lenders received a $468,564 fee with a conversion price of $0.20 per Share (the “Restatement Fee Notes”), consistent with the terms of the GGP Facility.

Pursuant to the terms of the GGP Facility, the conversion price for 5.0% of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), being 5.0% of an aggregate principal amount of $170,729,923, was amended to $0.20 per share. The Company issued to the lenders 25,000,000 share purchase warrants of the Company (the “Incremental Advance Warrants”), each of which is exercisable to purchase one share for a period of five (5) years from the date of issuance at an exercise price equal to $0.20 per Share, and cancelled 1,080,255 share purchase warrants of the Company (the “Existing Warrants”) held by holders of the existing Notes and, in exchange, issued 16,875,000 share purchase warrants of the Company (the “Replacement Warrants”) at an exercise price equal to $0.20 per Share. The Notes issued in connection with the Incremental Advance, the Restatement Fee Notes, the Incremental Advance Warrants, the Replacement Warrants and any shares issuable as a result of conversion or exercise of the same, will be subject to a hold period from the date of issuance of such Notes or such Warrants, as applicable.

The GGP Facility was amended to include, among other things, a modification to the minimum liquidity covenant, which extends the period during which it is waived from September 30, 2020 to December 31, 2020. The minimum liquidity threshold resets to $5.0 million thereafter to $7.5 million effective on March 31, 2021 and then to $15.0 million effective on December 31, 2021.

On January 11, 2021, the Company entered into a Third Amended and Restated Securities Purchase Agreement (the “Third Restatement”) to the GGP Facility led by funds affiliated with GGP (collectively, the “Lenders”) pursuant to which the Company received an additional advance of $10.0 million evidenced by the issuance of senior secured convertible notes (the “ 2021 Notes”) with a conversion price of $0.1608 per Subordinate Voting Shar. In connection with the Third Restatement, the Company paid a fee to the Lenders of $937,127, which amount is also evidenced by the issuance of senior secured convertible notes with a conversion price of $0.1608 per Share (the “Restatement Fee Notes”). The Company also issued to the Lenders 62,174,567 share purchase warrants exercisable for five years at a purchase price of $0.1608 per Share (the “2021 Warrants”). The 2021 Notes, Restatement Fee Notes and 2021 Warrants include down round adjustment provisions, with certain exceptions, if the Company issues securities at a lower price.

Pursuant to the terms of the Third Restatement, of the $168.1 million senior secured convertible notes outstanding prior to Tranche 4 and the Incremental Advances thereunder (including paid-in-kind interest accrued on such notes), the conversion price of $47.1 million of the notes was changed to $0.17 per share ($16.8 million of which will continue to be subject to down round adjustment provisions), and the Company cancelled an aggregate of 2,160,507 share purchase warrants that were issued with such notes and, in exchange, issued 41,967,832 share purchase warrants with an exercise price of $0.1608 per share.

The GGP Facility includes certain negative covenants, including restrictions on incurring liens and debt, sale of assets, conducting mergers, investments and affiliate transactions and making certain payments. The GGP Facility was also amended to, among other things, modify the minimum liquidity covenant, which extends the period during which it is waived from December 31, 2020 to June 30, 2021, reset the minimum liquidity threshold to $7.5 million effective on July 1, 2021 through December 31, 2021, and $15.0 million thereafter, and waiver of the minimum liquidity covenant if the Company is current on cash interest. Furthermore, covenants with regards to non-operating leases, capital expenditures and corporate SG&A will now be tied to a board of directors approved budget.

Certain events are considered events of default, which may result in the accelerated maturity of the amounts outstanding or an increase in the interest rate under the GGP Facility, including but not limited to: failure to pay any amounts owed to the Lenders, failure to comply with covenants, the filing of certain judgements and liens against the Company, filing of bankruptcy, prohibition by a governmental authority to conduct the Company’s material business or a material adverse change to business, loss of a cannabis license that results in a material adverse effect, default under any material agreement, a change of control, or de-listing from a securities stock exchange.

As a result of issuances of convertible debentures pursuant to the Company’s unsecured convertible debenture facility entered into on September 16, 2020, under the terms of the GGP Facility (prior to the Third Restatement), the conversion prices of a total of approximately $63.9 million senior secured convertible notes and the exercise prices of 130,804,447 warrants were reduced to $0.1529 per share. As of January 11, 2021, as a result of the Third Restatement and the price adjustment of the senior secured convertible notes and warrants, an aggregate of 1,332,311,349 Subordinate Voting Shares are issuable upon conversion and exercise of the senior secured convertible notes (including accrued interest) and warrants outstanding under the GGP Facility.

2018 Secured Term Loan

In October 2018, MedMen Corp. completed a $77.7 million senior secured term loan (the “2018 Term Loan”) with funds managed by Hankey Capital, LLC and with an affiliate of Stable Road Capital (the “Term Loan Lenders”). The ownership interests of certain of the Company’s subsidiaries have been pledged as security for the obligations under the 2018 Term Loan. Additionally, the Company guaranteed the obligations of MedMen Corp. under the 2018 Term Loan.

On December 10, 2019, the Company executed a binding term sheet in respect of certain amendments to the 2018 Term Loan. The Company subsequently announced the execution and closing of definitive documentation on January 14, 2020. Amendments included:

●	The maturity date was extended to January 31, 2022.

●	To reflect current market conditions, the interest rate was increased from a fixed rate of 7.5% per annum, payable monthly in cash, to a fixed rate of 15.5% per annum, of which 12.0% will be payable monthly in cash based on the outstanding principal and 3.5% will accrue monthly to the principal amount of the debt as a payment-in-kind.

●	The Company may prepay without penalty, in whole or in part, at any time and from time to time, the amounts outstanding under the 2018 Term Loan (on a non-revolving basis) upon 15 days’ notice.

●	MedMen Corp., a subsidiary of the Company, cancelled the existing warrants issued to the Term Loan Lenders, being 16,211,284 warrants exercisable for Class B Common Shares of MedMen Corp. (also called MedMen Corp. Redeemable Shares) at $4.97 per share and 1,023,256 warrants exercisable at $4.73 per share, and issued to the Term Loan Lenders a total of 40,455,729 warrants exercisable for MedMen Corp. Redeemable Shares with an exercise price of $0.60 per share that are exercisable until December 31, 2022. The new warrants issued to the Term Loan Lenders may be exercised at the election of their holders on a cashless basis.

On July 3, 2020, as part of the Lender and Landlord Support Agreement, the Company and the Term Loan Lenders further amended the commercial loan agreement that governs the 2018 Term Loan. Pursuant to the further amendment, 100% of the total interest payable prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter for the remainder of the term of the 2018 Term Loan will be paid-in-kind. The PIK feature will expire if Section 280E tax reform occurs and the Company begins to be taxed similar to other U.S. corporations.

The threshold for the minimum liquidity covenant, which was previously $15.0 million, was waived until September 30, 2020, resetting to $5.0 million thereafter, to $7.5 million effective on March 31, 2021 and then to $15.0 million effective on December 31, 2021.

As consideration for the amendment of the 2018 Term Loan, MedMen Corp. issued to the lenders a total of 20.2 million warrants, each exercisable for MedMen Corp. Redeemable Shares at $0.34 per share for a period of five years. As additional consideration, a fee of $834,000 was paid-in-kind. The Company also canceled 20.2 million warrants of the total 40.4 million warrants already held by the Term Loan Lenders, which were each exercisable at $0.60 per share.

In connection with the amendments to the 2018 Term Loan, the Company is now subject to certain additional covenants thereunder, which are consistent with those included as a part of the amendments to the Convertible Facility.

On September 16, 2020, the Company entered into a further amendment to the 2018 Term Loan. The amendments include, among other things, an increase in the potential size of the facility by $12,000,000, of which $5,700,000 (“Incremental Notes”) is fully committed by the Term Loan Lenders. On September 16, 2020, the Company closed on $3,000,000, with the remaining US$2,700,000 funded on September 30, 2020.

The principal amount of the Incremental Notes carry an interest rate of 18.0% per annum, to be paid as follows: (a) 12.0% shall be paid in cash monthly in arrears; and (b) 6.0% shall accrue monthly to the outstanding principal as payment-in-kind. The 2018 Term Loan was also amended to include, among other things, a modification to the minimum liquidity covenant, which extends the period during which it is waived from September 30, 2020 to December 31, 2020. The minimum liquidity threshold resets to $5.0 million thereafter to $7.5 million effective on March 31, 2021 and then to $15.0 million effective on December 31, 2021.

As consideration for the increase in the size of the facility under the 2018 Term Loan and the amendment to the covenant, MedMen Corp. issued warrants as follows: on the closing of the initial $3,000,000, MedMen Corp. issued to the Term Loan Lenders a total of 30,000,000 warrants, exercisable for MedMen Corp. Redeemable Shares at $0.20 per share for a period of five years and 20,227,865 warrants for MedMen Corp. Redeemable Shares exercisable at $0.34 per share for a period of five years; and on closing of the remaining $2,700,000 tranche, MedMen Corp. issued to the Term Loan Lenders an additional 27,000,000 warrants exercisable for MedMen Corp. Redeemable Shares at the greater of (a) $0.20 per share and (b) 115% multiplied by the volume-weighted average trading price of the shares for the five consecutive trading days ending on the trading day immediately prior to the applicable funding date of the second tranche.

On October 30, 2020, the Company closed on incremental term loans totaling approximately $7.7 million under the 2018 Term Loan at an interest rate of 18.0% per annum of which 12.0% shall be paid in cash monthly in arrears; and 6.0% shall accrue monthly to the outstanding principal as payment-in-kind. In connection with the funding, MedMen Corp. issued 77,052,790 warrants each exercisable at $0.20 per share for a period of five years.

On February 25, 2021, MM CAN entered into a side letter (the “Side Letter”) with Hankey pursuant to which any circumstance that would have triggered an obligation by MM CAN to reset the exercise price of certain warrants in accordance with existing down round provisions in the 2018 Term Loan, MM CAN will issue additional warrants or Subordinate Voting Shares. In accordance therewith, on March 1, 2021, MM CAN issued warrants exercisable for 1,671,278 shares of MM CAN. The warrants have a term ending on September 14, 2025 and an exercise price of $0.481 per share.

The parties also amended certain covenants in the 2018 Term Loan to include a required minimum liquidity, board approval of the annual budget, restrictions on corporate expenditures, and the delivery of certain financial information. The Side Letter also amended the 2018 Term Loan by providing MM CAN the ability to cure within 10 days after written notice any failure to satisfy certain covenants.

Furthermore, with respect to the Investment Agreement with AWH (as described below under “Investment Agreement”), if the Milestone is not achieved by January 31, 2022, MM CAN will issue a note to Hankey (the “Note”), which will accrue interest and compound at 12% per annum and mature the earlier of (a) upon the payment of the $10.0 million based on achievement of the Milestone pursuant to the Investment Agreement, or (b) 12 months from the date of issuance of the Note. In addition, the Note will include an origination fee in an amount equal to 12% per annum interest rate on the principal amount of the Note deemed to have accrued between the period commencing on the date of the initial closing of the Investment Agreement and ending on the date of the Note.

September 2020 Unsecured Convertible Facility

On September 16, 2020, the Company entered into a $10,000,000 unsecured convertible debenture facility (“Convertible Facility”) with certain institutional investors (collectively, the “Investors”) and closed on an initial $1,000,000 (“Initial Tranche”), with subsequent tranches expected to be closed in the coming months, subject to certain conditions. Under the Convertible Facility, the convertible debentures (“Debentures”) will have a conversion price equal to the closing price on the trading day immediately prior to the closing date, a maturity date of 24 months from the date of issuance and will bear interest from the date of issuance at 7.5% per annum, payable semi-annually in cash. The Debentures issued to the Investors for the initial tranche have a conversion price of $0.1670 (“Conversion Price”) per Class B Subordinate Voting Share.

The Debentures also provide for the automatic conversion into Shares in the event that the Shares trade at a volume weighted average trading price that is 50% above the Conversion Price on the CSE for 45 consecutive trading days. Upon an event of default, including failure to pay amounts then due under the Debenture, to perform or comply (without remedying such noncompliance) with the Debenture terms, or to pay debts, or commencement of bankruptcy proceedings or appointment of a trustee, all outstanding amounts under the debentures become immediately due and payable.

Subject to certain conditions, the Company has the right to call additional tranches, totaling $1,000,000 each, no later than 20 trading days following the issuance of each tranche, including the initial tranche, up to a maximum of $10,000,000 under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The Investors have the right to at least four additional tranches, with any such subsequent tranche to be at least $1,000,000.

At the closing of each additional tranche, the Company will issue share purchase warrants equal to 55% of the number of shares a debenture is convertible into for a particular tranche. Each warrant will be exercisable to purchase one share for a period of 24 months from the date of issuance at an exercise price equal to 120% of the volume weighted average price of the Shares on the CSE for ending on the trading day immediately prior to the applicable closing of each tranche. As part of the Initial Tranche, the Company issued to the Investors a total of 3,293,413 warrants, each exercisable at $0.21 per share for a period of 24 months from the date of issuance.

On September 30, 2020, the Company closed on a second tranche of $1,000,000. The debentures issued to the Investors for the second tranche have a conversion price of $0.1456 per Class B Subordinate Voting Share. As part of the second tranche, the Company issued to the Investors a total of 3,777,472 warrants, each exercisable at $0.17 per share for a period of 24 months from the date of issuance.

On November 20, 2020, the Company closed on an additional $1.0 million third tranche issuing Debentures with a conversion price of $0.15 per share and warrants to purchase 3,592,326 Class B Subordinate Voting Share at an exercise price of $0.17 per share.

On December 17, 2020, the Company closed on a fourth tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the fourth tranche, the Company issued 3,597,100 warrants for an equal number of Shares with an exercise price of $0.18 per share.

On January 29, 2021, the Company closed on a fifth tranche of $1,000,000 with a conversion price of $0.16 per Subordinate Voting Share. In connection with the fifth tranche, the Company issued 3,355,000 warrants with an exercise price of $0.19 per share.

2021 Equity Private Placements

On February 16, 2021, the Company entered into subscription agreements with institutional investors for the sale of up to 7,800,000 Units at a purchase price of $0.3713 per Unit for an aggregate purchase price of approximately $2.9 million. Each Unit consists of one Subordinate Voting Share of the Company and one warrant. Each warrant is exercisable for a period of five years to purchase one Share at an exercise price of $0.4642 per Share, subject to the terms and conditions set forth in the warrant..

For a period of one year, the purchasers have the right, within 24 hours from first notice, if an overnight raise or a commercially reasonable time in all other circumstances, to commit to participate in up to 25% on any broadly syndicated equity raises, convertible note offerings or unit deals via a bank or brokerage firm. The purchasers, however, cannot exercise this right in the following events: any capital found through a strategic capital raise conducted by Moelis & Company, any straight debt instruments, capital transactions involving a change of control, any funding by Gotham Green Partners, or capital transactions with a strategic or non-strategic counterparty that takes place in conjunction with any restriction or conversion of debt to equity. The total amount of any such individual participation cannot exceed $20.0 million.

On March 18, 2021, the Company sold C$20.0 million of units at a purchase price of C$0.40 per unit. Each unit consists of one Class B Subordinate Voting Share and one share purchase warrant. Each warrant permits the holder to purchase one Share for a period of three years from the date of issuance at an exercise price of C$0.50 per Share. The exercise of the warrants is subject to a beneficial ownership limitation of 9.99%, preventing such exercise by the holder, if such exercise would result in such holder and their affiliates, exceeding ownership of 9.99% of our Shares

On May 17, 2021, the Company issued 31,250,000 units to Parallax Master Fund, L.P. at a purchase price of $0.32 per Unit for an aggregate of $10.0 million. Each Unit consisted of one Class B Subordinate Voting Share and one share purchase warrant. Each warrant permits the holder to purchase one Share for a period of three years from the date of issuance at an exercise price of $0.352 per Share, subject to the terms and conditions set forth in the warrant. The exercise of the warrants is subject to a beneficial ownership limitation of 19.99%, preventing such exercise by the holder, if such exercise would result in such holder and their affiliates, exceeding ownership of 19.99% of our Shares.

Investment Agreement

On February 25, 2021, MedMen NY, Inc. (“MMNY”), the New York subsidiary of the Company, and its parent, MM Enterprises USA, entered into an investment agreement (the “Investment Agreement”) with Ascend Wellness Holdings, LLC, a New York limited liability company (“AWH NY”), and Ascend Wellness Holdings, LLC, a Delaware limited liability company (“AWH”, and collectively, the “Investors”) whereby, subject to approval from the New York State Department of Health and other applicable regulatory bodies, AWH agreed to purchase shares of common stock of MMNY for an aggregate purchase price of up to $73.0 million as follows: (a) $35.0 million in cash to be invested in MMNY (as may be adjusted in accordance with the Investment Agreement), (b) AWH NY will issue a senior secured promissory note with a principal amount of $28.0 million, guaranteed by AWH, (c) and within five business days after the first sale by MMNY of adult use cannabis products at one or more of its retail store locations (the “Milestone”), AWH will purchase additional shares of MMNY for $10.0 million in cash, which cash investments and note will be used to reduce the amounts owed to the Company’s senior secured lender.

AWH also agreed to provide MMNY a working capital advance of $10.0 million, which may be increased up to $17.5 million, with no interest rate or prepayment penalty, which amount will be converted into shares of MMNY at the closing of the transaction. The terms of the advance include certain negative covenants, including restrictions on the assumption or incurrence of debts and liens, sale of assets, conducting mergers, declaring dividends, affiliated transactions outside the ordinary course of business or any fundamental change to equity interests or capital structure. Plus, certain events are considered events of default, which may result in the accelerated maturity of the amounts outstanding, a setoff of any obligation AWH may owe to MMNY or other remedies provided for in the related promissory note. These events of default include any failure to pay loan obligations, any failure to perform covenants required for in the agreement for the advance, any misstatement that is false or misleading made with respect to any representation or warranty or the insolvency of MMNY.

Following completion of the investment, AWH will hold a controlling interest in MMNY equal to at least 86.7% of the equity in MMNY. The Company also granted AWH the exclusive and irrevocable right to purchase the remaining outstanding shares of MMNY until the earlier of (i) ten years from the anniversary date and (ii) one year from the anniversary date that AWH is allowed by applicable law to purchase such shares.

In connection with the Investment Agreement, MMNY and AWH also entered into a management agreement (the “Management Agreement”) for a monthly fee of 35% of MMNY’s EBITDA pursuant to which AWH will advise on MMNY’s operations pending regulatory approval of the investment transaction. The Management Agreement is effective until December 31, 2021 and will automatically renew for an additional six months unless terminated earlier by MMNY or AWH.

TREEHOUSE REAL ESTATE INVESTMENT TRUST

The Company has lease arrangements with affiliates of Treehouse Real Estate Investment Trust (“Treehouse”), which include 14 retail and cultivation properties across the U.S. As part of the Lender and Landlord Support Agreement, Treehouse agreed to defer a portion of total current monthly base rent for the 36-month period between July 1, 2020 and July 1, 2023. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company issued to Treehouse 3,500,000 warrants, each exercisable at $0.34 per share for a period of five years. As part of the agreement, the Company is pursuing a partnership with a cannabis cultivation company for the Company’s Desert Hot Springs and Mustang facilities that are leased from Treehouse in order to continue the Company’s focus on retail operations.

PROPERTIES

The Company leases certain business facilities from third parties under operating lease agreements that specify minimum rentals. The leases expire through 2038 and contain certain renewal provisions. The Company’s net rent expense related to continuing operations for the years ended June 27, 2020 and June 29, 2019 was $34.0 million and $24.0 million, respectively, of which $1.6 million and $1.8 million, respectively, was included in cost of goods sold.

Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Fiscal Year Ending	Scheduled Payments

June 26, 2021	$34,049,336
June 25, 2022	34,040,450
June 24, 2023	34,224,191
June 29, 2024	31,289,161
June 28, 2025	30,837,827
June 27, 2026 and Thereafter	134,553,668

Total Future Minimum Lease Payments	$298,994,663

The following tables set forth the Company’s principal physical properties as of December 26, 2020:

Purpose	Location	Leased/Owned	Purpose	Location	Leased/Owned
Corporate	10115 Jefferson Blvd	Lease	Operations	6600 International Drive	Lease
Corporate	5870 Jefferson Blvd	Lease	Operations	539-37 Clematis Street	Lease
Corporate	5880 Jefferson Blvd	Lease	Operations	326 5th Avenue	Lease
Corporate	5890 Jefferson Blvd	Lease	Operations	2949 Federal Hwy	Lease
Corporate	823 Las Vegas Blvd	Lease	Operations	5900 Florida Avenue	Lease
Corporate	5324 Washington Blvd	Lease	Operations	5048 Bayou Blvd	Lease
Corporate	100 Adelaide Street	Lease	Operations	1126 Thomasville Road	Lease
Operations	8729 E Manzanita Drive	Lease	Operations	308 3rd Street	Lease
Operations	106-110 Robertson Blvd	Lease	Operations	1410 Main Street	Lease
Operations	2430 Porter Street	Lease	Operations	12000 Truckee Canyon Court	Lease
Operations	733-735 Broadway	Lease	Operations	338 49th Street	Lease
Operations	410-416 Lincoln Blvd	Lease	Operations	33 Ninth Avenue	Lease
Operations	8208 Santa Monica Blvd	Lease	Operations	433 Fifth Avenue	Lease
Operations	2141 Wright Street	Lease	Operations	52 Union Road	Lease
Operations	8740 Sepulveda Blvd	Lease	Operations	6842-6850 Main Street	Lease
Operations	8740 Sepulveda Blvd (expansion)	Lease	Operations	2001 Marcus Avenue	Lease
Operations	532-536 Sutter Street	Lease	Operations	1304 Buckley Road	Lease
Operations	1861-1863 Union Street	Lease	Operations	3180 Erie Blvd East	Lease
Operations	3996 San Pablo Avenue Suites A & B	Lease	Operations	840 Broadway Ave. Suite B-4	Lease
Operations	3996 San Pablo Avenue Suites C & D	Lease	Operations	5125 Convoy Street Suite 211	Lease
Operations	10715 Sorrento Valley Blvd	Lease	Operations	2767 E. Broadway	Lease
Operations	1136-1140 Lake St	Lease	Operations	538 S. Fair Oaks Ave	Lease
Operations	4503 Paradise Suite A	Lease	Operations	25540 County Road 44A	Lease
Operations	4503 Paradise Suite B	Lease	Operations	2000 International Speedway	Lease
Operations	823 3rd Street	Lease	Operations	11190 San Jose Blvd.	Lease
Operations	6332 Rainbow Blvd	Lease	Operations	2009 NE 2nd St.	Lease
Operations	3025 & 3035 Highland Drive	Lease	Operations	550 Collins Ave	Lease
Operations	2832 N Omaha Street	Lease	Operations	1804 Maple Ave	Lease
Operations	13300 Little Morongo Road	Lease	Operations	1001 W North Ave	Lease
Operations	1308-1312 Abbot Kinney Blvd	Lease	Operations	942 W. Fulton Market	Lease
Operations	8724 Bradley Avenue	Lease	Operations	120 Brookline Ave	Lease
Operations	1075 N. 10th Street	Lease	Operations	232 Boylston St.	Lease
Operations	1428-1438 Alton Road	Lease	Operations	1113 Herkimer Rd.	Lease
Operations	1059 Park Street	Lease	Operations	923 Huber St	Lease
Operations	130 Duval Street	Lease	Operations	3 industry Way	Owned
Operations	11551 University Blvd	Lease

LEGAL PROCEEDINGS

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of September 15, 2020, other than those described below, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. As of September 15, 2020, there are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party to the Company or has a material interest adverse to the Company’s interest.

On July 20, 2018, a legal claim was filed in Ontario Superior Court of Justice (Toronto), Canada, by Corriente Master Fund II, LP against the Company relating to a financial transaction and seeking damages of approximately $2.2 million. The action was commenced by an investor and alleges various statutory and common law claims relating to alleged misrepresentations in respect of a financing completed by the Company in May 2018 concurrently with going public. On May 17, 2021, the Company and Corriente entered into a settlement whereby in exchange for a full release, the Company agreed to pay C$325,000 and the Company issued to Corriente 746,269 Subordinate Voting Shares and agree to register the shares for resale.

On January 29, 2019, the Company’s former Chief Financial Officer filed a complaint against MM Enterprises USA in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. including but not limited to contractual, compensatory, and punitive damages, interest, costs and fees, and any further relief the court deems proper. The Company is currently defending against this lawsuit, which alleges wrongful termination, breach of contract, and breach of implied covenant of good faith and fair dealing. The former CFO’s employment agreement provided for the payment of severance in the event of termination without cause. The Company disputes the claims set forth in this lawsuit and believes that the outcome is neither probable nor estimable; therefore, no amounts have been accrued in relation to the claim.

The Company is a party to three lawsuits related to previous acquisitions that closed in December 2018 and February 2019. Whitestar Solutions, LLC and Adakai Holdings, LLC filed a complaint on March 11, 2020 and Unisys Technical Solutions, LLC, Michael Colburn and Daryll DeSantis filed a complaint on May 26, 2020, each in Superior Court of the State of Arizona, Maricopa County, and Ryan Rayburn and South Cord Management LLC filed a complaint on April 21, 2020 in Superior Court for the State of California, County of Los Angeles. The lawsuits allege fraudulent inducement and breach of contract, breach of contract, breach of implied covenant of good faith and fair dealing, common law fraud and securities fraud. The plaintiffs seek damages including, rescission, declaratory judgment, specific performance, monetary damages to be proven at trial and costs and reasonable attorneys’ fees. The Company believes the likelihood of a loss contingency is neither probable nor remote and the amount cannot be estimated reliably. As such, no amount has been accrued in the financial statements.

In connection with a pending litigation matter that was filed by Unisys Technical Solutions, LLC, Michael Colburn and Daryll DeSantis on May 26, 2020, which is further described in the Company’s registration statement on Form 10, in December 2020, the Company filed motions with the court regarding the Level Up auction sales for $25,150,000 demanding that the net proceeds from the auction sale be paid to the Company. The plaintiffs allege that they are not obligated to remit the net proceeds from the auction sale to the Company. On February 23, 2021 and March 11, 2021, the court ruled and issued a judgment that the plaintiffs return extra proceeds from the auction sale in the amount of approximately $10.4 million, plus interest, to the Company. The plaintiffs are appealing the court ruling and the other claims filed in May 2020 continue to remain outstanding.

A legal dispute that was filed against the Company in February 2020 alleging breach of contract was settled in December 2020 for approximately $2,400,000. As of December 26, 2020, the remaining amount has been accrued in the Company’s Consolidated Balance Sheet.

In September 2020, a legal dispute was filed against the Company related to the separation of a former officer in which the severance issued is currently being disputed. The Company believes the likelihood of loss is remote. As a result, no amount has been set up for potential damages in these financial statements.

On December 10, 2020, a lawsuit was filed against the Company in the Superior Court of California for Los Angeles by Matthew Abrams, Jeremy Abrams, Judith Abrams, Scott Angone and Mark Malan, former owners of MattnJeremy, Inc., d/b/a One Love Beach Club (“One Love”), alleging that the Company owes the plaintiffs additional cash and shares as a true-up payment in connection with the acquisition by the Company of OneLove in September 2019. In the complaint, the plaintiffs allege breach of contract, breach of implied covenant of good faith and fair delaying, fraud and unjust enrichment, among other causes of actions. The plaintiffs are seeking payments of an aggregate of approximately $1.5 million, the issuance of 53,721,488 shares, damages resulting from the failure to issue shares, compensatory and punitive damages, costs and attorneys’ fees and other relief granted by the court. While it is too early to predict the outcome of the case or whether an adverse result would have a material adverse impact on our operations or financial position, we believe we have meritorious defenses and intend to defend this legal matter vigorously.

On January 7, 2021, JTM Construction Group, Inc. filed a cross-complaint against MM Enterprises USA, LLC, a subsidiary of the Company, in the Los Angeles Superior Court alleging breach of contract, quantum merit and implied indemnity seeking damages at $11,069,815.13. The Company is actively defending the legal matter which the claimant is seeking damages of approximately $11.1 million plus interest, attorneys’ fees and costs and other relief awards by the court. While it is too early to predict the outcome of the case or whether an adverse result would have a material adverse impact on our operations or financial position, we believe we have meritorious defenses and intend to defend this legal matter vigorously.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following are our executive officers and directors and their respective ages and positions as of December 31, 2020.

Name	Position Held with Our Company	Age

Tom Lynch	Chief Executive Officer and Director	52
Tim Bossidy	Chief Operating Officer	32
Reece Fulgham	Chief Financial Officer	59
Mike Lane	Chief Information Officer	49
Tracy McCourt	Chief Revenue Officer	52
Niki Christoff	Director	42
Melvin Elias	Director	51
Errol Schweizer	Director	44
Cameron Smith	Director	54
Al Harrington	Director	40

Business Experience

The following is a brief overview of the education and business experience of each of our directors and executive officers during at least the past five years, including their principal occupations or employment during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Tom Lynch was appointed Chief Executive Officer in March 2020, elected to the Board in November 2020 and appointed as Interim Chairman in December 2020. Mr. Lynch is currently a Partner and Senior Managing Director of SierraConstellation Partners. Prior to joining SierraConstellation Partners in July 2018, Mr. Lynch was the co-founder and Managing Partner of Woods Hole Capital between July 2014 and July 2018. Prior to founding Woods Hole Capital, Mr. Lynch was the Chairman and Chief Executive Officer of Frederick’s of Hollywood Group (a publicly traded company). Prior to joining Frederick’s, Mr. Lynch was the CEO of Mellon HBV later renamed Fursa Alternative Strategies. Mr. Lynch has held executive positions with Mellon Institutional Asset Management, UBS Global Asset Management and the Dreyfus Corporation. Mr. Lynch is a graduate of St. Anselm College.

Timothy Bossidy has served as Chief Operating Officer since March 2020. Mr. Bossidy is currently a Senior Director at SierraConstellation Partners where he has developed their cannabis practice and served in a number of interim management roles in cannabis and in retail. Prior to joining SierraConstellation Partners, Mr. Bossidy served as an investment banker at Goldman Sachs. Prior to joining Goldman Sachs, Mr. Bossidy served as a fixed income analyst at The Travelers Companies. Mr. Bossidy received a B.A. in Economics and English from the University of Notre Dame and an MBA from Kellogg School of Management at Northwestern University.

Reece Fulgham was appointed Chief Financial Officer in December 2020. Mr. Fulgham, a Managing Director of SierraConstellation Partners since January 2013, has over 30 years of accounting, financial management and restructuring experience. Reece’s experience as a CPA, auditor, board member, interim operating manager and advisor to both debtors and creditors encompasses more than 60 engagements across a broad range of industries. Prior to joining SCP, Mr. Fulgham spent seven years in public accounting in the audit and business advisory groups with Kenneth Leventhal & Company in Los Angeles, California. He joined Davis Wire in 1989 as the vice president of finance, subsequent to the company’s Chapter 11 filing, to develop and implement a plan of reorganization. The company successfully emerged from bankruptcy protection in 1991. Since then, Mr. Fulgham has provided interim management, financial and strategic advisory services to both companies in transition and their creditors. Currently, he serves as a board member and audit committee chair of Trussway Holdings, Inc. and Cornerstone Healthcare Group Holdings, Inc. Mr. Fulgham received his bachelor’s degree in Accounting from Texas State University and also practiced as a CPA in California.

Mike Lane has served as Chief Information Officer since June 2020 and previously held other positions with the Company since April 2018. Mike Lane leads the development of digital products that differentiate and extend the MedMen customer experience both online and in-store. Prior to joining MedMen, from April 2016 to May 2018, Mr. Lane was Vice President of Product at global technology innovator Grindr, a location-based social network connecting the LGBTQ community, and prior to that, starting in August 2013, he held various positions at Ticketmaster (Live Nation Entertainment), with his last position being SVP, Consumer Products. Mr. Lane brings more than 20 years of experience in product development and design at major brands like Live Nation, Ticketmaster, FOX Broadcasting, Adobe, and Accenture. Mike studied at Colorado St. University and abroad at the London School of Economics, where he obtained his B.Sc. with a double major in Mathematics and Statistics.

Tracy McCourt has served as Chief Revenue Officer Since December 7, 2020. From September 2016 until October 2020, Ms. McCourt worked with Zappos, most recently as Chief Strategist, Brand Awareness Marketing leading the strategy for the brand affinity team, and from January 2015 to June 2016, she was a customer lifecycle and CRM marketing consultant for Zappos. Prior to that, from April 2016 to September 2016, Ms. McCourt developed marketing and global customer experience at Guess? Before joining Zappos, she was the Chief Marketing Officer for Frederick’s of Hollywood. Ms. McCourt holds a Bachelor’s Degree from University of California, Irvine.

Melvin Elias has been a director since February 2020. Mr. Elias is an active investor, entrepreneur and developer in Los Angeles. He has past and present board experience in CPG and consumer facing businesses both in the US and internationally. Since October 2019, Mr. Elias has been actively involved with DivergentIP, LLC, a start-up he recently co-founded, which will be launching a coffee capsule system in the U.S., and is currently an advisor to various venture funds and businesses. He was President and CEO of The Coffee Bean & Tea Leaf for six years, until it was sold to private equity in 2013 where he was responsible for almost 1,000 stores and a global omni-channel business in excess of $500 million in systemwide sales. He remained on the board of The Coffee Bean & Tea Leaf with additional advisory duties until the company was recently sold again in September 2019. Prior to his career in coffee retail, Mr. Elias was the Managing Director of the Tower Records Franchise in Malaysia and practiced law in Singapore for two years. Mr. Elias graduated from the London School of Economics and served in the Singapore Military for two and a half years.

Errol Schweizer has been a director since March 2020. Mr. Schweizer has over 25 years of experience in the food and cannabis industries, including 15 years at Whole Foods Market, where he held a number of roles within the organization, including Vice President of Grocery. In this role, Mr. Schweizer oversaw merchandising, product assortment, promotional programs and financial performance for over 80 product categories and $5 billion in annual sales. Mr. Schweizer departed Whole Foods Market in 2016 and since then has been a strategic advisor to several high-growth retailers and brands.

Cameron Smith has been a director since February 2020. Since July 2017, Mr. Smith has operated a private angel investment and advisory fund that focuses on better-for-you foods. Prior to his investment and advisory business, since October 2007, Mr. Smith was the President of Quantlab Financial, a Houston based quantitative trading company that trades globally in multiple asset classes. Mr. Smith came to Quantlab after working for various electronic markets that pioneered the introduction of fair, open, transparent stock exchanges in the United States, Europe and Canada. Mr. Smith began his career at the United States Securities and Exchange Commission and was the General Counsel for Island ECN, Inc.

Niki Christoff has been a director since May 2020. From July 2017 until June 2020, Ms. Christoff previously served as a Senior Vice President of Strategy and Government Relations at Salesforce. Prior to joining Salesforce, Ms. Christoff served as Senior Director of Public Policy at Uber between December 2015 and June 2017. Ms. Christoff also held a number of positions at Google over a span of eight years, including most recently, serving as Director of Global Communications and Public Affairs. In 2019, Ms. Christoff was named one of Fortune’s “25 Most Powerful Women in Politics.”

Al Harrington was appointed to the Board in August 2020. In January 2014, Mr. Harrington founded Viola, Inc., a premium cannabis company that focuses on increasing minority ownership, reinvesting in the community, and creating opportunity through social equity, and since June 2014 he has served as Chief Executive Officer. Additionally, he is also the founder of Harrington Wellness, a manufacturing company of non-psychoactive cannabinoid products, which currently produces cannabis topical solutions. Prior to his entry into the cannabis industry, Mr. Harrington was a professional basketball player for 16 seasons in the NBA, playing for the Indiana Pacers, the Atlanta Hawks, the Golden State Warriors, as well as the New York Knicks, among others. He also currently serves as an active member of the Minority Cannabis Business Association, the Cannabis Trade Federation and Tidal Royalty’s Advisory Board.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Code of Ethics

MedMen Enterprises Inc. and its subsidiaries, including MM Enterprises USA, LLC have adopted the Code of Business Conduct and Ethics (the “Code”) to assist all directors, officers, employees (whether temporary, fixed-term or permanent), consultants and contractors (collectively, the “MedMen Representatives”) of the Company and its subsidiaries to maintain the highest standards of ethical conduct in corporate affairs. Our Code also includes codes of ethics for our chief executive and principal financial officers and any persons performing similar functions.

The purpose of this Code is to encourage among MedMen Representatives a culture of honesty, accountability and fair business practice. We believe our Code is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the Code. Each MedMen Representative must adhere to this Code and cooperate fully in any investigations initiated by MedMen under this Code or by securities regulators or other competent legal authorities.

The Code is not intended to limit, prevent, impede or interfere in any way with any MedMen Representatives’ right, without prior notice to the Company, to provide information to the government, participate in investigations, testify in proceedings regarding the Company’s past or future conduct, or engage in any activities protected under whistleblower statutes.

Further information on the Company’s Code can be found on the investor relations portal on our website at investors.medmen.com. Any waivers of the application, and any amendments to, our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website.

Director Independence

Our board of directors is composed of six “independent directors” as defined under the rules of NASDAQ. We use the definition of “independence” of NASDAQ to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mel Elias, Cameron Smith, Errol Schweizer, Al Harrington and Niki Christoff are all independent directors of the Company. However, our shares are not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Board Leadership Structure

Our board of directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Mr. Lynch serving as our Chairman and our Chief Executive Officer. We currently believe that Mr. Lynch serving in both capacities best serves the Company and suits the talents, expertise and experience that Mr. Lynch brings to the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

We have established an audit committee consisting of Mel Elias, Errol Schweizer and Tom Lynch. In addition, our Board has determined that Mel Elias, Chairman of the audit committee, is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	assist the Board in the discharge of its duties relating to the Corporation’s financial reporting, including the audits of the Corporation’s financial statements and the integrity of the Corporation’s financial statements and internal controls;

●	establish and maintain a direct line of communication with the Corporation’s external auditor and assess their performance and independence;

●	oversee the work of the external auditor engaged to prepare or issue an auditor’s report or to prepare other audit, review or attest services for the Corporation, including resolution of disagreements between management and the external auditor regarding financial reporting;

●	ensure that management has designed, implemented and is maintaining an effective system of internal controls and disclosure controls and procedures;

●	monitor the credibility and objectivity of the Corporation’s financial reports;

●	report regularly to the Board on the fulfillment of the Committee’s duties, including any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the external auditor or the internal audit function;

●	assist, with the assistance of the Corporation’s legal counsel, the Board in discharging its duties relating to the Corporation’s compliance with legal and regulatory requirements; and

●	assist the Board in discharging its duties relating to risk assessment and risk management.

Compensation Committee

Our compensation committee currently consists of Cameron Smith, who is the chair of the committee, and Errol Schweizer, each of whom are independent in accordance with the standards of Nasdaq. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The functions of the compensation committee include:

●	reviewing and, if deemed appropriate, recommending to our board of directors policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

●	determining or recommending to the board of directors the compensation of our executive officers; and

●	advising and consulting with our officers regarding managerial personnel and development.

Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on our website at http://medmen.com/investors.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee currently consists of Niki Christoff and Al Harrington. The corporate governance and nominating committee has adopted a committee charter, which details the principal functions of the committee, including:

●	Develop and recommend to the Board a set of corporate governance guidelines, policies and procedures, and annually assess the Company’s corporate governance guidelines, policies and procedures, as well as the charter for the Board committees.

●	Make recommendations regarding the size and composition of the Board with a view to maintain the composition of the Board in a way which provides the best mix of skills, experience, age, gender and diversity to guide the long-term strategy and ongoing business operations of the Company.

●	Establish and recommend to the Board, qualification criteria for the selection of directors to serve on the Board and annually review the appropriate experience, skills and characteristics required of each existing and new director of the Company.

●	Approve an appropriate orientation and education program for directors and oversee the training and orientation of directors, and evaluate the performance and effectiveness of the Board, the Chair, and each committee.

●	Review and recommend to the Board, succession planning programs for Senior Executives and contingency preparedness.

In recommending nominations to the Board, the Nominating Committee is to (i) consider whether the candidate’s competencies, skills and personal qualities are aligned with the Company’s needs and any criteria for selecting new directors established by the Nominating Committee; (ii) consider the commitment of time and resources that the candidate is able to devote to the Company as a member of the Board in light of what the Company expects from the candidate; (iii) consider the recommendations of the Chair of the Board, if any; and (iv) ensure that the candidate understands the demands and expectations of being a director of the Company.

Director Compensation

The following table sets forth all compensation paid to or earned by each non-employee director of the Company during fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Benjamin Rose (Former) (2)	$62,499	$2,062,315	$2,124,814
Niki Christoff	--	--	--
Melvin Elias (3)	$62,499	--	$62,499
Christopher Ganan (Former)	--	--	--
Errol Schweizer (4)	$49,305	--	$49,305
Cameron Smith (5)	$62,499	--	$62,499
Andrew Modlin (Former) (6)	--	--	--
Andrew Rayburn (Former) (7)	$259,375	--	$259,375
Mark Hutchinson (Former) (8)	$259,375	--	$259,375
Antonio Villaraigosa (Former) (9)	$296,528	--	$296,528
Stacey Hallerman (Former) (10)	$29,452	--	$29,452
Jay Brown (Former) (11)	$259,375	--	$259,375

(1)	The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 18-Share Based Compensation” to our consolidated financial statements for the year ended June 29, 2019
(2)	Mr. Rose was granted in December 2019, and holds as of fiscal year-end 2020, 5,458,749 RSUs. Mr. Rose also received $29,166 in cash and $33,333 in Subordinate Voting Shares. Mr. Rose resigned as a director on December 14, 2020.
(3)	Mr. Elias received $29,166 in cash and $33,333 in Subordinate Voting Shares.
(4)	Mr. Schweizer received $23,009 in cash and $26,296 in Subordinate Voting Shares.
(5)	Mr. Smith received $29,166 in cash and $33,333 in Subordinate Voting Shares.
(6)	Mr. Modlin resigned as a director in May 2020.
(7)	Mr. Rayburn’s term as a director expired in February 2020. He received an aggregate of $250,000 in Subordinate Voting Shares and $9,375 in cash for the period between August 2019 and February 2020.
(8)	Mr. Hutchinson’s term as a director expired in February 2020. He received an aggregate of $250,000 in Subordinate Voting Shares and $9,375 in cash for the period between August 2019 and February 2020.
(9)	Mr. Villaraigosa’s term as a director expired in February 2020. He received an aggregate of $250,000 in Subordinate Voting Shares and $46,528 in cash for the period between August 2019 and February 2020.
(10)	Ms. Hallerman resigned in October 2019. She was issued $29,452 in Subordinate Voting Shares.
(11)	Mr. Brown resigned as a director in March 2020. He received an aggregate of $250,000 in Subordinate Voting Shares and $9,375 in cash for the period between August 2019 and February 2020.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company or on the Compensation Committee, during fiscal 2020. None of the Company’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, during fiscal 2020.

EXECUTIVE COMPENSATION

Overview of Executive Compensation

The Board is authorized to review and approve annually all compensation decisions relating to the executive officers of the Company. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how the Company’s compensation program is structured for its Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers”).

Compensation Governance

The Board has not adopted any formal policies or procedures to determine the compensation of the Company’s directors or executive officers. The compensation of the directors and executive officers is determined by the Board, based on the recommendations of the Compensation Committee. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.

The Compensation Committee currently consists of three directors: Errol Schweizer, Niki Christoff and Cameron Smith (Chairman), all of whom have direct and indirect experience relevant to their roles as members of the Compensation Committee. For details regarding the experience of the members of the Compensation Committee, see “Director and Executive Officers.”

The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the Compensation Committee has responsibility for fixing compensation levels for the directors and executive officers and for entering into employment, severance protection, change in control and related agreements and plans for the CEO and other executive officers, provided that any individual agreement with the CEO is subject to Board approval. In addition, the Compensation Committee is charged with reviewing the Stock and Incentive Plan (as hereinafter defined) and proposing changes thereto, approving any awards of options under the Stock and Incentive Plan and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The Compensation Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on the Company’s succession plans for its executive officers.

The Compensation Committee endeavors to ensure that the philosophy and operation of the Company’s compensation program reinforces its culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of the Company’s shareholders. In addition, the Compensation Committee is to review the Company’s annual disclosure regarding executive compensation for inclusion where appropriate in the Company’s disclosure documents.

Elements of Compensation

Base Salary

Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive and overall performance and the time which the executive officer is required to devote to the Company in fulfilling his or her responsibilities.

Short-Term Incentive Awards

A cash incentive payment or bonus is a short-term incentive that is intended to reward each executive officer for his or her individual contribution and performance of personal objectives in the context of overall corporate performance. Cash bonuses are designed to motivate executive officers to achieve personal business objectives and to be accountable for their relative contribution to the Company’s performance, as well as to attract and retain executives. In determining compensation and, in particular, bonuses, the Compensation Committee and the Board consider factors over which the executive officer can exercise control, such as their role in identifying and completing acquisitions and integrating such acquisitions into the Company’s business, meeting any budget targets established by controlling costs, taking successful advantage of business opportunities and enhancing the competitive and business prospects of the Company.

Long-Term Equity Incentive Awards

Long-term incentives are intended to align the interests of the Company’s directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of, Long-Term Incentive Plan Units, (“LTIP”), nonqualified stock options (“NQSOs”), incentive stock options (“ISOs”) (collectively, “Options”) and restricted stock units (“RSU Awards”) to be granted, reference is made to the recommendations made by the Compensation Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size in the same business as the Company. The Compensation Committee and the Board also consider previous grants of Options or RSU Awards and the overall number of Options or RSU Awards that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Options or RSU Awards and the size and terms of any such grants. With respect to executive officers, the Compensation Committee and the Board also consider the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of long-term equity incentive awards. With respect to directors, the Compensation Committee and the Board also consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the Board members in determining the level of long-term equity incentive awards.

Summary Compensation Table

The following table sets forth all compensation paid to or earned by the named executive officers of the Company in the last fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

Tom Lynch
Chief Executive Officer and Chief Restructuring Officer (2)	2020	--	--	--	--	--	--

Zeeshan Hyder
Former Chief Financial Officer (3)	2020	$541,563	--	$350,706	--	--	$892,269

Mike Lane
Chief Information Officer (4)	2020	$253,717	--	$27,500	$76,903	--	$358,120

Adam Bierman
Former Chief Executive Officer (5)	2020	$157,733	--	--	--	$996,745	$959,233

Ryan Lissack
Former Interim Chief Executive Officer (6)	2020	$609,386	$249,110	$350,706	--	$511,588	$1,720,790

Chris Ganan
Former Chief Strategy Officer (7)	2020	$666,667	--	--	--	--	$666,667

Michael Kramer
Former Chief Financial Officer (8)	2020	$288,203	--	$350,706	--	$133,334	$772,243

(1)	The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 18-Share Based Compensation” to our consolidated financial statements for the year ended June 29, 2019.
(2)	Mr. Lynch became Chief Executive Officer in March 2020. Mr. Lynch is a Partner and Senior Managing Director at SierraConstellation Partners LLC (“SCP”), which in March 2020 was retained to support the Company in the development and execution of its turnaround and restructuring plan. For a description of the terms of the Management Services Agreement, see “Item 7-Certain Relationships and Related Transactions.”
(3)	Mr. Hyder became Chief Financial Officer in October 2019 and resigned on December 16, 2020.
(4)	Mr. Lane became Chief Information Officer in June 2020 and has been employed by the Company since 2018.
(5)	Mr. Bierman resigned as Chief Executive Officer effective February 1, 2020 and as a director in June 2020. He did not receive any compensation in his role as a director of the Company. Other compensation includes $890,561 in estimated benefits related to executive protection provided by the Company, and $106,183 for car lease and insurance payments. See “Employment and Severance Agreements” below.
(6)	Mr. Lissack was appointed as Interim Chief Executive Officer in February 2020 and resigned in March 2020. Mr. Lissack was also formerly the Chief Operating Officer and, previous to that, since March 2019, the Chief Technology Officer. The dollar amount of Mr. Lissack’s bonus represents the issuance of 889,680 Subordinate Voting Shares and is based on a deemed price of $0.28 per share. Other compensation consists of $111,588, representing the issuance of 429,185 Subordinate Voting Shares based on a deemed price of $0.26 per share and $400,000 related to the forgiveness of an outstanding promissory note, which includes the principal amount and interest. See “Employment and Severance Agreements” below.
(7)	Mr. Ganan was Chief Strategy Officer of the Company from May 2018 until May 2020.
(8)	Mr. Kramer was Chief Financial Officer from December 2018 until October 2019. Other compensation consists of $133,334 paid pursuant to a consulting agreement. See “Employment and Severance Agreements” below.

Employment and Severance Agreements

The Company does not have employment agreements with any of its named executive officers. For fees paid to SCP, of which Mr. Lynch, the Company’s Chief Executive Officer, is a Partner and Senior Managing Director, see Item 7. Certain Relationships and Related Transactions.

In connection with his departure effective February 1, 2020, Adam Bierman, Co-Founder and former Chief Executive Officer, surrendered all of his 815,295 Super Voting Shares, which each provided 1,000 votes per share, to the Company. In connection with his departure and cancellation of his Super Voting Shares, the Company will compensate Mr. Bierman in the form of securities of which the number of issued securities and the aggregate amount is yet to be determined. The Company also amended Mr. Bierman’s 9,661,939 LTIPs, such that they will not vest as a result of his departure and will continue to be outstanding for a period of ten years and vest upon the price for the Subordinate Voting Shares achieving the thresholds of C$10, C$15 and C$20, and vest upon on a change of control of the Company. The Company also paid for Mr. Bierman’s security protection for 90 days after his departure and will also pay for his car lease and related insurance for one year.

In connection with the departure of Ryan Lissack, the Company’s former Interim Chief Executive Officer, in March 2020, the Company forgave the outstanding principal and interest on a $400,000 promissory note, issued to Mr. Lissack an aggregate of 429,185 Subordinate Voting Shares, accelerated the vesting on option to purchase 103,921 Subordinate Voting Shares and agreed to reimburse Mr. Lissack for up to 12 months of COBRA coverage.

In connection with the departure of Michael Kramer, the Company’s former Chief Financial Officer, in October 2019, the Company allowed Mr. Kramer to retain $200,000 that was originally paid to him as a signing bonus. The Company and Mr. Kramer also entered into a Consulting Agreement with a term ending on December 31, 2019 pursuant to which the Company paid Mr. Kramer $66,666.67 per month for financial and accounting services.

On December 31, 2020, in connection with the resignation of Zeeshan Hyder as Chief Financial Officer, the Company and Mr. Hyder entered into a Separation Agreement. Pursuant to the terms of the Separation Agreement, (a) Non-Qualified Stock Options exercisable for 377,644 shares of Class B Subordinate Voting Shares, which were granted to Mr. Hyder on September 9, 2020 with an exercise price per share of CAD$0.22, will remain exercisable for a period of three months after the filing by the Company of a Registration Statement on Form S-8 that includes the shares underlying such options, (b) 248,268 Restricted Stock Units (“RSUs”), which were part of an award of 1,324,098 RSUs granted on September 9, 2020, immediately vested, and (c) 123,007 shares, which were part of a Restricted Stock Award of 173,656 shares granted on July 30, 2019, immediately vested. As of December 31, 2020, Mr. Hyder also held vested stock options exercisable for 162,291 shares at an exercise price of CAD$5.25 per share, which were granted on May 29, 2018, that will be exercisable for a period of three months after his departure. All remaining unvested awards held by Mr. Hyder were immediately forfeited and terminated pursuant to the terms of the 2018 Stock and Incentive Plan and applicable award agreements.

Outstanding Equity Awards Table

The following table sets forth outstanding equity awards for the named executive officers of the Company at fiscal 2020 year-end.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Tom Lynch	--	--	--	--	--	--
Zeeshan Hyder (2)	147,186	33,976	$4.14	May 2028	173,656	$39,712
Mike Lane (3)	--	543,471	$2.10	July 2029	--	--
	56,361	40,259	$4.14	May 2028	--	--
Adam Bierman	--	--	--	--	--	--
Ryan Lissack	--	--	--	--	--	--
Chris Ganan	--	--	--	--	--	--
Michael Kramer	--	--	--	--	--	--

(1)	Assumes CAD/USD exchange rate of 1.2681. Market value of is based on the closing price per share on June 27, 2020.
(2)	Options vest as follows: 25% on the one-year anniversary of the grant date of May 29, 2018 and 1/48 per month thereafter. RSUs vest as follows: 100% on the two-year anniversary of the grant date of July 31, 2019. Mr. Hyder resigned on December 16, 2020. See “Employment and Severance Agreements” above for a description of his separation agreement.
(3)	Options exercisable for 543,471 Subordinate Voting Shares vest as follows: 33% when the share price surpasses C$15.00, 33% when the share price surpasses C$30.00 and 33% when the share price surpasses C$60.00. Options exercisable for 40,259 Subordinate Voting Shares vest as follows: 25% on the one-year anniversary of the grant date of May 29, 2018 and 1/48 per month thereafter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

All related party balances due from or due to the Company as of June 27, 2020 and June 29, 2019 did not have any formal contractual agreements regarding payment terms or interest. For amounts due from and to related parties, refer to “Note 24 - Related Party Transactions” of the Consolidated Financial Statements for the fiscal years ended June 27, 2020 and June 29, 2019.

All related party balances due from or due to the Company as of March 27, 2021 and June 27, 2020 did not have any formal contractual agreements regarding payment terms or interest. For amounts due from and to related parties, refer to “Note 22 - Related Party Transactions” of the Consolidated Financial Statements for the three and nine months ended March 27, 2021 and March 28, 2020.

Gotham Green Partners

As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business - Recent Developments”, the Company has engaged in a strategic partnership with Gotham Green Partners, a related party. The arrangement is to provide financing to the Company in the form of a credit facility up to $250.0 million accessed through issuances of convertible senior secured notes (the “Notes”) co-issued by the Company and MM CAN USA, Inc. The Notes are convertible, at the option of the holder, into Subordinate Voting Shares at any time prior to the close of business on the last business day immediately preceding the maturity date of April 23, 2022. In addition, upon issuance of any Notes, the lenders are issued share purchase warrants (the “Warrants”) of the Company, each of which are exercisable to purchase one Subordinate Voting Share for 36 months from the date of issue. The Notes and the Warrants, and any Subordinate Voting Shares issuable as a result of a conversion of the Notes or exercise of the Warrants, will be subject to a four-month hold period from the date of issuance of such Notes or such Warrants, as applicable, in accordance with applicable Canadian securities laws. While the Notes are outstanding, the lenders will be entitled to the collective rights to appoint a representative to attend all meetings of the Board of Directors in a non-voting observer capacity. GGP has the right to nominate a majority of the Company’s Board of Directors while the aggregate principal amount outstanding under the Notes being more than $25.0 million.

The convertible facility bears interest at a rate of LIBOR plus 6.0% per annum. All convertible notes will have a maturity date of 36 months from the maturity date, with a twelve-month extension feature available to the Company on certain conditions. As of May 7, 2021, the Company has drawn down on approximately $165.0 million of the Facility.

Subsequent to June 27, 2020, the Company entered into amendments to the Facility with GGP to provide greater flexibility to the Company. On May 11, 2021, the Company entered into a waiver letter with GGP pursuant to which certain non-compliance with certain covenants under the Third Restatement dated January 11, 2021 was waived, such as non-compliance with certain reporting and notice requirements, failure to pay certain liabilities when due, failure to deliver control agreements for certain bank accounts, failure to obtain prior consent from the lenders to hire certain executives, failure to obtain prior consent from the lenders for certain matters and related items Refer to “Note 18 - Senior Secured Convertible Credit Facility” and “Note 27 - Subsequent Events” of the Consolidated Financial Statements for the fiscal years ended June 27, 2020 and June 29, 2019 and “Note 12 - Senior Secured Convertible Credit Facility” and “Note 22 – Related Party Transactions” of the Consolidated Financial Statements for the three and nine months ended March 27, 2021 and March 28, 2020 included in this prospectus.

Wicklow Capital, Inc.

In August 2019, Benjamin Rose became the non-executive Chairman of the Board and later became the Executive Chairman of the Board in May 2019. Mr. Rose is the Chief Investment Officer of Wicklow Capital, Inc. On December 11, 2019, the Company announced that Mr. Rose was granted a limited proxy of 815,295 Class A Super Voting Shares, which represented 50% of the total Class A Super Voting Shares, for a period of one year, which expired on December 10, 2020. As a result of the proxy, Mr. Rose had joint control of the Company. Mr. Rose resigned as a director on December 14, 2020.

In August 2019, GGP and Wicklow Capital completed a $30.0 million non-brokered financing of Subordinate Voting Shares at a price equal to $2.37 per share wherein the Company issued 14,634,147 Subordinate Voting Shares to the investors. In December 2019, the Company engaged in a non-broker partner placement wherein Wicklow Capital in the offering in which the Company issued 23,720,929 Subordinate Voting Shares for aggregate gross proceeds of $10.2 million to the investors. In April 2020, the Company granted 5,458,749 restricted stock units to Benjamin Rose, the former Executive Chairman of the Board. The units will vest on December 10, 2020 or upon a change in control of the Company.

SierraConstellation Partners

In March 2020, the Company retained interim management and advisory firm, SierraConstellation Partners (“SCP”), to support the Company in the development and execution of its turnaround and restructuring plan. As part of the engagement, Tom Lynch was appointed as Chief Executive Officer and Chief Restructuring Officer, and Tim Bossidy was appointed as Chief Operating Officer. Mr. Lynch is a Partner and Senior Managing Director at SCP. Mr. Bossidy is a Director at SCP. As of March 27, 2021, the Company had paid $2,172,709 in fees to SCP for interim management and restructuring support during the current fiscal year. In addition, during the nine months ended March 27, 2021, Mr. Lynch and Mr. Bossidy each received 124,868 stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Subordinate Voting Shares for:

Each person who we know beneficially owns more than five percent of our Subordinate Voting Shares.

●	Each of our directors.

●	Each of our named executive officers.

●	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o MedMen Enterprises Inc., 10115 Jefferson Boulevard, Culver City, California, 90232.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Subordinate Voting Shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 697,371,120 Subordinate Voting Shares outstanding at May 31, 2021. There are no Class A Super Voting Shares outstanding. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares subject to options, warrants, units, Redeemable Units, LTIP Units and MedMen Corp. Redeemable Shares held by that person that are currently exercisable or exercisable within 60 days of May 31, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an “*”.

	Shares Beneficially Owned
	Subordinate Voting Shares (1)
Name of Beneficial Owner	Shares	%

Named Executive Officers and Directors
Tom Lynch	--	--
Tim Bossidy	--	--
Mike Lane (2)	108,376	*
Mel Elias	410,076	*
Errol Schweizer	696,095	*
Cameron Smith	410,076	*
Niki Christoff	271,436	*
Al Harrington	423,155	*
All executive officers and directors as a group (10 persons) (2)	2,319,214	*
5% Security Holders
Gotham Green Partners, LLC (3)	212,287,760	23.4%
Parallax Master Fund, L.P (4)	131,982,634	16.5%
MMCAP International Inc. SPC (5)	63,485,800	9.9%
Wicklow Capital, Inc. (6)	67,056,646	9.5%
Hankey Capital, LLC (7)	45,287,550	6.1%

(1)	A holder of MedMen Corp Redeemable Shares (other than MedMen) has the right to cause MedMen Corp. to redeem its MedMen Corp Redeemable Shares. If a holder of MedMen Corp Redeemable Shares (other than MedMen) exercises its redemption or exchange right, MedMen Corp. will repurchase for cancellation each such MedMen Corp Redeemable Share submitted for redemption or exchange in consideration for either, at the election of MedMen Corp., one Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such MedMen Corp Redeemable Share (which cash settlement amount would be equal to the five-day VWAP for the Subordinate Voting Shares on the principal securities exchange on which the Subordinate Voting Shares are traded, ending on the last trading day immediately prior to the applicable date of redemption or exchange); provided that MedMen Corp. may assign to MedMen its rights and obligations to effect a redemption or exchange directly with the redeeming holder.
(2)	Includes options to purchase 77,986 Subordinate Voting Shares.
(3)	Based on information provided in a Schedule 13G filed on February 16, 2021 with amounts as of January 11, 2021. Consists of (a) 121,936 Subordinate Voting Shares, notes convertible into 4,559,764 Subordinate Voting Shares and warrants to purchase 4,207,856 Subordinate Voting Shares directly held by Gotham Green Fund I, L.P.; (b) 487,820 Subordinate Voting Shares, 246,215 MedMen Corp. Redeemable Shares, notes convertible into 18,236,576 Subordinate Voting Shares, and warrants to purchase 16,834,054 Subordinate Voting Shares directly held by Gotham Green Fund I (Q), L.P.; (c) 268,226 Subordinate Voting Shares, notes convertible into 3,696,571 Subordinate Voting Shares and warrants to purchase 2,923,779 Subordinate Voting Shares directly held by Gotham Green Fund II, L.P.; (d) 1,561,043 Subordinate Voting Shares, notes convertible into 21,515,345 Subordinate Voting Shares, and warrants to purchase 17,017,425 Subordinate Voting Shares directly held by Gotham Green Fund II (Q), L.P.; (e) notes convertible into 21,832,217 Subordinate Voting Shares and warrants to purchase 9,854,727 Subordinate Voting Shares directly held by Gotham Green Partners SPV IV, L.P.; and (f) notes convertible into 32,041,254 Subordinate Voting Shares and warrants to purchase 56,882,953 Subordinate Voting Shares directly held by Gotham Green Partners SPV VI, L.P. Gotham Green Partners LLC is the SEC registered investment adviser to the Gotham funds. Gotham Green GP 1 LLC is the general partner of Gotham Green Fund I, LP and Gotham Green Fund I (Q) LP. Gotham Green GP 2 LLC is the general partner to Gotham Green Fund II LP and Gotham Green Fund II (Q) LP. Gotham Green Partners SPV IV GP, LLC is the general partner of Gotham Green Partners SPV IV, L.P., and Gotham Green Partners SPV VI GP, LLC is the general partner of Gotham Green Partners SPV VI, L.P. Jason Adler is the Managing Member of each general partner. The address of Gotham Green Partners is 1437 4th Street, Santa Monica, CA 90401.
(4)	Based on information provided in a Schedule 13G/A filed on May 27, 2021. Consists of (a) 31,250,000 Subordinate Voting Shares, (b) 36,781,522 Subordinate Voting Shares issuable on conversion of a Senior Secured Convertible Note, (c) 32,701,112 Subordinate Voting Shares issuable on exercise of warrants dated as of January 11, 2021, and (d) 31,250,000 shares issuable on exercise of Warrants dated as of May 17, 2021. Parallax Volatility Advisers, L.P. (the “Parallax Advisers”), and Parallax Partners, LLC (the “Parallax Partners”), are the investment adviser and general partner, respectively, of investment funds, including the Parallax Master Fund, L.P. S. Daniel Hutchison and William F. Bartlett are the control persons of Parallax Advisors and Parallax Partners. Such persons share voting and investment power. Each disclaims membership in a group and disclaims beneficial ownership of such Subordinate Voting Shares except to the extent of that person’s pecuniary interest therein. The address for such holders is 88 Kearny Street, 20th Floor, San Francisco, California 94108.
(5)	Based on information provided in a Schedule 13G filed on April 2, 2021. Includes warrants exercisable for 50,000,000 Shares; however, the exercise of the warrants is subject to a beneficial ownership limitation of 9.99%, preventing such exercise by the holder, if such exercise would result in such holder and their affiliates, exceeding ownership of 9.99% of our Shares. MM Asset Management Inc., of which Matthew MacIsaac is Secretary, is investment advisor to MMCAP International Inc. SPC. The address for the shareholder is c/o MM Asset Management Inc., 161 Bay St., Suite 2240, Toronto, Ontario M5J 2S1.
(6)	Based on information provided in a Schedule 13G filed on February 3, 2021 and Form 4 filed on February 5, 2021. Consists of (a) 22,353,472 Subordinate Voting Shares and 9,813,234 MedMen Corp Redeemable Shares directly held by Clarence LP (“Clarence”), and 6,395,433 Subordinate Voting Shares that have been loaned to a third party but for which Clarence retains voting rights, (b) 16,299,385 Subordinate Voting Shares directly held by Milestone Investments, LP (“Milestone”) and 12,195,122 Subordinate Voting Shares that have been loaned to a third party but for which Clarence retains voting rights. Wicklow Capital, Inc (“Wicklow”) is the general partner of Milestone and Clarence. The Daniel V. Tierney 2003 Trust (the “Trust”) is the sole stockholder of Wicklow and the sole limited partner of Milestone and Clarence. Mr. Daniel V. Tierney is the trustee and sole beneficiary of the Trust and has sole voting and dispositive power over the securities held by the Trust. The address for such persons is 737 N. Michigan Ave., Suite 2100, Chicago, IL 60311.
(7)	Based on information provided in a Schedule 13G filed on February 16, 2021 and warrants issued on March 1, 2021. Consists of warrants exercisable for 25,159,760 MedMen Corp. Redeemable Shares issuable to Hankey Capital, LLC (“Hankey Capital”), and 10,063,895 MedMen Corp. Redeemable Shares issuable to each of Westlake Capital Finance, LLC (“Westlake”) and Knight Insurance Company, Ltd. (“Knight”). See also footnote (1) above for further information about MedMen Corp. Redeemable Shares. Don Hankey is the Manager of Hankey Capital, and the Chairman of each of Westlake and Knight. Hankey Capital is managed by Hankey Investment Company, LP. Westlake is managed by Westlake Services, LLC, which is managed by Westlake Services Holding Company. Don Hankey has the sole voting and dispositive power over the shares held by Hankey Capital, Westlake and Knight. The address for the shareholder and related entities is 4751 Wilshire Blvd., Suite 110, Los Angeles, California 90010.

SELLING SHAREHOLDER

This prospectus covers the resale by the selling shareholder identified below of an aggregate of 131,982,634 Subordinate Voting Shares. When we refer to the “selling shareholder” in this prospectus, we mean the person listed in the table below, as well as its donees, pledges, assignees, transferees, or other successors in interest.

We cannot advise you as to whether the selling shareholder will in fact sell any or all of such securities. In addition, the selling shareholder may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law. Because the selling shareholder may not sell or otherwise dispose of some or all of the securities covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the securities, we cannot estimate the number of securities that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that all of the Subordinate Voting Shares beneficially owned by the selling shareholder that are covered by this prospectus will be sold.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The table below identifies the selling shareholder and provides other information regarding the beneficial ownership of the Subordinate Voting Shares by the selling shareholder. The first column lists the number of Subordinate Voting Shares and the percentage beneficially owned by the selling shareholder, based on ownership of our securities as of May 31, 2021. As of May 31, 2021, there were 697,371,120 Subordinate Voting Shares issued and outstanding. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons.

Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

	Prior to the Offering		Subordinate Voting Shares Being	After the Offering (1)
	Subordinate Voting Shares		Offered by Selling	Subordinate Voting Shares
Name of Selling Shareholder	Shares %		Shareholder	Shares	%
Parallax Master Fund, L.P (2)	131,982,634	16.5%	131,982,634	-	-

* Indicates that beneficial ownership represents less than 1% of the total.

(1)	Assumes shares outstanding following completion of this offering, based on (a) 697,371,120 Subordinate Voting Shares as of May 31, 2021, (b) 63,951,112 Subordinate Voting Shares issued upon the exercise of warrants held by selling shareholder, and (c) 36,781,522 Subordinate Voting Shares issued upon the conversion of convertible notes held by the selling shareholder.
(2)	Consists of (a) 31,250,000 Subordinate Voting Shares, (b) 36,781,522 Subordinate Voting Shares issuable on conversion of a Senior Secured Convertible Note, (c) 32,701,112 Subordinate Voting Shares issuable on exercise of warrants dated as of January 11, 2021, and (d) 31,250,000 shares issuable on exercise of Warrants dated as of May 17, 2021. Parallax Volatility Advisers, L.P. (the “Parallax Advisers”), and Parallax Partners, LLC (the “Parallax Partners”), are the investment adviser and general partner, respectively, of investment funds, including the Parallax Master Fund, L.P. S. Daniel Hutchison and William F. Bartlett are the control persons of Parallax Advisors and Parallax Partners. Such persons share voting and investment power. Each disclaims membership in a group and disclaims beneficial ownership of such Subordinate Voting Shares except to the extent of that person’s pecuniary interest therein. The address for such holders is 88 Kearny Street, 20th Floor, San Francisco, California 94108.

The Selling Shareholder has not had any material relationship with us or any of our affiliates within the past three fiscal years, other than as described immediately below.

On May 17, 2021, the Company issued 31,250,000 units to Parallax Master Fund, L.P. at a purchase price of $0.32 per Unit for an aggregate of $10.0 million. Each Unit consisted of one Class B Subordinate Voting Share and one share purchase warrant. Each warrant permits the holder to purchase one Share for a period of three years from the date of issuance at an exercise price of $0.352 per Share, subject to the terms and conditions set forth in the warrant. The exercise of the warrants is subject to a beneficial ownership limitation of 19.99%, preventing such exercise by the holder, if such exercise would result in such holder and their affiliates, exceeding ownership of 19.99% of our Shares. As part of the transaction, the Company agreed to file with the SEC, a registration statement on Form S-1 registering for the resale of the 31,250,000 Shares and the 31,250,000 Shares underlying the warrants, as well as 32,701,112 Shares underlying warrants dated January 11, 2021 with an exercise price of $0.1529 per share and 36,781,522 Shares issuable on conversion of a Senior Secured Convertible Note dated as of January 11, 2021, which were issued in connection with the Third Restatement of the GGP Facility.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

The Subordinate Voting Shares of the Company are traded on the CSE under the symbol “MMEN.” The Subordinate Voting Shares are also quoted on the OTCQX under the symbol “MMNFF”; over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

As of May 31, 2021, there were approximately 300 holders of record of our Subordinate Voting Shares.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has a stock and equity incentive plan (the “Incentive Plan”) under which the Company may issue various types of equity instruments to any employee, officer, consultant, advisor or director. The types of equity instruments issuable under the Incentive Plan encompass, among other things, stock options, stock grants, restricted stock grants, LTIP units and warrants (together, “Awards”). To the extent that the Company has not appointed a Compensation Committee, all rights and obligations under the Incentive Plan shall be those of the full Board of Directors. The maximum number of Awards that may be issued under the Incentive Plan shall be determined by the Compensation Committee or the Board in the absence of a Compensation Committee. Any shares subject to an Award under the Incentive Plan that are forfeited, cancelled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations, shall again be available for Awards under the Incentive Plan. Vesting of Awards will be determined by the Compensation Committee or the Board in absence of one. The exercise price for Awards (if applicable) will generally not be less than the fair market value of the Award at the time of grant and will generally expire after 10 years.

The following table sets forth securities authorized for issuance under the Stock and Incentive Plan as of fiscal 2020 year-end.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,579,788	C$	3.52	Unlimited	(1)
Equity compensation plans not approved by security holders	NA		NA	NA
Total	7,579,788			Unlimited	(1)

(1)	The aggregate number of Subordinate Voting Shares that may be issued under all Awards under the Incentive Plan shall be the number of Subordinate Voting Shares as determined by the Board from time to time. Currently, the amount reserved for future issuance under the Incentive Plan is 200,000,000 Subordinate Voting Shares.

DESCRIPTION OF CAPITAL STOCK

The following information describes our Subordinate Voting Shares, Super Voting Shares and preferred stock, as well as options and warrants to purchase our Subordinate Voting Shares and provisions of our Articles. This description is only a summary. You should also refer to our Articles which are filed with the Securities and Exchange Commission as exhibits to this registration statement, of which this prospectus forms a part, and to the applicable provisions of British Columbia law.

Capital Stock

As of May 31, 2021, our issued and outstanding capital consisted of: (i) 697,371,120 Subordinate Voting Shares; (ii) nil preferred Shares and (iii) nil Super Voting Shares.

The authorized share capital of the Company is comprised of the following:

Unlimited Number of Class B Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of MedMen Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Company ranking in priority to the MedMen Subordinate Voting Shares (including, without restriction, the MedMen Super Voting Shares as to the issue price paid in respect thereof), entitled to participate ratably along with all other holders of MedMen Subordinate Voting Shares. Holders of MedMen Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of MedMen Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Unlimited Number of Class A Super Voting Shares

Holders of Super Voting Shares are not entitled to receive dividends. They are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Super Voting Share held. As long as any Super Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares.

Unlimited Number of Preferred Shares

The Preferred Shares may be issued at any time or from time to time in one or more series. The Board of Directors of the Company may, by resolution, alter its Notice of Articles of the Company to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series, including the rate, form, entitlement and payment of preferential dividends, the dates and place for payment thereof, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights, if any, and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; provided, however, that no Preferred Shares of any series shall be issued until the Company has filed an alteration to its Notice of Articles with the British Columbia Registrar of Companies.

Summary of Outstanding Share Data

The Company had the following securities issued and outstanding and reserved for issuance as of May 31, 2021:

Securities	Number of Shares

Issued and Outstanding:
Subordinate Voting Shares	697,371,120
Super Voting Shares	0

Additional Subordinate Voting Shares Reserved for Issuance: (1)

MedMen Enterprises Inc.:
Stock Options (2)	12,855,137
Warrants (3)	339,748,681
Restricted Share Units	23,472,305
Convertible Notes Payable (4)	1,092,717,162

MM Enterprises USA, LLC:
LTIP Units	19,323,878
Redeemable Units	725,017

MM CAN USA, Inc.:
Redeemable Shares	97,670,722
Warrants (5)	83,206,488

Total Additional Subordinate Voting Shares Reserved for Issuance:	1,669,719,390
Total Shares Issued, Outstanding and Reserved for Issuance:	2,367,090,510

(1)	Subordinate Voting Shares reserved for issuance pursuant to redemption rights attached to certain outstanding but unlisted shares and common units of MM CAN USA, Inc. and MM Enterprises USA, LLC, which are subsidiaries of MedMen Enterprises Inc. and in connection with certain outstanding convertible or exchangeable securities of such subsidiaries.
(2)	The aggregate number of Subordinate Voting Shares that may be issued under all Awards under the Incentive Plan shall be the number of Subordinate Voting Shares as determined by the Board from time to time. Currently, the amount reserved for future issuance under the Incentive Plan is 200,000,000 Subordinate Voting Shares.
(3)	Warrants outstanding as of May 31, 2021, with a weighted average exercise price of $0.67 per share with varying expirations date up until February 2026.
(4)	Convertible notes payable based on accreted balance (including principal and payment-in-kind interest) as of May 31, 2021 with a weighted average conversion price of $0.24 per share.

(5)	Warrants outstanding as of May 31, 2021, with a weighted average exercise price of $0.24 per share with varying expirations date up until September 2025.

MedMen Corp Redeemable Shares

The share capital of MM Can USA, Inc., a corporation existing under the laws of the State of California (“MedMen Corp”) consists of Class A common shares (“MedMen Corp Voting Shares”) and Class B Common Shares (“MedMen Corp Redeemable Shares”).

Holders of MedMen Corp Voting Shares are entitled to receive notice of, attend and vote at meetings of the securityholders of MedMen Corp. (other than meetings at which only holders of another class or series of shares are entitled to vote separately as a class or series). Each MedMen Corp Voting Share entitles the holder thereof to one vote on all matters upon which holders of MedMen Corp Voting Shares are entitled to vote.

MedMen Corp Redeemable Shares do not entitle the holders thereof to receive notice of, attend or vote at meetings of the securityholders of MedMen Corp. Holders of MedMen Corp Redeemable Shares are entitled to exchange or redeem their MedMen Corp Redeemable Shares for Subordinate Voting Shares pursuant to the terms specified in the articles of incorporation of MedMen Corp.

A holder of MedMen Corp Redeemable Shares (other than MedMen) has the right to cause MedMen Corp. to redeem its MedMen Corp Redeemable Shares. If a holder of MedMen Corp Redeemable Shares (other than MedMen) exercises its redemption or exchange right, MedMen Corp. will repurchase for cancellation each such MedMen Corp Redeemable Share submitted for redemption or exchange in consideration for either, at the election of MedMen Corp., one Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such MedMen Corp Redeemable Share (which cash settlement amount would be equal to the five-day VWAP for the Subordinate Voting Shares on the principal securities exchange on which the Subordinate Voting Shares are traded, ending on the last trading day immediately prior to the applicable date of redemption or exchange); provided that MedMen Corp. may assign to MedMen its rights and obligations to effect a redemption or exchange directly with the redeeming holder.

The holders of MedMen Corp Voting Shares and MedMen Corp Redeemable Shares, on a pro rata basis, are entitled to receive, when and as declared by the board of directors of MedMen Corp., out of any assets of MedMen Corp. legally available therefor, such dividends as may be declared from time to time by the board of directors of MedMen Corp.

Upon the dissolution or liquidation of MedMen Corp., whether voluntary or involuntary, holders of MedMen Corp Voting Shares and MedMen Corp Redeemable Shares, on a pro rata basis, are entitled to receive all assets of MedMen Corp. available for distribution to its stockholders.

No holder of any shares of MedMen Corp. may transfer such shares, whether by sale, transfer, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, whether with or without consideration and whether voluntary or involuntary or by operation of law, without the prior written consent of the board of directors of MedMen Corp., which consent may not be unreasonably withheld, other than in respect of a permitted transfer. Such permitted transfers are (i) a redemption of MedMen Corp Redeemable Shares in accordance with their terms, (ii) a transfer by a shareholder to the Company or any of its subsidiaries, including MedMen Corp., (iii) a transfer by a shareholder to such shareholder’s spouse, any lineal ascendants or descendants or trusts or other entities in which such shareholder or shareholder’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold MedMen Corp Voting Shares or MedMen Corp Redeemable Shares) 50% or more of such entity’s beneficial interests, (iv) a transfer under the laws of descent and distribution, (v) a transfer to a partner, shareholder, member or affiliated investment fund of the applicable shareholder, and (vi) a transfer to any other shareholder of MedMen Corp.

MedMen LLC LTIP Units

MedMen Corp. is the sole manager of the MM Enterprises USA, LLC, a limited liability company existing under the laws of the State of Delaware (“MedMen LLC “) and has the exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of the LLC, subject to the terms of the A&R LLC Agreement and applicable laws.

MedMen LLC may issue MedMen LLC LTIP Units in exchange for services performed or to be performed on behalf of MedMen LLC. “MedMen LLC LTIP Units” are the long-term incentive plan units in the capital of MedMen LLC issued in accordance with the third amended and restated limited liability company agreement of MedMen LLC dated as of May 28, 2018, as amended (the “A&R LLC Agreement”), which entitle the holders thereof to certain rights and privileges, including the right to receive MedMen LLC Redeemable Units in exchange for such MedMen LLC LTIP Units, subject to the restrictions, qualifications and limitations provided for in the A&R LLC Agreement. MedMen LLC LTIP Units are intended to qualify as “profits interests” for U.S. federal income tax purposes in MedMen LLC. The number of MedMen LLC LTIP Units that may be issued by MedMen LLC is not limited.

MedMen LLC LTIP Units are created and issued pursuant to and subject to the limitations of the terms of the A&R LLC Agreement. MedMen LLC LTIP Units may, in the sole discretion of MedMen Corp., a subsidiary of the Corporation and the sole manager of MedMen LLC, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement. The terms of any such award, vesting or similar agreement may be modified by MedMen Corp. from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant award, vesting or similar agreement or by the terms of any plan pursuant to which the MedMen LLC LTIP Units are issued, if applicable. In the event of any inconsistency between any such award, vesting or similar agreement or plan and the terms of the A&R LLC Agreement, the A&R LLC Agreement would prevail.

Unless otherwise specified in the relevant award, vesting or other similar agreement, upon the occurrence of any event specified in such an agreement resulting in either the forfeiture of any MedMen LLC LTIP Units or the repurchase thereof by MedMen LLC at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by MedMen LLC, the relevant MedMen LLC LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose or as transferred to MedMen LLC.

MedMen LLC LTIP Units convert automatically, with no action required by the holder, into MedMen LLC Redeemable Units immediately upon vesting. This conversion into MedMen LLC Redeemable Units may range from a conversion into zero units to up to a one-for-one basis in accordance with and subject to the terms and conditions of the A&R LLC Agreement.

Subject to the terms and conditions of the A&R LLC Agreement, a holder of MedMen LLC Redeemable Units has the right to cause MedMen LLC to redeem such units. If such a holder of MedMen LLC Redeemable Units exercises its redemption right, MedMen LLC will repurchase for cancellation each such MedMen LLC Redeemable Unit submitted for redemption in consideration for either, as determined by MedMen Corp., one MedMen Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such MedMen LLC Redeemable Unit (which cash settlement amount would be equal to the five-day volume weighted average price for the MedMen Subordinate Voting Shares on the principal securities exchange on which the MedMen Subordinate Voting Shares are traded, ending on the last trading day immediately prior to the applicable date of redemption).

Certain Provisions of Our Charter Documents and British Columbia Law

Anti-takeover Provisions of our Articles

In addition to the board of directors’ ability to issue preferred shares, our Articles, as amended, contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors.

Certain Provisions of Canadian Securities Law Governing Transactions

All provinces and territories of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of certain provisions of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their instruments. Unlike some jurisdictions where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces or territories of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of the offeree issuer is in such province or territory, where the securities subject to the offer to acquire, together with the securities beneficially owned or controlled or directed by the offeror, or any other person acting jointly or in concert with the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be beneficially owned by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires beneficial ownership of, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into voting or equity securities of any class of the reporting issuer that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release and certain additional prescribed information.

In addition, where an offeror is required to file an early warning report and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class or securities convertible into 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of or control or direction over outstanding securities of the class to below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership or control or direction of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

Business combinations, related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Indemnification of Directors and Officers

MedMen is incorporated under the laws of British Columbia.

(1) Section 160 of the Business Corporations Act (British Columbia) provides that the Company may indemnify an individual who: (i) is or was a director or officer of the Company; (ii) is or was a director or officer of another corporation: (A) at a time when such other corporation is or was an affiliate of the Company; or (B) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives of that individual, or an Eligible Party. Such indemnity may provide for indemnification against any judgment, penalty, fine or settlement paid in respect of a proceeding in which such individual, by reason being or having been an Eligible Party, is or may be joined as a party, or is or may be liable for provided, (a) he or she acted honestly and in good faith with a view to the best interests of the applicable corporation; and (b) in the case of an eligible proceeding other than a civil proceeding, the Eligible Party had reasonable grounds for believing that the Eligible Party’s conduct in respect of which the proceeding was brought was lawful. (2) In addition to the powers of the Company to indemnify under (1), a court may, on the application of the Company or an Eligible Party: (i) order the Company to indemnify an Eligible Party; (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; or (iii) order the Company to pay some or all of the expenses incurred by any person in obtaining an order for indemnification under this item (2). (3) An Eligible Party is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he or she is made a party by reason of being an Eligible Party, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defense of the action or proceeding; and (b) fulfils the conditions set out in clauses (1)(a) and (b). (4) The Company may purchase and maintain insurance for the benefit of an Eligible Party against any liability that may be incurred by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

In addition to limitations of liability pursuant to the Business Corporations Act (British Columbia) and applicable law, the Articles provide that, subject to the Business Corporations Act (British Columbia), the Company may indemnify a director, former director, officer or former officer of the Company and his or her heirs and legal personal representatives against any judgment, penalty, fine or settlement paid in respect of a proceeding or investigative action in which such individual, by reason of being or having been a director, former director, officer or former officer of the Company, is or may be joined as a party or in respect of which is or may be liable, to which such person is or may be liable, and the Company may, after final disposition of such a proceeding or action, pay the expenses reasonably incurred by such person in respect of that proceeding or action. Each director and officer is deemed to have contracted with the Company on such terms of indemnity.

We expect to purchase directors’ and officers’ liability insurance for the members of the board of directors and certain other officers, substantially in line with that purchased by similarly situated companies.

Each director is also a party to an indemnification agreement with the Company, pursuant to which the Company has agreed, to the fullest extent not prohibited by law and promptly upon demand, to indemnify and hold harmless such director, his heirs and legal representatives from and against (i) all costs, charges and expenses incurred by such director in respect of any claim, demand, suit, action, proceeding or investigation in which such director is involved or is subject by reason of being or having been a director and (ii) all liabilities, damages, costs, charges and expenses whatsoever that the director may sustain or incur as a result of serving as a director in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by such director in his capacity as a director, whether before or after the effective date of such indemnification agreement.

Exchange Listing

Our Subordinate Voting Shares are listed on the CSE under the symbol “MMEN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Subordinate Voting Shares is Odyssey Trust Company.

PLAN OF DISTRIBUTION

We are registering the Resale Shares covered by this prospectus to permit the selling shareholder to conduct public secondary trading of the Resale Shares from time to time after the date of this prospectus.

We will not receive any of the proceeds of the sale of the Resale Shares offered by this prospectus. We will receive up to an aggregate of approximately $16.0 million from the exercise of the warrants held by the selling shareholder, assuming the exercise in full of the warrant for cash. See the section titled “Use of Proceeds.” The aggregate proceeds to the Selling Shareholder from the sale of the Resale Shares will be the purchase price of the Resale Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Resale Shares covered by this prospectus. The Selling Shareholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of Resale Shares to be made directly or through agents.

The Resale Shares offered by this prospectus may be sold from time to time to purchasers (1) directly by the Selling Shareholder, or (2) through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholder or the purchasers of the Resale Shares. The Resale Shares may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholder and any underwriter, broker-dealer or agent regarding the sale of the Resale Shares by the Selling Shareholder.

The Resale Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Resale Shares may be listed or quoted at the time of sale, including the CSE;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	distribution to members, limited partners or stockholders of Selling Shareholder;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholder, the aggregate amount of Resale Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Resale Shares by the Selling Shareholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholder will sell any or all of the Resale Shares under this prospectus. Further, we cannot assure you that the Selling Shareholder will not transfer, distribute, devise or gift the Resale Shares by other means not described in this prospectus. In addition, any Resale Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Resale Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholder and any other person participating in the sale of the Resale Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Shareholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the particular Resale Shares being distributed. This may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF OUR SUBORDINATE VOTING SHARES

The following is a summary of material U.S. federal income tax considerations of the ownership and disposition of our Subordinate Voting Shares acquired in this offering by a “non-U.S. holder” (as defined below) but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder and administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local jurisdiction, non-U.S., or under any U.S. non-income tax laws, such as federal gift and estate tax rules, or the effect, if any, of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax;

●	accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

●	tax-exempt organizations and government organizations;

●	“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code, entities all of the interests of which are held by qualified foreign pension fund and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons who own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold our Subordinate Voting Shares as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, or other risk reduction transaction;

●	persons who hold or receive our Subordinate Voting Shares pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our Subordinate Voting Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

●	persons deemed to sell our Subordinate Voting Shares under the constructive sale provisions of the Code.

In addition, if a partnership (or other entity or arrangement classified as a pass-through or disregarded entity for U.S. federal income tax purposes) holds our Subordinate Voting Shares, the tax treatment of a partner or member in the partnership or other entity generally will depend on the status of the partner or member and upon the activities of the partnership or other entity or arrangement. A partner or member in a partnership that will hold our Subordinate Voting Shares should consult his, her or its own tax advisor regarding the tax considerations of the purchase, ownership and disposition of our Subordinate Voting Shares through a partnership or other entity or arrangement.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations of the purchase, ownership and disposition of our Subordinate Voting Shares arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Subordinate Voting Shares that, for U.S. federal income tax purposes, is neither a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Subordinate Voting Shares, and we do not anticipate paying any dividends on our Subordinate Voting Shares following the completion of this offering. However, if we do make distributions on our Subordinate Voting Shares, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Subordinate Voting Shares, but not below zero, and then will be treated as gain from the sale of stock as described below under “-Gain on Disposition of Subordinate Voting Shares.”

Subject to the discussions below regarding effectively connected income, backup withholding and Foreign Account Tax Compliance Act, or FATCA, withholding, any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. We may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount to the extent provided for in the Treasury Regulations. A non-U.S. holder of shares of our Subordinate Voting Shares may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds our Subordinate Voting Shares through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax if you satisfy applicable certification and disclosure requirements, subject to the discussions below regarding backup withholding and FATCA withholding. In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying that such dividends are effectively connected with your conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our Subordinate Voting Shares, including the application of any applicable tax treaties that may provide for different rules.

Gain on Disposition of Subordinate Voting Shares

Subject to the discussions below regarding backup withholding and FATCA withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Subordinate Voting Shares unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

●	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	our Subordinate Voting Shares constitute a United States real property interest by reason of our status as a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our Subordinate Voting Shares.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Subordinate Voting Shares are regularly traded on an established securities market (as defined under applicable Treasury Regulations), your Subordinate Voting Shares will be treated as United States real property interests only if you actually (directly or indirectly) or constructively hold more than five percent of such regularly traded Subordinate Voting Shares at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our Subordinate Voting Shares. In such case, a non-U.S. holder generally will be taxed on its net gain derived from the disposition of Subordinate Voting Shares at the U.S. federal income tax rates applicable to United States persons (as defined in the Code).

If you are a non-U.S. holder described in the first bullet above, you generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our Subordinate Voting Shares made to you may be subject to backup withholding at the applicable statutory rate (currently, 24%) unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed and signed IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI (or successor form) or otherwise establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and other official IRS guidance issued thereunder, or, collectively, FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on, and subject to the discussion below, the gross proceeds from a sale or other disposition of, our Subordinate Voting Shares, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. A foreign financial institution must certify its compliance with FATCA by delivering a completed and signed IRS Form W-8BEN-E to us, along with such other documentation as may be required to establish such institution’s exemption from FATCA withholding.

FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion below, the gross proceeds from a sale or other disposition of, our Subordinate Voting Shares paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. A non-financial foreign entity must certify its status as such and identify any substantial U.S. owners of the entity by delivering a completed and signed IRS Form W-8BEN-E to us, along with such other documentation as may be required to establish such entity’s exemption from FATCA withholding. The purpose of FATCA is to insure that foreign entities receiving payments from U.S. sources disclose all of their direct or indirect U.S. owners.

The withholding tax under FATCA will apply regardless of whether the payment otherwise would be exempt from withholding tax, including under the exemptions described above for effectively connected income and under applicable tax treaties. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of FATCA withholding taxes. An intergovernmental agreement for FATCA between the United States and the non-U.S. holder’s country of residence may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Subordinate Voting Shares.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax considerations of purchasing, owning and disposing of our Subordinate Voting Shares, including the consequences of any proposed change in applicable laws.

CANADIAN TAX CONSIDERATIONS

The Company believes it is, and will continue to be treated as, a U.S. corporation for purposes of the Internal Revenue Code of 1986 although for purposes of the Income Tax Act (Canada), the Company will be treated as a taxable Canadian corporation. Prospective investors should carefully review the following sections as well as the discussion under the headings “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Subordinate Voting Shares” and “Risk Factors - United States Tax Classification of the Company”.

The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) that generally apply to the acquisition of Subordinate Voting Shares by a person who, at all material times, is neither resident nor deemed to be resident in Canada for purposes of the Tax Act, is a resident of the U.S. for purposes of the Canada - United States Tax Convention (1980), as amended, (the “Treaty”) and acquires a beneficial interest in Subordinate Voting Shares (a “U.S. Holder”).

This summary applies only to a U.S. Holder who, at all relevant times, for purposes of the Tax Act:

●	holds Subordinate Voting Shares as capital property;

●	does not, and is not deemed to, use or hold Subordinate Voting Shares in the course of carrying on a business in Canada;

●	deals at arm’s length and is not affiliated with the selling shareholder; and

●	is a “qualifying person” or otherwise entitled to benefits under the Treaty.

Generally, Subordinate Voting Shares will be considered to be capital property to a U.S. Holder unless they are held or acquired in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.

This summary is not applicable to a U.S. Holder that is an insurer that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act).

Any such U.S. Holder to which this summary does not apply should consult its own tax advisor with respect to the tax consequences of this offering.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Tax Proposals”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed, however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

Generally, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated U.S. dollars must be converted into Canadian dollars using the applicable rate of exchange (for the purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

This summary is not exhaustive of all possible Canadian federal income tax considerations that apply to an investment in Subordinate Voting Shares. Moreover, the income and other tax consequences of acquiring, holding or disposing of Subordinate Voting Shares will vary depending on an investor’s particular circumstances. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any investor. Consequently, investors should consult their own tax advisors for advice with respect to the income tax consequences of an investment in Subordinate Voting Shares based on their particular circumstances.

Adjusted Cost Base of Subordinate Voting Shares

The adjusted cost base to a U.S. Holder of a Subordinate Voting Share acquired pursuant to this prospectus will be determined by averaging the cost of the Subordinate Voting Share with the adjusted cost base (determined immediately before the acquisition of the Subordinate Voting Share) of all other Subordinate Voting Shares (if any) held as capital property by the U.S. Holder immediately prior to such acquisition.

Dividends on Subordinate Voting Shares

Dividends paid or credited on Subordinate Voting Shares (or deemed to be paid or credited on Subordinate Voting Shares) to a U.S. Holder that is the beneficial owners of the dividends will generally be subject to Canadian withholding tax at the rate of 15%. The Company will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the U.S. Holder’s account. U.S. Holders who may be eligible for a reduced rate of withholding tax on dividends pursuant to any applicable income tax convention should consult with their own tax advisors with respect to taking all appropriate steps in this regard.

Dispositions of Subordinate Voting Shares

A U.S. Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Subordinate Voting Shares (other than a disposition to the Company, unless purchased by the Company in the open market in the manner in which Subordinate Voting Shares are normally purchased by any member of the public in the open market, in which case other considerations may arise), unless the Subordinate Voting Shares are “taxable Canadian property” of the U.S. Holder for purposes of the Tax Act and the U.S. Holder is not entitled to relief under the Treaty.

Generally, Subordinate Voting Shares will not constitute “taxable Canadian property” of a U.S. Holder at a particular time provided that the Subordinate Voting Shares are listed at that time on a “designated stock exchange” as defined in the Tax Act (which currently includes the CSE), unless at any particular time during the 60-month period that ends at that time both of the following are true:

(i)	25% or more of the issued shares of any class or series of the capital stock of the Company were owned by

(a)	the U.S. Holder,

(b)	persons with whom the U.S. Holder does not deal with at arm’s length (for purposes of the Tax Act),

(c)	partnerships in which the U.S. Holder or a person described in (b) holds an interest directly or indirectly through one or more partnerships, or

(d)	any combination of (a) to (c).

and

(ii)	more than 50% of the fair market value of the Subordinate Voting Shares was derived directly or indirectly from one or any combination of:

(a)	real or immovable properties situated in Canada,

(b)	“Canadian resource properties” (as defined in the Tax Act),

(c)	“timber resource properties” (as defined in the Tax Act), and

(d)	options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Subordinate Voting Shares may be deemed to be taxable Canadian property. U.S. Holders whose Subordinate Voting Shares may constitute taxable Canadian property should consult their own tax advisors.

LEGAL MATTERS

The validity of the Subordinate Voting Shares being offered hereby has been passed upon by Cassels Brock & Blackwell LLP.

EXPERTS

The consolidated financial statements of the Company at June 27, 2020 and June 29, 2019, and for each of the 52 week periods then ended, have been included herein in reliance upon the report of MNP LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Copies of such periodic reports, proxy statements and other information are available for inspection without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of these filings may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

These filings and other documents are available and may be accessed on our website at www.medmen.com/investors. You may request a copy of these filings at no cost, by writing 10115 Jefferson Boulevard, Culver City, California.

We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this prospectus.

MEDMEN ENTERPRISES INC.

Index to Consolidated Financial Statements

Unaudited Interim Condensed Consolidated Financial Statements for the Three and Nine Months Ended March 27, 2021 and March 28, 2020

Unaudited Interim Condensed Consolidated Balance Sheets as of March 27, 2021 and June 27, 2020	F-2
Unaudited Interim Condensed Consolidated Statements of Operations for the Three and Nine Months Ended March 27, 2021 and March 28, 2020	F-3
Unaudited Interim Condensed Consolidated Statements of Shareholders’ Equity for the Nine Months Ended March 27, 2021 and March 28, 2020	F-4
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the Nine Months Ended March 27, 2021 and March 28, 2020	F-5
Notes to Unaudited Interim Condensed Consolidated Financial Statements	F-7

Consolidated Financial Statements as of June 27, 2020 and June 29, 2019 and for the Years Ended June 27, 2020 and June 29, 2019

MEDMEN ENTERPRISES INC.

Unaudited Interim Condensed Consolidated Balance Sheets

As of March 27, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	March 27,	June 27,
	2021	2020
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$21,313,672	$9,418,501
Restricted Cash	730	1,029
Accounts Receivable and Prepaid Expenses	6,658,615	5,532,044
Inventory	17,047,620	18,976,978
Current Assets Held for Sale	64,216,871	37,900,006
Other Current Assets	8,177,203	9,105,457
Due from Related Party	-	3,109,717

Total Current Assets	117,414,711	84,043,732

Operating Lease Right-of-Use Assets	74,873,584	95,262,366
Property and Equipment, Net	134,176,989	163,623,095
Intangible Assets, Net	115,334,085	136,405,145
Goodwill	32,900,458	32,900,458
Non-Current Assets Held for Sale	-	46,228,551
Other Assets	12,630,961	15,800,257

TOTAL ASSETS	$487,330,788	$574,263,604

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY LIABILITIES:

Current Liabilities:
Accounts Payable and Accrued Liabilities	$58,087,253	$75,425,161
Income Taxes Payable	51,795,935	38,770,314
Other Current Liabilities	20,722,125	20,278,381
Current Portion of Operating Lease Liabilities	8,704,279	8,318,506
Current Portion of Finance Lease Liabilities	204,770	1,644,044
Current Portion of Notes Payable	97,169,640	16,188,668
Current Liabilities Held for Sale	44,523,220	24,033,005
Due to Related Party	1,476,921	4,556,814

Total Current Liabilities	282,684,143	189,214,893

Operating Lease Liabilities, Net of Current Portion	96,779,586	110,928,400
Finance Lease Liabilities, Net of Current Portion	28,440,822	58,569,498
Other Non-Current Liabilities	3,790,561	4,215,533
Non-Current Liabilities Held for Sale	-	28,502,256
Deferred Tax Liabilities	48,105,032	40,543,074
Senior Secured Convertible Credit Facility	157,065,410	166,368,463
Notes Payable, Net of Current Portion	92,845,744	152,809,937

TOTAL LIABILITIES	709,711,298	751,152,054

MEZZANINE EQUITY:
Super Voting Shares (no par value, unlimited shares authorized, 0 nil and 815,295 shares issued and outstanding as of March 27, 2021 and June 27, 2020, respectively)	-	82,500

SHAREHOLDERS’ EQUITY:

Preferred Shares (no par value, unlimited shares authorized and no shares issued and outstanding)	-	-
Subordinate Voting Shares (no par value, unlimited shares authorized, 625,769,627 and 403,907,218 shares issued and outstanding as of March 27, 2021 and June 27, 2020, respectively)	-	-
Additional Paid-In Capital	892,713,747	791,172,613
Accumulated Deficit	(679,595,695)	(631,365,866)

Total Equity Attributable to Shareholders of MedMen Enterprises Inc.	213,118,052	159,889,247
Non-Controlling Interest	(435,498,562)	(336,777,697)

TOTAL MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	(222,380,510)	(176,888,450)

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$487,330,788	574,263,604

The accompanying notes are an integral part of these unaudited interim Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Unaudited Interim Condensed Consolidated Statements of Operations

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$32,028,679	$44,064,955	$96,390,475	$123,391,681
Cost of Goods Sold	18,707,174	30,429,063	50,666,827	78,575,746

Gross Profit	13,321,505	13,635,892	45,723,648	44,815,935

Expenses:
General and Administrative	28,939,691	42,957,935	89,686,896	150,774,000
Sales and Marketing	127,570	1,047,996	524,209	10,440,773
Depreciation and Amortization	7,950,490	7,476,622	24,837,550	22,351,909
Realized and Unrealized Loss on Changes in Fair Value of Contingent Consideration	-	962,791	390,727	8,462,116
Impairment Expense	1,573,563	-	2,363,272	-
Other Operating Expense (Income)	1,558,530	1,848,209	(24,818,043)	6,783,169

Total Expenses	40,149,844	54,293,553	92,984,611	198,811,967

Loss from Operations	(26,828,339)	(40,657,661)	(47,260,963)	(153,996,032)

Other Expense (Income):
Interest Expense	10,114,050	7,136,316	26,574,962	21,313,190
Interest Income	(41,915)	(126,089)	(582,980)	(760,809)
Amortization of Debt Discount and Loan Origination Fees	8,166,700	1,511,085	14,634,267	3,289,863
Change in Fair Value of Derivatives	(1,938,995)	(11,725)	(2,066,495)	(8,041,429)
Realized and Unrealized Gain on Investments	-	(86,124)	-	(16,600,604)
Loss on Extinguishment of Debt	6,420,526	11,570,696	17,493,887	43,800,931

Total Other Expense	22,720,366	19,994,159	56,053,641	43,001,142

Loss from Continuing Operations Before Provision for Income Taxes	(49,548,705)	(60,651,820)	(103,314,604)	(196,997,174)
Provision for Income Tax Benefit (Expense)	32,207,910	13,836,022	(2,101,121)	47,088,266

Net Loss from Continuing Operations	(17,340,795)	(46,815,798)	(105,415,725)	(149,908,908)
Net Income (Loss) from Discontinued Operations, Net of Taxes	7,609,983	(5,843,713)	(6,023,429)	(58,797,102)

Net Loss	(9,730,812)	(52,659,511)	(111,439,154)	(208,706,010)

Net Income (Loss) Attributable to Non-Controlling Interest	3,987,882	(27,687,295)	(26,105,114)	(118,260,518)

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(13,718,694)	$(24,972,216)	$(85,334,040)	$(90,445,492)

Income (Loss) Per Share - Basic and Diluted:
From Continuing Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(0.04)	$(0.06)	$(0.18)	$(0.48)

From Discontinued Operations Attributable to Shareholders of MedMen Enterprises Inc.	$0.01	$(0.02)	$(0.01)	$(0.89)

Weighted-Average Shares Outstanding - Basic and Diluted	541,029,620	315,384,911	482,213,951	65,930,969

The accompanying notes are an integral part of these unaudited interim Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Mezzanine Equity						TOTAL EQUITY
	Units	$ Amount	Units	$ Amount			ATTRIBUTABLE
	Super	Super	Subordinate	Subordinate	Additional		TO	Non-	TOTAL
	Voting	Voting	Voting	Voting	Paid-In	Accumulated	SHAREHOLDERS	Controlling	SHAREHOLDERS’
	Shares	Shares	Shares	Shares	Capital	Deficit	OF MEDMEN	Interest	EQUITY

BALANCE AS OF JUNE 30, 2019	1,630,590	$164,999	173,010,922	$-	$613,356,006	$(370,382,824)	$243,138,181	$(31,867,405)	$211,270,776

Net Loss	-	-	-	-	-	(90,445,492)	(90,445,492)	(118,260,518)	(208,706,010)

Controlling Interest Equity Transactions:
At-the-Market Equity Financing Program, Net	-	-	9,789,300	-	12,399,249	-	12,399,249	-	12,399,249
Shares Issued for Cash	-	-	61,596,792	-	50,193,938	-	50,193,938	-	50,193,938
Shares Issued to Settle Debt and Accrued Interest	-	-	6,801,790	-	5,255,172	-	5,255,172	-	5,255,172
Shares Issued to Settle Accounts Payable and Liabilities	-	-	15,847,581	-	5,684,851	-	5,684,851	-	5,684,851
Shares Issued to Settle Contingent Consideration	-	-	13,737,444	-	11,559,875	-	11,559,875	-	11,559,875
Asset Acquisitions	-	-	7,373,034	-	4,904,381	-	4,904,381	-	4,904,381
Equity Component of Debt - New and Amended	-	-	-	-	23,093,250	-	23,093,250	-	23,093,250
Redemption of MedMen Corp Redeemable Shares	-	-	27,090,259	-	31,690,004	(27,862,104)	3,827,900	(3,827,900)	-
Shares Issued for Vested Restricted Stock Units	-	-	329,548	-	-	-	-	-	-
Shares Issued for Other Assets	-	-	13,479,589	-	7,862,916	-	7,862,916	-	7,862,916
Shares Issued for Acquisition Costs	-	-	269,817	-	429,314	-	429,314	-	429,314
Shares Issued for Business Acquisition	-	-	5,112,263	-	9,833,000	-	9,833,000	-	9,833,000
Stock Grants for Compensation	-	-	2,531,763	-	3,005,795	-	3,005,795	35,217	3,041,012
Share-Based Compensation	-	-	-	-	6,312,418	-	6,312,418	-	6,312,418
Deferred Tax Impact On Conversion Feature	-	-	-	-	-	(260)	(260)	-	(260)
Cancellation of Super Voting Shares	(815,295)	(82,500)	-	-	82,500	-	-	-	-

Non-Controlling Interest Equity Transactions:
Distributions	-	-	-	-	-	-	-	(310,633)	(310,633)
Equity Component of Debt - New and Amended	-	-	-	-	-	-	-	5,331,969	5,331,969
Share-Based Compensation	-	-	-	-	-	-	-	1,492,073	1,492,073

BALANCE AS OF MARCH 28, 2020	815,295	$82,500	336,970,102	$-	$785,662,669	$(488,690,680)	$297,054,488	$(147,407,197)	$149,647,291

BALANCE AS OF JUNE 28, 2020	815,295	$82,500	403,907,218	$-	$791,172,613	$(631,365,866)	$159,889,247	$(336,777,697)	$(176,888,450)

Net Loss	-	-	-	-	-	(85,334,040)	(85,334,040)	(26,105,114)	(111,439,154)

Controlling Interest Equity Transactions
Shares Issued for Cash	-	-	57,800,000	-	18,885,912	-	18,885,912	-	18,885,912
Fair Value of Warrants - Private Placement Cost	-	-	-	-	(7,228,135)	-	(7,228,135)	-	(7,228,135)
Shares Issued to Settle Accounts Payable and Liabilities	-	-	14,911,047	-	2,755,853	-	2,755,853	-	2,755,853
Equity Component of Debt - New and Amended	-	-	-	-	53,854,490	-	53,854,490	-	53,854,490
Redemption of MedMen Corp Redeemable Shares	-	-	133,969,228	-	31,992,438	43,468,394	75,460,832	(75,460,832)	-
Shares Issued for Vested Restricted Stock Units	-	-	7,173,256	-	437,386	-	437,386	-	437,386
Warrants Issued Pursuant to Debt Agreements	-	-	-	-	7,834,885	-	7,834,885	-	7,834,885
Stock Grants for Compensation	-	-	3,703,730	-	693,659	-	693,659	-	693,659
Deemed Dividend - Down Round Feature of Warrants	-	-	-	-	6,364,183	(6,364,183)	-	-	-
Deferred Tax Impact On Conversion Feature	-	-	-	-	(19,175,962)	-	(19,175,962)	(1,210,052)	(20,386,014)
Share-Based Compensation	-	-	-	-	3,033,421	-	3,033,421	-	3,033,421
Cancellation of Super Voting Shares	(815,295)	(82,500)	-	-	82,500	-	-	-	-
Debt Amendment Fees Settled in Equity	-	-	4,305,148	-	2,010,504	-	2,010,504	-	2,010,504

Non-Controlling Interest Equity Transactions:
Equity Component on Debt and Debt Modification	-	-	-	-	-	-	-	4,055,133	4,055,133

BALANCE AS OF MARCH 27, 2021	-	$-	625,769,627	$-	$892,713,747	$(679,595,695)	$213,118,052	$(435,498,562)	$(222,380,510)

The accompanying notes are an integral part of these unaudited interim Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Nine Months Ended
	March 27,	March 28,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss from Continuing Operations	$(105,415,725)	$(149,908,908)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Deferred Tax (Recovery) Expense	(10,862,478)	(62,961,468)
Depreciation and Amortization	25,221,168	24,438,013
Non-Cash Operating Lease Costs	20,935,916	19,076,003
Accretion of Debt Discount and Loan Origination Fees	14,634,266	3,289,863
Loss on Disposal of Asset	669,601	-
Gain on Lease Modifications	(17,748,458)	-
Accretion of Deferred Gain on Sale of Property	(424,972)	(424,970)
Impairment of Assets	2,363,272	-
Realized and Unrealized Gain on Investments, Assets Held for Sale and Other Assets	(10,709,999)	(16,600,604)
Change in Fair Value of Contingent Consideration	390,727	8,462,116
Change in Fair Value of Derivative Liabilities	(2,066,495)	(8,041,429)
Loss on Extinguishment of Debt and Settlement of Accounts Payables and Accrued Liabilities	17,493,994	43,800,931
Share-Based Compensation	4,164,466	10,845,503
Interest Capitalized on Finance Lease Liabilities	707,965	-
Shares Issued for Acquisition Costs	-	429,314
Changes in Operating Assets and Liabilities:
Accounts Receivable and Income Taxes Receivable	(1,126,571)	(1,385,228)
Prepaid Rent - Related Party	-	2,712,237
Prepaid Expenses	(171)	8,141,338
Inventory	1,929,358	5,002,584
Other Current Assets	1,926,650	6,095,806
Due from Related Party	3,109,717	782,866
Other Assets	2,769,296	(13,346,695)
Accounts Payable and Accrued Liabilities	(2,090,168)	29,602,480
Income Taxes Payable	12,857,702	14,375,083
Other Current Liabilities	28,426,057	9,102,790
Interest Payments on Finance Leases	(4,061,842)	(4,617,716)
Cash Payments - Operating Lease Liabilities	(15,611,252)	(16,892,734)
Due to Related Party	(3,079,893)	(717,847)
Other Non-Current Liabilities	-	787,492

NET CASH USED IN CONTINUED OPERATING ACTIVITIES	(35,597,869)	(87,953,180)

Net Cash Used in Discontinued Operating Activities	(8,068,255)	(4,746,067)

NET CASH USED IN OPERATING ACTIVITIES	(43,666,124)	(92,699,247)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	(3,451,958)	(44,829,009)
Additions to Intangible Assets	(622,329)	(2,686,488)
Proceeds from the Sale of Investments	-	12,500,000
Proceeds from Sale of Assets Held for Sale and Other Assets	19,002,185	21,947,797
Proceeds from Sale of Property	-	9,300,000
Acquisition of Businesses, Net of Cash Acquired	-	(1,000,000)
Restricted Cash	299	39,324

NET CASH PROVIDED BY (USED IN) CONTINUED INVESTING ACTIVITIES	14,928,198	(4,728,376)

Net Cash Used in Discontinued Investing Activities	-	(8,540,311)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	14,928,198	(13,268,687)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Subordinate Voting Shares for Cash	18,885,912	62,593,187
Payment of Loan Amendment Fee	-	(500,000)
Proceeds from Issuance of Senior Secured Convertible Credit Facility	14,577,000	47,500,000
Proceeds from Issuance of Notes Payable	15,830,279	13,850,000
Principal Repayments of Senior Secured Convertible Credit Facility	(8,000,000)	-
Principal Repayments of Notes Payable	(660,094)	(14,922,455)
Principal Repayments of Finance Lease Liability	-	(807,432)
Debt and Equity Issuance Costs	-	(1,859,784)
Distributions - Non-Controlling Interest	-	(310,633)

NET CASH PROVIDED BY FINANCING ACTIVITIES	40,633,097	105,542,883

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,895,171	(425,051)
Cash and Cash Equivalents, Beginning of Period	9,418,501	32,172,302
CASH AND CASH EQUIVALENTS, END OF PERIOD	$21,313,672	$31,747,251

The accompanying notes are an integral part of these unaudited interim Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Nine Months Ended
	March 27,	March 28,
	2021	2020

SUPPLEMENTAL DISCLOSURE FOR CASH FLOW INFORMATION
Cash Paid for Interest	$7,398,733	$19,400,295

Non-Cash Investing and Financing Activities:
Net Assets Transferred to Held for Sale	$6,614,987	$11,823,655
Adoption of ASC 842 - Leases	$-	$144,602,158
Receivable Recorded on Asset Held for Sale	$1,748,396	$-
Relief of Accounts Payable for return of Property and equipment	$6,172,096	$-
Fair Value of Warrants - Private Placement Cost	$7,228,135	$-
Lease Termination and Amendments	$37,250,808	$-
Recognition of Right-of-Use Assets for Finance Leases	$-	$45,614,041
Paid-in-Kind Interest Capitalized to Debt	$32,332,500	$-
Settlement of Contingent Consideration with Shares	$-	$11,559,875
Increase in Fair Value of Contingent Consideration Related to Asset Acquisition	$-	$9,374,487
Issuance of Subordinate Voting Shares for Intangible Assets and Other Assets	$-	$12,767,297
Redemption of MedMen Corp Redeemable Shares	$75,460,832	$3,827,900
Equity Component of Debt Modification - Non-Controlling Interest	$-	$5,331,969
Release of Investments for Liabilities	$750,000	$-
Shares Issued to Settle Debt and Accrued Interest	$7,228,135	$5,684,851
Shares Issued to Settle Accounts Payable and Liabilities	$2,755,853	$4,849,310
Equity Component of Debt - New and Amended	$5,583,407	$23,781,053
Accrued Interest Added to Senior Secured Convertible Debt	$-	$10,247,255
Deferred Tax Impact on Conversion Feature	$20,386,014	$260

The accompanying notes are an integral part of these unaudited interim Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

1.	NATURE OF OPERATIONS

MedMen Enterprises Inc. (“MedMen Enterprises” or the “Company”), formerly known as Ladera Ventures Corp., was incorporated under the Business Corporations Act (British Columbia) on May 21, 1987. The Company’s Class B Subordinate Voting Shares are listed on the Canadian Securities Exchange under the symbol “MMEN”, on the OTCQX under the symbol “MMNFF”, on the Frankfurt Stock Exchange under the symbol “OJS.F”, on the Stuttgart Stock Exchange under the symbol “OJS.SG”, on the Munich Stock Exchange under the symbol “OJS.MU”, on the Berlin Stock Exchange under the symbol “OJS.BE” and on the Dusseldorf Stock Exchange under the symbol “OJS.DU”. The head office and principal address of the Company is 10115 Jefferson Boulevard, Culver City, California 90232. The Company’s registered and records office address is 885 West Georgia Street, Suite 2200, Vancouver, British Columbia Canada V6C 3E8. The Company operates through its principal wholly-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN” or “MedMen Corp”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”).

MM CAN was converted into a California corporation (from a Delaware corporation) on May 16, 2018 and is based in Culver City, California. The head office and principal address of MM CAN is 10115 Jefferson Boulevard, Culver City, California 90232.

MM Enterprises USA was formed on January 9, 2018 and is based in Culver City, California. The head office and principal address of MM Enterprises USA is 10115 Jefferson Boulevard, Culver City, California 90232. MM Enterprises USA was formed as a joint venture whose contributors were MMMG, LLC (“MMMG”); MedMen Opportunity Fund, LP (“Fund I”); MedMen Opportunity Fund II, LP (“Fund II”), The MedMen of Nevada 2, LLC (“MMNV2”); DHSM Investors, LLC (“DHS Owner”); and Bloomfield Partners Utica, LLC (“Utica Owner”) (collectively, the “MedMen Group of Companies”).

On January 24, 2018, pursuant to a Formation and Contribution Agreement (the “Agreement”), a roll-up transaction was consummated whereby the assets and liabilities of the MedMen Group of Companies were transferred into MM Enterprises USA. In return, the MedMen Group of Companies received 217,184,382 MM Enterprises USA Class B Units. The Agreement was entered into by and among MM Enterprises Manager, LLC, the sole manager of MM Enterprises USA; MMMG; Fund I; Fund II; MMNV2; DHS Owner; and Utica Owner.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying unaudited interim Condensed Consolidated Financial Statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited interim Condensed Consolidated Financial Statements include the accounts of MedMen Enterprises, its subsidiaries and variable interest entities (“VIEs”) where the Company is considered the primary beneficiary, if any, after elimination of intercompany accounts and transactions. Investments in entities in which the Company has significant influence, but less than a controlling financial interest, are accounted for using the equity method.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial position of the Company as of March 27, 2021 and June 27, 2020, the consolidated results of operations for the three and nine months ended March 27, 2021 and March 28, 2020, and the consolidated statements of cash flows for the nine months ended March 27, 2021 and March 28, 2020 have been included.

The accompanying unaudited interim Condensed Consolidated Financial Statements do not include all of the information required for full annual financial statements. Accordingly, certain information, footnotes and disclosures normally included in the annual financial statements, prepared in accordance with GAAP, have been condensed or omitted in accordance with SEC rules and regulations within the instruction to Form 10-Q and Article 10 of Regulation S-X. The financial data presented herein should be read in conjunction with the audited Consolidated Financial Statements and accompanying notes included in Item 13 of the registration statement on Form 10 for the fiscal year ended June 27, 2020.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Going Concern

As reflected in the unaudited interim Condensed Consolidated Financial Statements, the Company had an accumulated deficit and a negative net working capital (current liabilities greater than current assets) as of March 27, 2021, as well as a net loss and negative cash flow from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the issuance of these unaudited interim Condensed Consolidated Financial Statements.

Management believes that substantial doubt of our ability to meet our obligations for the next twelve months from the date these financial statements were first made available has been alleviated due to, but not limited to, (i) capital raised between May 2021 and May 2022, (ii) restructuring plans that have already been put in place to reduce corporate-level expenses, (iii) debt amendments that have been agreed to with lenders and landlords to defer cash interest and rent payments, (iv) rationalization of capital expenditures to correlate to our new store opening strategy, (v) plans to divest non-core assets to raise non-dilutive capital and (vi) enhancements to its digital offering, including direct-to-consumer delivery and curbside pick-up in light of COVID-19.

However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase our need to raise additional capital on an immediate basis.

The Company will continually monitor its capital requirements based on its capital and operational needs and the economic environment and may raise new capital as necessary. The Company’s ability to continue as a going concern will depend on its ability to raise additional equity or debt in the private or public markets, reducing operating expenses, divesting of certain non-core assets, and achieving cash flow profitability. While the Company has been successful in raising equity and debt to date, there can be no assurances that the Company will be successful in completing a financing in the future. If the Company is unable to raise additional capital whenever necessary, it may be forced to divest additional assets to raise capital and/or pay down its debt, amend its debt agreements, which could potentially have a dilutive effect on the Company’s shareholders, further reduce operating expenses and temporarily pause the opening of new store locations. Furthermore, COVID-19 and the impact the global pandemic has had and will continue to have on the broader retail environment could also have a significant impact on the Company’s financial operations.

COVID-19

The COVID-19 pandemic promoted various recommendations and safety measures from governmental authorities to try and limit the pandemic. The response of governmental authorities is having a significant impact on the private sector and individuals, including unprecedented business, employment and economic disruptions. During the current reporting period, aspects of the Company’s business continue to be affected by the COVID-19 pandemic, with the Company’s offices and retail stores operating within local rules and regulations. While the ultimate severity of the outbreak and its impact on the economic environment is uncertain, the Company is monitoring this closely. In the event that the Company were to experience widespread transmission of the virus at one or more of the Company’s store or other facilities, the Company could suffer reputational harm or other potential liability. Further, the Company’s business operations may be materially and adversely affected if a significant number of the Company’s employees are impacted by the virus.

Emerging Growth Company

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act under which emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Functional Currency

The Company and its subsidiaries’ functional currency, as determined by management, is the United States (“U.S.”) dollar. These unaudited interim Condensed Consolidated Financial Statements are presented in U.S. dollars as this is the primary economic environment of the group. All references to “C$” refer to Canadian dollars.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies

The significant accounting policies and critical estimates applied by the Company in these unaudited interim Condensed Consolidated Financial Statements are the same as those applied in the Company’s audited Consolidated Financial Statements and accompanying notes included in Item 13 of the registration statement on Form 10 for the fiscal year ended June 27, 2020, unless otherwise disclosed in these accompanying notes to the unaudited interim Condensed Consolidated Financial Statements for the nine months ended March 27, 2021.

Restricted Cash

Restricted cash balances are those which meet the definition of cash and cash equivalents but are not available for use by the Company. As of March 27, 2021 and June 27, 2020, restricted cash was $730 and $1,029, respectively, which is used to pay for lease costs and costs incurred related to building construction in Reno, Nevada. This account is managed by a contractor and the Company is required to maintain a certain minimum balance.

Down-Round Features

The Company calculates down-round features under Accounting Standards Update (“ASU”) No. 2017-11 (“ASU 2017-11”), “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features”, in which down round features do not meet the criteria for derivative accounting and no liability is to be recorded until an actual issuance of securities triggers the down-round feature.

Allocation of Interest to Discontinued Operations

Under ASC 205-20 “Discontinued Operations”, interest on debt that is to be assumed by the buyer and interest on debt that is required to be repaid as a result of a disposal transaction is allocated to discontinued operations. The amount of interest expense reclassified to discontinued operations is directly related to the amount of debt that will be repaid with funds received from the sale of discontinued operations. See “Note 24 – Discontinued Operations” for further information. The Company elected not to reclassify other interest expenses which are not directly attributable to discontinued operations as permitted under ASC 205-20.

Loss per Share

The Company calculates basic loss per share by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is determined by adjusting profit or loss attributable to common shareholders and the weighted-average number of common shares outstanding, for the effects of all dilutive potential common shares, which comprise convertible debentures, DSU, restricted stock grants, warrants and stock options issued.

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which replaces the incurred loss model with a current expected credit loss (“CECL”) model and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. Under the new standard, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the trade receivable. The Company is not required to track the changes in credit risk. The guidance must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to retained earnings in the period of adoption. The Company adopted ASU 2016-13 on June 28, 2020. The adoption of the standard did not have a material impact on the Company’s unaudited interim Condensed Consolidated Financial Statements.

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles— Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which provides a simplified assessment method whether goodwill is impaired by removing the requirement to determine the fair value of individual assets and liabilities in order to calculate a reporting unit’s implied goodwill. Per ASU 2017-04, the Company performed its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. The Company should recognize a goodwill impairment charge for the amount by which the reporting unit’s carrying amount exceeds its fair value. If fair value exceeds the carrying amount, no impairment should be recorded. Any loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Impairment losses on goodwill cannot be reversed once recognized. ASU 2017-04 must be applied prospectively and is effective in fiscal years beginning after December 15, 2019. The Company adopted the new standard on June 28, 2020. The adoption of the standard did not have a material impact on the Company’s unaudited interim Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”), which removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. Per ASU 2018-13 certain disclosures are eliminated which relate to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 must be applied prospectively and is effective in fiscal years beginning after December 15, 2019. The Company adopted the new standard on June 28, 2020. The adoption of the standard did not have a material impact on the Company’s unaudited interim Condensed Consolidated Financial Statements.

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes (Topic 740)”, which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods therein. The Company is evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In January 2020, the FASB issued ASU 2020-01, “Investments – Equity Securities (Topic 321)”, “Investments – Equity Method and Joint Ventures (Topic 323)”, and “Derivatives and Hedging (Topic 815)”, which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company for fiscal years beginning after December 15, 2020, and interim periods therein. Early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods therein. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20)” and “Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible instruments and contracts in an Entity’s Own Equity”, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. ASU 2020-06 is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods therein. Early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods therein. Adoption is applied on a modified or full retrospective transition approach. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

3.	INVENTORIES

As of March 27, 2021 and June 27, 2020, inventory consists of the following:

	March 27,	June 27,
	2021	2020

Raw Materials	$965,641	$1,790,050
Work-in-Process	4,760,097	6,229,152
Finished Goods	11,321,882	10,957,776

Total Inventory	$17,047,620	$18,976,978

During the three months ended March 27, 2021, the Company recognized an impairment of approximately $1,714,000 to write down inventory to its net realizable value.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

4.	OTHER CURRENT ASSETS

As of March 27, 2021 and June 27, 2020, other current assets consist of the following:

	March 27,	June 27,
	2021	2020

Investments	$3,036,791	$3,786,791
Excise Tax Receivable	-	5,254,595
Note Receivable (1)	1,670,038	-
Other Current Assets	3,470,374	64,071

Total Other Current Assets	$8,177,203	$9,105,457

(1)	See “Note 5 – Assets Held for Sale” for further information.

As of March 27, 2021 and June 27, 2020, investments included in other current assets consist of the following:

	The Hacienda Company, LLC	Old Pal	Other Investments	TOTAL

Fair Value as of June 27, 2020	$750,000	$1,970,000	$1,066,791	$3,786,791

Settlement of Liabilities	(750,000)	-	-	(750,000)

Fair Value as of March 27, 2021	$-	$1,970,000	$1,066,791	$3,036,791

In August 2020, the Company entered into an agreement to exchange all of its investment in The Hacienda Company, LLC to settle outstanding balances totaling approximately $750,000. As of March 27, 2021, the Company’s investment balance in The Hacienda Company, LLC was nil.

The Company determined that the fair value of its investment in Old Pal LLC was $1,970,000 as of March 27, 2021. The fair value of investments included in other current assets is considered a Level 3 categorization in the fair value hierarchy. Investments are measured at fair value using a market approach that is based on unobservable inputs.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

5.	ASSETS HELD FOR SALE

A reconciliation of the beginning and ending balances of assets held for sale for the nine months ended March 27, 2021 is as follows:

	PharmaCann Assets (1)	Available for Sale Subsidiaries (2)	Discontinued Operations (3)	TOTAL

Balance at Beginning of Period	$212,400	$12,066,428	$71,849,729	$84,128,557

Transferred In	-	6,614,986	-	6,614,987
Gain on the Sale of Assets Held for Sale	-	10,709,999	-	10,709,999
Proceeds from Sale	-	(24,750,298)	-	(24,750,298)
Ongoing Activity from Discontinued Operations	-	(4,641,116)	(7,845,258)	(12,486,373)

Balance at End of Period	$212,400	$-	$64,004,471	$64,216,871

(1)	During the year ended June 27, 2020, PharmaCann LLC, (“PharmaCann”) transferred 100% of the membership interests for MME Evanston Retail, LLC (“Evanston”), PharmaCann Virginia, LLC (“Staunton”), and PC 16280 East Twombly LLC (“Hillcrest”). As of March 27, 2021, the Company has 100% of membership interests in Staunton which holds land and a license for a vertically-integrated facility in Staunton, Virginia. The Staunton land and license were classified as assets held for sale in accordance with ASC 360, “Long-Lived Assets Classified as Held for Sale” (“ASC 360”) and are measured at the lower of its carrying amount or fair value less costs to sell (“FVLCTS”) which was determined as $212,400 and $0, respectively, as of March 27, 2021.

(2)	Long-lived assets classified as held for sale that do not qualify as discontinued operation and classified as held for sale. Significant classes of assets and liabilities are presented in the notes to the unaudited interim Condensed Consolidated Financial Statements in accordance with ASC 360-10, “Impairment and Disposal of Long-Lived Assets” (“ASC 360-10”).

(3)	See “Note 24 - Discontinued Operations” for further information.

During the nine months ended March 27, 2021, the Company agreed to transfer all outstanding membership interests in MME Evanston Retail, LLC (“Evanston”), for a dispensary operation located in Evanston, Illinois, to an unaffiliated third party (“Purchaser”). The Company received an aggregate consideration of $20,000,000, of which, $10,000,000 cash was received at closing on July 1, 2020 (“Closing Date”), an additional $8,000,000 cash was received on November 17, 2020 and an additional $2,000,000 in the form of a secured promissory note payable three months following the Closing Date in exchange for all of the Company’s membership interests in Evanston. As of March 12, 2021 (“Amendment Date”), the secured promissory note was amended to waive any default arising from non-payment of principal and interest prior to the Amendment Date if Purchaser pays principal of $1,000,000 and all accrued interest of 2% per annum through the Amendment Date. Interest will accrue at 9% per annum following the Amendment Date. As of March 27, 2021, the Company received cash payment in accordance with the amended secured promissory noted. On August 10, 2020 (“Effective Date”), all operational control and risk of loss was transferred to the Purchaser and the Company had no further obligation to fund operations of Evanston through a Consulting Agreement. Management performed an assessment and determined that the Company no longer has a controlling financial interest as of the Effective Date. The transfer of the cannabis license is pending regulatory approval as of the issuance of these unaudited interim Condensed Consolidated Financial Statements and the Company will take all commercially reasonable steps to maintain all permits for Evanston to operate its business. The Company recognized a gain upon sale of membership interests of $12,415,479 for the difference between the aggregate consideration and the book value of the assets as of the disposition date, less direct costs to sell, which is recognized on the unaudited interim Condensed Consolidated Statements of Operations during the nine months ended March 27, 2021.

During the nine months ended March 27, 2021, the Company decided to divest two cannabis licenses and entered into separate agreements to sell 100% of its membership interests in these two locations, located in California. On June 26, 2020, the Company entered into a non-binding term sheet for the retail location located in Seaside, California for an aggregate sales price of $1,500,000 wherein $750,000 is to be paid upon the date of close in addition to $750,000 paid in equal monthly installments over twelve months through a promissory note. The transaction closed in October 2020 and the Company transferred all outstanding membership interests in PHSL, LLC. Upon deconsolidation, the Company will not have any continuing involvement with the former subsidiary. The Company recognized a loss upon sale of membership interests of $332,747 for the difference between the aggregate consideration and the book value of the assets as of the disposition date, less direct costs to sell, which is recognized on the unaudited interim Condensed Consolidated Statements of Operations during the nine months ended March 27, 2021.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

5.	ASSETS HELD FOR SALE (Continued)

In December 2020, the Company entered into a purchase agreement for the sale of its membership interests in a retail operation located in Grover Beach, California. The Company received an aggregate consideration of $3,750,000 in which $3,500,000 cash was received thirty days following the closing on March 5, 2021, an additional equity consideration equal to $250,000 was recognized as a gain upon sale of membership interests for a total gain of $255,391 for the difference between the aggregate consideration and the book value of the assets as of the disposition date, less direct costs to sell, which is recognized on the unaudited interim Condensed Consolidated Statements of Operations during the three and nine months ended March 27, 2021.

6.	PROPERTY AND EQUIPMENT

As of March 27, 2021 and June 27, 2020, property and equipment consists of the following:

	March 27,	June 27,
	2021	2020

Land and Buildings	$37,421,326	$37,400,378
Finance Lease Right-of-Use Assets	9,124,138	26,074,429
Furniture and Fixtures	12,428,701	12,393,369
Leasehold Improvements	59,551,369	56,026,595
Equipment and Software	25,823,935	25,379,767
Construction in Progress	28,866,937	36,833,422

Total Property and Equipment	173,216,406	194,107,960

Less Accumulated Depreciation	(39,039,417)	(30,484,865)

Property and Equipment, Net	$134,176,989	$163,623,095

Depreciation expense related to continuing operations of $3,540,369 and $12,116,847 was recorded for the three and nine months ended March 27, 2021, respectively, of which $42,452 and $383,618, respectively, is included in cost of goods sold. Depreciation expense related to continuing operations of $3,680,139 and $13,331,921 was recorded for the three and nine months ended March 28, 2020, respectively, of which $536,729 and $1,640,176, respectively, is included in cost of goods sold. The amount of depreciation recognized for the right of use assets for capital leases during the three and nine months ended March 27, 2021 was $438,557 and $835,497, respectively, see “Note 11 – Leases” for further information.

During the three and nine months ended March 28, 2020, borrowing costs totaling $2,106,988 and $4,415,716, respectively, were capitalized using an average capitalization rate of 13.7% and 15.1%, respectively. Borrowing costs were not capitalized as there were no active construction projects in progress during the three and nine months ended March 27, 2021.

In addition, during the three and nine months ended March 27, 2021, total labor related costs of $52,351 and $559,515, respectively, were capitalized to Construction in Progress, of which $6,992 and $155,378, respectively, was share-based compensation. In addition, during the three and nine months ended March 28, 2020, total labor related costs of $137,558 and $913,627, respectively, were capitalized to Construction in Progress, of which $19,475 and $192,130, respectively, was share-based compensation.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

7.	INTANGIBLE ASSETS

As of March 27, 2021 and June 27, 2020, intangible assets consist of the following:

	March 27,	June 27,
	2021	2020

Dispensary Licenses	$118,881,616	$125,565,281
Customer Relationships	15,927,600	15,927,600
Management Agreement	7,594,937	7,594,937
Capitalized Software	9,343,352	9,255,026
Intellectual Property	6,276,955	8,520,121

Total Intangible Assets	158,024,460	166,862,965

Dispensary Licenses	(20,685,860)	(15,860,670)
Customer Relationships	(14,210,226)	(6,261,515)
Management Agreement	(715,761)	(565,972)
Capitalized Software	(4,071,756)	(2,273,432)
Intellectual Property	(3,006,772)	(5,496,231)

Less Accumulated Amortization	(42,690,375)	(30,457,820)

Intangible Assets, Net	$115,334,085	$136,405,145

The Company recorded amortization expense related to continuing operations of $4,452,573 and $13,104,322 for the three and nine months ended March 27, 2021, respectively. The Company recorded amortization expense related to continuing operations of $4,333,212 and $10,660,164 for the three and nine months ended March 28, 2020, respectively. During the three months ended March 27, 2021, the Company recorded impairment on an intellectual property asset in the amount of $1,573,563. During the three and nine months ended March 27, 2021, $24,832 and $62,951, respectively, of share-based compensation was capitalized to capitalized software. During the three and nine months ended March 28, 2020, $41,293 and $313,535, respectively, of share-based compensation was capitalized to capitalized software.

8.	OTHER ASSETS

As of March 27, 2021 and June 27, 2020, other assets consist of the following:

	March 27,	June 27,
	2021	2020

Long-Term Security Deposits for Leases	$4,817,042	$8,177,871
Loans and Other Long-Term Deposits	7,808,326	7,568,738
Other Assets	5,593	53,648

Total Other Assets	$12,630,961	$15,800,257

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

9.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of March 27, 2021 and June 27, 2020, accounts payable and accrued liabilities consist of the following:

	March 27,	June 27,
	2021	2020

Accounts Payable	$32,203,779	$54,916,904
Accrued Liabilities	14,889,269	10,404,629
Other Accrued Liabilities	10,994,206	10,103,628

Total Accounts Payable and Accrued Liabilities	$58,087,254	$75,425,161

10.	OTHER CURRENT LIABILITIES

As of March 27, 2021 and June 27, 2020, other current liabilities consist of the following:

	March 27,	June 27,
	2021	2020

Accrued Interest Payable	$790,906	$9,051,650
Contingent Consideration	87,893	8,951,801
Derivatives	5,707,715	546,076
Other Current Liabilities	14,135,611	1,728,854

Total Other Current Liabilities	$20,722,125	$20,278,381

Contingent Consideration

Contingent consideration recorded relates to a business acquisition during the year ended June 27, 2020. The contingent consideration related to the acquisition of One Love Beach Club is based upon fair value of the additional shares required to be paid upon the expiration of the lock-up and is based upon the fair market value of the Company’s trading stock and is considered a Level 1 categorization in the fair value hierarchy. Contingent consideration classified as a liability and measured at fair value in accordance with ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The contingent consideration is remeasured at fair value at each reporting period with changes recorded in profit and loss in the unaudited interim Condensed Consolidated Statements of Operations. During the nine months ended March 27, 2021, the lock-up period expired and the contingent consideration was reclassified as other current liabilities on the unaudited interim Condensed Consolidated Balance Sheets as of March 27, 2021.

Derivative Liabilities

During the three months ended March 27, 2021, the Company issued the 50,000,000 warrants related to a private placement. The exercise price of the warrants is denominated in Canadian dollars. See “Note 14 - Shareholders’ Equity – Private Placement” for further information. Upon the analysis of the warrants issued under ASC 815, “Derivatives and Hedging” (“ASC 815”), the Company determined that the warrants are to be accounted as derivative liabilities.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

10.	OTHER CURRENT LIABILITIES (Continued)

Derivative Liabilities (Continued)

The following are the warrants issued related to the financing transactions that were accounted for as derivative liabilities:

	Number of Warrants

September Bought Deal Equity Financing	7,840,909
December Bought Deal Equity Financing	13,640,000
March 2021 Private Placement	50,000,000	(1) (2)

	71,480,909

(1)	During the three months ended March 27, 2021, the Company issued 50,000,000 warrants for Subordinate Voting Shares with an exercise price of C$0.50 per warrant and an expiration date of March 27, 2024. The exercise price of the warrants was denominated in a price other than the Company’s functional currency. In accordance with ASC 815, a share warrant denominated in a price other than the functional currency of the Company fails to meet the definition of equity. Accordingly, such a contract or instrument would be accounted for as derivative liabilities and measured at fair value with changes in fair value recognized in the unaudited interim Condensed Consolidated Statements of Operations at each period-end.

(2)	See “Note 14 - Shareholders’ Equity – Private Placement” for further information.

A reconciliation of the beginning and ending balance of derivative liabilities and change in fair value of derivative liabilities for the nine months ended March 27, 2021 is as follows:

March 27,
2021

Balance at Beginning of Period	$546,076

Initial Recognition of Derivative Liabilities	7,228,134
Change in Fair Value of Derivative Liabilities	(2,066,495)

Balance at End of Period	$5,707,715

The fair value of the September and December bought deal warrants was measured based on Level 1 inputs on the fair value hierarchy since there are quoted prices in active markets for these warrants. The Company used the closing price of the publicly-traded warrants to estimate fair value of the derivative liability as of March 27, 2021 for those warrants. The fair value of the March 2021 private placement warrants was measured based on Level 3 inputs on the fair value hierarchy using the Black-Scholes Option pricing model using the following variables:

Expected Stock Price Volatility	90.01%
Risk-Free Annual Interest Rate	0.06%
Expected Life	1.00
Share Price	0.33
Exercise Price	0.40

11.	LEASES

In accordance with ASU 2016-02 “Leases”, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and accrued obligations under operating lease (current and non-current) liabilities in the unaudited interim Condensed Consolidated Balance Sheets. Finance lease ROU assets are included in property and equipment, net and accrued obligations under finance lease (current and noncurrent) liabilities in the unaudited interim Condensed Consolidated Balance Sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are classified as a finance lease or an operating lease. The Company classifies a lease as an operating lease when it does not meet any of the criteria of a finance lease as set forth by ASU 2016-02.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

11.	LEASES (Continued)

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The Company has lease extension terms at its properties that have either been extended or are likely to be extended. The terms used to calculate the ROU assets for these properties include the renewal options that the Company is reasonably certain to exercise.

The below are the details of the lease cost and other disclosures regarding the Company’s leases for the three and nine months ended March 27, 2021 and March 28, 2020:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Finance Lease Cost:
Amortization of Finance Lease Right-of-Use Assets	$438,557	$586,376	$835,497	$3,203,300
Interest on Lease Liabilities	2,077,724	1,635,017	4,061,842	4,617,716
Operating Lease Cost	7,512,753	6,377,596	20,935,916	19,076,003

Total Lease Expenses	$10,029,034	$8,598,989	$25,833,255	$26,897,019

	2021	2020	2021	2020

Gain on Sale and Leaseback Transactions, Net	$-	$-	$-	$(704,207)
Cash Paid for Amounts Included in the Measurement of Lease Liabilities:
Financing Cash Flows from Finance Leases	$-	$509,844	$-	$807,432
Operating Cash Flows from Operating Leases	$1,712,630	$1,625,567	$15,611,252	$16,892,734
Non-Cash Additions to Right-of-Use Assets and Lease Liabilities:
Recognition of Right-of-Use Assets for Finance Leases	$-	$-	$-	$45,614,041
Recognition of Right-of-Use Assets for Operating Leases	$-	$8,131,728	$-	$144,602,158

The weighted-average remaining lease term and discount rate related to the Company’s finance lease liabilities as of March 27, 2021 were 48 years and 17.77%, respectively. The weighted-average remaining lease term and discount rate related to the Company’s operating lease liabilities as of March 27, 2021 were 5 years and 10.25%, respectively. The Company’s lease discount rates are generally based on estimates of its incremental borrowing rate, as the discount rates implicit in the Company’s leases cannot be readily determined.

Future lease payments under non-cancellable operating leases and finance leases as of March 27, 2021 are as follows:

Fiscal Year Ending	Operating Leases	Finance Leases

June 26, 2021	$5,504,585	$1,302,684
June 25, 2022	22,989,719	5,324,591
June 24, 2023	23,241,907	5,484,327
June 29, 2024	27,249,872	9,860,306
June 28, 2025	21,096,035	6,522,077
Thereafter	102,173,727	1,076,074,995

Total Lease Payments	202,255,845	1,104,568,980
Less Interest	(96,771,980)	(1,075,923,388)
Present Value of Lease Liability	$105,483,865	$28,645,592

Finance leases noted above contain required security deposits, refer to “Note 8 – Other Assets”.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

11.	LEASES (Continued)

Lease Deferral Arrangements

During the nine months ended March 27, 2021, the Company modified its existing lease arrangements with the Treehouse Real Estate Investment Trust (the “REIT”) in which the REIT agreed to defer a portion of total current monthly base rent on certain cultivation facilities and ground leases for the 36-month period between July 1, 2020 and July 1, 2023 for a total of fourteen properties. Amendments for eight of the properties were accounted for as lease modifications in accordance with ASC 842, “Leases” (“ASC 842”), whereas nine leases related to failed leaseback transactions in which the related finance obligation was modified and accounted for in accordance with ASC 470, “Debt” (“ASC 470”), see “Note 12 – Notes Payable”, for further discussion. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company issued 3,500,000 warrants to the REIT, each exercisable at $0.34 per share for a period of five years. Upon the analysis of the warrants issued under ASC 815, the Company determined that the warrants are accounted for as a direct cost in relation to the lease and to be measured at fair value and accounted for as an equity instrument. As a result of the modification to the leases discussed above, a gain on lease modification was recognized in the amount of $16,274,615 and is included in other operating expense (income) in the accompanying unaudited interim Condensed Consolidated Statements of Operations during the nine months ended March 27, 2021.

12.	NOTES PAYABLE

As of March 27, 2021 and June 27, 2020, notes payable consist of the following:

	March 27,	June 27,
	2021	2020

Financing liability incurred on various dates between January 2019 through September 2019 with implied interest rates ranging from 0.7% to 17.0% per annum.	$83,400,000	$83,576,661
Non-revolving, senior secured term notes dated between October 1, 2018 and October 30, 2020, issued to accredited investors, which mature on January 31, 2022, and bear interest at a rate of 15.5% and 18.0% per annum.	104,436,180	77,675,000
Convertible debentures dated between September 16, 2020 and December 17, 2020, issued to accredited investors and qualified institutional buyers, which mature two years from issuance, and bear interest at a rate of 7.5% per annum.	5,000,000	-
Promissory notes dated between January 15, 2019 through March 29, 2019, issued for deferred payments on acquisitions, which mature on varying dates from July 31, 2021 to April 1, 2022 and bear interest at rates ranging from 8.0% to 9.0% per annum.	3,762,500	16,173,250
Promissory notes dated November 7, 2018, issued to Lessor for tenant improvements as part of sales and leaseback transactions, which mature on November 7, 2028, bear interest at a rate of 10.0% per annum and require minimum monthly payments of $15,660 and $18,471.	2,233,720	2,339,564
Other	15,418	15,418

Total Notes Payable	198,847,818	179,779,893
Less Unamortized Debt Issuance Costs and Loan Origination Fees	(8,832,434)	(10,781,288)

Net Amount	$190,015,384	$168,998,605
Less Current Portion of Notes Payable	(97,169,640)	(16,188,668)

Notes Payable, Net of Current Portion	$92,845,744	$152,809,937

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

12.	NOTES PAYABLE (Continued)

A reconciliation of the beginning and ending balances of notes payable for the nine months ended March 27, 2021 is as follows:

Balance at Beginning of Period	$168,998,605

Cash Additions	15,830,279
Non-Cash Addition - Debt Modification	877,439
Debt Discount Recognized on Modification	(977,370)
Extinguishment of Debt	(12,173,250)
Paid-In-Kind Interest Capitalized	15,178,462
Cash Payments	(660,094)
Equity Component of Debt- New and Amended	(5,583,407)
Cash Paid for Debt Issuance Costs	99,931
Accretion of Debt Discount included in Discontinued Operations	5,834,043
Accretion of Debt Discount	2,590,746

Balance at End of Period	$190,015,384

Less Current Portion of Notes Payable	(97,169,640)

Notes Payable, Net of Current Portion	$92,845,744

Amendments to Senior Secured Term Loan Facility

On July 2, 2020, the Company completed the amendment of its existing term loan facility (the “Facility”) in the principal amount of $77,675,000 with funds managed by Hankey Capital and with an affiliate of Stable Road Capital (the “Lenders”) wherein the entirety of the interest at a rate of 15.5% per annum shall accrue monthly to the outstanding principal as payment-in-kind effective March 1, 2020 through July 2, 2021. Thereafter until maturity on January 31, 2022, one-half of the interest (7.75% per annum) shall be payable monthly in cash and one-half of the interest (7.75% per annum) shall be paid-in-kind. In addition, the Company may request an increase to the Facility through December 31, 2020 to be funded through incremental term loans. Certain reporting and financial covenants were added, and the minimum liquidity covenant was waived until September 30, 2020 wherein the amount of required cash balance thereafter was amended. The amendment to the Facility was not deemed to be a substantial modification under ASC 470-50, “Modifications and Extinguishments” (“ASC 470-50”).

The Company incurred an amendment fee of $834,000 that was added to the outstanding principal balance. As consideration for the amendment to the Facility, the Company issued approximately 20,227,863 warrants exercisable at $0.34 per share until July 2, 2025. The Company also cancelled 20,227,863 existing warrants held by the lenders exercisable at $0.60 per share until December 31, 2022. The warrants may be exercised at the election of their holders on a cashless basis. The warrants issued in connection with the term loan facility met the scope exception under ASC 815 and are classified as equity instruments. The change in fair value of the warrants was recorded as a debt discount in connection with the Facility. As a result of the modification, the Company recorded an additional debt discount of $906,436 related to the change in terms of the warrants. See “Note 15 – Share-Based Compensation” for further information regarding the valuation method and assumptions used in determining the fair value of these equity instruments.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

12.	NOTES PAYABLE (Continued)

On September 16, 2020, the Company entered into further amendments wherein the amount of funds available under the Facility was increased by $12,000,000, of which $5,700,000 was fully committed by the lenders through October 31, 2020. The additional amounts are funded through incremental term loans at an interest rate of 18.0% per annum wherein 12.0% shall be paid in cash monthly in arrears and 6.0% shall accrue monthly as payment-in-kind. In connection with each incremental draw under the amended Facility, the Company shall issue warrants equal to 200% of the incremental term loan amount, divided by the greater of (a) $0.20 per share and (b) 115% multiplied by the volume-weighted average trading price (“VWAP”) of the shares for the five consecutive trading days ending on the trading day immediately prior to the applicable funding date of the second tranche, which shall be the exercise price of the issued warrant. Such warrants are subject to a down round feature wherein the exercise price would be decreased in the event of the exercise of a down-round price reset of select warrants under the senior secured convertible credit facility with Gotham Green Partners (“GGP”). Refer to “Note 13 – Senior Secured Convertible Credit Facility” for further information. In addition, certain covenants and terms were added or amended, and the minimum liquidity covenant was waived until December 31, 2020. The amendment to the Facility was not deemed to be a substantial modification under ASC 470-50. As consideration for the amendment, the Company issued approximately 20,227,863 warrants exercisable at $0.34 per share until September 16, 2025. The Company also cancelled 20,227,863 existing warrants held by the lenders exercisable at $0.60 per share until December 31, 2022. The change in fair value of the warrants was recorded as a debt discount in connection with the Facility. Accordingly, the Company recorded an additional debt discount of $542,986 related to the change in terms of the warrants.

On September 16, 2020, the Company closed on an incremental term loan of $3,000,000 under the amended Facility and issued 30,000,000 warrants with an exercise price of $0.20 per share until September 16, 2025. On October 30, 2020, the Company closed on an incremental term loan of $7,705,279 under the amended Facility and issued 77,052,790 warrants with an exercise price of $0.20 per share until September 14, 2025. The warrants may be exercised at the election of their holders on a cashless basis and are classified as equity instruments. See “Note 15 – Share-Based Compensation” for further information.

On September 16, 2020 and September 28, 2020, the down round feature on the warrants issued in connection with the incremental term loan of $3,000,000 on September 16, 2020 was triggered wherein the exercise price was adjusted to $0.17 and $0.15 per share, respectively. The value of the effect of the down round feature was determined to be $405,480 and recognized as an increase in additional paid-in capital.

Amendment to Promissory Note

On February 25, 2021, the Company completed the second amendment of its existing promissory note in the principal amount of $3,500,000 issued in connection with the acquisition of Viktoriya’s Medical Supplies LLC d/b/a Buddy’s Cannabis wherein the maturity date was amended to the earlier of April 1, 2022 or in the event of default. In conjunction with the amendment to promissory note, the Company issued Subordinate Voting Shares in the aggregate amount of $2,000,000 to the lender. The balance of the promissory note will bear interest at a rate of 9.0% per annum and be paid monthly commencing on May 1, 2021 until the amended maturity date. The second amendment to the existing promissory note was deemed to be a substantial modification under ASC 470-50 and a loss on extinguishment of $2,410,504 was recorded in the unaudited interim Condensed Consolidated Statements of Operations for the three and nine months ended March 27, 2021.

Acquisition Promissory Note

During the three months ended March 27, 2021, as a result of the legal proceedings and decisions by the applicable governing bodies, the Company derecognized an acquisition promissory note and its accrued interest in the aggregate amount of $13,375,430 and recorded a gain on disposal of assets for the same amount which is recorded as a component of net (income) loss from discontinued operations for the three and nine months ended March 27, 2021. Refer to the May 2020 litigation disclosed in “Note 21 – Commitments and Contingences”.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

12.	NOTES PAYABLE (Continued)

Unsecured Convertible Facility

On September 16, 2020, the Company entered into an unsecured convertible debenture facility for total available proceeds of $10,000,000 wherein the convertible debentures shall have a conversion price equal to the closing price on the trading day immediately prior to the closing date, a maturity date of 24 months from the date of issuance and will bear interest at a rate of 7.5% per annum payable semi-annually in cash. The unsecured facility is callable in additional tranches in the amount of $1,000,000 each, up to a maximum of $10,000,000 under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The Company has the right to prepay, in whole or in part, the outstanding principal amount and accrued interest prior to maturity, upon payment of 7.5% of the principal amount being repaid, less the amount of interest paid during the year of prepayment. The debentures provide for the automatic conversion into Subordinate Voting Shares in the event that the VWAP is greater than $0.25 on the CSE for 45 consecutive trading days, at a conversion price per Subordinate Voting Share equal to $0.17.

On September 16, 2020, the Company closed on an initial $1,000,000 of the facility with a conversion price of $0.17 per Subordinate Voting Share. In connection with the initial tranche, the Company issued 3,293,413 warrants with an exercise price of $0.21 per share. On September 28, 2020, the Company closed on a second tranche of $1,000,000 under its existing unsecured convertible facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the second tranche, the Company issued 3,777,475 warrants with an exercise price of $0.17 per Subordinate Voting Share. On November 20, 2020, the Company closed on a third tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the third tranche, the Company issued 3,592,425 warrants with an exercise price of $0.17 per share. On December 17, 2020, the Company closed on a fourth tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the fourth tranche, the Company issued 3,597,100 warrants with an exercise price of $0.18 per share. On January 29, 2021, the Company closed on a fifth tranche of $1,000,000 under its existing unsecured convertible facility with a conversion price of $0.16 per Subordinate Voting Share. In connection with the fifth tranche, the Company issued 3,355,000 warrants with an exercise price of $0.19 per share. Under ASC 815, the conversion option and warrants were recorded as an equity instrument. As of March 27, 2021, the relative fair value of the warrants with a value of $799,949 has been recorded to equity.

On February 10, 2021, the Company entered into an agreement with Wicklow Capital, a related party, to issue additional warrants for Subordinate Voting Shares within 12 months based on the borrowed amount of the unsecured convertible facility tranches. These warrants will consist of 644,068, 761,205, 775,510, 741,260, and 693,575 warrants with an exercise price of $0.21, $0.18, $0.17, $0.18, and $0.19, respectively. The commitment to issue warrants related to the existing unsecured convertible facility was deemed to be a substantial modification of the facility under ASC 470-50 and a loss on extinguishment of $4,010,022 was recorded in the unaudited interim Condensed Consolidated Statements of Operations for the three and nine months ended March 27, 2021.

Financing Liability

In connection with the Company’s failed sale and leaseback transactions described in “Note 11 – Leases”, a financing liability was recognized equal to the cash proceeds received upon inception. The cash payments made on the lease less the portion considered to be interest expense, will decrease the financing liability. The financing liability was modified due to an amended lease agreement during the nine months ended March 27, 2021 in which the new terms of the amended agreement do not qualify as a substantial modification under ASC 470-50.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

13.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY

As of March 27, 2021 and June 27, 2020, senior secured convertible credit facility consists of the following:

		March 27,	June 27,
	Tranche	2021	2020
Senior secured convertible notes dated April 23, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	1A	$20,674,403	$21,660,583
Senior secured convertible notes dated May 22, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	1B	89,039,556	86,053,316
Senior secured convertible notes dated July 12, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	2	28,953,899	26,570,948
Senior secured convertible notes dated November 27, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	3	11,211,533	10,288,815
Senior secured convertible notes dated March 27, 2020, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	4	13,609,724	12,500,000
Amendment fee converted to senior secured convertible notes dated October 29, 2019, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	21,165,550	19,423,593
Senior secured convertible notes dated April 24, 2020, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	IA-1	2,959,951	2,734,282
Senior secured convertible notes dated September 14, 2020, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	IA-2	5,724,068	-
Restatement fee issued in senior secured convertible notes dated March 27, 2020, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	8,513,121	8,199,863
Second restatement fee issued in senior secured convertible notes dated July 2, 2020, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	1,979,156	-
Third restatement fee issued in senior secured convertible notes dated January 11, 2021, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	11,131,939	-
Total Drawn on Senior Secured Convertible Credit Facility		214,962,900	187,431,400
Less Unamortized Debt Discount		(57,897,490)	(21,062,937)
Senior Secured Convertible Credit Facility, Net		$157,065,410	$166,368,463

A reconciliation of the beginning and ending balances of senior secured convertible credit facility for the nine months ended March 27, 2021 is as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Incremental Advance - 1	Incremental Advance - 2	3rd Advance	Amendment Fee Notes	Restatement Fee Notes	2nd Restatement Fee Notes	TOTAL

Balance as of June 27, 2020	$102,833,447	$25,352,687	$9,680,433	$2,455,231	$2,168,540	$-	$-	$18,964,600	$7,082,065	$-	166,368,463
Cash Additions	-	-	-	-	-	5,420,564	10,937,127	-	-	-	16,357,691
Repayments	(8,000,000)	-	-	-	-	-	-	-	-	-	(8,000,000)
Principal Reallocation	585,058	(3,276)	(1,277)	(404,451)	(340)	(589)	-	(2,395)	(24,084)	(148,646)	-
Fees Capitalized to Debt Related to Debt Modifications	-	-	-	-	-	(468,564)	(937,127)	-	-	-	(1,405,691)
Paid-In-Kind Interest Capitalized	9,396,021	2,386,229	923,996	1,115,478	226,009	303,299	194,812	1,744,352	736,039	127,802	17,154,037
Net Effect on Debt from Extinguishment	4,812,996	962,750	497,175	2,167,870	(453,979)	-	-	455,792	630,758	2,000,000	11,073,362
Equity Component Debt - New and Amended	(23,562,662)	(6,147,968)	(2,480,673)	(2,839,499)	(1,296,844)	(3,239,507)	(7,694,405)	(4,337,438)	(4,551,977)	-	(56,150,973)
Cash Paid for Debt Issuance Costs	-	-	-	-	-	(175,000)	(200,000)	-	-	-	(375,000)
Amortization of Debt Discounts	5,394,019	1,282,359	531,455	1,057,893	414,622	726,545	565,258	971,013	1,099,158	1,198	12,043,520
Balance as of March 27, 2021	$91,458,879	$23,832,781	$9,151,109	$1,383,982	$1,058,008	$2,566,748	$2,865,665	$17,795,924	$4,971,959	$1,980,354	$157,065,410

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

13.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

On July 2, 2020, the Company amended and restated the securities purchase agreement with Gotham Green Partners (“GGP”) under the senior secured convertible credit facility (the “Convertible Facility”) (the “Fourth Amendment”) wherein the minimum liquidity covenant was waived until September 30, 2020 and resetting at $5,000,000 thereafter with incremental increases on March 31, 2021 and December 31, 2021. The payment-in-kind feature on the Convertible Facility was also extended, such that 100% of the cash interest due prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter will be paid-in-kind. The Fourth Amendment released certain assets from its collateral to allow greater flexibility to generate proceeds through the sale of non-core assets. The Fourth Amendment allows for immediate prepayment of amounts under the Convertible Facility with a 5% prepayment penalty until 2nd anniversary of the Fourth Amendment and 3% prepayment penalty thereafter. As part of the Fourth Amendment, holders of notes under the Convertible Facility were provided down-round protection where issuances of equity interests (including securities that are convertible or exchangeable for equity interests) by the Company at less than the higher of (i) lowest conversion price under the amended and restated notes of the Convertible Facility amendment dated March 27, 2020 and (ii) the highest conversion price determined for any incremental advances, will automatically adjust the conversion/exercise price of the previous tranches and incremental tranche 4 warrants and the related replacement warrants to the price of the newly issued equity interests. Certain issuances of equity interests are exempted such as issuances to existing lenders, equity interests in contemplation at the time of Fourth Amendment and equity interests issued to employees, consultants, directors, advisors or other third parties, in exchange for goods and services or compensation. Pursuant to ASU 2017-11, the down-round protection was not considered a derivative and will be recognized when the down-round protection adjustments are triggered.

As consideration for the amendment, the conversion price for 52% of the tranches 1 through 3 and the first amendment fee notes outstanding under the Convertible Facility were amended to $0.34 per share. An amendment fee of $2,000,000 was also paid through the issuance of additional notes at a conversion price of $0.28 per share. The Fourth Amendment to the Convertible Facility was deemed to be a substantial modification under ASC 470-50 and a loss on extinguishment of $10,129,655 was recorded in the unaudited interim Condensed Consolidated Statements of Operations for the nine months ended March 27, 2021.

On September 14, 2020, the Company closed on an incremental advance in the amount of $5,000,000 under its existing Convertible Facility with GGP at a conversion price of $0.20 per share. In connection with the incremental advance, the Company issued 25,000,000 warrants with an exercise price of $0.20 per share. In addition, 1,080,255 existing warrants were cancelled and replaced with 16,875,001 warrants with an exercise price of $0.20 per share. Pursuant to the terms of the GGP Facility, the conversion price for 5.0% of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), being 5.0% of an aggregate principal amount of $170,729,923, was amended to $0.20 per share. As consideration for the additional advance, the Company issued convertible notes as consideration for a $468,564 fee with a conversion price of $0.20 per share.

On September 16, 2020 and September 28, 2020, the down round feature on the convertible notes and warrants issued in connection with Tranche 4, Incremental Advances and certain amendment fees was triggered wherein the exercise price was adjusted to $0.17 and $0.15 per share, respectively. The value of the effect of the down round feature on convertible notes and warrants was determined to be $32,744,770 and $6,723,954, respectively, for the nine months ended March 27, 2021. The effect related to convertible notes was recognized as additional debt discount and an increase in additional paid-in-capital. The effect related to warrants was recognized as a deemed distribution and an increase in additional paid-in capital.

On November 1, 2020, the Company repaid $8,000,000 of borrowings under the Convertible Facility and recorded a loss $943,706 on the partial extinguishment of debt and is included in the net effect on equity component of new and amended debt in the reconciliation of the beginning and ending balances of senior secured convertible credit facility for the nine months ended March 27, 2021.

On January 11, 2021, the Company amended and restated the securities purchase agreement under the Convertible Facility (the “Fifth Amendment”) wherein the minimum liquidity covenant was waived until June 30, 2021 and resetting at $7,500,000 effective on July 1, 2021 through December 31, 2021, and $15,000,000 thereafter, and waiver of the minimum liquidity covenant if the Company is current on cash interest. Furthermore, covenants with regards to non-operating leases, capital expenditures and corporate SG&A will now be tied to a board of directors approved budget. In conjunction with the Fifth Amendment, the Company received an additional advance of $10,000,000 under its existing Convertible Facility with GGP with a conversion price of $0.16 per share. The Company also issued 62,174,567 warrants exercisable for five years at a purchase price of $0.16 per share. The notes, restatement fee notes and warrants are subject to down round adjustment provisions, with certain exceptions, if the Company issues securities at a lower price. The Fifth Amendment to the Convertible Facility was not deemed to be a substantial modification under ASC 470-50.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

13.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

Pursuant to the terms of the GGP Facility, the conversion price of $47,100,000 of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), of an aggregate principal amount of $168,100,000, was amended to $0.17 per share, of which $16,800,000 of the Notes outstanding will continue to be subject to down round adjustment provisions. In addition, the Company cancelled an aggregate of 2,160,507 warrants that were issued with such notes and, in exchange, issued 41,967,832 warrants with an exercise price of $0.16 per share. In connection with the Fifth Amendment, the Company issued convertible notes as consideration for a $937,127 fee with a conversion price of $0.16 per share.

14.	SHAREHOLDERS’ EQUITY

Issued and Outstanding

A reconciliation of the beginning and ending issued and outstanding shares is as follows:

	Subordinate Voting Shares	Super Voting Shares	MM CAN USA Class B Redeemable Units	MM Enterprises USA Common Units

Balance as of June 27, 2020	403,907,218	815,295	236,123,851	725,016

Cancellation of Super Voting Shares	-	(815,295)	-	-
Shares Issued for Cash	57,800,000	-	-	-
Shares Issued to Settle Accounts Payable and Liabilities	14,911,047	-	-	-
Shares Issued for Exercise of Warrants	-	-	27,164,323	-
Redemption of MedMen Corp Redeemable Shares	133,969,228	-	(133,969,228)	-
Shares Issued for Vested Restricted Stock Units	7,173,256	-	-	-
Shares Issued for Debt Amendment Fees	4,305,148	-	-	-
Stock Grants for Compensation	3,703,730	-	-	-

Balance as of March 27, 2021	625,769,627	-	129,318,946	725,016

Cancellation of Super Voting Shares

Effective as of December 10, 2020, the Company cancelled the remaining 815,295 Class A Super Voting Shares that were granted via proxy to Benjamin Rose wherein no consideration was paid. The effect of the cancellation was recognized as a reduction in the mezzanine equity for the book value of $82,500 and the difference over the repurchase price of nil was recorded to additional paid-in capital. There was no effect on total shareholders’ equity as a result of this cancellation. As of March 27, 2021, there are no outstanding Class A Super Voting Shares.

Private Placement

Effective as of February 15, 2021, the Company executed the sale of 7,800,000 units through an investor agreement for a purchase price of $0.37 per share or aggregated total proceeds of approximately $2,866,000. Each unit consists of one Class B Subordinate Voting Share and one share purchase warrant. Each warrant permits the holder to purchase one additional Class B Subordinate Voting Share at an exercise price of $0.46 per share for a period of five years from the date of issuance. The warrants were classified within shareholders’ equity as additional-paid-in-capital in accordance with ASC 815-10, “Derivatives and Hedging” (“ASC 815-10”) and recorded at fair value.

Effective as of March 18, 2021, the Company executed the sale (“Private Placement Offering”) of 50,000,000 units (“Private Placement Units”) and 50,000,000 warrants that were granted through a separate private placement for a purchase price of C$0.40 per Private Placement Unit for aggregated total proceeds of approximately C$20,000,000 (or $16,019,597 U.S. dollars). Each Private Placement Unit consisted of one Class B Subordinate Voting Share and one share purchase warrant of the Company (“Private Placement Warrant”). Each Private Placement Warrant entitles the holder to purchase one Subordinate Voting Share at an exercise price of C$0.50 for a period of 3 years following the closing of the Private Placement Offering. See “Note 10 – Other Current Liabilities” for further information regarding these warrants.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

14.	SHAREHOLDERS’ EQUITY (Continued)

Cashless Exercise of Warrants

On March 22, 2021, 40,000,000 warrants were exercised on a cashless basis for 27,164,323 MM CAN USA Class B Redeemable Shares.

Non-Controlling Interests

Non-controlling interest represents the net assets of the subsidiaries that the holders of the Subordinate Voting Shares do not directly own. The net assets of the non-controlling interest are represented by the holders of MM CAN USA Redeemable Shares and the holders of MM Enterprises USA Common Units. Non-controlling interest also represents the net assets of the entities the Company does not directly own but controls through a management agreement. As of March 27, 2021 and June 27, 2020, the holders of the MM CAN USA Redeemable Shares represent approximately 17.13% and 36.89%, respectively, of the Company and holders of the MM Enterprises USA Common Units represent approximately 0.10% and 0.11%, respectively, of the Company.

Variable Interest Entities

The below information are entities the Company has concluded to be variable interest entities (“VIEs”) as the Company possesses the power to direct activities through management services agreements (“MSAs”). Through these MSAs, the Company can significantly impact the VIEs and thus holds a controlling financial interest.

The following table represents the summarized financial information about the Company’s consolidated VIEs. VIEs include the balances of LAX Fund II Group, LLC, Natures Cure, Inc. and Venice Caregiver Foundation, Inc. This information represents amounts before intercompany eliminations.

As of and for the nine months ended March 27, 2021, the balances of the VIEs before any intercompany eliminations consists of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL

Current Assets	$1,197,557	$-	$10,310,942	$11,508,499
Non-Current Assets	13,045,511	2,925,798	4,980,057	20,951,366

Total Assets	$14,243,068	$2,925,798	$15,290,999	$32,459,865

Current Liabilities	$10,836,220	$9,032,248	$3,083,532	$22,952,000
Non-Current Liabilities	7,827,937	2,386,061	7	10,214,005

Total Liabilities	$18,664,157	$11,418,309	$3,083,539	$33,166,005

Non-Controlling Interest	$(4,421,089)	$(8,492,511)	$12,207,460	$(706,140)

Revenues	$6,457,626	$-	$9,911,450	$16,369,076
Net Income (Loss) Attributable to Non-Controlling Interest	$1,504,096	$(2,422,184)	$5,427,833	$4,509,745

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

14.	SHAREHOLDERS’ EQUITY (Continued)

As of and for the year ended June 27, 2020, the balances of the VIEs consists of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL

Current Assets	$1,233,188	$811,025	$6,639,231	$8,683,444
Non-Current Assets	16,867,824	3,259,563	5,032,428	25,159,815

Total Assets	$18,101,012	$4,070,588	$11,671,659	$33,843,259

Current Liabilities	$12,831,161	$7,481,953	$3,745,710	$24,058,824
Non-Current Liabilities	11,196,585	2,662,078	1,146,322	15,004,985

Total Liabilities	$24,027,746	$10,144,031	$4,892,032	$39,063,809

Non-Controlling Interest	$(5,926,734)	$(6,073,443)	$6,779,627	$(5,220,550)

Revenues	$10,949,458	$-	$13,976,810	$24,926,268
Net Income (Loss) Attributable to Non-Controlling Interest	$(6,132,528)	$(3,777,079)	$3,143,437	$(6,766,170)

The net change in the consolidated VIEs and other non-controlling interest are as follows for the nine months ended March 27, 2021:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	Other Non- Controlling Interests	TOTAL

Balance as of June 27, 2020	$(5,925,185)	$(6,070,327)	$6,779,627	$(331,561,812)	$(336,777,697)

Net Income (Loss)	1,504,096	(2,422,184)	5,427,833	(30,614,859)	(26,105,114)

Equity Component on Debt and Debt Modification	-	-	-	4,055,133	4,055,133
Deferred Tax Impact On Conversion Feature	-	-	-	(1,210,052)	(1,210,052)
Redemption of MedMen Corp Redeemable Shares	-	-	-	(75,460,832)	(75,460,832)

Balance as of March 27, 2021	$(4,421,089)	$(8,492,511)	$12,207,460	$(434,792,422)	$(435,498,562)

Le Cirque Rouge, LP (the “Operating Partnership,” or the “OP”) is a Delaware limited partnership that holds substantially all of the real estate assets owned by the REIT, conducts the REIT’s operations, and is financed by the REIT. Under ASC 810, “Consolidation” (“ASC 810”), the OP was determined to be a variable interest entity in which the Company has a variable interest. The Company was determined to have an implicit variable interest in the OP based on the leasing relationship and arrangement with the REIT. The Company was not determined to be the primary beneficiary of the VIE as the Company does not have the power to direct the activities of the VIE that most significantly affect its economic performance. As of March 27, 2021, the Company continues to have a variable interest in the OP. During the nine months ended March 27, 2021, the Company did not provide any financial or other support to the REIT other than the REIT being a lessor on various leases as described in “Note 11 – Leases”. Accordingly, Le Cirque Rouge, LP is not consolidated as a variable interest entity within the unaudited interim Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

15.	SHARE-BASED COMPENSATION

The Company has a stock and equity incentive plan (the “Incentive Plan”) under which the Company may issue various types of equity instruments to any employee, officer, consultant, advisor or director. The types of equity instruments issuable under the Incentive Plan encompass, among other things, stock options, stock grants, and restricted stock grants (together, “Awards”). Stock based compensation expenses are recorded as a component of general and administrative to the extent that the Company has not appointed a Compensation Committee, all rights and obligations under the Incentive Plan shall be those of the full Board of Directors. The maximum number of Awards that may be issued under the Incentive Plan shall be determined by the Compensation Committee or the Board of Directors in the absence of a Compensation Committee. Any shares subject to an Award under the Incentive Plan that are forfeited, canceled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations, shall again be available for Awards under the Incentive Plan. Vesting of Awards will be determined by the Compensation Committee or Board of Directors in the absence of one. The exercise price for Awards (if applicable) will generally not be less than the fair market value of the Award at the time of grant and will generally expire after 10 years.

A summary of share-based compensation expense for the three and nine months ended March 27, 2021 and March 28, 2020 is as follows:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Stock Options	$305,565	$(69,571)	$2,851,785	$2,584,933
LTIP Units	-	179,014	-	1,492,073
Stock Grants for Services, Net	(63,189)	1,151,366	58,043	3,041,012
Restricted Stock Grants	-	916,842	437,386	3,727,485

Total Share-Based Compensation	$242,376	$2,177,651	$3,347,214	$10,845,503

For the nine months ended March 27, 2021 and March 28, 2020, the fair value of stock options granted with a fixed exercise price was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

	Nine Months Ended
	March 27,	March 28,
	2021	2020

Weighted-Average Risk-Free Annual Interest Rate	1.05%	1.70%
Weighted-Average Expected Annual Dividend Yield	0.0%	0.0%
Weighted-Average Expected Stock Price Volatility	116.5%	87.9%
Weighted-Average Expected Life in Years	7.50	7.50
Weighted-Average Estimated Forfeiture Rate	40.0%	40.0%

Stock Options

A reconciliation of the beginning and ending balance of stock options outstanding is as follows:

	Number of Stock Options	Weighted- Average Exercise Price

Balance as of June 27, 2020	8,618,204	$2.78
Granted	7,318,669
Forfeited	(1,344,375)

Balance as of March 27, 2021	14,592,498	$1.48

Stock Options Exercisable as of March 27, 2021	12,769,339	$1.45

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

15.	SHARE-BASED COMPENSATION (Continued)

The aggregate intrinsic value of options outstanding was nil at both March 27, 2021 and June 27, 2020.

LTIP Units and LLC Redeemable Units

A reconciliation of the beginning and ending balances of the LTIP Units and LLC Redeemable Units issued for compensation outstanding is as follows:

Weighted
	LTIP Units	LLC	Average
	Issued and	Redeemable	Grant Date
	Outstanding	Units	Fair Value
0.74
Balance as of June 27, 2020 and March 27, 2021	19,323,878	725,016	$0.52

Deferred Stock Units

Effective December 10, 2019, the Company’s board of directors approved a Deferred Share Unit (“DSU”) award under the Company’s Incentive Plan.  The DSU award was for units to the Company’s non-management directors. Each director will be provided the Company’s Subordinate Voting Shares based on the duration of their term as a director up to $250,000 for a year of service ending August 2020. As of March 27, 2021, and June 27, 2020, there was nil and 1,283,567 units issued and outstanding, respectively. For the three and nine months ended March 27, 2021, compensation expense related to the DSU award was nil and nil, respectively, was included in accounts payable and stock-based compensation expense on the Company’s unaudited interim Condensed Consolidated Balance Sheets. As of March 27, 2021, the corresponding Subordinate Voting Shares had been issued to the directors. A reconciliation of the beginning and ending balance of DSUs outstanding is as follows:

	Issued and Outstanding	Weighted- Average Fair Value

Balance as of June 27, 2020	1,283,567	$0.38

Settled	(1,283,567)	$(0.38)

Balance as of March 27, 2021	-	$-

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

15.	SHARE-BASED COMPENSATION (Continued)

Restricted Stock Grants

During the nine months ended March 27, 2021, the Company granted an entitlement to 28,210,512 of restricted Subordinate Voting Shares to certain officers, directors and employees. A reconciliation of the beginning and ending balance of restricted stock grants outstanding is as follows:

	Issued and Outstanding	Vested	Weighted- Average Fair Value

Balance as of June 27, 2020	7,159,164	192,459	$0.68

Granted (1)	28,210,512	-	$0.17
Forfeiture of Restricted Stock (2)	(4,240,013)	-	$(0.20)
Redemption of Vested Stock	(8,107,249)	(8,107,249)	$(0.26)
Vesting of Restricted Stock	-	8,533,485	$0.35

Balance as of March 27, 2021	23,022,414	618,695	$0.28

(1)	Issued on December 11, 2020 to certain officers and employees of the Company and vest 37.5%, 12.5%, 37.5%, 12.5% on the 1st, 2nd, 3rd and 4th anniversary, respectively.

(2)	4,240,013 of the restricted stock grants were forfeited upon the resignation of certain employees prior to their vesting.

Certain restricted stock granted has vesting which is based on market conditions. For restricted stock that have no market condition vesting, the fair value was determined using the trading value of the Subordinate Voting Shares on the date of grant. For the restricted stock that have market condition vesting, these shares were valued using a Monte Carlo simulation model taking into account the trading value of the Company’s Subordinate Voting Shares on the date of grant and into the future encompassing a wide range of possible future market conditions. During the nine months ended March 27, 2021, there were no restricted stock grants with a market vesting condition.

Warrants

A reconciliation of the beginning and ending balance of warrants outstanding is as follows:

	Number of Warrants Outstanding			Weighted-Average Exercise Price
	Subordinate Voting Shares	MedMen Corp Redeemable Shares	Total	Subordinate Voting Shares	MedMen Corp Redeemable Shares	Total

Balance as of June 27, 2020	114,998,915	40,455,731	155,454,646	$0.75	$0.60	$0.71

Issued	229,602,951	147,508,516	377,111,467	$0.18	$0.28	$0.21
Exercised	-	(40,000,000)	(40,000,000)	$-	$(0.20)	$(0.20)
Cancelled	(9,796,509)	(40,455,731)	(50,252,240)	$(0.50)	$(0.44)	$(0.45)

Balance as of March 27, 2021	334,805,358	107,508,516	442,313,874	$0.33	$0.28	$0.32

As of March 27, 2021 and June 27, 2020, warrants outstanding for Subordinate Voting Shares have a weighted-average remaining contractual life of 3.8 years and 4.8 years, respectively. As of March 27, 2021 and June 27, 2020, warrants outstanding for MedMen Corp Redeemable Shares have a weighted-average remaining contractual life of 4.5 years and 2.5 years, respectively.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

15.	SHARE-BASED COMPENSATION (Continued)

The fair value of warrants exercisable for MedMen Corp Redeemable Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the date of issuance:

	March 27,	June 27
	2021	2020

Weighted-Average Risk-Free Annual Interest Rate	0.13%	2.20%
Weighted-Average Expected Annual Dividend Yield	0%	0%
Weighted-Average Expected Stock Price Volatility	92.06%	88.19%
Weighted-Average Expected Life of Warrants	1 year	1 year

The fair value of warrants exercisable for the Company’s Subordinate Voting Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the latest modification of December 17, 2020:

Weighted-Average Risk-Free Annual Interest Rate	0.16%
Weighted-Average Expected Annual Dividend Yield	0%
Weighted-Average Expected Stock Price Volatility	85.39%
Weighted-Average Expected Life of Warrants	1 year

Stock price volatility was estimated by using the historical volatility of the Company’s Subordinate Voting Shares and the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life in years represents the period of time that warrants issued are expected to be outstanding. The risk-free rate was based on U.S. Treasury bills with a remaining term equal to the expected life of the warrants. 97,785,140 of warrants are cancelable if the Company meets certain cash flow metrics for nine consecutive months, see “Note 25 – Subsequent Events” for further information. The effects of contingent cancellation feature were included in determining the fair value of the related warrants.

16.	LOSS PER SHARE

The following is a reconciliation for the calculation of basic and diluted loss per share for the three and nine months ended March 27, 2021 and March 28, 2020:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Net Loss from Continuing Operations Attributable to Shareholders of MedMen Enterprises, Inc.	$(21,328,677)	$(19,128,503)	$(79,310,611)	$(31,648,390)
Less Deemed Dividend - Down Round Feature of Warrants	-	-	(6,364,183)	-
Net Loss from Continuing Operations Available to Shareholders of MedMen Enterprises, Inc.	$(21,328,677)	$(19,128,503)	$(85,674,794)	$(31,648,390)

Net Income (Loss) from Discontinued Operations	7,609,983	(5,843,713)	(6,023,429)	(58,797,102)

Total Net Loss	$(13,718,694)	$(24,972,216)	$(91,698,223)	$(90,445,492)

Weighted-Average Shares Outstanding - Basic and Diluted	541,029,620	315,384,911	482,213,951	65,930,969

Income (Loss) Per Share - Basic and Diluted:

From Continuing Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(0.04)	$(0.06)	$(0.18)	$(0.48)

From Discontinued Operations Attributable to Shareholders of MedMen Enterprises Inc.	$0.01	$(0.02)	$(0.01)	$(0.89)

Diluted loss per share is the same as basic loss per share as the issuance of shares on the exercise of convertible debentures, LTIP share units, warrants and share options is anti-dilutive.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	GENERAL AND ADMINISTRATIVE EXPENSES

During the three and nine months ended March 27, 2021 and March 28, 2020, general and administrative expenses consisted of the following:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Salaries and Benefits	$8,787,495	$16,809,025	$26,904,558	$58,876,098
Professional Fees	5,480,969	4,634,854	12,668,101	14,850,558
Rent	7,368,225	7,188,853	22,662,161	21,288,400
Licenses, Fees and Taxes	882,742	3,404,080	5,612,825	11,232,164
Other General and Administrative	6,420,260	10,921,123	21,839,251	44,526,780

Total General and Administrative Expenses	$28,939,691	$42,957,935	$89,686,896	$150,774,000

18.	OTHER OPERATING EXPENSE

During the three and nine months ended March 27, 2021 and March 28, 2020, other operating expense (income) consisted of the following:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Loss on Disposals of Assets	$394,621	$-	$779,198	$226,335
Restructuring and Reorganization Expense	1,600,721	-	2,781,131	5,564,104
(Gain) Loss on Settlement of Accounts Payable	(175,951)	-	849,737	-
Loss (Gain) on Lease Terminations	160,449	-	(17,748,368)	(217,127)
Gain on Disposal of Assets Held for Sale	(255,391)	-	(10,709,999)	-
Other Expense (Income)	(165,919)	1,848,209	(769,742)	1,209,857

Total Other Operating Expense (Income)	$1,558,530	$1,848,209	$(24,818,043)	$6,783,169

19.	REALIZED AND UNREALIZED GAIN ON INVESTMENTS

During the three and nine months ended March 27, 2021 and March 28, 2020, realized and unrealized gain on investments consisted of the following:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Gain on Changes in Fair Value of Investments	-	(86,124)	-	(16,600,604)

Total Realized and Unrealized Gain on Investments	$-	$(86,124)	$-	$(16,600,604)

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES

The following table summarizes the Company’s income tax expense and effective tax rates for the three and nine months ended March 27, 2021 and March 28, 2020:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Loss from Continuing Operations Before Provision for Income Taxes	$(49,548,705)	$(60,651,820)	$(103,314,604)	$(196,997,174)
Income Tax Benefit (Expense)	32,207,910	13,836,022	(2,101,121)	47,088,266
Effective Tax Rate	65%	23%	2%	24%

Historically, the Company has computed its provision for income taxes under the discrete method which treats the year-to-date period as if it were the annual period and determines the income tax expense or benefit on that basis. For the three and nine months ended March 27, 2021, the Company has calculated its provision for income taxes during its interim reporting periods by applying an estimate of the annual effective tax rate for the full year “ordinary” income or loss for the respective reporting period. Historically, the discrete method was applied due to the reliability of the estimate the annual effective tax rate. The Company believes that, at this time, the use of the estimated annual tax rate is more appropriate under FASB Interpretation No. 18 an interpretation of APB Opinion No. 28 than the discrete method given the Company’s utilization of its forecast.

As the Company operates in the legal cannabis industry, the Company is subject to the limits of IRC Section 280E for U.S. federal, Illinois state, Florida state and New York state income tax purposes under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. However, the State of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

Since IRC Section 280E was not applied in the California Franchise Tax returns, the Company has approximately $76,700,000 of gross California net operating losses which begin expiring in 2038 as of June 27, 2020. The Company has evaluated the realization of its California net operating loss tax attribute and has determined under the more likely than not standard that $2,500,000 will not be realized.

The effective tax rate for the three and nine months ended March 27, 2021 varies widely from the three and nine months ended March 28, 2020, respectively, primarily due to the Company reporting increased expenses subject to IRC Section 280E relative to pre-tax book loss. The Company incurred a large amount of expenses that were not deductible due to IRC Section 280E limitations which resulted in income tax expense being incurred while there were pre-tax losses for the nine months ended March 2020.

The federal statute of limitations remains open for the 2017 tax year to the present. The state income tax returns generally remain open for the 2016 tax year through the present. Net operating losses arising prior to these years are also open to examination if and when utilized.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

21.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of these regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations as of March 27, 2021 and June 27, 2020, marijuana regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of March 27, 2021, there were no pending or threatening lawsuits that could be reasonably assessed to have resulted in a probable loss to the Company in an amount that can be reasonably estimated. As of March 27, 2021, there are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party to the Company or has a material interest adverse to the Company’s interest.

In July 2018, a legal claim was filed against the Company related to alleged misrepresentations in respect of a financing transaction completed in May 2018. The claimant is seeking damages of approximately $2,200,000. The Company believes the likelihood of a loss contingency is remote. As a result, no amount has been set up for potential damages in these financial statements.

In late January 2019, the Company’s former Chief Financial Officer (“CFO”) filed a complaint against MM Enterprises in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. The Company is currently defending against this lawsuit, which seeks damages for wrongful termination, breach of contract, and breach of implied covenant of good faith. The former CFO’s employment agreement provided for the payment of severance in the event of termination without cause. The Company disputes the claims set forth in this lawsuit and believes that the outcome is neither probable nor estimable. As of March 27, 2021, $584,000 has been accrued in the Consolidated Balance Sheet.

In March 2020, litigation was filed against the Company related to a purchase agreement for a previous acquisition. The Company is currently defending against this lawsuit, which seeks damages for fraudulent inducement and breach of contract. The Company believes the likelihood of a loss contingency is neither probable nor estimable. As such, no amount has been accrued in these financial statements.

In May 2020, litigation was filed against the Company related to a purchase agreement and secured promissory note for a previous acquisition. The Company is currently defending against this lawsuit, which claims for breach of contract, breach of implied covenant of good faith and fair dealing, common law fraud and securities fraud. The plaintiffs are seeking damages for such claims in which the amount is currently not reasonably estimable. Therefore, pursuant to ASC 450, “Contingencies” (“ASC 450”), a liability has not been recorded in these unaudited interim Condensed Consolidated Financial Statements. In response, the Company filed a counterclaim and is seeking entitlement to proceeds of the sale, net of amounts owed under the secured promissory note which is in dispute. The plaintiffs filed an appeal to the ruling on the entitlement of proceeds in excess of the secured promissory note. In accordance with ASC 450, any loss recoveries related to the Company’s counterclaim have not been recorded. In addition, net proceeds resulting from the sale was not recognized as a receivable as the amount is not reasonably estimable. See “Note 12 – Notes Payable” for the secured promissory note related to this litigation.

In September 2020, a legal dispute was filed against the Company related to the separation of a former officer in which the severance issued is currently being disputed. The Company believes the likelihood of loss is remote. As a result, no amount has been set up for potential damages in these financial statements.

In February 2020, a legal dispute was filed against the Company and settled in December 2020 for approximately $2,400,000. As of March 27, 2021, the remaining amount has been accrued in the Consolidated Balance Sheet.

In January 2021, a cross-complaint was filed against the Company related a lien foreclosure alleging breach of contract, quantum merit and implied indemnity. The Company is actively defending the legal matter which the claimant is seeking damages of approximately $11,000,000. The litigation is at an early stage and thus the likelihood of a loss contingency is remote. As such, no amount has been accrued in these financial statements.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

22.	RELATED PARTY TRANSACTIONS

All related party balances due to the Company as of March 27, 2021 and June 27, 2020 did not have any formal contractual agreements regarding payment terms or interest. As of February 2020 and May 2020, Mr. Adam Bierman and Mr. Andrew Modlin, respectively, no longer held board or management positions and therefore as of March 27, 2021, they are not considered related parties under ASC 850, “Related Party Disclosures” (“ASC 850”), however they were during the fiscal year ended June 27, 2020. As of November 2020, Mr. Chris Ganan was no longer a member of the Company’s board of directors and therefore is not considered a related party under ASC 850, as of March 27, 2021, however Mr. Ganan was a related party during the fiscal year ended June 27, 2020. As of June 27, 2020, amounts due from MMOF GP II (“Fund LP II”) and MedMen Opportunity Fund GP, LLC (“Fund LP”) were $1,820,204 and $1,289,513, respectively, were recorded in the unaudited interim Condensed Consolidated Balance Sheets. As of March 27, 2021, other amounts due to related parties was $1,476,921, As of June 27, 2020, amounts due to Fund LP II, Fund LP and other related parties were $1,093,896, $1,986,697 and $1,476,221, respectively, were recorded in the unaudited interim Condensed Consolidated Balance Sheets.

Pursuant to the Side Letter executed on July 2, 2020 in conjunction with the Fourth Amendment of the Convertible Facility with GGP, Wicklow Capital and GGP have the right to approve director nominees submitted by the Company. The ability to approve the nominees to the Company’s Board of Directors meets the definition of control under ASC 850 and accordingly, Wicklow Capital is a related party of the Company.

As of March 27, 2021, the Company determined GGP to be a related party as a result of GGP having significant influence over the Company. See “Note 13 – Senior Secured Convertible Credit Facility” for a full disclosure of transactions and balances related to GGP.

In March 2020, the Company entered into a restructuring plan and retained interim management and advisory firm, Sierra Constellation Partners (“SCP”). As part of the engagement, Tom Lynch was appointed as Interim Chief Executive Officer and Chief Restructuring Officer, and Tim Bossidy was appointed as Interim Chief Operating Officer. Mr. Lynch is a Partner and Senior Managing Director at SCP. Mr. Bossidy is a Director at SCP. In December 2020, Mr. Lynch was elected as Chairman of the Board and Reece Fulgham, a Managing Director at SCP, was appointed as Interim Chief Financial Officer. During the nine months ended March 27, 2021, the Company had paid $2,172,709 in fees to SCP for interim management and restructuring support. During the nine months ended March 27, 2021, Mr. Lynch and Mr. Bossidy each received 124,868 stock options.

The Company’s Board of Directors each receive quarterly fees of $200,000 of which one-third is paid in cash and two-thirds is paid in Class B Subordinate Voting Shares. The Class B Subordinate Voting Shares is recorded as a restricted stock unit until settled.

23.	SEGMENTED INFORMATION

The Company currently operates in one segment, the production and sale of cannabis products, which is how the Company’s Chief Operating Decision Maker manages the business and makes operating decisions. The Company’s cultivation operations are not considered significant to the overall operations of the Company. Intercompany sales and transactions are eliminated in consolidation.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	DISCONTINUED OPERATIONS

During the fiscal year ended June 27, 2020, the Company contemplated the divesture of non-core assets and management entered into a plan to sell its operations in the state of Arizona. Consequently, assets and liabilities allocable to the operations within the state of Arizona were classified as a discontinued operation. The assets associated with the Arizona component have been measured at the lower of their carrying amount or FVLCTS. Revenue and expenses, gains or losses relating to the discontinuation of Arizona operations have been eliminated from profit or loss from the Company’s continuing operations and are shown as a single line item in the unaudited interim Condensed Consolidated Statements of Operations.

During the fiscal year ended June 27, 2020, the Company began separate negotiations to sell its operations in the state of Arizona, including the related management entities. In October 2020, Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) was sold at auction for a total sales price of $25,150,000, of which the Company has not received the proceeds as of March 27, 2021. Refer to “Note 21 - Commitments and Contingencies” for further information. All outstanding membership interests in Level Up and all operational control and risk of loss was transferred to the purchaser on November 5, 2020. Upon deconsolidation, the Company will not have any continuing involvement with the former subsidiary outside of the litigation disclosed in “Note 21 – Commitments and Contingencies”. The Company recognized a loss upon sale of membership interests of $1,628,124 for the net carrying value of the assets as of the disposition date which was determined as the book value less direct costs to sell and is recognized on the unaudited interim Condensed Consolidated Statements of Operations during the nine months ended March 27, 2021. On June 29, 2020, the Company entered into a non-binding term sheet for the remaining Arizona subsidiary classified as discontinued operations for total gross proceeds of $9,000,000, subject to certain adjustments. As of March 27, 2021, the contemplated transaction is subject to customary closing conditions and is expected to close within the next twelve months. After the close of the transaction, there will be no continued involvement with the sellers.

On January 29, 2018, the Company acquired all membership interests and assets in Project Compassion NY, LLC (“Project Compassion”) as a part of the formation of MM Enterprises USA through a joint venture. Through Project Compassion, the Company has one cultivation and production facility in Utica, New York, and operates four dispensaries in the state of New York that are located in Buffalo, Lake Success, Salina and Manhattan (collectively, “MedMen NY, Inc.”). During the three months ended March 27, 2021, the Company contemplated the divesture of non-core assets and management entered into a plan to sell MedMen NY, Inc. On February 25, 2021, the Company entered into a definitive investment agreement to sell a controlling interest in MedMen NY, Inc. equity of approximately 86.7% with the option to purchase the remaining equity of approximately 13.3% that the Company will retain in MedMen NY, Inc. following the sale for a total sales price of up to $73,000,000. In conjunction with the investment agreement, MedMen NY, Inc. will engage the services of the purchaser pursuant to a management agreement until regulatory approval has been obtained. The aggregate sales price consists of a cash purchase price of $35,000,000, subject to adjustments and a senior secured promissory note of $28,000,000 which shall be assigned to Hankey Capital in partial satisfaction of the outstanding debt, and within five business days after the first sale by MedMen NY, Inc. of adult-use cannabis products at one or more of its retail store locations, additional shares of MedMen NY, Inc. will be purchased for $10,000,000 in cash. The proceeds in cash will be used to repay a portion of the Hankey Capital notes payable due by the Company. Accordingly, interest expense and amortization of debt discounts and loan origination fees related to the Senior Secured Term Loan Facility totalling $4,797,506 and $2,308,388, was allocated to discontinued operations for the three months ended March 27, 2021 and 2020, respectively and $13,329,130 and $7,507,064 for the nine months ended March 27, 2021 and 2020, respectively. Refer to “Note 12 - Notes Payable” for discussion on the outstanding Facility. As of March 27, 2021, the initial closing of the investment has not occurred and is expected to close within the next twelve months.

Consequently, assets and liabilities allocable to the operations within the state of New York were classified as a discontinued operation. Revenue and expenses, gains or losses relating to the discontinuation of New York operations have been eliminated from profit or loss from the Company’s continuing operations and are shown as a single line item in the unaudited interim Condensed Consolidated Statements of Operations. The assets associated with the New York component have been measured at the lower of the carrying amount or FVLCTS.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	DISCONTINUED OPERATIONS (Continued)

The Company will continue to operate the remaining Arizona and New York operations until the ultimate sale of the components. The operating results of the discontinued operations are summarized as follows:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2021	2020	2021	2020

Revenue	$7,387,484	$5,865,570	$15,768,813	$18,856,242
Cost of Goods Sold	4,621,955	4,746,321	9,788,393	14,051,806

Gross Profit	2,765,529	1,119,249	5,980,420	4,804,436

Expenses:
General and Administrative	3,215,889	4,471,200	9,415,436	14,853,915
Sales and Marketing	21,756	2,986	52,857	45,991
Depreciation and Amortization	1,003,276	518,691	2,528,380	2,932,558
Gain on Disposal of Assets	(13,375,430)	-	(13,375,430)	-
Impairment Expense	-	-	-	46,702,659

Total Expenses	(9,134,509)	4,992,877	(1,378,757)	64,535,123

Operating Income (Loss) from Discontinued Operations	11,900,038	(3,873,628)	7,359,177	(59,730,687)

Other Expense (Income):
Interest Expense	2,629,476	1,985,129	7,549,165	4,066,905
Interest Income	(1,545)	-	(1,545)	-
Amortization of Debt Discount and Loan Origination Fees	2,197,946	323,916	5,834,043	3,444,098
Other (Income) Expense	(177,006)	(584)	(174,341)	77,494

Total Other Expense	4,648,871	2,308,461	13,207,322	7,588,497

Income (Loss) on Discontinued Operations Before Provision for Income Taxes	7,251,167	(6,182,089)	(5,848,145)	(67,319,184)
Provision for Income Tax Benefit (Expense)	358,816	338,376	(175,284)	8,522,082

Income (Loss) on Discontinued Operations	$7,609,983	$(5,843,713)	$(6,023,429)	$(58,797,102)

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	DISCONTINUED OPERATIONS (Continued)

The carrying amounts of assets and liabilities in the disposal group are summarized as follows:

	March 27,	June 27,
	2021	2020

Carrying Amounts of the Assets Included in Discontinued Operations:

Cash and Cash Equivalents	$1,115,295	$1,198,390
Restricted Cash	5,280	8,844
Accounts Receivable	744,830	283,730
Prepaid Expenses	371,185	172,403
Inventory	6,252,896	6,985,120
Other Current Assets	-	64,600

TOTAL CURRENT ASSETS (1)

Property and Equipment, Net	15,344,556	15,213,580
Operating Lease Right-of-Use Assets	24,428,302	26,349,789
Intangible Assets, Net	14,255,791	18,936,173
Goodwill	960,691	960,692
Other Assets	525,646	1,688,316

TOTAL NON-CURRENT ASSETS (1)

TOTAL ASSETS OF THE DISPOSAL GROUP CLASSIFIED AS HELD FOR SALE	$64,004,472	$71,861,637

Carrying Amounts of the Liabilities Included in Discontinued Operations:

Accounts Payable and Accrued Liabilities	$4,898,172	$6,231,931
Income Taxes Payable	1,273,275	775,714
Other Current Liabilities	326,567	22,747
Current Portion of Operating Lease Liabilities	2,425,234	1,824,862

TOTAL CURRENT LIABILITIES (1)

Operating Lease Liabilities, Net of Current Portion	25,540,209	25,417,774
Finance Lease Liabilities, Net of Current Portion	349,312	-
Deferred Tax Liabilities	9,710,451	14,663,497

TOTAL NON-CURRENT LIABILITIES (1)

TOTAL LIABILITIES OF THE DISPOSAL GROUP CLASSIFIED AS HELD FOR SALE	$44,523,220	$48,936,525

(1)	The assets and liabilities of the remaining Arizona disposal group and MedMen NY, Inc. classified as held for sale are classified as current on the unaudited interim Condensed Consolidated Balance Sheets as of March 27, 2021 because it is probable that the sale will occur and proceeds will be collected within one year. The assets and liabilities of Level Up classified as held for sale are classified as current in the amounts of $21,181,051 and $15,060,302, respectively, on the audited Consolidated Balance Sheets as of June 27, 2020. The assets and liabilities of MedMen NY, Inc. classified as held for sale are classified as current and noncurrent in the amounts of $4,440,127and $46,228,551, respectively, on the audited Consolidated Balance Sheets as of June 27, 2020. The liabilities of MedMen NY, Inc. classified as held for sale are classified as current and noncurrent in the amounts of $2,915,276 and $30,960,947, respectively, on the audited Consolidated Balance Sheets as of June 27, 2020.

MEDMEN ENTERPRISES INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended March 27, 2021 and March 28, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

25.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 11, 2021, which is the date these unaudited interim Condensed Consolidated Financial Statements were issued and has concluded that the following subsequent events have occurred that would require recognition in the unaudited interim Condensed Consolidated Financial Statements or disclosure in the notes to the unaudited interim Condensed Consolidated Financial Statements.

Senior Secured Credit Facility

On April 21, 2021, the Company cancelled existing warrants issued to Gotham Green Partners pursuant to the Fifth Amendment of the Senior Secured Credit Facility, see “Note 13 – Senior Secured Credit Facility” for further information. The following warrants were immediately and automatically cancelled in the amounts of 32,451,923, 6,490,385, 16,875,000 and 41,967,832 which were exercisable at $0.26, $0.26, $0.20 and $0.16, respectively.

26.	RECLASSIFICATIONS

Certain comparative amounts have been reclassified to conform with current period presentation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of MedMen Enterprises Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of MedMen Enterprises Inc. (the “Company”) as of June 27, 2020 and June 29, 2019, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the 52 week periods then ended, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 27, 2020 and June 29, 2019, and the results of its operations and its cash flows for the 52 week periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases as of June 30, 2019 due to the adoption of Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 842, Leases.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MNP LLP

We have served as the Company’s auditor since 2018.

Calgary, Alberta, Canada

October 15, 2020, except for the Note 28 as to which the date is January 15, 2021

MEDMEN ENTERPRISES INC.
Consolidated Balance Sheets
As of June 27, 2020 and June 29, 2019
(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	2020	2019

ASSETS

Current Assets:
Cash and Cash Equivalents	$10,093,925	$33,226,370
Restricted Cash	9,873	55,618
Accounts Receivable	963,997	621,945
Current Portion of Prepaid Rent - Related Party	-	1,580,205
Prepaid Expenses	4,662,764	13,897,904
Inventory	22,638,120	25,481,122
Current Assets Held for Sale	33,459,879	7,395,018
Other Current Assets	9,105,457	18,913,039
Due from Related Party	3,109,717	4,921,455

Total Current Assets	84,043,732	106,092,676

Prepaid Rent - Related Party, Net of Current Portion	-	4,327,077
Operating Lease Right-of-Use Assets	116,354,828	-
Property and Equipment, Net	174,547,867	232,895,281
Intangible Assets, Net	148,081,030	201,101,415
Goodwill	33,861,150	53,786,872
Non-Current Assets Held for Sale	-	56,970,526
Other Assets	17,374,997	32,302,547

TOTAL ASSETS	$574,263,604	$687,476,394

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Current Liabilities:
Accounts Payable and Accrued Liabilities	$79,530,930	$47,610,197
Income Taxes Payable	38,599,349	13,658,111
Other Current Liabilities	19,732,305	3,646,380
Derivative Liabilities	546,076	9,343,485
Current Portion of Operating Lease Liabilities	9,757,669	-
Current Portion of Finance Lease Liabilities	1,644,044	4,153,935
Current Portion of Notes Payable	16,188,668	21,998,522
Current Liabilities Held for Sale	18,659,038	3,641,620
Due to Related Party	4,556,814	5,640,817

Total Current Liabilities	189,214,893	109,693,067

Operating Lease Liabilities, Net of Current Portion	131,045,238	-
Finance Lease Liabilities, Net of Current Portion	58,569,498	12,230,848
Other Non-Current Liabilities	4,215,533	24,929,028
Non-Current Liabilities Held for Sale	-	7,185,447
Deferred Tax Liabilities	48,928,492	84,562,776
Senior Secured Convertible Credit Facility	166,368,463	86,855,415
Notes Payable, Net of Current Portion	152,809,937	150,749,037

TOTAL LIABILITIES	751,152,054	476,205,618

MEZZANINE EQUITY
Super Voting Shares (no par value, unlimited shares authorized, 815,295 and 1,630,590 shares issued and outstanding as of June 27, 2020 and June 29, 2019, respectively)	82,500	164,999

SHAREHOLDERS’ EQUITY:
Preferred Shares (no par value, unlimited shares authorized and no shares issued and outstanding)	-	-
Subordinate Voting Shares (no par value, unlimited shares authorized, 403,907,218 and 173,010,922 shares issued and outstanding as of June 27, 2020 and June 29, 2019, respectively)	-	-
Additional Paid-In Capital	791,172,612	613,356,006
Accumulated Deficit	(631,365,865)	(370,382,824)

Total Equity Attributable to Shareholders of MedMen Enterprises Inc.	159,889,247	243,138,181
Non-Controlling Interest	(336,777,697)	(31,867,405)

TOTAL SHAREHOLDERS’ EQUITY	(176,888,450)	211,270,776

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$574,263,604	$687,476,394

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC. Consolidated Statement of Operations Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

	2020	2019

Revenue	$157,112,281	$119,919,169
Cost of Goods Sold	98,991,307	64,468,357

Gross Profit	58,120,974	55,450,812

Expenses:
General and Administrative	200,273,872	239,344,688
Sales and Marketing	10,641,912	27,548,784
Depreciation and Amortization	39,953,805	22,055,590
Realized and Unrealized Gain on Changes in Fair Value of Contingent Consideration	8,951,801	-
Impairment Expense	239,509,415	-
Loss on Disposals of Assets, Restructuring Fees and Other Expense	6,233,034	16,542,840

Total Expenses	505,563,839	305,491,902

Loss from Operations	(447,442,865)	(250,041,090)

Other Expense (Income):
Interest Expense	40,425,315	12,381,121
Interest Income	(766,035)	(701,790)
Amortization of Debt Discount and Loan Origination Fees	9,061,967	8,308,751
Change in Fair Value of Derivatives	(8,797,409)	(3,908,722)
Realized and Unrealized Gain on Investments, Assets Held For Sale and Other Assets	(16,373,788)	(4,259,000)

Loss on Extinguishment of Debt	44,355,401	1,164,054

Total Other Expense	67,905,451	12,984,414

Loss from Continuing Operations Before Provision for Income Taxes	(515,348,316)	(263,025,504)
Provision for Income Tax Benefit	39,598,946	6,369,046

Net Loss from Continuing Operations	(475,749,370)	(256,656,458)
Net Loss from Discontinued Operations, Net of Taxes	(50,781,039)	(1,264,196)

Net Loss	(526,530,409)	(257,920,654)

Net Loss Attributable to Non-Controlling Interest	(279,266,058)	(188,840,766)

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(247,264,351)	$(69,079,888)

Loss Per Share - Basic and Diluted:
From Continuing Operations Attributable to Shareholders of MedMen Enterprises, Inc.	$(0.73)	$(0.64)
From Discontinued Operations Attributable to Shareholders of MedMen Enterprises, Inc.	$(0.19)	$(0.01)
Weighted-Average Shares Outstanding - Basic and Diluted	270,418,842	105,915,105

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC. Consolidated Statements of Changes in Shareholders’ Equity Fiscal Year Ended June 27, 2020 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Mezzanine Equity						TOTAL
	Units	$ Amount	Units	$ Amount			ATTRIBUTABLE
	Super	Super	Subordinate	Subordinate	Additional		TO	Non-	TOTAL
	Voting	Voting	Voting	Voting	Paid-In	Accumulated	SHAREHOLDERS	Controlling	SHAREHOLDERS’
	Shares	Shares	Shares	Shares	Capital	Deficit	OF MEDMEN	Interest	EQUITY

BALANCE AS OF JUNE 30, 2019	1,630,590	$164,999	173,010,922	$-	$613,356,006	$(370,382,824)	$243,138,181	$(31,867,405)	$211,270,776

Net Loss	-	-	-	-	-	(247,264,351)	(247,264,351)	(279,266,058)	(526,530,409)

Controlling Interest Equity Transactions
At-the-Market Equity Financing Program, Net	-	-	9,789,300	-	12,399,252	-	12,399,252	-	12,399,252
Shares Issued for Cash	-	-	61,596,792	-	50,193,938	-	50,193,938	-	50,193,938
Shares Issued to Settle Debt and Accrued Interest	-	-	6,801,790	-	5,255,172	-	5,255,172	-	5,255,172
Shares Issued to Settle Accounts Payable and Liabilities	-	-	24,116,461	-	7,477,045	-	7,477,045	-	7,477,045
Shares Issued to Settle Contingent Consideration	-	-	13,737,444	-	11,559,875	-	11,559,875	-	11,559,875
Asset Acquisitions	-	-	7,373,034	-	4,904,381	-	4,904,381	-	4,904,381
Equity Component of Debt - New and Amended	-	-	-	-	23,781,053	-	23,781,053	-	23,781,053
Redemption of MedMen Corp Redeemable Shares	-	-	83,119,182	-	44,878,551	(12,685,751)	32,192,800	(32,192,800)	-
Shares Issued for Vested Restricted Stock Units	-	-	329,548	-	-	-	-	-	-
Shares Issued for Other Assets	-	-	13,479,589	-	7,802,182	-	7,802,182	-	7,802,182
Shares Issued for Acquisition Costs	-	-	765,876	-	564,464	-	564,464	-	564,464
Shares Issued for Business Acquisition	-	-	5,112,263	-	9,833,000	-	9,833,000	-	9,833,000
Stock Grants for Compensation	-	-	4,675,017	-	3,621,769	-	3,621,769	35,157	3,656,926
Deferred Tax Impact On Conversion Feature	-	-	-	-	(10,452,700)	(557,289)	(11,009,989)	-	(11,009,989)
Share-Based Compensation	-	-	-	-	5,916,125	-	5,916,125	-	5,916,125
Repurchase and Cancellation of Super Voting Shares	(815,295)	(82,500)	-	-	82,500	(475,650)	(475,650)	-	(475,650)
Non-Controlling Interest Equity Transactions	-	-	-	-	-	-	-	-	-
Distributions	-	-	-	-	-	-	-	(310,633)	(310,633)
Equity Component on Debt and Debt Modification	-	-	-	-	-	-	-	5,331,969	5,331,969
Share-Based Compensation	-	-	-	-	-	-	-	1,492,073	1,492,073

BALANCE AS OF JUNE 27, 2020	815,295	$82,500	403,907,218	$-	$791,172,613	$(631,365,866)	$159,889,247	$(336,777,697)	$(176,888,450)

MEDMEN ENTERPRISES INC. Consolidated Statements of Changes in Shareholders’ Equity Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Mezzanine Equity						TOTAL EQUITY
	Units	$ Amount	Units	$ Amount			ATTRIBUTABLE
	Super	Super	Subordinate	Subordinate	Additional		TO	Non-	TOTAL
	Voting	Voting	Voting	Voting	Paid-In	Accumulated	SHAREHOLDERS	Controlling	SHAREHOLDERS’
	Shares	Shares	Shares	Shares	Capital	Deficit	OF MEDMEN	Interest	EQUITY

BALANCE AS OF JULY 1, 2018	1,630,590	$164,999	45,215,976	$-	$172,441,570	$(63,757,867)	$108,848,702	$85,728,414	$194,577,116

Net Loss	-	-	-	-	-	(69,079,888)	(69,079,888)	(188,840,766)	(257,920,654)

Controlling Interest Equity Transactions
Bought Deal Equity Financing, net	-	-	29,321,818	-	115,289,679	-	115,289,679	-	115,289,679
Derivative Liability Incurred on Issuance of Equity	-	-	-	-	(13,252,207)	-	(13,252,207)	-	(13,252,207)
At-the-Market Equity Financing Program, net	-	-	5,168,500	-	13,306,096	-	13,306,096	-	13,306,096
Shares Issued to Settle Debt	-	-	632,130	-	2,170,163	-	2,170,163	-	2,170,163
Shares Issued for Debt Issuance Costs	-	-	2,691,141	-	5,836,550	-	5,836,550	-	5,836,550
Equity Component of Debt	-	-	-	-	7,548,720	-	7,548,720	-	7,548,720
Redemption of MedMen Corp Redeemable Shares	-	-	58,095,821	-	204,400,820	(212,084,052)	(7,683,232)	7,683,232	-
Redemption of LLC Redeemable Units	-	-	5,566,993	-	16,768,120	7,671,349	24,439,469	(24,439,469)	-
Other Assets	-	-	919,711	-	2,986,501	-	2,986,501	-	2,986,501
Acquisition Costs	-	-	159,435	-	515,500	-	515,500	-	515,500
Acquisition of Non-Controlling Interest	-	-	9,736,870	-	33,035,817	(33,132,366)	(96,549)	96,549	-
Business Acquisitions	-	-	10,875,929	-	34,402,179	-	34,402,179	-	34,402,179
Asset Acquisitions	-	-	1,658,884	-	5,097,436	-	5,097,436	-	5,097,436
Vested Restricted Stock Units	-	-	333,479	-	-	-	-	-	-
Stock Grants for Compensation	-	-	2,634,235	-	5,712,872	-	5,712,872	-	5,712,872
Share-Based Compensation Expense	-	-	-	-	13,935,569	-	13,935,569	-	13,935,569
Options Issued - Other Assets	-	-	-	-	633,837	-	633,837	-	633,837
Deferred Tax Impact on Conversion Feature	-	-	-	-	(7,473,216)	-	(7,473,216)	-	(7,473,216)
Non-Controlling Interest Equity Transactions	-	-	-	-	-	-	-	-	-
Cash Contributions	-	-	-	-	-	-	-	290,000	290,000
Conversion of Convertible Debentures	-	-	-	-	-	-	-	3,802,381	3,802,381
Asset Acquisitions	-	-	-	-	-	-	-	41,154,986	41,154,986
Equity Component of Debt	-	-	-	-	-	-	-	13,590,104	13,590,104
Shares Issued to Settle Debt	-	-	-	-	-	-	-	6,759,125	6,759,125
Exercise of Warrants	-	-	-	-	-	-	-	8,521,268	8,521,268
Other Assets	-	-	-	-	-	-	-	343,678	343,678
Acquisition Costs	-	-	-	-	-	-	-	597,320	597,320
Share-Based Compensation	-	-	-	-	-	-	-	12,845,773	12,845,773

BALANCE AS OF JUNE 29, 2019	1,630,590	$164,999	173,010,922	$-	$613,356,006	$(370,382,824)	$243,138,181	$(31,867,405)	$211,270,776

MEDMEN ENTERPRISES INC. Consolidated Statements of Cash Flows Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss from Continuing Operations	$(475,749,370)	$(256,656,458)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Deferred Tax (Recovery) Expense	(58,422,755)	(26,144,449)
Depreciation and Amortization	42,943,366	23,679,315
Non-Cash Operating Lease Costs	30,661,411	-
Accretion of Debt Discount and Loan Origination Fees	9,061,967	8,308,751
Loss on Disposals of Asset	-	9,315,073
Accretion of Deferred Gain on Sale of Property	(566,625)	(368,309)
Impairment of Assets	239,509,415	-
Realized and Unrealized Gain on Investments, Assets Held For Sale and Other Assets	(16,373,788)	(4,259,000)
Unrealized Gain on Changes in Fair Value of Contingent Consideration	8,951,801	-
Change in Fair Value of Derivative Liabilities	(8,797,409)	(3,908,722)
Loss on Extinguishment of Debt and Settlement of Accounts Payable and Accrued Liabilities	44,355,401	1,164,054
Share-Based Compensation	11,065,124	32,494,214
Shares Issued for Acquisition Costs	564,464	1,112,820
Changes in Operating Assets and Liabilities:
Accounts Receivable	(342,052)	(303,786)
Prepaid Rent - Related Party	2,712,237	(1,356,270)
Prepaid Expenses	9,227,342	(4,511,307)
Inventory	3,265,309	(18,394,457)
Other Current Assets	6,846,673	923,471
Due from Related Party	1,524,738	(1,412,420)
Other Assets	(10,833,928)	(19,896,170)
Accounts Payable and Accrued Liabilities	49,815,754	30,555,656
Interest Payments on Finance Liabilities	(6,262,019)	-
Cash Payments - Operating Lease Liability	(27,304,389)	-
Income Taxes Payable	20,015,975	9,705,252
Other Current Liabilities	16,308,233	(17,507,245)
Due to Related Party	(1,084,003)	(6,752,861)
Other Non-Current Liabilities	787,492	(774,000)

NET CASH USED IN CONTINUED OPERATING ACTIVITIES	(108,119,636)	(244,986,848)

Net Cash (Used in) Provided by Discontinued Operating Activities	(2,007,113)	1,986,260

NET CASH USED IN OPERATING ACTIVITIES	(110,126,749)	(243,000,588)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	(56,687,761)	(116,897,412)
Additions to Intangible Assets	(4,140,786)	(3,084,097)
Proceeds from Sale of Investments	12,500,000	-
Purchase of Investments	-	(8,759,791)
Proceeds from Sale of Assets Held for Sale and Other Assets	21,947,797	-
Proceeds from Sale of Property	9,300,000	24,073,319
Cash Payments for Asset Acquisitions	-	(19,780,494)
Acquisition of Businesses, Net of Cash Acquired	(1,000,000)	(26,661,541)
Restricted Cash	45,745	6,107,981

NET CASH USED IN CONTINUED INVESTING ACTIVITIES	(18,035,005)	(145,002,035)

Net Cash Used in Discontinued Investing Activities	(1,356,211)	(1,458,866)

NET CASH USED IN INVESTING ACTIVITIES	(19,391,216)	(146,460,901)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Subordinate Voting Shares for Cash	62,593,190	128,595,775
Exercise of Warrants for MedMen Corp Redeemable Shares	-	8,521,268
Payment of Loan Amendment Fee	(500,000)	-
Proceeds from Issuance of Senior Secured Convertible Credit Facility	50,000,000	100,000,000
Proceeds from Issuance of Notes Payable	13,850,000	166,243,539
Principal Repayments of Notes Payable	(14,779,090)	(55,007,057)
Principal Repayments of Finance Lease Liability	(1,785,282)	(492,030)
Debt and Equity Issuance Costs	(1,939,394)	(4,096,229)
(Distributions) Contributions - Non-Controlling Interest	(310,633)	290,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	107,128,791	344,055,266

NET DECREASE IN CASH AND CASH EQUIVALENTS	(22,389,174)	(45,406,223)
Cash Included in Assets Held for Sale	(743,271)	(527,377)
Cash and Cash Equivalents, Beginning of Period	33,226,370	79,159,970

CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,093,925	$33,226,370

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC. Consolidated Statements of Cash Flows Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

	2020	2019

SUPPLEMENTAL DISCLOSURE FOR CASH FLOW INFORMATION
Cash Paid for Interest	$38,608,975	$13,471,532

Non-Cash Investing and Financing Activities:
Net Assets Transferred to Held for Sale	$23,890,069	$49,785,079
Adoption of ASC 842 - Leases	$152,141,639	$-
Recognition of Right-of-Use Assets for Finance Leases	$45,614,041	$-
Settlement of Contingent Consideration with Shares	$11,559,875	$-
Increase in Fair Value of Contingent Consideration Related to Asset Acquisition	$9,374,487	$8,438,690
Derivative Liability Incurred on Issuance of Equity	$-	$13,252,207
Issuance of Subordinate Voting Shares for Intangible Assets and Other Assets	$12,706,563	$2,986,501
Issuance of MedMen Corp Redeemable Shares for Other Assets	$-	$343,678
Redemption of MedMen Corp Redeemable Shares	$32,192,800	$7,683,232
Redemption of MedMen LLC Redeemable Shares	$-	$24,439,469
Acquisition of Non-Controlling Interests	$-	$96,549
Options Issued for Other Assets	$-	$633,837
Equity Component of Debt Modification - Non-Controlling Interest	$5,331,969	$21,138,824
Shares Issued for Debt Issuance Costs	$-	$5,836,550
Conversion of Convertible Debentures	$-	$3,802,381
Shares Issued to Settle Debt and Accrued Interest	$6,908,194	$-
Shares Issued to Settle Accounts Payable and Liabilities	$4,798,343	$8,929,288
Equity Component of Debt - New and Amended	$23,781,053	$-
Accrued Interest Added to Senior Secured Convertible Debt	$10,247,255	$-
Finance Lease Assets Acquired Under Sale and Leaseback Transactions	$-	$16,876,813
Deferred Tax Impact on Property Purchases	$15,948,592	$26,230,572
Deferred Tax Impact on Intangible Purchases	$(362,125)	$36,154,740
Deferred Tax Impact on Conversion Feature	$11,009,989	$7,473,216
Deferred Tax Impact on Intangible Asset Acquisitions	$-	$-
Accrual for the Repurchase of Class A Super Voting Shares	$475,650	$-
Deferred Gain on Sale and Leaseback Transactions	$-	$5,666,274

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

1.	NATURE OF OPERATIONS

MedMen Enterprises Inc. (“MedMen Enterprises” or the “Company”), formerly known as Ladera Ventures Corp., was incorporated under the Business Corporations Act (British Columbia) on May 21, 1987. The Company’s Class B Subordinate Voting Shares are listed on the Canadian Securities Exchange under the symbol “MMEN”, on the OTCQX under the symbol “MMNFF”, on the Frankfurt Stock Exchange under the symbol “OJS.F”, on the Stuttgart Stock Exchange under the symbol “OJS.SG”, on the Munich Stock Exchange under the symbol “OJS.MU”, on the Berlin Stock Exchange under the symbol “OJS.BE” and on the Dusseldorf Stock Exchange under the symbol “OJS.DU”. The head office and principal address of the Company is 10115 Jefferson Boulevard, Culver City, California 90232. The Company’s registered and records office address is 885 West Georgia Street, Suite 2200, Vancouver, British Columbia Canada V6C 3E8. The Company operates through its principal whole-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN” or “MedMen Corp”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”).

MM CAN was converted into a California corporation (from a Delaware corporation) on May 16, 2018 and is based in Culver City, California. The head office and principal address of MM CAN is 10115 Jefferson Boulevard, Culver City, California 90232.

MM Enterprises USA was formed on January 9, 2018 and is based in Culver City, California. The head office and principal address of MM Enterprises USA is 10115 Jefferson Boulevard, Culver City, California 90232. MM Enterprises USA was formed as a joint venture whose contributors were MMMG, LLC (“MMMG”); MedMen Opportunity Fund, LP (“Fund I”); MedMen Opportunity Fund II, LP (“Fund II”), The MedMen of Nevada 2, LLC (“MMNV2”); DHSM Investors, LLC (“DHS Owner”); and Bloomfield Partners Utica, LLC (“Utica Owner”) (collectively, the “MedMen Group of Companies”).

On January 24, 2018, pursuant to a Formation and Contribution Agreement (the “Agreement”), a roll-up transaction was consummated whereby the assets and liabilities of The MedMen Group of Companies were transferred into MM Enterprises USA. In return, the MedMen Group of Companies received 217,184,382 MM Enterprises USA Class B Units. The Agreement was entered into by and among MM Enterprises Manager, LLC, the sole manager of MM Enterprises USA; MMMG; Fund I; Fund II; MMNV2; DHS Owner; and Utica Owner.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying consolidated financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect the accounts and operations of the Company and those of the Company’s subsidiaries in which the Company has a controlling financial interest.

All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial position of the Company as of June 27, 2020 and June 29, 2019, the consolidated results of operations and cash flows for the years ended June 27, 2020 and June 29, 2019 have been included. In accordance with the provisions of FASB ASC 810, “Consolidation” (“ASC 810”), the Company consolidates any variable interest entity (“VIE”), of which the Company is the primary beneficiary.

Fiscal Year-End

The Company’s fiscal year is a 52/53 week year ending on the last Saturday in June. In a 52-week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53-week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53-week fiscal year will occur in fiscal year 2024. The Company’s fiscal years ended June 27, 2020 and June 29, 2019 included 52 weeks.

Going Concern

As reflected in the consolidated financial statements, the Company had an accumulated deficit and a negative net working capital (current liabilities greater than current assets) as of June 27, 2020, as well as a net loss and negative cash flow from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the issuance of these financial statements.

Management believes that substantial doubt of our ability to meet our obligations for the next twelve months from the date these financial statements were first made available has been alleviated due to, but not limited to, (i) capital raised between July 2020 and July 2021, (ii) restructuring plans that have already been put in place to reduce corporate-level expenses, (iii) debt amendments that have been agreed to with lenders and landlords to defer cash interest and rent payments, (iv) reduction in capital expenditures through a slow-down in new store buildouts, (v) plans to divest non-core assets to raise non-dilutive capital, (vi) enhancements to its digital offering, including direct-to-consumer delivery and curbside pick-up in light of COVID-19 and (vii) a change in retail strategy to pass certain local taxes and payment processing fees to customers.

However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase our need to raise additional capital on an immediate basis.

The Company will continually monitor its capital requirements based on its capital and operational needs and the economic environment and may raise new capital as necessary. The Company’s ability to continue as a going concern will depend on its ability to raise additional equity or debt in the private or public markets, reducing operating expenses, divesting of certain non-core assets, achieving cash flow profitability. While the Company has been successful in raising equity and debt to date, there can be no assurances that the Company will be successful in completing a financing in the future. If the Company is unable to raise additional capital whenever necessary, it may be forced to divest additional assets to raise capital and/or pay down its debt, amend its debt agreements which could potentially have a dilutive effect on the Company’s shareholders, further reduce operating expenses and temporarily pause the opening of new store locations. Furthermore, COVID-19 and the impact the global pandemic has had and will continue to have on the broader retail environment could also have a significant impact on the Company’s financial operations.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Emerging Growth Company

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) under which emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Functional Currency

The Company and its subsidiaries’ functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars as this is the primary economic environment of the group. All references to “C$” refer to Canadian dollars.

Consolidation of Variable Interest Entities (“VIE”)

ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. To determine whether or not a variable interest the Company holds could potentially be significant to the VIE, the Company considers both qualitative and quantitative factors regarding the nature, size and form of the Company’s involvement with the VIE. The equity method of accounting is applied to entities in which the Company is not the primary beneficiary or the entity is not a VIE and the Company does not have effective control, but can exercise influence over the entity with respect to its operations and major decisions. The Company does not consolidate a VIE in which it is not considered the primary beneficiary. The Company evaluates its relationships with all the VIE’s on an ongoing basis to reassess if it continues to be the primary beneficiary.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation of Variable Interest Entities (“VIE”) (Continued)

The following are the Company’s VIE that are included in these consolidated financial statements as of and for the fiscal years ended June 27, 2020 and June 29, 2019:

Retail Entities

				Ownership
Entity		Location	Purpose	2020	2019

Nature’s Cure, Inc.	(1)(3)	Los Angeles - LAX Airport	Dispensary	0%	0%
LAX Fund II Group, LLC	(1)(4)			0%	0%
Venice Caregiver Foundation, Inc.	(2)(3)	Venice Beach - Abbot Kinney	Dispensary	0%	0%

(1)	Nature’s Cure, Inc. is wholly-owned by MedMen Opportunity Fund II, LP, a related party, and under control of the Company through a management agreement. The Company does not hold any ownership interests in the entity.
(2)	Venice Caregivers Foundation, Inc. is wholly-owned by MedMen Opportunity Fund II, LP, a related party, and under control of the Company through a management agreement. The Company does not hold any ownership interests in the entity.
(3)	California Corporation
(4)	California Limited Liability Company

Basis of Consolidation

These consolidated financial statements as of and for the year ended June 27, 2020 and June 29, 2019 include the accounts of the Company, its wholly-owned subsidiaries and entities over which the Company has control as defined in ASC 810. Subsidiaries over which the Company has control are fully consolidated from the date control commences until the date control ceases. Control exists when the Company has ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity. In assessing control, potential voting rights that are currently exercisable are taken into account.

The following are the Company’s principal whole-owned subsidiaries that are included in these consolidated financial statements as of and for the fiscal years ended June 27, 2020 and June 29, 2019:

Corporate Entities

				Ownership
Entity		Location	Purpose	2020	2019

MM CAN USA, Inc.	(5)	California	Manager of MM Enterprises USA, LLC	100%	100%
MM Enterprises USA, LLC	(8)	Delaware	Operating Entity	100%	100%
Convergence Management Services, Ltd.	(17)	Canada	Public Relations Entity	100%	0%

Management Entities

				Ownership
Subsidiaries		Location	Purpose	2020	2019

LCR SLP, LLC	(8)	Delaware	Holding Company	100%	100%
LCR Manager, LLC	(16)	Delaware	Manager of the Real Estate Investment Trust	0%	70%

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following are MM Enterprises USA’s wholly-owned subsidiaries and entities over which the Company has control that are included in these consolidated financial statements as of and for the fiscal years ended June 27, 2020 and June 29, 2019:

Real Estate Entities

				Ownership
Subsidiaries		Location	Purpose	2020	2019

MMOF Venice Parking, LLC	(6)	Venice Beach - Lincoln Blvd.	Parking Lot	100%	100%
MME RE AK, LLC	(6)	Venice Beach - Abbot Kinney	Building	100%	100%
MMOF RE SD, LLC	(6)	San Diego - Kearny Mesa	Building	100%	100%
MMOF RE Vegas 2, LLC	(10)	Las Vegas - The Strip	Building	100%	100%
MMOF RE Fremont, LLC	(10)	Las Vegas - Downtown Arts District	Building	100%	100%
MME RE BH, LLC	(6)	Los Angeles - Beverly Hills	Building	100%	100%
NVGN RE Holdings, LLC	(10)	Nevada	Genetics R&D Facility	100%	100%

Retail Entities

				Ownership
Subsidiaries		Location	Purpose	2020	2019

Manlin I, LLC	(1)(2)(6)	Los Angeles - West Hollywood	Dispensary	100%	100%
Farmacy Collective	(1)(3)(7)	Los Angeles - West Hollywood	Dispensary	100%	100%
The Source Santa Ana	(1)(4)(6)	Orange County - Santa Ana	Dispensary	100%	100%
SA Fund Group RT, LLC				100%	100%
CYON Corporation, Inc.	(5)	Los Angeles - Beverly Hills	Dispensary	100%	100%
BH Fund II Group, LLC	(6)			100%	100%
MMOF Downtown Collective, LLC	(6)	Los Angeles - Downtown	Dispensary	100%	100%
Advanced Patients’ Collective	(5)			100%	100%
DT Fund II Group, LLC	(5)			100%	100%
MMOF San Diego Retail, Inc.	(6)	San Diego - Kearny Mesa	Dispensary	100%	100%
San Diego Retail Group II, LLC	(5)			100%	100%
MMOF Venice, LLC	(6)	Venice Beach - Lincoln Blvd.	Dispensary	100%	100%
The Compassion Network, LLC	(5)			100%	100%
MMOF PD, LLC	(6)	Palm Desert	Dispensary	100%	100%
MMOF Palm Desert, Inc.	(5)			100%	100%
MMOF SM, LLC	(6)	Santa Monica	Dispensary	100%	100%
MMOF Santa Monica, Inc.	(5)			100%	100%
MMOF Fremont, LLC	(10)	Las Vegas - Downtown Arts District	Dispensary	100%	100%
MMOF Fremont Retail, Inc.	(9)			100%	100%
MME SF Retail, Inc.	(5)	San Francisco	Dispensary	100%	100%
MMOF Vegas, LLC	(10)	Las Vegas - North Las Vegas	Dispensary	100%	100%
MMOF Vegas Retail, Inc.	(9)			100%	100%
MMOF Vegas 2, LLC	(10)	Las Vegas - Cannacopia	Dispensary	100%	100%
MMOF Vegas Retail 2, Inc.	(9)			100%	100%
MME VMS, LLC	(7)	San Jose	Dispensary	100%	100%
Viktoriya’s Medical Supplies, LLC	(7)			100%	100%
Project Compassion Venture, LLC	(9)			100%	100%
Project Compassion Capital, LLC	(9)			100%	100%
Project Compassion NY, LLC	(9)			100%	100%

F-51

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

				Ownership
Subsidiaries		Location	Purpose	2020	2019

MedMen NY, Inc.	(11)	New York (Manhattan / Syracuse / Lake Success / Buffalo)	Dispensaries	100%	100%
MME IL Group LLC	(15)	Oak Park, Illinois	Dispensary	100%	100%
Future Transactions Holdings, LLC	(15)			100%	100%
MME Seaside, LLC	(6)	Seaside, California	Dispensary	100%	100%
PHSL, LLC	(6)			100%	100%
MME Sorrento Valley, LLC	(6)	San Diego - Sorrento Valley	Dispensary	100%	100%
Sure Felt, LLC	(6)			100%	100%
Rochambeau, Inc.	(5)	Emeryville, California	Dispensary	100%	100%
Kannaboost Technology, Inc.	(14)	Scottsdale and Tempe, Arizona	Dispensaries	100%	100%
CSI Solutions, LLC	(13)			100%	100%
MME AZ Group, LLC	(13)	Mesa, Arizona	Dispensary	100%	100%
EBA Holdings, Inc.	(14)			100%	100%
MattnJeremy, Inc.	(5)	Long Beach, California	Dispensary	100%	0%
Milkman, LLC	(6)	Grover Beach, California	Dispensary	100%	0%
MME 1001 North Retail, LLC	(15)	Chicago, Illinois	Dispensary	100%	0%
MME Evanston Retail, LLC	(15)	Evanston, Illinois	Dispensary	100%	0%

Cultivation Entities

				Ownership
Subsidiaries		Location	Purpose	2020	2019

Project Mustang Development, LLC	(10)	Northern Nevada	Cultivation and Production Facility	100%	100%
The MedMen of Nevada 2, LLC	(10)			100%	100%
MMNV2 Holdings I, LLC	(10)			100%	100%
MMNV2 Holdings II, LLC	(10)			100%	100%
MMNV2 Holdings III, LLC	(10)			100%	100%
MMNV2 Holdings IV, LLC	(10)			100%	100%
MMNV2 Holdings V, LLC	(10)			100%	100%
Manlin DHS Development, LLC	(10)	Desert Hot Springs, California	Cultivation and Production Facility	100%	100%
Desert Hot Springs Green Horizon, Inc.	(7)			100%	100%
Project Compassion Venture, LLC	(8)	Utica, New York	Cultivation and Production Facility	100%	100%
EBA Holdings, Inc.	(14)	Mesa, Arizona	Cultivation and Production Facility	100%	100%
Kannaboost Technology, Inc.	(14)	Mesa, Arizona	Cultivation and Production Facility	100%	100%
CSI Solutions, LLC	(13)			100%	100%
MME Florida, LLC	(12)	Eustis, Florida	Cultivation and Production Facility	100%	100%

(1)	Subsidiary over which the Company previously controlled under a management agreement. See “Note 2 - Consolidation of Variable Interest Entities” for further information. All intercompany balances and transactions are eliminated on consolidation.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(2)	Manlin I, LLC contains the operations of the MedMen West Hollywood dispensary (“WeHo”). The Company had a management agreement with i5 Holdings Ltd. (“i5”) to manage WeHo, which was wholly-owned by i5, an entity controlled or owned by Captor Capital. Prior to January 25, 2019, the Company consolidated the entity as a VIE. On January 25, 2019, the Company acquired all non-controlling interest from i5. See “Note 19 - Shareholders’ Equity” for further information.
(3)	Farmacy Collective contains the operations of WeHo. The Company had a management agreement with i5 to manage WeHo, which was wholly-owned by i5, an entity controlled or owned by Captor Capital. Prior to January 25, 2019, the Company consolidated the entity as a VIE. On January 25, 2019, the Company acquired all non-controlling interest from i5. See “Note 19 - Shareholders’ Equity” for further information.
(4)	The Source Santa Ana contains the operations of the MedMen Santa Ana dispensary (“Santa Ana”). The Company had a management agreement with i5 to manage Santa Ana, which was wholly-owned by i5, an entity controlled or owned by Captor Capital. Prior to January 25, 2019, the Company consolidated the entity as a VIE. On January 25, 2019, the Company acquired all non-controlling interest from i5. See “Note 19 - Shareholders’ Equity” for further information.
(5)	California Corporation
(6)	California Limited Liability Company
(7)	California Non-Profit Corporation
(8)	Delaware Limited Liability Company
(9)	Nevada Corporation
(10)	Nevada Limited Liability Company
(11)	New York Corporation
(12)	Florida Limited Liability Company
(13)	Arizona Limited Liability Company
(14)	Arizona Corporation
(15)	Illinois Liability Company
(16)	Delaware Limited Liability Company

Non-Controlling Interest

Non-controlling interest represents equity interests owned by parties that are not shareholders of the ultimate parent. The share of net assets attributable to non-controlling interests is presented as a component of equity. Their share of net income or loss is recognized directly in equity. Changes in the parent company’s ownership interest that do not result in a loss of control are accounted for as equity transactions.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the consolidated financial statements and the reported amounts of total net revenue and expenses during the reporting period. The Company regularly evaluates significant estimates and assumptions related to the consolidation or non-consolidation of variable interest entities, estimated useful lives, depreciation of property and equipment, amortization of intangible assets, inventory valuation, stock-based compensation, business combinations, goodwill impairment, long-lived asset impairment, purchased asset valuations, fair value of financial instruments, compound financial instruments, derivative liabilities, deferred income tax asset valuation allowances, incremental borrowing rates, lease terms applicable to lease contracts and going concern. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations.

Cash and Cash Equivalents

Cash and cash equivalents comprised of cash and highly liquid investments that are readily convertible into known amounts of cash with original maturities of three months or less.

Restricted Cash

Restricted cash balances are those which meet the definition of cash and cash equivalents but are not available for use by the Company. As of June 27, 2020 and June 29, 2019, restricted cash was $9,873 and $55,618 which is used to pay for lease costs and costs incurred related to building construction in Reno, Nevada. This account is managed by a contractor and the Company is required to maintain a certain minimum balance.

Inventory

Inventory is comprised of raw materials, finished goods and work-in-process such as pre-harvested cannabis plants and by-products to be extracted. The costs of growing cannabis, including but not limited to labor, utilities, nutrition and supplies, are capitalized into inventory until the time of harvest. All direct and indirect costs related to inventory are capitalized when incurred, and subsequently classified to cost of goods sold in the Consolidated Statement of Operations. Raw materials and work-in-process is stated at the lower of cost or net realizable value, determined using the weighted average cost. Finished goods inventory is stated at the lower of cost or net realizable value, with cost being determined on the first-in, first-out (“FIFO”) method of accounting. Net realizable value is determined as the estimated selling price in the ordinary course of business less estimated costs to sell. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written down to net realizable value. Packaging and supplies are initially valued at cost. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods. As of June 27, 2020 and June 29, 2019, the Company determined that no reserve was necessary.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments

Investments in unconsolidated affiliates are accounted as follows:

Equity Method and Joint Venture Investments

The Company accounts for investments in which it can exert significant influence but does not control as equity method investments in accordance with ASC 323, “Investments-Equity Method and Joint Ventures”. In accordance with ASC 825, the fair value option (“FVO”) to measure eligible items at fair value on an instrument by instrument basis can be applied. Joint ventures are joint arrangements whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. Investments in joint ventures are accounted for under the equity method. These investments are recorded at the amount of the Company’s investment and adjusted each period for the Company’s share of the investee’s income or loss, and dividends paid.

Investments at Fair Value

Equity investments not accounted for using the equity method are carried at fair value, with changes recognized in profit or loss (“FVTPL”) in accordance with ASC 321, “Investments-Equity Securities”.

Investments in Equity without Readily Determinable Fair Value

Investments without readily determinable fair values (which are classified as Level 3 investments in the fair value hierarchy) use a determinable available measurement alternative in accordance with ASC 321, “Investments-Equity Securities”. The measurement alternative requires the investments to be held at cost and adjusted for impairment and observable price changes, if any.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and impairment losses, if any. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land	Not Depreciated
Buildings and Improvements	39 Years
Finance Lease Asset	Shorter of Lease Term or Economic Life
Right of Use Assets	10 - 20 Years
Furniture and Fixtures	3 - 7 Years
Leasehold Improvements	Shorter of Lease Term or Economic Life
Equipment and Software	3 - 7 Years
Construction in Progress	Not Depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at each reporting period and adjusted prospectively if appropriate. An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statements of Operations in the period the asset is derecognized.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. The estimated useful lives, residual values and amortization methods are reviewed at each reporting period, and any changes in estimates are accounted for prospectively. Intangible assets with an indefinite life or not yet available for use are not subject to amortization. Amortization is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods

Dispensary Licenses	15 Years
Customer Relationships	5 Years
Management Agreement	30 Years
Intellectual Property	10 Years
Capitalized Software	3 Years

In accordance with ASC 350, “Intangibles-Goodwill and Other”, costs of internally developing, maintaining or restoring intangible assets are expensed as incurred. Inversely, costs are capitalized when certain criteria is met through the point at which the intangible asset is substantially complete and ready for its intended use.

Goodwill

Goodwill is measured as the excess of consideration transferred and the net of the acquisition date fair value of assets acquired, and liabilities assumed in a business acquisition. In accordance with ASC 350, “Intangibles-Goodwill and Other”, goodwill and other intangible assets with indefinite lives are no longer subject to amortization. The Company reviews the goodwill and other intangible assets allocated to each of the Company’s reporting units for impairment on an annual basis as of year-end or whenever events or changes in circumstances indicate carrying amount it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The carrying amount of each reporting unit is determined based upon the assignment of the Company’s assets and liabilities, including existing goodwill, to the identified reporting units. Where an acquisition benefits only one reporting unit, the Company allocates, as of the acquisition date, all goodwill for that acquisition to the reporting unit that will benefit. In order to determine if goodwill is impaired, the Company measures the impairment of goodwill by comparing a reporting unit’s carrying amount to the estimated fair value of the reporting unit. If the carrying amount of a reporting unit is in excess of its fair value, the Company recognizes an impairment charge equal to the amount in excess. A goodwill impairment loss associated with a discontinued operation is included within the results of discontinued operations.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

For purposes of the impairment test, long-lived assets such as property, plant and equipment and definite-lived intangible assets are grouped with other assets and liabilities at the lowest level for which identifiable independent cash flows are available (“asset group”). The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, the impairment test is a two-step approach wherein the recoverability test is performed first to determine whether the long-lived asset is recoverable. The recoverability test (Step 1) compares the carrying amount of the asset to the sum of its future undiscounted cash flows using entity-specific assumptions generated through the asset’s use and eventual disposition. If the carrying amount of the asset is less than the cash flows, the asset is recoverable and an impairment is not recorded. If the carrying amount of the asset is greater than the cash flows, the asset is not recoverable and an impairment loss calculation (Step 2) is required. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value can be determined using a market approach, income approach or cost approach. The cash flow projection and fair value represents management’s best estimate, using appropriate and customary assumptions, projections and methodologies, at the date of evaluation. The reversal of impairment losses is prohibited.

Leased Assets

On June 30, 2019, the Company adopted ASU 2016-02, “Leases (Topic 842)” (“ASC 842”) using the modified retrospective approach, which provides a method for recording existing leases at adoption using the effective date as its date of initial application. In adoption of ASC 842, the Company applied the practical expedient which provides an additional transition method which allows entities to elect not to recast comparative periods presented. The Company elected the package of practical expedients provided by ASC 842, which forgoes reassessment of the following upon adoption of the new standard: (1) whether contracts contain leases for any expired or existing contracts, (2) the lease classification for any expired or existing leases, and (3) initial direct costs for any existing or expired leases. In addition, the Company elected an accounting policy to exclude from the balance sheet the right-of-use assets and lease liabilities related to short-term leases, which are those leases with a lease term of twelve months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise.

The Company applies judgment in determining whether a contract contains a lease and if a lease is classified as an operating lease or a finance lease. The Company applies judgement in determining the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. All relevant factors that create an economic incentive for it to exercise either the renewal or termination are considered. The Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate. In adoption of ASC 842, the Company applied the practical expedient which applies hindsight in determining the lease term and assessing impairment of right-of-use assets by using its actual knowledge or current expectation as of the effective date. The Company also applies judgment in allocating the consideration in a contract between lease and non-lease components. It considers whether the Company can benefit from the right-of-use asset either on its own or together with other resources and whether the asset is highly dependent on or highly interrelated with another right of-use asset. Lessees are required to record a right of use asset and a lease liability for all leases with a term greater than twelve months. Lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. The incremental borrowing rate is determined using estimates which are based on the information available at commencement date and determines the present value of lease payments if the implicit rate is unavailable.

If a previous sale and leaseback transaction was accounted for as a sale and capital leaseback under ASC 840, then the entity continues recognizing any deferred gain or loss under ASC 842. Sale and leaseback transactions are assessed to determine whether a sale has occurred under ASC 606. If a sale is determined not to have occurred, the underlying “sold” assets are not derecognized and a financing liability is established in the amount of cash received. At such time that the lease expires, the assets are then derecognized along with the financing liability, with a gain recognized on disposal for the difference between the two amounts, if any. On the date of adoption, the Company recognized right of use assets and lease liabilities on its Consolidated Balance Sheets, which reflect the present value of the Company’s current minimum lease payments over the lease terms, which include options that are reasonably certain to be exercised, discounted using the Company’s incremental borrowing rate. Refer to “Note 16 - Leases” for further discussion.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Tax expense recognized in profit or loss comprises the sum of current and deferred taxes not recognized in other comprehensive income or directly in equity.

Current Tax

Current tax assets and/or liabilities comprise those claims from, or obligations to, fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred Tax

Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recognized to the extent that the Company believe that these assets are more likely than not to be realized. In making such a determination, all available positive and negative evidence are considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is determined that the Company would be able to realize deferred tax assets in the future in excess of their net recorded amount, an adjustment to the deferred tax asset valuation allowance is recorded, which would reduce the provision for income taxes.

Uncertain tax positions are recorded in accordance with ASC 740 on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Change in Tax Policy

During the year ended June 27, 2020, the Company elected to change its policy on how it treats deferred taxes on its lease transactions. Upon the adoption of ASC 842, the Company elects to treat deferred taxes related to lease transactions subject to IRC Section 280E as permanent differences. Prior to this election, lease transactions were treated as temporary differences. Accordingly, the Company retrospectively applied this change to the prior year. As of June 29, 2019, the effect of the retrospective adjustments consists of the following:

Increase (Decrease)
Consolidated Balance Sheet
Property and Equipment, Net	$(6,105,588)
Deferred Tax Liabilities	$(9,540,007)
Accumulated Deficit	$3,434,419

Consolidated Statement of Operations
Provision for Income Taxes	$3,355,935
Net Loss and Comprehensive Loss Attributable to Shareholders of MedMen Enterprises Inc.	$3,355,935
Loss Per Share - Basic and Diluted Attributable to Shareholders of MedMen Enterprises Inc.	$0.03

Consolidated Statement of Cash Flows
Deferred Tax (Recovery) Expense	$(3,355,935)
Depreciation and Amortization	$(78,484)
Non - Cash Deferred Tax Impact on Property Purchases	$(6,184,072)

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance ASC 470, “Accounting for Convertible Securities with Beneficial Conversion Features”, as those professional standards pertain to “Certain Convertible Instruments”. Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. ASC 815-40 provides that generally, if an event is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

Derivative Liabilities

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the Consolidated Statements of Operations. In calculating the fair value of derivative liabilities, the Company uses a valuation model when Level 1 inputs are not available to estimate fair value at each reporting date. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the Consolidated Balance Sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the Consolidated Balance Sheets date. Critical estimates and assumptions used in the model are discussed in “Note 15 - Derivative Liabilities”.

Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred and included in the Consolidated Statements of Operations. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the Consolidated Statements of Operations immediately as a gain on acquisition. See “Note 9 - Business Acquisitions” for further details on business combinations.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. The Company allocates the total cost of the acquisition to the underlying net assets based on their respective estimated fair values. As part of this allocation process, the Company identifies and attributes values and estimated lives to the intangible assets acquired. These determinations involve significant estimates and assumptions regarding multiple, highly subjective variables, including those with respect to future cash flows, discount rates, asset lives, and the use of different valuation models, and therefore require considerable judgment. The Company’s estimates and assumptions are based, in part, on the availability of listed market prices or other transparent market data. These determinations affect the amount of amortization expense recognized in future periods. The Company bases its fair value estimates on assumptions it believes to be reasonable but are inherently uncertain. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, “Contingencies”, as appropriate, with the corresponding gain or loss being recognized in earnings in accordance with ASC 805.

Assets Held for Sale

The Company classifies assets held for sale in accordance with ASC 360, “Property, Plant, and Equipment”. When the Company makes the decision to sell an asset or to stop some part of its business, the Company assesses if such assets should be classified as an asset held for sale. To classify as an asset held for sale, the asset or disposal group must meet all of the following conditions: i) management, having the authority to approve the action, commits to a plan to sell the asset, ii) the asset is available for immediate sale in its present condition subject to certain customary terms, iii) an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated, iv) the sale of the asset is probable, the transfer of the asset is expected to qualify for recognition as a completed sale, within one year, subject to certain exceptions, v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current value, and vi) actions required to complete the plan indicate that it is unlikely that the plan will be significantly changed or withdrawn. Assets held for sale are measured at the lower of its carrying amount or fair value less cost to sell (“FVLCTS”). FVLCTS is the amount obtainable from the sale of the asset in an arm’s length transaction, less the costs of disposal. Once classified as held for sale, any depreciation and amortization cease to be recorded. For long-lived assets or disposals groups that are classified as held for sale but do not meet the criteria for discontinued operations, the assets and liabilities are presented separately on the balance sheet of the initial period in which it is classified as held for sale. The major classes of assets and liabilities classified as held for sale are disclosed in the notes to the consolidated financial statements. See “Note 7 - Assets Held for Sale” and “Note 26 - Discontinued Operations”.

Discontinued Operations

A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. Under ASC 205-20, “Discontinued Operations”, a discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale and represents a strategic shift that has or will have a major effect on the entity’s operations and financial results, or a newly acquired business or nonprofit activity that upon acquisition is classified as held for sale. Discontinued operations are presented separately from continuing operations in the Consolidated Statements of Operations and the Consolidated Statements of Cash Flows. See “Note 26 - Discontinued Operations”.

Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;

●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

●	Allocate the transaction price to the performance obligation(s) in the contract;

●	Recognize revenue when or as the Company satisfies the performance obligation(s).

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenues consist of wholesale and retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the years ended June 27, 2020 and June 29, 2019.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer. Based on the Company’s assessment, the adoption of this new standard had no impact on the amounts recognized in its consolidated financial statements.

Dispensary Revenue

The Company recognizes revenue from the sale of cannabis for a fixed price upon delivery of goods to customers at the point of sale since at this time performance obligations are satisfied.

Cultivation and Wholesale

The Company recognizes revenue from the sale of cannabis for a fixed price upon the shipment of cannabis goods as the Company has transferred to the buyer the significant risks and rewards of ownership of the goods and the Company does not retain either continuing material involvement to the degree usually associated with ownership nor effective control over the goods sold and the amount of revenue can be measured reliably and collectible and the costs incurred in respect of the transaction is reliably measured.

Delivery Revenue

The Company recognizes revenue from the sale of cannabis delivered to its customer for a fixed price at the point of delivery since at this time performance obligations are satisfied.

Stock-Based Compensation

The Company has a stock-based compensation plan comprised of stock options, stock grants, deferred share units (“DSU”), restricted stock units (“RSU”) and three classes of member units: 1) Common Units; 2) Appreciation Only Long-Term Incentive Performance Units (“AO LTIP Units”); and 3) Fair Value Long-Term Incentive Performance Units (“FV LTIP Units”). AO LTIP Units and FV LTIP Units are convertible into Long-Term Incentive Performance Units (“LTIP Units”). LTIP Units are convertible into Common Units on a one-for-one basis.

The Company accounts for its stock-based awards in accordance with ASC Subtopic 718-10, “Compensation - Stock Compensation”, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors, including restricted stock awards. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. When there are market-related vesting conditions to the vesting term of the share-based compensation, the Company uses a valuation model to estimate the probability of the market-related vesting conditions being met and will record the expense. The fair value of restricted stock awards is based upon the quoted market price of the common shares on the date of grant. The fair value is then expensed over the requisite service periods of the awards, net of estimated forfeitures, which is generally the performance period and the related amount is recognized in the Consolidated Statements of Operations.

The fair value models require the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If the actual forfeiture rate is materially different from management’s estimates, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per Share

The Company calculates basic loss per share by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is determined by adjusting profit or loss attributable to common shareholders and the weighted-average number of common shares outstanding, for the effects of all dilutive potential common shares, which comprise convertible debentures, DSU, RSU, warrants and stock options issued.

Financial Instruments

Classification

The Company classifies its financial assets and financial liabilities in the following measurement categories: (i) those to be measured subsequently at fair value through profit or loss (“FVTPL”); (ii) those to be measured subsequently at fair value through other comprehensive income (“FVOCI”); and (iii) those to be measured subsequently at amortized cost. The classification of financial assets depends on the business model for managing the financial assets and whether the contractual cash flows represent solely payments of principal and interest (“SPPI”). Financial liabilities are classified as those to be measured at amortized cost unless they are designated as those to be measured subsequently at FVTPL (irrevocable election at the time of recognition). For assets and liabilities measured at fair value, gains or losses are either recorded in profit or loss or other comprehensive income. The Company reclassifies financial assets when and only when its business model for managing those assets changes. Financial liabilities are not reclassified.

Measurement

All financial instruments are required to be measured at fair value on initial recognition, plus, in the case of a financial asset or financial liability not at FVTPL, transaction costs that are directly attributable to the acquisition or issuance of the financial asset or financial liability. Transaction costs of financial assets and financial liabilities carried at FVTPL are expensed in profit or loss. Financial assets and financial liabilities with embedded derivatives are considered separately when determining whether their cash flows are solely payment of principal and interest. Financial assets that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at amortized cost at the end of the subsequent accounting periods. All other financial assets including equity investments are measured at their fair values at the end of subsequent accounting periods, with any changes taken through profit and loss or other comprehensive income (irrevocable election at the time of recognition). For financial liabilities measured subsequently at FVTPL, changes in fair value due to credit risk are recorded in other comprehensive income.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments. There have been no transfers between fair value levels during the year.

Financial instruments are measured at amortized cost or at fair value. Financial instruments measured at amortized cost consist of accounts receivable, due from and due to related party, other liabilities, and accounts payable and accrued liabilities wherein the carrying value approximates fair value due to its short-term nature. Other financial instruments measured at amortized cost include notes payable and senior secured convertible credit facility wherein the carrying value at the effective interest rate approximates fair value as the interest rate for notes payable and the interest rate used to discount the host debt contract for senior secured convertible credit facility approximate a market rate for similar instruments offered to the Company.

Cash and cash equivalents and restricted cash are measured at Level 1 inputs. Acquisition related liabilities resulting from business combinations are measured at fair value using Level 1 or Level 3 inputs. Investments that are measured at fair value use Level 3 inputs. Refer to “Note 6 - Other Current Assets” for assumptions used to value investments. Refer to “Note 14 - Contingent Consideration” for assumptions used to value the contingent consideration related to business combinations. Derivative liabilities are measured on quoted market prices in active markets at Level 1 inputs. Refer to “Note 15 - Derivative Liabilities” for assumptions used to value the derivative liabilities.

The individual fair values attributed to the different components of a financing transaction, notably derivative financial instruments, convertible debentures and loans, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and derive estimates. Significant judgment is also used when attributing fair values to each component of a transaction upon initial recognition, measuring fair values for certain instruments on a recurring basis and disclosing the fair values of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of instruments that are not quoted or observable in an active market.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table summarizes the Company’s financial instruments as of June 27, 2020:

	Amortized Cost	FVTPL	TOTAL

Financial Assets:
Cash and Cash Equivalents	$-	$10,093,925	$10,093,925
Restricted Cash	$-	$9,873	$9,873
Accounts Receivable	$963,997	$-	$963,997
Due from Related Party	$3,109,717	$-	$3,109,717
Investments	$-	$3,786,791	$3,786,791

Financial Liabilities:
Accounts Payable and Accrued Liabilities	$79,530,930	$-	$79,530,930
Other Liabilities	$10,780,504	$-	$10,780,504
Acquisition Consideration Related Liabilities	$-	$8,951,801	$8,951,801
Notes Payable	$168,998,605	$-	$168,998,605
Due to Related Party	$4,556,814	$-	$4,556,814
Derivative Liabilities	$-	$546,076	$546,076
Senior Secured Convertible Credit Facility	$166,368,463	$-	$166,368,463

The following table summarizes the Company’s financial instruments as of June 29, 2019:

	Amortized Cost	FVTPL	TOTAL

Financial Assets:
Cash and Cash Equivalents	$-	$33,226,370	$33,226,370
Restricted Cash	$-	$55,618	$55,618
Accounts Receivable	$621,945	$-	$621,945
Due from Related Party	$4,921,455	$-	$4,921,455
Investments	$-	$13,018,791	$13,018,791

Financial Liabilities:
Accounts Payable and Accrued Liabilities	$47,610,197	$-	$47,610,197
Other Liabilities	$2,872,380	$-	$2,872,380
Acquisition Consideration Related Liabilities	$-	$774,000	$774,000
Notes Payable	$172,747,559	$-	$172,747,559
Due to Related Party	$5,640,817	$-	$5,640,817
Derivative Liabilities	$-	$9,343,485	$9,343,485
Senior Secured Convertible Credit Facility	$86,855,415	$-	$86,855,415

Impairment

The Company assesses all information available, including on a forward-looking basis the expected credit loss associated with its assets carried at amortized cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk. To assess whether there is a significant increase in credit risk, the Company compares the risk of a default occurring on the asset at the reporting date with the risk of default at the date of initial recognition based on all information available, and reasonable and supportive forward-looking information. For accounts receivable only, the Company applies the simplified approach as permitted by ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The simplified approach to the recognition of expected losses does not require the Company to track the changes in credit risk; rather, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the trade receivable.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Expected credit losses are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, credit ratings, the existence of third-party insurance, and forward-looking macro-economic factors in the measurement of the expected credit losses associated with its assets carried at amortized cost. The Company measures expected credit loss by considering the risk of default over the contract period and incorporates forward-looking information into its measurement.

Recently Issued Accounting Standards

In December 2019, FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In January 2020, the FASB issued ASU 2020-01, “Investments-Equity Securities (Topic 321)”, “Investments-Equity Method and Joint Ventures (Topic 323)”, and “Derivatives and Hedging (Topic 815)”, which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In August 2020, the FASB issued ASU 2020-06, “Debt - Debt With Conversion and Other Options (Subtopic 470-20)” and “Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. ASU 2020-06 is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Adoption is applied on a modified or full retrospective transition approach. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

3.	CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash with various U.S. banks and credit unions with balances in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The failure of a bank or credit union where the Company has significant deposits could result in a loss of a portion of such cash balances in excess of the insured limit, which could materially and adversely affect the Company’s business, financial condition and results of operations.

The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. There were no customers that comprised more than 10% of the Company’s revenue for the years ended June 27, 2020 and June 29, 2019.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

4.	PREPAID EXPENSES

As of June 27, 2020 and June 29, 2019, prepaid expenses consist of the following:

	2020	2019

Prepaid Expenses	$3,962,686	$9,471,692
Prepaid Rent	-	2,077,771
Prepaid Insurance	700,078	2,348,441

Total Prepaid Expenses	$4,662,764	$13,897,904

5.	INVENTORIES

As of June 27, 2020 and June 29, 2019, inventory consists of the following:

	2020	2019

Raw Materials	$2,055,500	$3,696,177
Work-in-Process	8,807,137	6,527,407
Finished Goods	11,775,483	15,257,538

Total Inventory	$22,638,120	$25,481,122

6.	OTHER CURRENT ASSETS

As of June 27, 2020 and June 29, 2019, other current assets consist of the following:

	2020	2019

Investments	$3,786,791	$13,018,791
Excise Tax Receivable	5,254,595	5,721,945
Other Current Assets	64,071	172,303

Total Other Current Assets	$9,105,457	$18,913,039

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

6.	OTHER CURRENT ASSETS (Continued)

As of June 27, 2020 and June 29, 2019, investments included in other current assets consist of the following:

	ToroVerde Inc.	The Hacienda Company, LLC	Old Pal	Other Investments	TOTAL
	(1)	(2)	(3)

Fair Value as of July 1, 2018	$-	$-	$-	$-	$-

Additions	5,000,000	1,500,000	2,000,000	259,791	8,759,791
Unrealized Gain on Changes in Fair Value of Investments	600,000	709,000	2,430,000	520,000	4,259,000

Fair Value as of June 29, 2019	5,600,000	2,209,000	4,430,000	779,791	13,018,791

Non-Cash Additions	-	-	-	287,000	287,000
Unrealized Gain on Changes in Fair Value of Investments	-	1,294,843	2,492,822	-	3,787,665
Unrealized Loss on Changes in Fair Value of Investments	(5,600,000)	(2,753,843)	-	-	(8,353,843)
Transfer to Assets Held For Sale	-	(3,503,843)	(4,952,822)	-	(8,456,665)
Transferred Back from Assets Held for Sale	-	3,503,843	-	-	3,503,843

Fair Value as of June 27, 2020	$-	$750,000	$1,970,000	$1,066,791	$3,786,791

(1)	In July 2018, the Company purchased 9,000,000 common shares of ToroVerde Inc., an investment company focused on emerging international cannabis markets, for an aggregate purchase price of $5,000,000, or $0.56 per common share, amounting to 14.3% of the outstanding common shares. As the Company was not deemed to exert any significant influence, the investment was recorded at FVTPL as of June 27, 2020 and June 29, 2019. As of June 27, 2020, the Company holds 14.3% of the equity ownership and voting interests in this investment.
(2)	In July 2018, the Company purchased units of The Hacienda Company, LLC, a California limited liability company, which owns Lowell Herb Co., a California-based cannabis brand known for its pack of pre-rolls called Lowell Smokes, for an aggregate purchase price of $1,500,000, amounting to 3.2% of the outstanding units. Pursuant to SEC guidance under ASC 323, the application of equity method to investments applies to limited liability companies and are required unless the investor holds less than 3-5%. Accordingly, the Company was deemed to have significant influence resulting in equity method accounting. The Company has elected the fair value option under ASC 825 and the investment was recorded at FVTPL as of June 27, 2020 and June 29, 2019. As of June 27, 2020, the Company holds 3.2% of the equity ownership and voting interests in this investment.
(3)	In October 2018 and March 2019, the Company purchased an aggregate of 125.3 units of Old Pal, a California-based brand that provides high-quality cannabis flower for its customers, for an aggregate purchase price of $2,000,000, amounting to approximately 10.0% of the outstanding units with 8.7% voting interests. Pursuant to SEC guidance under ASC 323, the application of equity method to investments applies to limited liability companies and are required unless the investor holds less than 3-5%. Accordingly, the Company was deemed to have significant influence resulting in equity method accounting. During the year ended June 27, 2020, the Company decreased their level of ownership in which Old Pal no longer qualified under equity method accounting. The Company has elected the fair value option under ASC 825 and the investment was recorded at FVTPL as of June 29, 2019 and continues to measure Old Pal at the previously elected FVTPL under ASC 323 as of June 27, 2020. As of June 27, 2020, the Company holds 2.6% of the equity ownership and 1.4% of the voting interests in this investment.

During the year ended June 27, 2020, the Company recorded a net loss on changes in fair value of investments of $4,566,178.

As of June 27, 2020, the Company’s investment balance in ToroVerde Inc. and The Hacienda Company, LLC was nil and $750,000, respectively. The Company determined that the fair value of its investment in Old Pal LLC was $1,970,000 as of June 27, 2020.

The fair value of investments included in other current assets is considered a Level 3 categorization in the fair value hierarchy. Investments are measured at fair value using a market approach that is based on unobservable inputs.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

7.	ASSETS HELD FOR SALE

A reconciliation of the beginning and ending balances of assets held for sale for the year ended June 27, 2020 is as follows:

	PharmaCann Assets (1)	Available for Sale Subsidiaries (2)	Discontinued Operations (3)	Investments	TOTAL

Balance at Beginning of Period	$-	$-	$64,365,544	$-	$64,365,544

Transferred In	6,870,833	12,066,428	-	8,456,665	27,393,926
Transferred Out	-	-	-	(3,503,843)	(3,503,843)
Changes in Fair Value of Assets Held for Sale	(1,050,833)	-	-	-	(1,050,833)
Proceeds from Sale	-	-	-	(4,952,822)	(4,952,822)
Ongoing Activity from Discontinued Operations	-	-	(43,184,493)	-	(43,184,493)
Impairment of Assets	(5,607,600)	-	-	-	(5,607,600)

Total Assets Held for Sale at End of Period	$212,400	$12,066,428	$21,181,051	$-	$33,459,879

(1)	See “Note 10 - Termination of Previously Announced Acquisition” for further information.
(2)	Long-lived assets classified as held for sale that do not qualify as discontinued operation and classified as held for sale. Significant classes of assets and liabilities are presented in the notes to the consolidated financial in accordance with ASC 360-10.
(3)	See “Note 26 - Discontinued Operations” for further information.

On October 17, 2019, the Company entered into an agreement to sell a portion of its interest in Old Pal LLC to Gotham Green Partners, a related party, and a third party. As a result, the Company classified the portion available for sale as an asset held for sale and recorded a gain on fair value of $2,492,822 during the year ended June 27, 2020. The interests sold consist of 86.80 Class B Units, or 6.9% of the outstanding units, resulting in an aggregate sale price of $4,952,822. As of June 27, 2020, the Company holds 38.50 Class B Units, or 2.6% of the outstanding units, in Old Pal LLC as an investment. See “Note 6 - Other Current Assets” for further information.

On November 13, 2019, the Company entered into an agreement to sell its investment in The Hacienda Company, LLC for an aggregate sale price of $3,503,843. As a result, the Company classified the investment as an asset held for sale and recorded a net loss on fair value of $1,459,000 during the fiscal year ended June 27, 2020. The parties subsequently withdrew from the agreement and management retracted its commitment to sell the investment in the current or near future. Accordingly, the Company reclassified the asset as an investment as of June 27, 2020. See “Note 6 - Other Current Assets” for discussion on the change in fair value of the Company’s investment. See “Note 27 - Subsequent Events” for further discussion.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

7.	ASSETS HELD FOR SALE (Continued)

During the year ended June 27, 2020, the Company decided to divest two cannabis licenses and entered into separate agreements to sell 100% of its membership interests in these two locations, located in California and Illinois, for an aggregate sale price of $21,500,000 of which $10,000,000 was paid upon the signing of the definitive agreement subsequent to June 27, 2020, and an additional $10,000,000 due within six months following the signing of the definitive agreement. See “Note 27 - Subsequent Events” for further discussion. A non-binding term sheet was entered on June 26, 2020 in which $750,000 is to be paid upon the date of close and $750,000 paid in equal monthly installments over twelve months through a promissory note. The contemplated sale of these locations are pending customary closing conditions and are expected to be completed within a one year period. The assets and liabilities related to these subsidiaries were classified as held for sale in accordance with ASC 360-10 and are measured at the lower of its carrying amount or FVLCTS. The California assets and Illinois assets received from PharmaCann do not qualify as discontinued operations under ASC 205, “Discontinued Operations”.

In accordance of ASC 360-10, the company performed an analysis of any impairments prior to reclassifying certain assets as held for sale and recorded an impairment charge of $53,389,260 of which $46,702,660 is included as a component of loss from discontinued operations,$1,050,833 which is included as a component of realized and unrealized gain on investments and assets held for sale in the Consolidated Statements of Operations and $5,635,767 is included as a component of impairment expense in the accompanying Consolidated Statements of Operations.

Subsidiaries classified as assets held for sale that do not qualify as discontinued operations as of June 27, 2020 consists of the following:

2020

Carrying Amounts of the Assets Included in Assets Held for Sale:

Cash and Cash Equivalents	$743,271
Prepaid Expenses	7,798
Inventory	520,464
Other Current Assets	81,427

TOTAL CURRENT ASSETS (1)

Property and Equipment, Net	717,952
Operating Lease Right-of-Use Assets	190,986
Intangible Assets, Net	5,227,288
Goodwill	4,577,242

TOTAL NON-CURRENT ASSETS (1)

TOTAL ASSETS OF SUBSIDIARIES CLASSIFIED AS HELD FOR SALE	$12,066,428

Carrying Amounts of the Liabilities Included in Assets Held for Sale:
Accounts Payable and Accrued Liabilities	$963,255
Income Taxes Payable	159,053
Other Current Liabilities	27,854

TOTAL CURRENT LIABILITIES (1)

Operating Lease Liabilities, Net of Current Portion	296,694
Deferred Tax Liabilities	2,151,879

TOTAL NON-CURRENT LIABILITIES (1)

TOTAL LIABILITIES OF SUBSIDIARIES CLASSIFIED AS HELD FOR SALE	$3,598,735

(1)	The assets and liabilities of subsidiaries classified as held for sale are classified as current on the Consolidated Balance Sheets as of June 27, 2020 because it is probable that the sale will occur and proceeds will be collected within one year.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

8.	PROPERTY AND EQUIPMENT

As of June 27, 2020 and June 29, 2019, property and equipment consists of the following:

	2020	2019

Land and Buildings	$37,400,378	$68,005,575
Finance Lease Right-of-Use Assets	26,194,566	17,081,955
Furniture and Fixtures	13,970,449	14,273,678
Leasehold Improvements	63,976,372	36,186,686
Equipment and Software	29,277,120	36,175,978
Construction in Progress	38,470,016	75,997,268

Total Property and Equipment	209,288,901	247,721,140

Less Accumulated Depreciation	(34,741,034)	(14,825,859)

Property and Equipment, Net	$174,547,867	$232,895,281

Depreciation expense related to continuing operations of $23,621,713 and $11,040,843 was recorded for the year ended June 27, 2020 and June 29, 2019, respectively, of which $22,989,561 and $1,424,358, respectively, is included in cost of goods sold. The amount of depreciation recognized for the right of use assets for capital leases during the years ended June 27, 2020 and June 29, 2019 was $2,752,022 and $896,176, respectively, see “Note 16 - Leases” for further information.

During the year ended June 27, 2020 and June 29, 2019, borrowing costs totaling $1,749,467 and $2,724,118, respectively, were capitalized using an average capitalization rate of 10.2% and 10.5%, respectively. In addition, during the year ended June 27, 2020 and June 29, 2019, total labor related costs of $448,086 and $2,183,419, respectively, were capitalized to Construction in Progress, of which $207,664 and $320,917, respectively, was share-based compensation.

During the year ended June 27, 2020, management noted indicators of impairment of its long-lived assets of certain cultivation assets in California and Nevada as well as certain long-lived assets relating to operations in Florida which was due to the change in use of these asset groups and the impacts of COVID-19. Accordingly, the Company recorded an impairment of $143,005,028 of its property which are included as a component of impairment expense in the accompanying Consolidated Statement of Operations. The Company used various Level 3 inputs and a discounted cash flow model to determine the fair value of these asset groups.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

9.	BUSINESS ACQUISITIONS

A summary of business acquisitions completed during the years ended June 27, 2020 and June 29, 2019 is as follows:

	2019 Acquisitions							2020 Acquisitions
	LVMC, LLC	Monarch	Viktoriya’s Medical Supplies LLC	Future Transactions Holdings LLC	Kannaboost Technology Inc. and CSI Solutions LLC	PHSL, LLC	2019 TOTAL	MattnJeremy, Inc.	MME Evanston Retail, LLC	2020 TOTAL
Closing Date:	October 9, 2018	December 3, 2018	January 15, 2019	February 4, 2019	February 13, 2019	March 29, 2019		September 3, 2019	December 2, 2019

Total Consideration

Cash	$10,075,000	$6,986,541	$3,800,000	$3,050,000	$2,000,000	$750,000	$26,661,541	$1,000,000	$-	$1,000,000
Note Payable	-	-	6,500,000	3,000,000	15,000,000	2,250,000	26,750,000	-	-	-
Relief of Credit	-	-	-	-	-	-	-	-	6,930,557	6,930,557
Stock Issued:
Subordinate Voting Shares	-	13,337,471	-	6,895,270	14,169,438	-	34,402,179	-	-	-
Present Value of Deferred Payments	-	-	-	-	-	-	-	1,875,000	-	1,875,000
Contingent Consideration	-	774,000	-	-	-	-	774,000	9,833,000	-	9,833,000

Total Consideration	$10,075,000	$21,098,012	$10,300,000	$12,945,270	$31,169,438	$3,000,000	$88,587,720	$12,708,000	$6,930,557	$19,638,577

Number of Shares Issued:
Subordinate Voting Shares	-	4,019,065	-	2,117,238	4,739,626	-	10,875,929	5,112,263	-	5,112,263

Preliminary Accounting Estimate of Net Assets Acquired

Current Assets	$-	$1,670,296	$200,000	$88,142	$1,857,589	$114,645	$3,930,672	$405,000	$537,771	$942,771
Fixed Assets	-	162,560	-	436,499	3,220,955	-	3,820,014	-	430,621	430,621
Non-Current Assets	-	-	3,328	-	-	-	3,328	-	-	-
Liabilities Assumed	-	(647,800)	-	(24,481)	-	(67,989)	(740,270)	-	-	-
Deferred Tax Liabilities	(1,028,307)	(1,229,995)	(1,539,744)	(1,444,940)	(6,059,814)	(474,158)	(11,776,958)	(1,844,465)	(1,583,745)	(3,428,210)
Intangible Assets:										-
Customer Relationships	770,000	1,820,000	1,650,000	1,550,000	3,390,000	659,000	9,839,000	830,000	300,000	1,130,000
Dispensary License	4,889,000	2,410,000	3,510,000	2,530,000	13,900,000	930,000	28,169,000	5,100,000	4,500,000	9,600,000

Total Intangible Assets	5,659,000	4,230,000	5,160,000	4,080,000	17,290,000	1,589,000	38,008,000	5,930,000	4,800,000	10,730,000

Total Identifiable Net Assets	4,630,693	4,185,061	3,823,584	3,135,220	16,308,730	1,161,498	33,244,786	4,490,535	4,184,647	8,675,182

Goodwill (1)	5,444,307	16,912,951	6,476,416	9,810,050	14,860,708	1,838,502	55,342,934	8,217,465	2,745,910	10,963,375

Total Preliminary Accounting Estimate of Net Assets Acquired	$10,075,000	$21,098,012	$10,300,000	$12,945,270	$31,169,438	$3,000,000	$88,587,720	$12,708,000	$6,930,557	$19,638,577

Acquisition Costs Expensed (3)	$650,000	$1,147,320	$528,888	$252,492	$-	$-	$2,578,700	$421,497	$-	$421,497
Net Income (Loss)	$(2,108,596)	$(1,369,842)	$(1,462,801)	$(455,441)	$(1,143,117)	$91,646	$(6,448,151)	$(11,293,305)	$870,289	$(10,423,016)
Revenues	$1,914,479	$3,905,002	$2,960,376	$1,665,602	$6,139,233	$331,535	$16,916,227	$3,199,684	$6,283,249	$9,482,933
Pro Forma Net Income (Loss) (2)	$(140,000)	$(219,000)	$(755,000)	$(250,000)	$2,511,000	$(235,000)	$912,000	$10,000	$(132,726)	$(122,726)
Pro Forma Revenues (2)	$-	$5,770,000	$5,334,000	$1,664,000	$11,044,000	$1,232,000	$25,044,000	$50,000	$4,488,035	$4,538,035

(1)	Goodwill arising from acquisitions represent expected synergies, future income and growth, and other intangibles that do not qualify for separate recognition. Generally speaking, goodwill related to dispensaries acquired within a state adds to the footprint of the MedMen dispensaries within the state, giving the Company’s customers more access to the Company’s branded stores. Goodwill related to cultivation and wholesale acquisitions provide for lower costs and synergies of the Company’s growing and wholesale distribution methods which allow for overall lower costs.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

9.	BUSINESS ACQUISITIONS (Continued)

(2)	If the acquisition had been completed on July 1, 2018 or July 1, 2019 for the 2019 Acquisitions and 2020 Acquisitions, respectively, the Company estimates it would have recorded increases in revenues and net income (loss) shown in the pro forma amounts above.
(3)	Acquisition costs include amounts paid in cash and equity. Of the acquisition costs paid in equity during 2019, the Company issued 159,435 Subordinate Voting Shares valued at the trading price of the Subordinate Voting Shares upon grant ($515,500) and 169,487 MedMen Corp Redeemable Shares valued at the trading price of the Subordinate Voting Shares upon grant ($597,320). Of the acquisition costs paid in equity during 2020, the Company issued 214,716 Subordinate Voting Shares valued at the trading price of the Subordinate Voting Shares upon grant ($421,497).

The purchase price allocations for the acquisitions, as set forth in the table above, reflect various preliminary fair value estimates and analyses that are subject to change within the measurement period as valuations are finalized. The primary areas of the preliminary purchase price allocations that are not yet finalized relate to the fair values of certain tangible assets, the valuation of intangible assets acquired and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period. Measurement period adjustments that the Company determines to be material will be applied retrospectively to the period of acquisition in the Company’s consolidated financial statements and, depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected. All the acquisitions noted below were accounted for in accordance with ASC 805, “Business Combinations”

Business acquisitions completed during the year ended June 27, 2020 is as follows:

MattnJeremy, Inc., d/b/a One Love Beach Club

On September 3, 2019, the Company completed the acquisition of MattnJeremy, Inc., d/b/a One Love Beach Club (“One Love”), a licensed medical and recreational cannabis dispensary located in Long Beach, California. The Company acquired all of the issued and outstanding shares of One Love for aggregate consideration of $12,708,000 which is comprised of $1,000,000 in cash at closing, $1,000,000 deferred payment to be paid six months after closing, $1,000,000 deferred payment to be paid one year after closing and the issuance of 5,112,263 Subordinate Voting Shares with an aggregate value of $9,833,000 at closing. Pursuant to a Lock-Up Agreement with the sellers, the shares cannot be sold or transferred for a period of one year from the closing date. As consideration for the lock up of the shares, the Company agreed to issue additional shares if the value of the shares decline prior to the expiration of the lock up period. The shares were valued at the present value of the $10,000,000 over a one year period. The deferred payments were present valued at $1,875,000, of which $958,500 remain as of June 27, 2020 and were included in other current liabilities in the Consolidated Balance Sheets. During the fiscal year ended June 27, 2020, the Company settled the first deferred payment of $1,000,000 by cash payment and by the issuance of 3,045,989 Subordinate Voting Shares valued at $748,658 based on the closing trading price on the issuance date. The Company recorded a loss on extinguishment of debt of $248,656. The loss was recorded as a component of other expense in the Consolidated Statement of Operations for the fiscal year ended June 27, 2020. In no case will the Company be required to pay additional consideration. However, if the working capital adjustment is negative, the Company will not be required to pay some deferred payments. There was no working capital adjustment based upon the closing inventory.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

9.	BUSINESS ACQUISITIONS (Continued)

MME Evanston Retail, LLC

In connection with the termination of the PharmaCann Acquisition, on December 2, 2019, the Company received 100% of the membership interests in MME Evanston Retail, LLC (“Evanston”), which includes a retail location in Evanston, Illinois and related licenses, and a retail license in Greater Chicago, Illinois. The Company acquired all of the issued and outstanding shares of Evanston for aggregate consideration of $6,930,557. See “Note 10 - Termination of Previously Announced Acquisition” for further information.

Business acquisitions completed during the year ended June 29, 2019 is as follows:

LVMC, LLC, d/b/a Cannacopia

On October 9, 2018, the Company completed the acquisition of LVMC, LLC, d/b/a Cannacopia, a Nevada limited liability company (“LVMC”). The assets consist primarily of the state of Nevada issued dispensary license and customer relationships. The Company began retail operations at its current location in November 2018 with the intention of moving operations to real property purchased at 3035 Highland Drive, Las Vegas, Nevada 89109 and 3025 South Highland Drive, Las Vegas, Nevada 89109. The Company acquired all of the issued and outstanding shares of LVMC for aggregate consideration of $10,075,000 in cash.

Monarch

On December 3, 2018, the Company completed the acquisition of Monarch, a Scottsdale, Arizona-based licensed medical cannabis license holder with dispensary, cultivation and processing operations, from WhiteStar Solutions LLC (“WhiteStar”) through the acquisition of Omaha Management Services, LLC. In addition, the Company acquired from WhiteStar their exclusive co-manufacturing and licensing agreements with Kiva, Mirth Provisions and HUXTON for the state of Arizona. The Company acquired all of the issued and outstanding shares of Monarch for aggregate consideration of $21,098,012, composed of $6,986,541 in cash, the issuance of 4,019,065 Subordinate Voting Shares at the trading price of $3.32 per share on the acquisition date and an earn out payment. As part of the purchase price, the sellers are entitled up to $1,000,000, payable in Subordinate Voting Shares of the Company, if certain revenue targets are met within one year after the close of the acquisition. The Company determined the present value of the Company’s estimates of future outcomes of revenue targets being met (revenue targets ranged from $7,000,000 to $10,000,000) and the likelihood of the earn out being paid which was valued at $774,000. The contingent consideration no longer considered contingent and is a component of accounts payable and accrued liabilities in the Consolidated Balance Sheets.

Viktoriya’s Medical Supplies LLC, d/b/a Buddy’s Cannabis

On January 15, 2019, the Company completed the acquisition of Viktoriya’s Medical Supplies LLC (“VMS”), d/b/a Buddy’s Cannabis. VMS owns a microbusiness license to retail, distribute, cultivate and manufacture cannabis onsite in San Jose, California. The Company acquired all of the issued and outstanding shares of VMS for aggregate consideration of $10,300,000, which included $3,800,000 in cash and $6,500,000 in note payable.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

9.	BUSINESS ACQUISITIONS (Continued)

Future Transactions Holdings LLC d/b/a Seven Point

On February 4, 2019, the Company completed the acquisition of Future Transactions Holdings LLC (“Future Transactions”), d/b/a Seven Point, a licensed medical cannabis dispensary located in Oak Park, Illinois. The Company acquired all of the issued and outstanding shares of Future Transactions for aggregate consideration of $12,945,270, which is comprised of $3,050,000 in cash, $3,000,000 in note payable, and 2,117,238 Subordinate Voting Shares at the trading price of $3.26 per share on the acquisition date.

Kannaboost Technology Inc. and CSI Solutions LLC

On February 13, 2019, the Company completed the acquisition of Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”). Level Up holds licenses for two vertically-integrated operations in Arizona, which include retail locations in Scottsdale and Tempe, as well as 25,000 square feet of cultivation and production capacity in Tempe and Phoenix. The Company acquired all of the issued and outstanding shares of Level Up for aggregate consideration of $31,169,438 which is comprised of $2,000,000 in cash, $15,000,000 in note payable, and 4,739,626 Subordinate Voting Shares at the trading price of $2.99 per share on the acquisition date. As part of the transaction, the Company also received a 40% stake in top-selling brand K.I.N.D. Concentrates, which is currently distributed in over 90% of the dispensaries in Arizona.

PHSL, LLC, d/b/a SugarLeaf Trading Co.

On March 29, 2019, the Company completed the acquisition of PHSL, LLC, d/b/a SugarLeaf Trading Co. (“SugarLeaf”), an adult and medical use cannabis license holder in Seaside, California. The Company acquired 100% of the equity interest for aggregate consideration of $3,000,000 which is comprised of $750,000 in cash and $2,250,000 in note payable.

10.	TERMINATION OF PREVIOUSLY ANNOUNCED ACQUISITION

On October 11, 2018, the Company entered into a binding letter of intent with PharmaCann, LLC (“PharmaCann”) to acquire all outstanding equity interests in PharmaCann in an all-stock transaction (the “PharmaCann Acquisition”), valued at $682,000,000 based on the closing price of the Subordinate Voting Shares on October 9, 2018 (such value being subject to change based on the daily closing price of the Subordinate Voting Shares). In connection with the letter of intent, the Company provided PharmaCann with a $20,000,000 line of credit which bears interest at a rate of 7.5% per annum paid-in-kind. In the event the PharmaCann Acquisition does not close, any outstanding principal and interest shall become due and payable within twelve months of termination.

On October 7, 2019, the Company and PharmaCann entered into a mutual agreement to terminate the PharmaCann Acquisition. As compensation for the termination, the Company and PharmaCann agreed to accept a transfer of assets in exchange for repayment of the line of credit. The assets transferred were 100% of the membership interests (“Transfer of Interest”) in three entities holding the following assets:

●	MME Evanston Retail, LLC (“Evanston”), which holds a retail location in Evanston, Illinois and related licenses, and a retail license for Greater Chicago, Illinois;

●	PharmaCann Virginia, LLC (“Staunton”), which holds land and a license for a vertically-integrated facility in Staunton, Virginia; and

●	PC 16280 East Twombly LLC (“Hillcrest”), which holds an operational cultivation and production facility in Hillcrest, Illinois and related licenses.

Each delivery of the Transfer of Interest, after successful regulatory approval, if any, will relieve one-third of the line of credit and any accrued interest due from PharmaCann. Concurrent with the termination agreement, the Company and PharmaCann entered into a membership interest purchase agreement which detailed the assets to be delivered to the Company. The Company entered into plans to sell the Staunton and Hillcrest assets while the Evanston assets will be owned and operated by the Company. As of June 27, 2020, the Company successfully received the membership interests in Evanston and Staunton, and transferred the rights to receive the equity interest in Hillcrest to a third party, and relieved the full amount due from PharmaCann.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

10.	TERMINATION OF PREVIOUSLY ANNOUNCED ACQUISITION (Continued)

The Evanston assets received were accounted for as a business combination in accordance with ASC 805, “Business Combinations” as the Evanston assets met the definition of a business. Pursuant to ASC 805, the fair value of the consideration paid, which is the portion of the line of credit relieved, approximates its carrying value. See “Note 9 - Business Acquisitions” for further information on the acquisition of Evanston.

The Company determined that the cost of the Staunton assets received was equal to the fair value of the assets given up as consideration, being the portion of the line of credit relieved. Accordingly, no gain or loss was recorded upon receipt of the Staunton assets. The Staunton assets were classified as assets held for sale in accordance with ASC 360, “Long-Lived Assets Classified as Held for Sale” and are measured at the lower of its carrying amount or FVLCTS. During the year ended June 27, 2020, the Company recorded $6,870,833 in assets held for sale related to Staunton and subsequently determined that the FVLCTS was less than its carrying amount and wrote down the asset by $1,050,833 which is included as a component of realized and unrealized gain on investments and assets held for sale in the accompanying Consolidated Statement of Operations. As of June 27, 2020, the Company determined the remaining balance, excluding the land value of approximately $212,000 was unrecoverable and wrote off the remaining balance of $5,607,600 which is included as a component of impairment expense in the accompanying Consolidated Statement of Operations. See “Note 7 - Assets Held for Sale” for further information.

The Company determined that the cost of the Hillcrest assets was equal to the fair value of the assets given up as consideration, being the portion of the line of credit relieved. The Company sold its rights to the Hillcrest assets for total gross proceeds of approximately $17,000,000 to an unrelated third party. Accordingly, the Company recorded a gain of $9,490,800 upon successful sale of the Hillcrest assets. The gain was recorded as a component of the realized and unrealized gain on changes in investments, assets held for sale, and other assets in the Consolidated Statements of Operations.

11.	INTANGIBLE ASSET

As of June 27, 2020 and June 29, 2019, intangible assets consist of the following:

	2020	2019

Dispensary Licenses	$139,736,881	$179,628,706
Customer Relationships	18,586,200	18,415,200
Management Agreement	7,594,937	7,594,937
Capitalized Software	9,255,026	4,010,454
Intellectual Property	8,520,121	8,212,764

Total Intangible Assets	183,693,165	217,862,061

Less Accumulated Amortization	(35,612,135)	(16,760,646)

Intangible Assets, Net	$148,081,030	$201,101,415

As of June 27, 2020, accumulated amortization for dispensary licenses, customer relationships, management agreement, capitalized software and intellectual property is $19,162,587, $8,113,913, $565,972, $2,273,432 and $5,496,231 respectively. As of June 29, 2019, accumulated amortization for dispensary licenses, customer relationships, management agreement, capitalized software and intellectual property is $9,330,150, $6,484,668, $366,667, $579,161 and nil , respectively.

The Company recorded amortization expense related to continuing operations of $16,880,094 and $12,439,105 for the year ended June 27, 2020 and June 29, 2019, respectively. During the year ended June 27, 2020 and June 29, 2019, $346,180 and $276,847, respectively, of share-based compensation was capitalized to capitalized software.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

11.	INTANGIBLE ASSETS (Continued)

During the year ended June 27, 2020, management noted indicators of impairment of its long-lived assets of certain asset groups in California, Nevada and Florida. The Company used various Level 3 inputs and a discounted cash flow model to determine the fair value of these asset groups. Accordingly, the Company recorded an impairment of $38,959,000 which is included as a component of impairment expense in the accompanying Consolidated Statement of Operations.

12.	GOODWILL

As of June 27, 2020 and June 29, 2019, goodwill was $33,861,150 and $53,786,872, respectively. See “Note 9 - Business Acquisitions” and Note 26 - Discontinued Operations” for further information. As of June 27, 2020 and June 29, 2019, the carrying amounts of goodwill were allocated to each group of reporting units as follows:

	California	Illinois	Nevada	Arizona	New York	TOTAL

Balance as of July 1, 2018	$8,427,925	$-	$11,111,980	$-	$10,677,692	$30,217,597

Acquired Goodwill	8,314,918	9,810,050	5,444,307	31,773,659	-	55,342,934
Transferred to Assets Held for Sale	-	-	-	(31,773,659)	-	(31,773,659)

Balance as of June 29, 2019	$16,742,843	$9,810,050	$16,556,287	$-	$10,677,692	$53,786,872

Acquired Goodwill	8,217,465	2,745,910	-	-	-	10,963,375
Transferred to Assets Held for Sale	(1,869,900)	(2,745,910)	-	-	-	(4,615,810)
Impairment Losses	-	-	(16,556,287)	-	(9,717,000)	(26,273,287)

Balance as of June 27, 2020	$23,090,408	$9,810,050	$-	$-	$960,692	$33,861,150

Goodwill is assigned to the reporting unit, which is the operating segment level or one level below the operating segment. Goodwill arises from the purchase price for acquired businesses exceeding the fair value of tangible and intangible assets acquired less assumed liabilities. Goodwill is reviewed annually for impairment or more frequently if impairment indicators arise. The Company adopted ASU 2017-04 which eliminates Step 2 from the quantitative assessment of the goodwill impairment test wherein the goodwill impairment loss was measured by comparing the implied fair value of a reporting unit’s goodwill with its carrying amount. As amendment, the goodwill impairment test consists of one step comparing the fair value of a reporting unit with its carrying amount. The amount by which the carrying amount exceeds the reporting unit’s fair value is recognized as a goodwill impairment loss.

The Company conducts its annual goodwill impairment assessment as of the last day of the year. For the purpose of the goodwill impairment test, the Company performed a quantitative assessment wherein the fair value of each reporting unit is determined using a discounted cash flow method (income approach). The earnings forecast for the reporting unit impaired was revised based on a decrease in anticipated operating profits and cash flows for the next five years as it relates to the current economic environment related to COVID-19. The fair value of that reporting unit was estimated using the expected present value of future cash flows. As of June 27, 2020, the Company recorded a goodwill impairment loss in the amount of $26,273,287 as a result of its assessment which is included as a component of impairment expense in the Consolidated Statement of Operations.

13.	OTHER ASSETS

As of June 27, 2020 and June 29, 2019, other assets consist of the following:

	2020	2019

Long Term Security Deposits for Leases	$9,752,611	$10,451,381
Loans and other Long-Term Deposits	7,568,738	20,501,166
Other Assets	53,648	1,350,000
Total Other Assets	$17,374,997	$32,302,547

During the year ended June 27, 2020, management noted indicators of realizability for certain loans and assets. Accordingly, the Company recorded an impairment of $5,944,143 which is included as a component of impairment expense in the Consolidated Statements of Operations.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

14.	OTHER CURRENT LIABILITIES AND OTHER NON-CURRENT LIABILITIES

As of June 27, 2020 and June 29, 2019, other current liabilities consist of the following:

	2020	2019

Accrued Interest Payable	$9,051,650	$2,819,594
Contingent Consideration	8,951,801	774,000
Other Current Liabilities	1,728,854	52,786

Total Other Current Liabilities	$19,732,305	$3,646,380

As of June 27, 2020 and June 29, 2019, other non-current liabilities, net of current portion, consist of the following:

	2020	2019

Deferred Gain on Sale of Assets (1)(2)	$4,164,713	$4,731,338
Contingent Consideration	-	20,197,690
Other Long Term Liabilities	50,820	-

Total Other Non-Current Liabilities	$4,215,533	$24,929,028

(1)	See “Note 16 - Leases” for further information.
(2)	The current portion of Deferred Gain on Sale of Assets of $566,627 is recorded in Accounts Payable and Accrued Liabilities.

Contingent Consideration

Contingent consideration recorded relates to a business acquisition (see “Note 9 - Business Acquisitions”). The contingent consideration related to the acquisition of One Love Beach Club is based upon fair value of the additional shares required to be paid upon the expiration of the lock-up and is based upon the fair market value of the Company’s trading stock and is considered a Level 1 categorization in the fair value hierarchy. Contingent consideration classified as a liability and measured at fair value in accordance with ASC 480, “Distinguishing Liabilities from Equity”. The contingent consideration is remeasured at fair value at each reporting period with changes recorded in profit and loss in the Consolidated Statement of Operations.

As of June 29, 2019, the Company evaluated the contingent consideration related to an asset acquisition and remeasured the liability at fair value of $20,197,689. The increase in the contingent consideration of $8,438,690 was capitalized to the assets acquired, which was a dispensary license. Refer to “Note 11 - Intangible Assets”. On November 12, 2019, the Company entered into an agreement to amend the cash earn out due in December 2020 to $10,000,000 in Class B Subordinate Voting Shares due in December 2019. In conjunction with the amendment to settle the contingent consideration, the Company issued 10,691,455 Subordinate Voting Shares in full settlement valued at $10,811,219. The value of the acquired assets was adjusted for the change in fair value of the liability upon settlement of $9,386,471. As of June 27, 2020, there is no contingent consideration resulting from asset acquisitions on the Consolidated Balance Sheet. Remeasurement of the contingent liability after the date of acquisition is capitalized as part of the cost of the assets acquired and is allocated to increase the eligible assets on a relative fair value basis. The value of amortizable or depreciable identifiable assets are adjusted when contingent consideration is recognized at a later date in accordance with ASC 450 wherein the change in amortization or depreciation expense is recognized on a prospective basis.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

15.	DERIVATIVE LIABILITIES

During the year ended June 29, 2019, the Company issued the following warrants related to bought deals. The exercise price of the warrants is denominated in Canadian dollars. Upon the analysis of the warrants issued under ASC 815, the Company determined that the warrants are to be accounted as derivative liabilities. The warrants are traded on the Canadian stock exchange. The following are the warrants issued related to the bought deals that were accounted for as derivative liabilities:

	Number of Warrants

September Bought Deal Equity Financing	7,840,909	(1)(2)(3)
December Bought Deal Equity Financing	13,640,000	(1)(2)(4)
	21,480,909

(1)	The exercise price of the warrants was denominated in a price other than the Company’s functional currency. In accordance with ASC 815-40, a share warrant denominated in a price other than the functional currency of the Company fails to meet the definition of equity. Accordingly, such a contract or instrument would be accounted for as a derivative liability and measured at fair value with changes in fair value recognized in the Consolidated Statement of Operations at each period-end.
(2)	Measured based on Level 1 inputs on the fair value hierarchy since there are quoted prices in active markets for these warrants. The Company used the closing price of the publicly-traded warrants to estimate fair value of the derivative liability at issuance and at each reporting date.
(3)	See “Note 19 - Shareholders’ Equity - September Bought Deal Equity Financing” for further information.
(4)	See “Note 19 - Shareholders’ Equity - December Bought Deal Equity Financing” for further information.

A reconciliation of the beginning and ending balance of derivative liabilities and change in fair value of derivative liabilities for the years ended June 27, 2020 and June 29, 2019 is as follows:

	2020	2019

Balance as of Beginning of Year	$9,343,485	$-

Initial Recognition of Derivative Liabilities	-	13,252,207
Change in Fair Value of Derivative Liabilities	(8,797,409)	(3,908,722)

Balance as of End of Year	$546,076	$9,343,485

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

16.	LEASES

As a result of the adoption of ASC 842 on June 30, 2019, the Company has changed its accounting policy for leases. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and accrued obligations under operating lease (current and non-current) liabilities in the Consolidated Balance Sheets. Finance lease ROU assets are included in property and equipment, net and accrued obligations under finance lease (current and noncurrent) liabilities in the Consolidated Balance Sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are classified as a finance lease or an operating lease. A finance lease is a lease in which 1) ownership of the property transfers to the lessee by the end of the lease term; 2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise; 3) the lease is for a major part of the remaining economic life of the underlying asset; 4) The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already included in the lease payments equals or exceeds substantially all of the fair value; or 5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. The Company classifies a lease as an operating lease when it does not meet any one of these criteria.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The Company has lease extension terms at its properties that have either been extended or are likely to be extended. The terms used to calculate the ROU assets for these properties include the renewal options that the Company is reasonably certain to exercise.

As of the adoption date, the Company capitalized operating and finance right-of-use assets totaling $153,851,114 and $24,852,891, respectively. The Company leases land, buildings, equipment and other capital assets which it plans to use for corporate purposes and the production and sale of cannabis products. Leases with an initial term of 12 months or less are not recorded on the Consolidated Balance Sheets and are expensed in the Consolidated Statements of Operations on the straight-line basis over the lease term.

During the year ended June 27, 2020, management noted indicators of impairment of its long-lived assets of certain asset groups in California, Nevada and Florida which included right-of-use assets related to operating leases. The Company used various Level 3 inputs and a discounted cash flow model to determine the fair value of these asset groups. Accordingly, the Company recorded an impairment of $19,785,621 on its right-of-use assets related to operating leases, which is included as a component of impairment expense in the accompanying Consolidated Statement of Operations.

The below are the details of the lease cost and other disclosures regarding the Company’s leases as of June 27, 2020:

2020

Finance Lease Cost:
Amortization of Finance Lease Right-of-Use Assets	$2,752,022
Interest on Lease Liabilities	6,262,019
Operating Lease Cost	30,661,411

Total Lease Expenses	$39,675,453

2020

(Gain) and Loss on Sale and Leaseback Transactions, Net	$(704,207)
Cash Paid for Amounts Included in the Measurement of Lease Liabilities:
Financing Cash Flows from Finance Leases	$1,785,282
Operating Cash Flows from Operating Leases	$27,304,389
Non-Cash Additions to Right-of-Use Assets and Lease Liabilities:
Recognition of Right-of-Use Assets for Finance Leases	$45,614,041
Recognition of Right-of-Use Assets for Operating Leases	$152,141,639

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

16.	LEASES (Continued)

2020

Weighted-Average Remaining Lease Term (Years) - Finance Leases	48
Weighted-Average Remaining Lease Term (Years) - Operating Leases	9
Weighted-Average Discount Rate - Finance Leases	10.68%
Weighted-Average Discount Rate - Operating Leases	12.15%

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes its secured borrowing rate. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions or covenants. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Finance Leases

Certain lease monthly payments may escalate up to 3.0% each year, other lease monthly payments will increase to the greater of 3.0% or the consumer price index from the United States Department of Labor in which variability is included within the current and noncurrent finance lease liabilities.

Future minimum principal payments under finance leases are as follows:

Fiscal Year Ending	Finance Leases

June 26, 2021	$1,439,200
June 25, 2022	1,579,608
June 24, 2023	1,790,448
June 29, 2024	2,021,743
June 28, 2025	2,279,010
June 27, 2026 and Thereafter	51,479,265

Total Future Minimum Lease Payments	$60,589,274

Finance leases noted above contain required security deposits, refer to “Note 11 - Other Assets”.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

16.	LEASES (Continued)

Sale and Leaseback Transactions

During the years ended June 27, 2020 and June 29, 2019, the Company sold and subsequently leased back several of its properties in transactions with the Treehouse Real Estate Investment Trust (the “REIT”) and other third parties for total proceeds of $20,400,000 and $96,373,000, respectively. The Company determined that certain transactions of these sales did not qualify for sale-leaseback treatment under ASC 840 due to prohibited forms of continuing involvement in the assets sold by the Company. Following the adoption of ASC 842 on June 30, 2019, the previously unqualified transactions under ASC 840 were reassessed under criteria provided in the adopted guidance, resulting in no changes in classification of previously unqualified transactions because the lease classification would be a finance lease under ASC 842. Accordingly, the “sold” assets remain within land, building and leasehold improvements, as appropriate, for the duration of the lease and a finance liability equal to the amount of proceeds received was recorded within notes payable. Refer to “Note 17 - Notes Payable”. Upon lease termination, the sale will be recognized by removing the remaining carrying values of the assets and financing liability with any difference recognized as a gain.

During the year ended June 27, 2020, the Company sold two properties and subsequently leased them back. One of the transactions did not qualify for sale leaseback accounting as the resulting lease was a finance lease under ASC 842 and thus did not meet the criteria for transfer of control under ASC 606. Accordingly, the asset remained on the Company’s Consolidated Balance Sheet as of June 27, 2020 at its cost basis and the Company recorded a financing liability for the amount of consideration received. The financing liability is included in notes payable on the Consolidated Balance Sheets. Refer to “Note 17 - Notes Payable” for further information. The other transaction qualified for sale leaseback accounting and the Company recognized a gain immediately upon sale. During the year ended June 29, 2019, of the sale and leaseback transactions, two of the sold properties qualified as a finance lease in which any gains are recognized over the term of the new lease while losses are recognized immediately recognized under ASC 840. Gains recognized upon the sale and leaseback transactions were deferred under ASC 840 as noted below.

As of June 27, 2020 and June 29, 2019, the total deferred gain recorded for the sale and leaseback transactions was as follows:

	2020	2019

Balance at Beginning of Year	$5,297,965	$-

Additions	-	5,666,274
Amortization	(566,625)	(368,309)

Balance at End of Year	4,731,340	5,297,965

Less Current Portion of Deferred Gain	(566,627)	(566,627)

Deferred Gain on Sale of Assets, Net of Current Portion	$4,164,713	$4,731,338

The current portion and non-current portion of deferred gains are included as a component of accounts payable and other non-current liabilities in the Consolidated Balance sheet.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

16.	LEASES (Continued)

Operating Lease Liabilities

The Company leases certain business facilities from third parties under operating lease agreements that specify minimum rentals. The leases expire through 2038 and contain certain renewal provisions with implied interest rates ranging from 19.2% through 11.7%. The operating leases require monthly payments ranging from $446 to $195,780. Certain lease monthly payments may escalate up to 3.0% each year, other lease monthly payments will increase to the greater of 3.0% or the consumer price index from the United States Department of Labor in which variability is included within the current and noncurrent operating lease liabilities.

Future minimum operating lease payments under non-cancelable operating leases is as follows:

Fiscal Year Ending	Operating Leases

June 26, 2021	$34,049,336
June 25, 2022	34,040,450
June 24, 2023	34,224,191
June 29, 2024	31,289,161
June 28, 2025	30,837,827
June 27, 2026 and Thereafter	134,553,668

Total Future Minimum Lease Payments	$298,994,663

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	NOTES PAYABLE

As of June 27, 2020 and June 29, 2019, notes payable consist of the following:

	2020	2019

Promissory notes dated between January 15, 2019 through March 29, 2019, issued for deferred payments on acquisitions, which mature on varying dates from August 3, 2019 to June 30, 2020 and bear interest at rates ranging from 8.0% to 9.0% per annum.	$16,173,250	$26,750,000

Secured promissory note dated November 27, 2019, issued to refinance property acquisition loans, which matures on May 31, 2020 and bears interest at a rate of 9.5% per annum.	-	6,050,000

Finance liabilities incurred on various dates between January 2019 through September 2019 with implied interest rates ranging from 0.7% to 17.0% per annum.	83,576,661	71,538,352

Non-revolving, senior secured term note dated October 1, 2018, issued to accredited investors, which matures on January 31, 2022, and bears interest at a fixed rate of 15.5% per annum and requires monthly interest payments of 12.0% and 3.5% will accrue monthly as payment-in-kind.	77,675,000	77,675,000

Promissory notes dated November 7, 2018, issued to Lessor for tenant improvements as part of sales and leaseback transactions, which mature on November 7, 2028, bear interest at a rate of 10.0% per annum and require minimum monthly payments of $15,660 and $18,471.	2,339,564	2,484,357

Other	15,418	21,120

Total Notes Payable	179,779,893	184,518,829
Less Unamortized Debt Issuance Costs and Loan Origination Fees	(10,781,288)	(11,771,270)

Net Amount	$168,998,605	$172,747,559
Less Current Portion of Notes Payable	(16,188,668)	(21,998,522)

Notes Payable, Net of Current Portion	$152,809,937	$150,749,037

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	NOTES PAYABLE (Continued)

A reconciliation of the beginning and ending balances of notes payable for the years ended June 27, 2020 and June 29, 2019 is as follows:

	2020	2019

Balance at Beginning of Period	$172,747,559	$55,946,959

Cash Additions	13,850,000	166,243,539
Non-Cash Additions - Business Acquisition	-	26,750,000
Non-Cash Addition - Debt Modification	1,000,000	-
Debt Discount Recognized on Modification	(1,000,000)	-
Payment of Amendment Fee	(500,000)	-
Cash Payments	(14,779,091)	(55,007,057)
Equity Component of Debt	(5,331,969)	(13,590,104)
Shares Issued for Debt Issuance Costs	-	(1,857,431)
Conversion of Convertible Debentures	-	(3,802,381)
Shares Issued to Settle Debt	(4,393,342)	(8,929,288)
Cash Paid for Debt Issuance Costs	(61,500)	(2,019,472)
Accretion of Debt Discount	6,895,051	7,848,740
Non-Cash Loss on Extinguishment of Debt	571,897	1,164,054

Balance at End of Period	$168,998,605	$172,747,559

Less Current Portion of Notes Payable	(16,188,668)	(21,998,522)

Notes Payable, Net of Current Portion	$152,809,937	$150,749,037

Scheduled maturities of debt are as follows:

Fiscal Year Ending	Scheduled Maturity

June 26, 2021	$16,188,668
June 25, 2022	77,675,000
June 24, 2023	-
June 29, 2024	-
June 28, 2025	-
June 27, 2026 and Thereafter	85,916,225

Total Notes Payable	$179,779,893

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	NOTES PAYABLE (Continued)

Senior Secured Term Loan Facility

On October 1, 2018, the Company closed a $73,275,000 senior secured term loan facility (the “Facility”) with funds managed by Hankey Capital and with an affiliate of Stable Road Capital (the “Lenders”). On October 3, 2018, the Company closed an additional tranche of the Facility, which increased the principal amount of the loan to $77,675,000. The principal amount under the Facility will accrue interest at a rate of 7.5% per annum, paid monthly, with a maturity date of 24 months following the date of closing on October 1, 2018. The Company may repay the balance of the Facility at any time and from time to time, in whole or in part, with a prepayment penalty of 1% of the outstanding principal amount repaid if repaid before December 31, 2019. In connection with the Facility, the Company’s equity interests in MMOF SD LLC, MMOF VENICE LLC, MMOF DOWNTOWN COLLECTIVE LLC, MMOF BH LLC, and MMOF VEGAS 2 LLC were pledged as security.

Additionally, MM CAN issued to the Lenders 8,105,642 warrants, each being exercisable for one Class B Common Share of such company at a purchase price per share of $4.97 for 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company. The Facility will be used for acquisitions, capital expenditures and general corporate purposes.

In connection with the increased principal under the Facility, MM CAN issued to the Lenders an additional 511,628 warrants, each being exercisable for one Class B Common Share of such affiliate at a purchase price per share of $4.73 for a period of 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company.

In addition to providing a portion of the Facility, Stable Road Capital provided advisory services to the Company. Advisory services included introducing the Company to brands and various service providers, advice on the Facility and providing advice with respect to the Company’s planned structured sale of real estate assets. For its advisory services, MM CAN issued to Stable Road Capital 8,105,642 warrants at a purchase price per share of $4.97 and 511,628 warrants at a purchase price per share of $4.73, each being exercisable for one Class B Common Share of such company for a period of 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company.

Amendment to Senior Secured Term Loan Facility

On January 13, 2020, the Company completed the amendment of its existing term loan facility in the principal amount of $77,675,000 with Hankey Capital wherein the maturity date was extended from October 1, 2020 to January 31, 2022 and the interest rate was increased from a fixed rate of 7.5% per annum to 15.5% per annum. In addition, the Company may prepay the amounts outstanding, on a non-revolving basis, at any time and from time to time, in whole or in part, without penalty. The amendment secured the Facility by a pledge of 100% of the equity interest in Project Compassion NY, LLC, which includes MedMen NY, Inc. and MMOF NY Retail, LLC. The amendment to the term loan facility was not deemed to be a substantial modification under ASC 470-50, “Modifications and Extinguishments”.

Further, the Company cancelled the existing 16,211,284 and 1,023,256 warrants issued to the lenders exercisable at $4.97 and $4.73 per share, respectively, representing 100% of the loan amount. The Company issued new warrants to the lenders totaling 40,455,729 warrants exercisable at $0.60 per share until December 31, 2022. The new warrants may be exercised at the election of their holders on a cashless basis. The warrants issued in connection with the term loan facility met the scope exception under ASC 815, “Derivatives and Hedging” and are classified as equity instruments. The warrants are measured at fair value and recorded as a debt discount in connection with the term loan facility. See “Note 20 - Share-Based Compensation” for further information regarding the valuation method and assumptions used in determining the fair value of these equity instruments. As a result of the modification, the Company recorded an additional debt discount of $5,331,969 related to the change in terms of the warrants.

The existing loan facility is subject to certain covenant clauses whereby the Company is required to meet certain key financial ratios. As of June 27, 2020, the lenders waived certain covenant clauses. Refer to “Note 27 - Subsequent Events” for amendments to the existing loan facility subsequent to June 27, 2020.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	NOTES PAYABLE (Continued)

Amendment to Secured Promissory Note

On January 30, 2020, the Company amended the secured promissory note issued in connection with the acquisition of Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) wherein the principal amount was amended from $12,000,000 to $13,000,000 and the maturity date was extended to April 8, 2020. On February 10, 2020, the secured promissory note was amended in which the Company was required to pay a $500,000 extension fee wherein the amendment was deemed to be a substantial modifications under ASC 470-50, “Modifications and Extinguishment”. Accordingly, the Company recorded a loss on extinguishment of debt of $571,897. The loss was recorded as a component of other expense in the Consolidated Statements of Operations for the fiscal year ended June 27, 2020.

On April 8, 2020, the Company entered into a third amendment of the Level Up secured promissory note wherein the maturity date was extended to the earlier of December 31, 2020 or in the event of default. No payments shall be due prior to the maturity date unless certain events occur. The balance of the secured promissory note will bear interest at a rate of 9.0% per annum until paid in full. The effectiveness of the amendment on April 8, 2020 is currently in dispute with the counterparty. The Company disputes the claims filed by the counterparty. The Company also disputes any default of the promissory note, has entered into a counterclaim and continues to seek resolution of the undisputed portion of the promissory note.

Settlement of Debt

During the fiscal year ended June 27, 2020, the Company entered into agreements with various noteholders to settle debt and accrued interest by the issuance of 6,801,790 Subordinate Voting Shares valued at $5,255,172 based on the closing trading prices on the agreement dates. The remaining principal and interest of the promissory notes at the settlement dates were $4,393,342 and $405,000, respectively. The Company recorded a loss on extinguishment of debt of $456,830. The loss was recorded as a component of other expense in the Consolidated Statements of Operations for the fiscal year ended June 27, 2020.

Financing Liability

In connection with the Company’s failed sale and leaseback transactions described in “Note 16 - Leases”, a financing liability was recognized equal to the cash proceeds received. The cash payments made on the lease less the portion considered to be interest expense, will decrease the financing liability.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY

As of June 27, 2020 and June 29, 2019, senior secured convertible credit facility consists of the following:

	Tranche	2020	2019

Senior secured convertible notes dated April 23, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	1A	$21,660,583	$20,000,000

Senior secured convertible notes dated May 22, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	1B	86,053,316	80,000,000

Senior secured convertible notes dated July 12, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	2	26,570,948	-

Senior secured convertible notes dated November 27, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	3	10,288,815	-

Senior secured convertible notes dated March 27, 2020, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	4	12,500,000	-

Amendment fee converted to senior secured convertible notes dated October 29, 2019, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	19,423,593	-

Senior secured convertible notes dated April 24, 2020, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	IA-1	2,734,282	-

Restatement fee issued in senior secured convertible notes dated March 27, 2020, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	8,199,863	-

Total Drawn on Senior Secured Convertible Credit Facility		187,431,400	100,000,000

Less Unamortized Debt Discount		(21,062,937)	(13,144,585)

Senior Secured Convertible Credit Facility, Net		$166,368,463	$86,855,415

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

A reconciliation of the beginning and ending balances of senior secured convertible credit facility for the years ended June 27, 2020 and June 29, 2019 is as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Amendment Fee Notes	Restatement Fee Notes	TOTAL

Balance as of July 1, 2018	$-	$-	$-	$-	$-	$-	$-

Cash Additions	100,000,000	-	-	-	-	-	100,000,000
Net Effect on Equity Component of New and Amended Debt	(7,548,720)	-	-	-	-	-	(7,548,720)
Shares Issued for Debt Issuance Costs	(3,979,119)	-	-	-	-	-	(3,979,119)
Cash Paid for Debt Issuance Costs	(2,076,757)	-	-	-	-	-	(2,076,757)
Amortization of Debt Discounts	460,011	-	-	-	-	-	460,011

Balance as of June 29, 2019	$86,855,415	$-	$-	$-	$-	$-	$86,855,415

Cash Additions	-	25,000,000	10,000,000	15,000,000	-	-	50,000,000
Fees Capitalized to Debt Related to Debt Modifications	-	-	-	234,282	18,750,000	8,199,863	27,184,145
Paid-In-Kind Interest Capitalized	7,713,899	1,570,948	288,815	-	673,593	-	10,247,255
Net Effect on Equity Component of New and Amended Debt	6,942,719	(1,137,637)	(172,786)	(12,161,866)	(511,900)	(1,245,676)	(8,287,146)
Cash Paid for Debt Issuance Costs	-	(482,998)	(641,689)	(673,435)	-	-	(1,798,122)
Amortization of Debt Discounts	1,321,414	402,374	206,093	56,250	52,907	127,878	2,166,916

Balance as of June 27, 2020	$102,833,447	$25,352,687	$9,680,433	$2,455,231	$18,964,600	$7,082,065	$166,368,463

On March 22, 2019, the Company signed a binding term sheet for a senior secured convertible credit facility (the “Convertible Facility”) of up to $250,000,000 from funds managed by Gotham Green Partners (“GGP”), an investor in the global cannabis industry. The Company subsequently entered into definitive documentation on April 23, 2019 and closed on a portion of the initial funding tranche.

The Convertible Facility will be accessed through issuances to the lenders of convertible senior secured notes (“Notes”) co-issued by the Company and MM CAN, in an aggregate amount of up to $250,000,000. Under the definitive terms, Notes will be issuable in up to five tranches, with each tranche being issuable at the option of the Company, subject to certain conditions and, in certain cases, price thresholds for the Class B Subordinate Voting Shares of the Company. The initial tranche, which the Company and MM CAN have drawn down on April 23, 2019 and May 22, 2019, was for gross proceeds of $100,000,000 (“Tranche 1”). The balance of the Convertible Facility will be funded through additional tranches.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

All Notes will have a maturity date of 36 months from the Closing Date (the “Maturity Date”), with a 12-month extension feature available to the Company on certain conditions, including payment of an extension fee of 1.0% of the principal amount under the outstanding Notes. All Notes will bear interest from their date of issue at LIBOR plus 6.0% per annum. During the first 12 months, interest may be paid-in-kind (“PIK”) at the Company’s option such that any amount of PIK interest will be added to the outstanding principal of the Notes. The Company shall have the right after the first year, to prepay the outstanding principal amount of the Notes prior to maturity, in whole or in part, upon payment of 105% of the principal amount in the second year and 103% of the principal amount thereafter.

The Notes (including all accrued interest and fees thereon) will be convertible, at the option of the holder, into Subordinate Voting Shares at any time prior to the close of business on the last business day immediately preceding the Maturity Date. The conversion price for each tranche of Notes is determined based upon a predefined formula as defined in the agreement immediately prior to funding of each tranche.

The Company may force the conversion of up to 75% of the then outstanding Notes if the VWAP of the Subordinate Voting Shares (converted to U.S. dollars) is at least $8.00 for any 20 consecutive trading day period, at a conversion price per Subordinate Voting Share equal to $8.00. If 75% of the then outstanding Notes are converted by the Company, the term of the remaining 25% of the then outstanding Notes will be extended by 12 months (if such extended period is longer than the maturity date of such Notes), subject to an outside date of 48 months from the Closing Date.

Upon issuance of Notes pursuant to any tranche, the lenders will be issued share purchase warrants of the Company (“Warrants”), each of which would be exercisable to purchase one Subordinate Voting Share for 36 months from the date of issue. The number of Warrants to be issued will represent an approximate 50% Warrant coverage for each tranche. The exercise prices for each tranche of Warrants are determined based upon a predefined formula as defined in the agreement immediately prior to funding of each tranche.

In connection with Tranche 1, the Company issued to the lenders 10,086,066 Warrants with an exercise price per share equal to $3.72 and 42,913,752 Warrants with an exercise price per share equal to $4.29. Under ASC 815, the conversion option and warrants were recorded as an equity instrument. As of June 29, 2019, the relative fair value of the warrants with a value of $7,548,720 has been recorded to equity. In addition, the Company paid cash financing fees of $2,276,757 and issued 1,748,251 Subordinate Voting Shares valued at an aggregate price of $3,979,119 using the trading share price of the Company at the issuance date. The cash consideration and Subordinate Voting Shares issued were allocated between debt and equity.

As additional consideration for the purchase of the Notes, at the time of each Tranche closing, the lenders will be paid an advance fee of 1.5% of the principal amount of the Notes purchased in such Tranche. While the Notes are outstanding, the lenders will be entitled to the collective rights (a) to nominate an individual to the board of directors of the Company, and (b) to appoint a representative to attend all meetings of the board of directors in a non-voting observer capacity. The Notes and the Warrants, and any Subordinate Voting Shares issuable as a result of a conversion of the Notes or exercise of the Warrants, will be subject to a four-month hold period from the date of issuance of such Notes or such Warrants, as applicable, in accordance with applicable Canadian securities laws.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

As of June 29, 2019, the Company has drawn down $20,000,000 from Tranche 1A, $80,000,000 from Tranche 1B. As of June 27, 2020, the Company has drawn down $100,000,000 from Tranche 1A and 1B, $25,000,000 from Tranche 2, $10,000,000 from Tranche 3, $12,500,000 from Tranche 4 and $2,500,000 from an incremental advance (see below).

On August 12, 2019, the Company amended certain provisions of the Convertible Facility led by GGP (the “First Amendment”). The Company agreed to pay GGP 15% of the $125,000,000 drawn down prior to entering into the amendment as an amendment fee, which was calculated at $18,750,000 and was subsequently converted into convertible notes on October 29, 2019 at a conversion price of $1.28 per Class B Subordinate Voting Share (the “Amendment Fee Notes”). The Amendment Fee Notes may be cancelled in the event that either: the obligations, excluding the amendment fee, are paid in full, whether by prepayment or when due; or the lender elects to convert a portion of the obligations and the price per share is greater than $2.95. Tranche 1 and Tranche 2 had been fully drawn down as of May 22, 2019 and July 12, 2019, respectively. The amount of funds available to the Company in Tranche 3 and Tranche 4 was amended to $50,000,000 and $75,000,000, respectively. The aggregate amount available to be borrowed remained the same. The new terms of the First Amendment were deemed to be substantial modifications under ASC 470-50, “Modifications and Extinguishments”. Accordingly, the Company recorded a loss on extinguishment of debt of $31,816,659. The loss was recorded as a component of other expense in the Consolidated Statements of Operations for the fiscal year ended June 27, 2020.

On October 29, 2019, the Company completed the second amendment of the Convertible Facility with GGP (the “Second Amendment”) wherein certain reporting and financial covenants were modified. The Amendment removed the senior debt to market capitalization ratio covenant. The conversion of any portion of the obligations into shares is restricted until on or after October 29, 2020. As a result of the Second Amendment, the Company has the right to repay, in whole or in part, the outstanding principal amount of the Note together with accrued and unpaid interest and fees, plus the applicable premium which is five percent (5%) of the principal amount being repaid before the second anniversary of the date of issuance of each convertible note, and three percent (3%) of the principal amount being repaid thereafter. The amount of available credit in the remaining tranches was amended to $10,000,000 for Tranche 3 and $115,000,000 for Tranche 4, of which the full amount of Tranche 3 was funded on November 27, 2019. The aggregate amount available to be borrowed remained the same. Further, the Second Amendment provided that the funding of Tranche 4 will require the consent of both the Company and the lenders under the Convertible Facility. The new terms of the Second Amendment do not qualify as a substantial modification under ASC 470-50, “Modifications and Extinguishments”.

On March 27, 2020, the Company amended and restated the securities purchase agreement with GGP (the “Third Amendment”) wherein GGP committed to fund up to $150,000,000 through Tranche 4 and subsequent tranches (each such subsequent tranche, an “Incremental Advance”) subject to the funding requirements of the Company and certain other conditions. The maximum funding capacity under the Convertible Facility, as amended on March 27, 2020 is $285,000,000 of which $135,000,000 had been drawn down in prior tranches. The final $25,000,000 is subject to acceptance by the Company. Certain financial covenants were also modified which include a reduction in the required go-forward minimum cash balance and the removal of the fixed charge coverage ratio requirement that was to become effective in calendar 2021. The Third Amendment removed the accelerated and forced conversion rights previously held by GGP under the agreement as amended on August 12, 2019.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

The Company agreed to pay GGP 10% of the existing Notes outstanding prior to Tranche 4, including paid-in-kind interest accrued on such Notes (the “Existing Notes”), or $163,997,255, as a restatement fee (the “Restatement Fee”), of which the first 50% of the Restatement Fee was paid through the issuance of additional Notes in an aggregate principal amount equal to $8,199,863 at a conversion price of $0.26 (the “Restatement Fee Notes”). The remaining 50% of the Restatement Fee, or $8,199,863, will be due upon each Incremental Advance on a pro-rata basis of $87,500,000. As additional consideration for the purchase of the Tranche 4 Notes, the lenders participating in Tranche 4 Advance were paid an advance fee of 1.5% (the “Advance Fee”) of the aggregate principal amount, or $187,500, which was withheld from the Tranche 4 funding amount. The 1.5% Advance Fee will also be paid in respect of any Incremental Advances.

Under the Amended and Restated SPA, each Incremental Advance will be issued at a conversion price per Subordinate Voting Share equal to the five (5) day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of completion of such Incremental Advance, subject to a minimum price of $0.20 and maximum price of $0.40 (in respect of each Incremental Advance, a “Restatement Conversion Price”), provided that the first Incremental Advance (the “Tranche 4 Advance”) will have a Restatement Conversion Price of $0.26. In addition, as any Incremental Advances are funded, the conversion price of the relative portion of the Existing Notes will be amended to the Restatement Conversion Price.

In connection with each Incremental Advance, the Company will also share purchase warrants of the Company (“Incremental Warrants”) representing 100% coverage on the aggregate principal amount of such Incremental Advance, each of which will be exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance, at an exercise price per Subordinate Voting Share equal to the Restatement Conversion Price for such Incremental Advance. In addition, as any Incremental Advances are funded, the relative portion of the existing share purchase warrants issued under the Convertible Facility and outstanding prior to Tranche 4 (the “Existing Warrants”) will be cancelled and replaced by new share purchase warrants of the Company (the “Replacement Warrants”), each of which will be exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance at an exercise price equal to the Restatement Conversion Price for such Incremental Advance. The Incremental Warrants, including the Tranche 4 Warrants, and the Replacement Warrants will be exercisable on a cashless (net exercise) basis. In addition, if the Company’s retail operations achieve two (2) consecutive three-month periods of positive after-tax free cash flow during any time prior to the expiry date for the Replacement Warrants, then all outstanding Replacement Warrants will be automatically cancelled upon achieving the milestone.

The principal amount of the Existing Notes that will be repriced and the number of Existing Warrants that will be cancelled and replaced upon an Incremental Advance will be based on the percentage that the amount of such Incremental Advance is of a total funding target of $100,000,000 (the “Funding Target Percentage”). The applicable Existing Notes will be repriced to the Restatement Conversion Price for such Incremental Advance. The Incremental Replacement Warrants issued as a part of such Incremental Advance will represent 50% coverage on the amount determined by multiplying the Funding Target Percentage by $135,000,000. The Third Amendment was a substantial modification in accordance ASC 470-50, “Modifications and Extinguishments”. As a result of the Third Amendment, the Company recorded a loss on extinguishment of debt in the amount of $10,706,883. The loss was recorded as a component of other expense in the Consolidated Statements of Operations for the fiscal year ended June 27, 2020.

As a result of the amendments during fiscal year ended June 27, 2020, all convertible notes will have a maturity date of 36 months from April 23, 2019 (the “Maturity Date”), with a twelve-month extension feature available to the Company on certain conditions, including payment of an extension fee of 1.0% of the principal amount under the outstanding Convertible Facility, provided that if the Tranche 4 Notes and Funding Commitments reach at least $100,000,000 in the aggregate, GGP will have certain options to extend the Maturity Date up to April 23, 2027. The Convertible Facility will bear interest from their date of issue at LIBOR plus 6.0% per annum. During the first twelve months, interest may be paid-in-kind (“PIK”) at the Company’s option such that any amount of PIK interest will be added to the outstanding principal of the Convertible Facility. The Company shall have the right after the first year, to prepay the outstanding principal amount of the Convertible Facility prior to maturity, in whole or in part, upon payment of 105% of the principal amount in the second year and 103% of the principal amount thereafter. The Notes (including all accrued interest and fees thereon) will be convertible, at the option of the holder, into Subordinate Voting Shares at any time prior to the close of business on the last business day immediately preceding the Maturity Date.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

The Convertible Facility is subject to certain covenant clauses, whereby the Company is required to meet certain key financial ratios. As of June 27, 2020, the Company did not fulfill certain minimum liquidity debt covenants for the Convertible Facility as required in the agreement. However, subsequent to year-end, in addition to amendments to the Facility, the Company obtained a waiver of the violations as well as amendments to the covenants. The Company believes it will meet the amended covenants for the following 12-month period and has classified the balance of the Convertible Facility as non-current in the Consolidated Balance Sheets. Refer to “Note 2 - Summary of Significant Accounting Policies, Going Concern” for discussion of the Company’s plans for the 12-month period after the issuance of the consolidated financial statements and “Note 27 - Subsequent Events” for further details of the amendment subsequent to June 27, 2020.

Upon funding of Tranche 2 in the amount of $25,000,000 on July 12, 2019, the Company issued 2,967,708 and 857,336 warrants to the lenders at an exercise price of $3.16 and $3.65 per share, respectively. Upon funding of Tranche 3 in the amount of $10,000,000 on November 27, 2019, the Company issued 3,708,772 and 1,071,421 warrants to the lenders at an exercise price of $1.01 and $1.17 per share, respectively.

Upon funding of the Tranche 4 Advance in the amount of $12,500,000 on March 27, 2020, the Company issued 48,076,923 Warrants with an exercise price of $0.26, representing 100% coverage of the Tranche 4 Advance. Additionally, in accordance with the Third Amendment, the Company cancelled 2,700,628 of the 21,605,061 Existing Warrants issued under Tranche 1, Tranche 2 and Tranche 3 and reissued 32,451,923 Replacement Warrants with an exercise price per share equal to $0.26. Upon funding of the Tranche 4 Advance on March 27, 2020, the conversion price for $20,499,657 of the convertible notes, representing 12.5% of each under Tranche 1, Tranche 2 and Tranche 3 was amended to $0.26 per Subordinate Voting Share. Upon funding of the incremental advance in the amount of $2,500,000 on April 24, 2020, the Company issued 9,615,385 warrants with an exercise price of $0.26. In addition, 540,128 Existing Warrants were cancelled and replaced with 6,490,385 warrants with an exercise price of $0.26 in accordance with the Third Amendment.

Warrants issued pursuant to the Third Amendment may be exercised at the election of their holders on a cashless basis. All Existing and Replacement Warrants issued in connection with the Convertible Facility met the scope exception under ASC 815, “Derivatives and Hedging” and classified as equity instruments. The warrants are measured at fair value and recorded as a debt discount in connection with the Convertible Facility. See “Note 20 - Share-Based Compensation” for further information regarding the valuation method and assumptions used in determining the fair value of these equity instruments.

While the Notes are outstanding, the lenders will be entitled to the collective rights to (a) nominate an individual to the Board of Directors of the Company, and (b) appoint a representative to attend all meetings of the Board of Directors in a non-voting observer capacity. Pursuant to the Side Letter executed on October 29, 2019 in conjunction with the Amendment, GGP has the right to nominate a majority of the Company’s Board of Directors while the aggregate principal amount outstanding under the Notes being more than $25,000,000. The Notes are secured by substantially all assets of the Company.

The Notes and the Warrants, and any Subordinate Voting Shares issuable as a result of a conversion of the Notes or exercise of the Warrants, will be subject to a four-month hold period from the date of issuance of such Notes or such Warrants, as applicable, in accordance with applicable Canadian securities laws. Closing of any tranche of the Convertible Facility subsequent to Tranche 1 is subject to certain conditions being satisfied including, but not limited to, there is no event of default, reconfirmation of representations and warranties and compliance with applicable covenants and agreements.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

19.	SHAREHOLDERS’ EQUITIES

Authorized

The authorized share capital of the Company is comprised of the following:

Unlimited Number of Class B Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders, the holders of Class B Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority rights of the holders of any shares of the Company ranking in priority to the Class B Shares (including without restriction the Class A Super Voting Shares) be entitled to participate ratably along with all other holders of Class B Shares.

Unlimited Number of Class A Super Voting Shares

Holders of Super Voting Shares are not entitled to receive dividends. They are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Super Voting Share held. Provided that the founders hold more than 50% of the issued and outstanding non-voting common shares of MM Corp and Common Units of LLC, otherwise each holders of Super Voting Shares are entitled to 50 votes in respect of each Super Voting Share held. As long as any Super Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. The Super Voting Shares are redeemable by the Company at a fixed rate of $0.10119 per share at the option of the current holder (the founders) in certain circumstances. In all other circumstances, the Company has the option to redeem the Super Voting Shares at the aforementioned fixed rate. The total amount due if redeemed, is approximately $82,500. The Company determined that the Super Voting are temporary equity in accordance with ASC 480, “Distinguishing Liabilities from Equity” and has reflected the amount as mezzanine equity in the Consolidated Balance Sheets.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders, the Company will distribute its assets firstly and in priority to the rights of holders of any other class of shares of the Company (including the holders of preferred shares of any series and Class B Subordinate Voting Shares) to return the issue price of the Class A Super Voting Shares. If there are insufficient assets to fully return the issue price, such holders will receive an amount equal to the holders of the Class A Super Voting Shares such holders will receive an amount equal to their pro rata share in proportion to the issue price of their Class A Super Voting Shares along with all other holders of Class A Super Voting Shares.

On January 31, 2020, the Company announced that Adam Bierman and Andrew Modlin agreed to surrender all of their Class A Super Voting Shares to the Company. The value of the Super Voting Shares will be determined by a special committee of the Board (the “Special Committee”) through a process that includes hiring a third-party supervised by the Special Committee. As of June 27, 2020, the third-party valuation has not been completed. Accordingly, 815,295 Super Voting Shares previously held by Mr. Bierman were cancelled during the fiscal year ended June 27, 2020. On July 12, 2020, the valuation of the Super Voting Shares was completed. As of June 27, 2020, $475,650 was accrued in current liabilities for the amount owed to Adam Bierman related to the Super Voting Shares cancelled. This liability is to be settled in Class B Subordinate Voting Shares and RSUs. Mr. Modlin’s surrender will occur in December 2020 upon the expiration of the limited proxy granted to Benjamin Rose, Executive Chairman of the Board. As a result, the Company expects to have no outstanding Class A Super Voting Shares by the end of calendar year 2020.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

19.	SHAREHOLDERS’ EQUITY (Continued)

Authorized (Continued)

Unlimited Number of Preferred Shares

The Preferred Shares may be issued at any time or from time to time in one or more series. The board of directors of the Company may, by resolution, alter its Notice of Articles of the Company to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series, including the rate, form, entitlement and payment of preferential dividends, the dates and place for payment thereof, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights, if any, and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; provided, however, that no Preferred Shares of any series shall be issued until the Company has filed an alteration to its Notice of Articles with the British Columbia Registrar of Companies. Preferred shares shall be entitled to preference over other classes of shares, dividends when declared and any distribution of assets in event of liquidation, dissolution or winding up the Company, whether voluntary or involuntary.

2,000,000,000 Units of MM CAN USA Redeemable Shares

The Company’s subsidiary, MM CAN USA, Inc. has two authorized classes of units, Class A and Class B Redeemable Stock with a $0.001 USD par value, having an authorized limit of 1,000,000,000 units each. Class A Units are not redeemable, while Class B Redeemable Units are redeemable into shares of the Company’s Class B Subordinate Voting Shares. Holders of Class B Redeemable Units can redeem at their election. There are no mandatory redemption features. Class A Units are entitled to vote per unit held while Class B Redeemable Units are non-voting. Each Class share on a pro-rata basis dividends when declared. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Class B Redeemable Units, together with holders of Class A Units on a pro-rata basis, will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

Unlimited Number of MM Enterprises USA Common Units

The Company’s subsidiary, MM Enterprises USA, LLC has one authorized class of units being Common Units. Common Units contain no voting rights and are redeemable into Class B Redeemable Units of MedMen Corp or of the Company’s Class B Subordinate Voting Shares. Distributions to members, upon the dissolution or liquidation of the Company, whether voluntary or involuntary may be declared by out of distributable cash or other funds or property legally available therefor in such amounts and on such terms as the Company shall determine using such record date as the Company may designate on a pro-rata basis in accordance with each members percentage interest in the Company.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

19.	SHAREHOLDERS’ EQUITY (Continued)

Issued and Outstanding

A reconciliation of the beginning and ending issued and outstanding shares is as follows:

	Subordinate Voting Shares	Super Voting Shares	MM CAN USA Class B Redeemable Units	MM Enterprises USA Common Units

Balance as of July 1, 2018	45,215,976	1,630,590	365,961,334	1,570,064

Bought Deal Equity Financing	29,321,818	-	-	-
At-the-Market Equity Financing Program	5,168,500	-	-	-
Shares Issued to Settle Debt	632,130	-	3,932,415	-
Debt Issuance Costs	2,691,141	-	-	-
Redemption of MedMen Corp Redeemable Shares	58,095,821	-	(58,095,821)	-
Redemption of LLC Redeemable Units	5,566,993	-	4,274,566	(9,841,559)
Other Assets	919,711	-	72,464	-
Acquisition Costs	159,435	-	169,487	-
Acquisition of Non-Controlling Interest	9,736,870	-	-	-
Business Acquisitions	10,875,929	-	-	-
Asset Acquisitions	1,658,884	-	-	8,996,511
Vested Restricted Stock Units	333,479	-	-	-
Exercise of Warrants	-	-	2,878,770	-
Stock Grants for Compensation	2,634,235	-	-	-

Balance as of June 29, 2019	173,010,922	1,630,590	319,193,215	725,016

Cancellation of Super Voting Shares	-	(815,295)	-	-
At-the-Market Equity Financing Program, Net	9,789,300	-	-	-
Shares Issued for Cash	61,596,792	-	-	-
Shares Issued to Settle Debt and Accrued Interest	6,801,790	-	-	-
Shares Issued to Settle Accounts Payable and Liabilities	24,116,461	-	-	-
Shares Issued to Settle Contingent Consideration	13,737,444	-	-	-
Asset Acquisitions	7,373,034	-	-	-
Redemption of MedMen Corp Redeemable Shares	83,119,182	-	(83,119,182)	-
Shares Issued for Vested Restricted Stock Units	329,548	-	-	-
Shares Issued for Other Assets	13,479,589	-	-	-
Shares Issued for Acquisition Costs	765,876	-	-	-
Shares Issued for Business Acquisition	5,112,263	-	-	-
Stock Grants for Compensation	4,675,017	-	49,818	-

Balance as of June 27, 2020	403,907,218	815,295	236,123,851	725,016

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

19.	SHAREHOLDERS’ EQUITY (Continued)

September Bought Deal Equity Financing

On September 27, 2018, MedMen Corp completed a bought deal financing (the “September Offering”) of 15,681,818 units (the “September Units”) at a price of C$5.50 per September Unit (the “September Issue Price”), which included the exercise in full by the Underwriters of their over-allotment option, for aggregate gross proceeds of approximately C$86,250,000 (or $65,935,325 U.S. dollars).

Each September Unit consisted of one Subordinate Voting Share and one-half of one share purchase warrant of the Company (each whole share purchase warrant, a “September Warrant”). Each September Warrant entitles the holder thereof to acquire, subject to adjustment in certain circumstances, one Subordinate Voting Share at an exercise price of C$6.87 for a period of 36 months following the closing of the September Offering. On September 27, 2018, the September Warrants commenced trading under the ticker symbol “MMEN.WT”. See “Note 15 - Derivative Liabilities” for further information.

December Bought Deal Equity Financing

On December 5, 2018, MedMen Corp completed a bought deal financing (the “December Offering”) of 13,640,000 units (the “December Units”) at a price of C$5.50 per December Unit (the “December Issue Price”) for aggregate gross proceeds of approximately C$75,020,000 (or $55,976,720 U.S. dollars).

Each December Unit consisted of one Subordinate Voting Share and one share purchase warrant of the Company (“December Warrant”). Each December Warrant entitles the holder thereof to acquire, subject to adjustment in certain circumstances, one Subordinate Voting Share at an exercise price of C$6.87 ($5.28) until September 27, 2021. The December Warrants are traded under the ticker symbol “MMEN.WT” with the September Warrants. See “Note 15 - Derivative Liabilities” for further information.

At-the-Market Equity Financing Program

On April 10, 2019, the Company entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Canaccord Genuity Corp. pursuant to which the Company may, from time to time, sell Subordinate Voting Shares for aggregate gross proceeds of up to C$60,000,000. The At-the-Market equity financing program (the “ATM program”) is designed to enable the Company to issue Subordinate Voting Shares from treasury at a lower cost than traditional offerings, without discount and at prevailing trading prices. The Company intends to use the net proceeds from the sale of Subordinate Voting Shares under the ATM program principally for general and administrative expenses, working capital needs and other general corporate purposes. As of June 27, 2020 and June 29, 2019, the Company had issued 9,789,300 and 5,168,500, respectively for net proceeds of $12,399,252 and $13,306,096, respectively.

Non-Controlling Interests

Non-controlling interest represents the net assets of the subsidiaries the holders of the Subordinate Voting Shares do not directly own. The net assets of the non-controlling interest are represented by the holders of the MM CAN USA Redeemable Shares. and the holders of MM Enterprises USA Common Units. Non-controlling interest also represents the net assets of the entities the Company does not directly own but controls through a management agreement. As of June 27, 2020 and June 29, 2019, the holders of the MM CAN USA Redeemable Shares represent approximately 36.89% and 64.85%, respectively, of the Company and holders of the MM Enterprises USA Common Units represent approximately 0.11% and 0.15%, respectively, of the Company.

Variable Interest Entities

The below information are entities the Company has concluded to be variable interest entities (“VIEs”) as the Company possesses the power to direct activities through management services agreements (“MSAs”). Through these MSAs, the Company can significantly impact the VIEs and thus holds a controlling financial interest.

The following table represents the summarized financial information about the Company’s consolidated VIEs. VIEs include the balances of LAX Fund II Group, LLC, Natures Cure, Inc. and Venice Caregiver Foundation, Inc. This information represents amounts before intercompany eliminations.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

19.	SHAREHOLDERS’ EQUITY (Continued)

Acquisition of Previously Consolidated VIE

Prior to January 25, 2019, the Company VIE’s also included The Source Santa Ana and The Farmacy Collective. On January 25, 2019, the Company completed the acquisition of the Source Santa Ana and The Farmacy Collective from Captor Capital Corp. (“Captor”), a related party for $33,035,817 pursuant to a stock purchase agreement entered into on January 9, 2019 (the “SPA”). Under the terms of the SPA, the Company acquired all of the shares of ICH California Holdings, Ltd., a wholly-owned subsidiary of Captor that held assets including the ownership interests in its MedMen branded retail cannabis dispensaries located in Santa Ana and West Hollywood. The purchase price was paid with 9,736,870 Subordinate Voting Shares at an aggregate value of $33,035,817. Additionally, 1,051,902 Subordinate Voting Shares issued as part of the purchase price are contractually restricted from trading for six months from the closing date. Accordingly, The Source Santa Ana is now consolidated as a wholly owned subsidiary of the Company.

As of and for the year ended June 27, 2020, the balances of the VIEs consist of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL

Current Assets	$1,233,188	$811,025	$6,639,231	$8,683,444
Non-Current Assets	16,867,824	3,259,563	5,032,428	25,159,815

Total Assets	18,101,012	4,070,588	11,671,659	33,843,259

Current Liabilities	$12,831,161	$7,481,953	$3,745,710	$24,058,824
Non-Current Liabilities	11,196,585	2,662,078	1,146,322	15,004,985

Total Liabilities	24,027,746	10,144,031	4,892,032	39,063,809

Non-Controlling Interest	$(5,926,734)	$(6,073,443)	$6,779,627	$(5,220,550)

Revenues	$10,949,458	$-	$13,976,810	$24,926,268
Net (Loss) Income Attributable to Non-Controlling Interest	$(6,132,528)	$(3,777,079)	$3,143,437	$(6,766,170)

As of and for the year ended June 29, 2019, the balances of the VIEs consist of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL

Current Assets	$1,793,174	$1,156,113	$1,437,604	$4,386,891
Non-Current Assets	6,133,804	1,753,897	4,000,000	11,887,701

Total Assets	7,926,978	2,910,010	5,437,604	16,274,592

Current Liabilities	$6,375,156	$5,203,258	$1,801,414	$13,379,828
Non-Current Liabilities	1,344,479	-	-	1,344,479

Total Liabilities	7,719,635	5,203,258	1,801,414	14,724,307

Non-Controlling Interest	$207,343	$(2,293,248)	$3,636,190	$1,550,285

Revenues	$9,767,302	$-	$11,630,475	$21,397,777
Net (Loss) Income Attributable to Non-Controlling Interest	$(5,563,148)	$(5,264,296)	$3,345,828	$(7,481,616)

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

19.	SHAREHOLDERS’ EQUITY (Continued)

The net change in the consolidated VIEs and other non-controlling interest are as follows for the year ended June 27, 2020:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	Other Non- Controlling Interests	TOTAL

Balance as of June 29, 2019	$207,343	$(2,293,248)	$3,636,190	$(33,417,690)	$(31,867,405)

Net Income (Loss)	(6,132,528)	(3,777,079)	3,143,437	(272,499,888)	(279,266,058)

Cash Distributions from Non-Controlling Members	-	-	-	(310,633)	(310,633)
Stock Grants for Compensation	-	-	-	35,157	35,157
Equity Component on Debt and Debt Modification	-	-	-	5,331,969	5,331,969
Redemption of MedMen Corp Redeemable Shares	-	-	-	(32,192,800)	(32,192,800)
Share-Based Compensation	-	-	-	1,492,073	1,492,073

Balance as of June 27, 2020	$(5,925,185)	$(6,070,327)	$6,779,627	$(331,561,812)	$(336,777,697)

The net change in the consolidated VIEs and other non-controlling interest are as follows for the year ended June 29, 2019:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	Farmacy Collective and The Source Santa Ana	Other Non- Controlling Interests	TOTAL

Balance as of June 30, 2018	$5,770,491	$2,971,048	$290,362	$(692,837)	$77,389,350	$85,728,414

Net Income (Loss)	(5,563,148)	(5,264,296)	3,345,828	596,288	(181,955,438)	(188,840,766)

Cash Contributions from Non-Controlling Members	-	-	-	-	290,000	290,000
Conversion of Convertible Debentures	-	-	-	-	3,802,381	3,802,381
Asset Acquisitions	-	-	-	-	41,154,986	41,154,986
Fair Value of Warrants Issued for Debt	-	-	-	-	13,590,104	13,590,104
Issuance of Equity for the Repayment of Notes Payable	-	-	-	-	6,759,125	6,759,125
Exercise of Warrants	-	-	-	-	8,521,268	8,521,268
Other Assets	-	-	-	-	343,678	343,678
Acquisition Costs	-	-	-	-	597,320	597,320
Share-Based Compensation	-	-	-	-	12,845,773	12,845,773
Acquisition of Non-Controlling Interest	-	-	-	96,549	-	96,549
Redemption of MedMen Corp Redeemable Shares	-	-	-	-	7,683,232	7,683,232
Redemption of LLC Redeemable Units	-	-	-	-	(24,439,469)	(24,439,469)

Balance as of June 29, 2019	$207,343	$(2,293,248)	$3,636,190	$-	$(33,417,690)	$(31,867,405)

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

19.	SHAREHOLDERS’ EQUITY (Continued)

The consolidated financial statements for the fiscal year ended June 29, 2019 presented herein include LCR Manager, LLC as described in “Note 2 - Basis of Consolidation”. LCR Manager, LLC holds less than 0.01% of the total outstanding units in Le Cirque Rouge, LP (the “Operating Partnership,” or the “OP”) in which the investment was accounted for under the equity method due to the Company’s significant influence as a result of LCR Manager, LLC being the manager of the OP and owning equity interests in the OP. In addition, certain members of management of the Company are also members of management to the REIT (see below). The amount of initial investment in the OP was nominal, and thus the equity interests in the OP, and accordingly, the amount of investment, was determined to be insignificant and therefore has not been recorded in these financial statements. Accordingly, the Company’s maximum exposure to loss as a result of its involvement with the OP is not significant. During the fiscal year ended June 27, 2020, the Company sold its interests in LCR Manager, LLC for gross proceeds of $12,500,000.

Le Cirque Rouge, LP is a Delaware limited partnership that holds substantially all of the real estate assets owned by the REIT, conducts the REIT’s operations, and is financed by the REIT. Under ASC 810, “Consolidation”, the OP was determined to be a variable interest entity in which the Company has a variable interest. The Company was determined to have an implicit variable interest in the OP based on the leasing relationship and arrangement with the REIT. The Company was not determined to be the primary beneficiary of the VIE as the Company does not have the power to direct the activities of the VIE that most significantly affect its economic performance. As of September 2019, the Company and the REIT no longer had members of common management and in November 2019, the Company sold its interests in the Manager. However, the Company continues to have a variable interest in the OP as of June 27, 2020. During the fiscal years ended June 27, 2020 and June 29, 2019, the Company did not provide any financial or other support other completion of the sale and leaseback transactions and the REIT being a lessor on various leases as described in “Note 16 - Leases”. Accordingly, Le Cirque Rouge, LP is not consolidated as a variable interest entity within the consolidated financial statements.

20.	SHARE-BASED COMPENSATION

The Company has a stock and equity incentive plan (the “Incentive Plan”) under which the Company may issue various types of equity instruments to any employee, officer, consultant, advisor or director. The types of equity instruments issuable under the Incentive Plan encompass, among other things, stock options, stock grants, deferred stock units, restricted stock grants, LTIP, P units and warrants (together, “Awards”). Stock based compensation expenses are recorded as a component of general and administrative expenses. To the extent that the Company has not appointed a Compensation Committee, all rights and obligations under the Incentive Plan shall be those of the full Board of Directors. The maximum number of Awards that may be issued under the Incentive Plan shall be determined by the Compensation Committee or the Board of Directors in the absence of a Compensation Committee. Any shares subject to an Award under the Incentive Plan that are forfeited, canceled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations, shall again be available for Awards under the Incentive Plan. Vesting of Awards will be determined by the Compensation Committee or Board of Directors in absence of one. The exercise price for Awards (if applicable) will generally not be less than the fair market value of the Award at the time of grant and will generally expire after 10 years.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	SHARE-BASED COMPENSATION (Continued)

A summary of share-based compensation expense for the years ended June 27, 2020 and June 29, 2019 is as follows:

	2020	2019

Stock Options	$1,876,225	$11,699,796
Deferred Stock Units	484,932	-
LTIP Units	1,492,073	12,845,773
Stock Grants for Services	3,656,926	5,712,872
Restricted Stock Grants	3,554,968	2,235,773
Warrants	-	227,244

Total Share-Based Compensation	$11,065,124	$32,721,458

On February 1, 2020, Adam Bierman resigned as Chief Executive Officer of the Company and surrendered all Class A Super Voting Shares to the Company. See “Note 19 - Shareholders’ Equity” for further information on Mr. Bierman’s Super Voting Shares. As payment of severance to Mr. Bierman, the Company will compensate Mr. Bierman in the form of securities of which the number of issued securities and the aggregate amount is approximately 3,700,000 of which half are in Class B Subordinate Voting Shares and half are in RSUs. The RSUs have a term of 10 years and vest when the Company’s Class B Subordinate Voting Shares have a daily VWAP of at least $2.05 for 25 consecutive days. As of June 27, 2020, $475,650 was accrued in current liabilities for the amount owed to Adam Bierman related to the Super Voting Shares cancelled. This liability is to be settled in Class B Subordinate Voting Shares and RSUs. In addition, the Company amended the terms of the 9,661,939 LTIP Units held by Mr. Bierman wherein the vesting period was extended to ten years from February 1, 2020. The Company analyzed the impact of the modification on its consolidated financial statements and determined the modification did not have a significant impact on its Consolidated Statements of Operations and its Consolidated Balance Sheets as of and for the year ended June 27, 2020.

Stock Options

A reconciliation of the beginning and ending balance of stock options outstanding is as follows:

	Number of Stock Options	Weighted-Average Exercise Price

Balance as of July 1, 2018	5,793,374	$4.14

Granted	10,374,075	$3.45
Forfeited	(2,629,347)	$(4.32)

Balance as of June 29, 2019	13,538,102	$4.31

Granted	6,812,552	$1.34
Forfeited	(11,732,450)	$(2.79)

Balance as of June 27, 2020	8,618,204	$2.79

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	SHARE-BASED COMPENSATION (Continued)

The following table summarizes the stock options that remain outstanding as of June 27, 2020:

Security Issuable	Exercise Price	Expiration Date	Stock Options Outstanding		Stock Options Exercisable

Subordinate Voting Shares	$3.26	February 2029	316,085	(3)	316,085
Subordinate Voting Shares	$3.41	August 2021	32,974	(4)	32,974
Subordinate Voting Shares	$3.84	July 2023	200,000	(6)	200,000
Subordinate Voting Shares	$4.03	May 2028	1,916,739	(5)	1,426,900
Subordinate Voting Shares	$4.05	August 2028	61,950	(7)	61,950
Subordinate Voting Shares	$4.05	August 2028	376,746	(7)	-
Subordinate Voting Shares	$4.03	October 2028	35,000	(5)	16,041
Subordinate Voting Shares	$5.71	October 2028	466,075	(5)	251,968
Subordinate Voting Shares	$3.42	January 2029	394,980	(5)	298,046
Subordinate Voting Shares	$2.64	None	-	(1)	-
Subordinate Voting Shares	$3.36	February 2029	207,842	(2)	207,842
Subordinate Voting Shares	$3.06	April 2029	238,064	(5)	132,262
Subordinate Voting Shares	$2.79	April 2029	225,106	(5)	71,847
Subordinate Voting Shares	$2.36	May 2029	35,895	(5)	14,014
Subordinate Voting Shares	$2.66	June 2029	63,250	(5)	16,291
Subordinate Voting Shares	$2.17	June 2029	724,645	(8)	724,645
Subordinate Voting Shares	$2.02	July 2029	578,623	(5)	-
Subordinate Voting Shares	$1.99	August 2029	467,660	(5)	-
Subordinate Voting Shares	$1.55	September 2029	269,655	(5)	-
Subordinate Voting Shares	$2.02	None	645,705	(5)	-
Subordinate Voting Shares	$1.38	October 2029	144,260	(5)	-
Subordinate Voting Shares	$0.44	December 2029	249,908	(5)	-
Subordinate Voting Shares	$0.53	January 2030	161,395	(5)	-
Subordinate Voting Shares	$0.53	January 2030	231,630	(5)	231,630
Subordinate Voting Shares	$0.47	January 2030	289,119	(5)	-
Subordinate Voting Shares	$0.27	February 2030	32,000	(5)	-
Subordinate Voting Shares	$0.11	March 2030	46,608	(5)	46,608
Subordinate Voting Shares	$0.38	March 2030	7,000	(5)	-
Subordinate Voting Shares	$0.18	May 2030	199,290	(5)	199,290
			8,618,204		4,248,393

(1)	Issued to certain officers of the Company under the Company’s stock and incentive plan. Such options will vest contingent upon achievement of certain price targets in respect of the Subordinate Voting Shares, whereby 1,585,288 of such options, one third will vest when the price of the Subordinate Voting Shares reaches US$10 in the open market, another third will vest when such share price reaches US$15 in the open market and another third will vest when such share price reaches US$20 in the open market, and 1,714,699 of such options, one third will vest when the price of the Subordinate Voting Shares reaches US$15 in the open market, another third will vest when such share price reaches US$30 in the open market and another third will vest when such share price reaches US$60 in the open market. These options have no expiration date. Such share price will be determined as a 5-day volume weighted-average trading price on any exchange on which the Subordinate Voting Shares are traded.
(2)	Issued to a certain officer of the Company under the Company’s stock and incentive plan. Such options expire in ten years from the date of grant and 1/36th of the options will vest upon each successive month after the grant date.
(3)	Issued to a consultant in connection with services rendered under the Company’s stock and incentive plan. Such options expire in one year from the date of grant and 1/12th of the options will vest upon each successive month after March 1, 2019.
(4)	Issued to certain directors of the Company under the Company’s stock and incentive plan. Such options expire in August 2021 and 1/8th of the options will vest upon each successive month after the grant date.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	SHARE-BASED COMPENSATION (Continued)

(5)	Issued to employees of certain subsidiaries of the Company under the Company’s stock and incentive plan. Such options expire in ten years from the date of grant and have the following vesting conditions: Such option will vest over a period of four years from the employees hire date as 1/4th of the options vest on the first anniversary of the hire date and, 1/48th of the options will vest upon each successive month after the first anniversary of the employee’s hire date for a period of three years.
(6)	Issued to a consultant in connection with services rendered under the Company’s stock and incentive plan. Such options fully vest on the grant date. Such options expire in five years from the grant date.
(7)	Issued to certain directors of the Company under the Company’s stock and incentive plan. 61,950 of such options vest at the end of the first year of service and 376,746 of such options vest at the end of three years of service. All options expire in ten years from the date of grant.
(8)	Issued to a certain officer of the Company under the Company’s stock and incentive plan. Such options expire in ten years from the date of grant and were vested immediately upon the grant date.

For the years ended June 27, 2020 and June 29, 2019, the fair value of stock options granted with a fixed exercise price was determined using the Block-Scholes option-pricing model with the following assumptions at the time of grant:

	2020	2019

Weighted-Average Risk-Free Annual Interest Rate	1.60%	1.95%
Weighted-Average Expected Annual Dividend Yield	0.0%	0.0%
Weighted-Average Expected Stock Price Volatility	91.0%	87.8%
Weighted-Average Expected Life in Years	7.50	6.15
Weighted-Average Estimated Forfeiture Rate	40.0%	33.0%

Stock price volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life represents the period of time that stock options granted are expected to be outstanding. The risk-free rate was based on Bank of Canada zero coupon bond with a remaining term equal to the expected life of the options. For the year ended June 27, 2020, the fair value of stock options granted with vesting contingent upon achievement of certain price targets was determined using a Monte Carlo simulation model taking into account the fair value of the Company’s Subordinate Voting Shares on the date of grant and into the future encompassing a wide range of possible future market conditions. The following assumptions were used at the time of grant:

	2020	2019

Weighted-Average Stock Price	C$2.65	C$4.10
Weighted-Average Probability	6.0%	6.0%
Weighted-Average Term in Years	3.0	3.0
Weighted-Average Volatility	83.3%	72.0%

During the years ended June 27, 2020 and June 29, 2019, the weighted-average fair value of stock options granted was $0.98 and $2.67, respectively, per option. As of June 27, 2020 and June 29, 2019, stock options outstanding have a weighted-average remaining contractual life of 7.5 years and 9.1 years, respectively.

In the fourth quarter of the year ended June 29, 2019, the Company modified the Company’s stock option plan for all outstanding employee options, allowing the vesting period to begin on the date of hire. Previously, the vesting period commenced on the grant date. The Company analyzed the impact of the modification on its financials and determined the modification accelerated the vesting and expense recognition. The Company determined the amount of additional expense recognized for this modification did not have a significant impact on its Consolidated Statement of Operations for the years ended June 27, 2020 and June 29, 2019.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	SHARE-BASED COMPENSATION (Continued)

LTIP Units and LLC Redeemable Units

A reconciliation of the beginning and ending balances of the LTIP Units and LLC Redeemable Units issued for compensation outstanding is as follows:

			Weighted
	LTIP Units	LLC	Average
	Issued and	Redeemable	Grant Date
	Outstanding	Units	Fair Value

Balance as of July 1, 2018	30,314,333	1,570,064	$1.56

Redemptions	-	(845,048)	$(3.38)
Forfeiture of LTIP Units (2)	(3,962,422)	-	$(3.38)
Cancellation of LTIP Units (2)	(724,645)	-	$(3.38)
Vesting and Converted (1)(3)	(4,744,911)	-	$(3.38)

Balance as of June 29, 2019	20,882,355	725,016	$0.74

Vesting and Converted (1)(3)	(1,558,477)	-	$(3.38)

Balance as of June 27, 2020	19,323,878	725,016	$0.74

(1)	LTIP Units and LLC Redeemable Units will vest as follows:

●	19,323,878 of the LTIP Units will vest contingent upon achievement of certain price targets in respect of the Subordinate Voting Shares, whereby one third of such aggregate LTIP Units will vest when the price of the Subordinate Voting Shares reaches C$10 in the open market, another third will vest when such share price reaches C$15 in the open market and the final third will vest when such share price reaches C$20 in the open market. Such share price will be determined as a 5-day volume weighted-average trading price on any exchange on which the Subordinate Voting Shares are traded. 9,661,939 of the LTIPs were modified to extend the vesting periods to 10 years from the modification date of February 1, 2020.

●	6,038,712 of the LTIP Units will vest as follows: (a) 25% vested immediately on issuance; and (b) the remaining 75% vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all LTIP Units being fully vested on March 15, 2020.

●	4,227,098 of the FV LTIP Units will vest as follows: (a) 14.3% vested immediately on issuance; and (b) the remaining 85.7% vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all FV LTIP Units being fully vested on March 15, 2022.

●	724,645 of the LTIP Units will vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all LTIP Units being fully vested on March 15, 2021.

(2)	3,237,778 of the LTIP Units were forfeited upon the resignation of an employee. In addition, 724,645 of the LTIP Units and the vested amounts were cancelled/forfeited by the employee.

(3)	For the year ended June 27, 2020 and June 29, 2019, 1,558,477 and 4,744,991, respectively, of the LTIP Units were vested and converted to zero LLC Redeemable Units pursuant to the formula determined by the Third Amended and Restated LLC Agreement of MM Enterprises USA, LLC.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	SHARE-BASED COMPENSATION (Continued)

Deferred Stock Units

Effective December 10, 2019, the Company’s board of directors approved a Deferred Share Unit (“DSU”) award under the Company’s Incentive Plan. The DSU award was for units to the Company’s non-management directors. Each director will be provided the Company’s Subordinate Voting Shares based on the duration of their term as a director up to $250,000 for a year of service ending August 2020. At June 27, 2020 and June 29, 2019, there was 1,276,169 units and nil units, respectively, issued and outstanding. For the years ended June 27, 2020 and June 29, 2019, compensation expense related to the DSU award was $484,932 and nil, respectively, was included in accounts payable and stock based compensation expense on the Company’s Consolidated Balance Sheets. As of June 27, 2020, the corresponding Subordinate Voting Share have not yet been issued to the directors. A reconciliation of the beginning and ending balance of DSUs outstanding is as follows:

	Issued and Outstanding	Weighted- Average Fair Value

Balance as of July 1, 2018	-	$-
	-	-
Balance as of June 29, 2019	-	$-

Granted	1,283,567	$0.38

Balance as of June 27, 2020	1,283,567	$0.38

Restricted Stock Grants

During the years ended June 27, 2020 and June 29, 2019, the Company granted an entitlement to 7,443,954 and 4,352,340, respectively, restricted Subordinate Voting Shares to certain officers and directors.

A reconciliation of the beginning and ending balance of restricted stock grants outstanding is as follows:

	Issued and Outstanding	Vested (1)	Weighted- Average Fair Value

Balance as of July 1, 2018	-	-	$-

Granted	4,352,340	336,441	$3.89
Forfeiture of Restricted Stock (2)	(3,000,000)	-	$(4.25)
Redemption of Vested Shares	(333,479)	(333,479)	$(3.07)

Balance as of June 29, 2019	1,018,861	2,962	$3.89

Granted	7,443,954	-	$0.73
Forfeiture of Restricted Stock (2)	(974,103)	-	$2.69
Redemption of Vested Stock	(329,548)	(329,548)	$3.14
Vesting of Restricted Stock	-	519,045	$2.28

Balance as of June 27, 2020	7,159,164	192,459	$0.68

(1)	Restricted stock grants will vest as follows:

	●	3,000,000 of the restricted stock grants will vest as follows: one-fourth upon the 12-month employment anniversary, with the remaining three-fourths vesting in amounts of one third each when the trading price of the Subordinate Voting Shares on the then current stock exchange at any time during the term of employment reaches a minimum of C$10, C$15 and C$20, respectively.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	SHARE-BASED COMPENSATION (Continued)

Restricted Stock Grants (Continued)

	●	46,331 of the restricted stock grants on July 11, 2018 will vest in four (4) equal quarterly installments on each three-month anniversary of the Date of Grant.

	●	131,859 of the restricted stock grants on August 29, 2018 will vest in four (4) equal quarterly installments on each three-month anniversary of the Date of Grant.

	●	918,785 of the restricted stock grants will vest ratably as follows: one-fourth within 30-days of the grant date, with the remaining three-fourths in three equal installments on every anniversary of the grant date, beginning on December 18, 2018 and concluding with all restricted stock grants being fully vested on December 18, 2021.

	●	23,082 of the restricted stock grants will vest on a straight-line basis, beginning on January 3, 2019, and concluding with all restricted stock grants being fully vested on August 28, 2019.

	●	162,455 of the restricted stock units will vest as follows: one-fourth of the total number of restricted stock shall vest on March 26, 2019. Thereafter, 1/36 of the remainder shall vest on the first day of each month over a period of three years until all restricted stock shall have vested.

	●	72,202 of the restricted stock units will vest as follows: one-fourth of the total number of restricted stock shall vest on May 7, 2019. Thereafter, 1/36 of the remainder shall vest on the first day of each month over a period of three years until all restricted stock shall have vested.

	●	5,458,749 of the restricted stock units will vest as follows on the first anniversary of the grant date, December 10, 2020.

	●	1,885,408 of the restricted stock units will vest as follows: on the second anniversary of the grant date, July 30, 2021.

	●	50,181 of the restricted stock units will vest as follows: on the first anniversary of the grant date, August 26, 2020.

	●	49,616 of the restricted stock units will vest as follows: on August 1, 2021.

(2)	3,000,000 and 974,103 of the restricted stock grants were forfeited upon resignation of an employee prior to their vesting for the fiscal years ended June 29, 2019 and June 27, 2020, respectively.

Certain restricted stock granted has vesting which is based on market conditions. For restricted stock that have no market condition vesting, the fair value was determined using the trading value of the Subordinate Voting Shares on the date of grant. For the restricted stock that have market condition vesting, these shares were valued using a Monte Carlo simulation model taking into account the trading value of the Company’s Subordinate Voting Shares on the date of grant and into the future encompassing a wide range of possible future market conditions.

For the years ended June 27, 2020 and June 29, 2019, the Company had nil and one restricted stock grant that was forfeited, respectively, with a market vesting condition. The fair value at grant was based on a Monte Carlo simulation model using the following assumptions at the time of grant:

	2020	2019

Weighted-Average Stock Price	Nil	C$5.07
Weighted-Average CDN to USD Conversion Rate	Nil	0.76
Weighted-Average Volatility	Nil	72.0%
Weighted-Average Months	Nil	28.72

For the years ended June 27, 2020 and June 29, 2019, the market vesting restricted stock grant was forfeited and the expense recorded as reversed as no vesting conditions were met.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	SHARE-BASED COMPENSATION (Continued)

Warrants

A reconciliation of the beginning and ending balance of warrants outstanding is as follows:

	Number of Warrants Outstanding
	Subordinate Voting Shares	MedMen Corp Redeemable Shares	Total	Weighted- Average Exercise Price

Balance as of July 1, 2018	2,415,485	8,797,019	11,212,504	$3.53

Issued	12,999,815	17,234,540	30,234,355	$4.48
Exercised	(897,863)	(3,701,040)	(4,598,903)	$(3.50)
Expired	(1,517,622)	(5,095,979)	(6,613,601)	$(3.54)

Balance as of June 29, 2019	12,999,815	17,234,540	30,234,355	$4.48

Issued	105,239,862	40,455,729	145,695,591	$0.58
Cancelled	(3,240,762)	(17,234,540)	(20,475,302)	$4.66

Balance as of June 27, 2020	114,998,915	40,455,729	155,454,644	$0.71

The following table summarizes the warrants that remain outstanding as of June 27, 2020:

Security Issuable	Exercise Price	Number of Warrants	Expiration Date

MedMen Corp Redeemable Shares	$0.60	40,455,729	December 31, 2022

Total MedMen Corp Redeemable Shares		40,455,729

Subordinate Voting Shares	$3.72	1,647,391	April 23, 2022
Subordinate Voting Shares	$4.29	562,578	April 23, 2022
Subordinate Voting Shares	$3.72	6,589,559	May 22, 2022
Subordinate Voting Shares	$4.29	2,250,314	May 22, 2022
Subordinate Voting Shares	$3.16	2,522,554	July 12, 2022
Subordinate Voting Shares	$3.65	728,737	July 12, 2022
Subordinate Voting Shares	$1.01	3,152,457	November 27, 2022
Subordinate Voting Shares	$1.17	910,709	November 27, 2022
Subordinate Voting Shares	$0.26	80,528,846	March 27, 2025
Subordinate Voting Shares	$0.26	16,105,770	April 24, 2025

Total Subordinate Voting Shares		114,998,915

Total Warrants Outstanding		155,454,644

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	SHARE-BASED COMPENSATION (Continued)

Warrants (Continued)

The fair value of warrants exercisable for MedMen Corp Redeemable Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the date of issuance:

	2020	2019

Weighted-Average Risk-Free Annual Interest Rate	2.20%	2.82%
Weighted-Average Expected Annual Dividend Yield	0%	0%
Weighted-Average Expected Stock Price Volatility	88.19%	82.93%
Weighted-Average Expected Life of Warrants	1 year	1 year

Stock price volatility was estimated by using the historical volatility of the Company’s Subordinate Voting Shares and the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life in years represents the period of time that warrants issued are expected to be outstanding. The risk-free rate was based on U.S. Treasury bills with a remaining term equal to the expected life of the warrants.

The fair value of warrants exercisable for the Company’s Subordinate Voting Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the latest modification of April, 24, 2020:

	2020	2019

Weighted-Average Risk-Free Annual Interest Rate	0.16%	2.20%
Weighted-Average Expected Annual Dividend Yield	0%	0%
Weighted-Average Expected Stock Price Volatility	111.76%	88.19%
Weighted-Average Expected Life of Warrants	0.8 year	1 year

Stock price volatility was estimated by using the historical volatility of the Company’s Subordinate Voting Shares and the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life in years represents the period of time that warrants issued are expected to be outstanding. The risk-free rate was based on U.S. Treasury bills with a remaining term equal to the expected life of the warrants. 77,884,615 of warrants are cancelable if the Company meets certain cash flow metrics for two consecutive quarters. The effects of contingent cancellation feature were included in determining the fair value of the related warrants.

As of June 27, 2020 and June 29, 2019, warrants outstanding have a weighted-average remaining contractual life of 46.2 and 26.9 months respectively.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

21.	LOSS PER SHARE

The following is a reconciliation for the calculation of basic and diluted loss per share for the years ended June 27, 2020 and June 29, 2019:

	2020	Note 2 2019

Net Loss from Continuing Operations Attributable to Shareholders of MedMen Enterprises, Inc.	$(196,483,312)	$(67,815,692)
Net Loss from Discontinued Operations	(50,781,039)	(1,264,196)

Total Net Loss and Comprehensive Loss	$(247,264,351)	$(69,079,888)

Weighted-Average Number of Shares Outstanding	270,418,842	105,915,105

Earnings (Loss) Per Share - Basic and Diluted:

From Continuing Operations Attributable to Shareholders of MedMen Enterprises, Inc.	$(0.73)	$(0.64)

From Discontinued Operations	$(0.19)	$(0.01)

Diluted loss per share is the same as basic loss per share as the issuance of shares on the exercise of convertible debentures, LTIP share units, warrants and share options is anti-dilutive.

22.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES

As the Company operates in the legal cannabis industry, the Company is subject to the limits of IRC Section 280E for U.S. federal, Illinois state, Florida state and New York state income tax purposes under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. However, the State of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

The Company intends to be treated as a United States corporation for United States federal income tax purposes under Section 7874 of the U.S. Tax Code and is expected to be subject to United States federal income tax. However, for Canadian tax purposes, the Company is expected, regardless of any application of Section 7874 of the U.S. Tax Code, to be treated as a Canadian resident company (as defined in the Income Tax Act (Canada) (the “ITA”) for Canadian income tax purposes. As a result, the Corporation will be subject to taxation both in Canada and the United States.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

22.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES (Continued)

The Company has approximately gross $6,720,000 (tax effected $1,780,000) of Canadian non-capital losses and $6,915,000 (tax effected $1,833,000) of share issuance cost balance. The loss tax attribute has been determined to be more likely than not that the tax attribute would not yield any tax benefit. As such, the Company has recorded a full valuation allowance against the benefit. Since IRC Section 280E was not applied in the California Franchise Tax returns, the Company has approximately $76,700,000 of gross California net operating losses which begin expiring in 2038 as of June 27, 2020. The Company has evaluated the realization of its California net operating loss tax attribute and has determined under the more likely than not standard that $2,500,000 will not be realized.

Provision for income taxes consists of the following for the years ended June 27, 2020 and June 29, 2019:

	2020	2019
Current:
Federal	$21,675,826	$17,380,191
State	2,471,663	2,401,365

Total Current	24,147,489	19,781,556

Deferred:
Federal	(52,822,427)	(17,388,695)
State	(12,153,888)	(7,977,922)

Total Deferred	(64,976,315	(25,366,617)

Total Provision for Income Taxes	$(40,828,826)	$(5,585,061)

As of June 27, 2020 and June 29, 2019, the components of deferred tax assets and liabilities were as follows:

	2020	2019

Deferred Tax Assets:
Sale and Leaseback	$1,378,229	$1,563,839
Net Operating Loss	14,773,963	2,960,466
Fair Value of Investments	1,019,919	-
Lease Liability	30,545,899	-
Held for Sale	16,580,885	-
Notes Payable	16,156,489	11,368,955

Total Deferred Tax Assets	80,455,384	15,893,260
Deferred Tax Assets Not Recognized	(49,939,139)	(2,465,506)

Net Deferred Tax Assets	$30,516,245	$13,427,754

	2020	2019

Deferred Tax Liabilities:
Leases	$(14,974,482)	$-
Property, Plant & Equipment	$(25,286,947)	(42,916,321)
Intangible Assets	(37,731,096)	(54,108,705)
Senior Secured Convertible Credit Facility	(9,420,472)	(6,880,066)
Fair Value of Investments	-	(1,270,885)

Total Deferred Tax Liabilities	(87,412,297)	(105,175,977)

Net Deferred Tax Liabilities	$(56,896,752)	$(91,748,223)

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

22.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES (Continued)

The reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate is as follows:

	2020	2019

Expected Income Tax Benefit at Statutory Tax Rate	$(113,915,623)	$(55,276,377)
Section 280E Permanent and Other Non-Deductible Items	89,883,278	54,421,363
State Rate	2,471,663	2,401,365
Tax Gain on Sale Leaseback	8,377,927	4,732,502
Benefit on Failed Sale Lease back	-	(11,368,955)
Effect of GAAP Impairment	(37,651,440)	-
Effect of Held for Sale	(16,580,885)	-
Effect of ASC 842 Implementation	(15,571,417)	-
Benefit on Recognized California Net Operating Loss	(2,935,116)	(2,960,466)
Valuation Allowance	45,092,787)	2,465,505

Reported Income Tax Expense	$(40,828,826)	$(5,585,061)

Effective Tax Rate	7.09%	1.03%

During the years ended June 27, 2020 and June 29, 2019, the movement in net deferred tax liabilities was as follows:

	2020	2019

Balance at Beginning of Period	$(91,748,223)	$(11,160,195)

Recognized in Profit or Loss	64,976,314	26,183,289
Recognized in Property, Plant & Equipment and Intangible Assets	(15,586,467)	(88,625,236)
Recognized in Goodwill	(3,428,210)	(11,776,956)
Recognized in Equity	(11,110,166)	(7,407,693)
Recognized in Retained Earnings	-	1,038,568

Balance at End of Period	$(56,896,752)	$(91,748,223)

23.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of these regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations as of June 27, 2020 and June 29, 2019, marijuana regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of June 27, 2020, there were no pending or threatening lawsuits that could be reasonably assessed to have resulted in a probable loss to the Company in an amount that can be reasonably estimated. As such, no accrual has been made in the Consolidated Financial Statements relating to claims and litigations. As of June 29, 2019, there are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party to the Company or has a material interest adverse to the Company’s interest.

In July 2018, a legal claim was filed against the Company related to alleged misrepresentations in respect of a financing transaction completed in May 2018. The claimant is seeking damages of approximately $2,200,000. The Company believes the likelihood of a loss contingency is remote. As a result, no amount has been set up for potential damages in these financial statements.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

23.	COMMITMENTS AND CONTINGENCIES (Continued)

Claims and Litigation (Continued)

In late January 2019, the Company’s former Chief Financial Officer (“CFO”) filed a complaint against MM Enterprises in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. The Company is currently defending against this lawsuit, which seeks damages for wrongful termination, breach of contract, and breach of implied covenant of good faith. The former CFO’s employment agreement provided for the payment of severance in the event of termination without cause. The Company disputes the claims set forth in this lawsuit and believes that the outcome is neither probable nor estimable; therefore, no amounts have been accrued in relation to the claim.

In March 2020, litigation was filed against the Company related to a purchase agreement for a previous acquisition. The Company is currently defending against this lawsuit, which seeks damages for fraudulent inducement and breach of contract. The Company believes the likelihood of a loss contingency is neither probable nor remote and the amount cannot be estimated reliably. As such, no amount has been accrued in these financial statements.

In May 2020, litigation was filed against the Company related to a purchase agreement and secured promissory note for a previous acquisition. The Company is currently defending against this lawsuit, which seeks damages for breach of contract, breach of implied covenant of good faith and fair dealing, common law fraud and securities fraud. The Company disputes the claims set forth in this lawsuit. The Company disputes the claims set forth in this lawsuit and believes that the outcome is neither probable nor estimable; therefore, no amounts have been accrued in relation to the claim. See “Note 17 - Notes Payable” for further discussion on the secured promissory note and related amendments.

In September 2020, a legal dispute was filed against the Company related to the separation of a former officer in which the severance issued is currently being disputed. The Company believes the likelihood of loss is remote. As a result, no amount has been set up for potential damages in these financial statements.

A legal dispute has been filed against the Company and is currently in arbitration. The dispute is at an early stage and the Company believes that a loss contingency as a result of the settlement is reasonably possible; however the amount is not estimable. Accordingly, no amount has been accrued in relation to the dispute.

24.	RELATED PARTY TRANSACTIONS

All related party balances due from or due to the Company as of June 27, 2020 and June 29, 2019 did not have any formal contractual agreements regarding payment terms or interest.

As of June 27, 2020 and June 29, 2019, amounts due from related parties were as follows:

Name and Relationship to Company	Transaction	2020	2019

MMOF GP II, LLC (“Fund LP II”), an entity which Mr. Adam Bierman, Mr. Andrew Modlin and Mr. Christopher Ganan each holds 33.3% indirect voting interest. The shareholders each hold 27.1% of indirect equity interest in Fund LP II, the General Partner of Fund II, which both hold equity interests in a subsidiary of the Company. (1)	Management Fees	$1,820,204	$1,820,904

MedMen Opportunity Fund GP, LLC (“Fund LP”), an entity which Mr. Adam Bierman, Mr. Andrew Modlin and Mr. Christopher Ganan each holds 33.3% indirect voting interest. The shareholders each hold 24.2% of indirect equity interest in Fund LP, the General Partner of Fund I, which both hold equity interests in a subsidiary of the Company. (1)	Management Fees	1,289,513	1,228,259

MedMen Canada Inc., a 50/50 joint venture partnership between the Company and Cronos Group Inc.	Advance	-	1,153,200

Other		-	719,092

Total Amounts Due from Related Parties		$3,109,717	$4,921,455

(1)	As of February 2020 and May 2020, Mr. Adam Bierman and Mr. Andrew Modlin, respectively, no longer held board or management positions and therefore as of June 27, 2020 are not related parties, however they were during the fiscal years ended June 27, 2020 and June 29, 2019.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	RELATED PARTY TRANSACTIONS (Continued)

As of June 27, 2020 and June 29, 2019, amounts due to related parties were as follows:

Name and Relationship to Company	Transaction	2020	2019

Fund LP II, an entity which Mr. Adam Bierman, Mr. Andrew Modlin and Mr. Christopher Ganan each holds 33.3% indirect voting interest. The shareholders each hold 27.1% of indirect equity interest in Fund LP II, the General Partner of Fund II, which both hold equity interests in a subsidiary of the Company. (1)	Working Capital, Construction and Tenant Improvements, Lease Deposits and Cash Used for Acquisitions	$(1,093,896)	$(1,093,896)

Fund LP, an entity which Mr. Adam Bierman, Mr. Andrew Modlin and Mr. Christopher Ganan each holds 33.3% indirect voting interest. The shareholders each hold 24.2% of indirect equity interest in Fund LP, the General Partner of Fund I, which both hold equity interests in a subsidiary of the Company. (1)	Working Capital, Management Fees and Cash Used for Acquisitions	(1,986,697)	(2,862,647)

Other		(1,476,221)	(1,684,274)
Total Amounts Due to Related Parties		$(4,556,814)	$(5,640,817)

(1)	As of February 2020 and May 2020, Mr. Adam Bierman and Mr. Andrew Modlin, respectively, no longer held board or management positions and therefore as of June 27, 2020 are not related parties, however they were during the fiscal years ended June 27, 2020 and June 29, 2019.

The Company sells and subsequently leases back several of its properties in transactions with the REIT wherein the properties are leased to the Company at market rates under long-term leases. Refer to “Note 16 - Leases” for information on the sale and leaseback transactions during the years ended June 27, 2020 and June 29, 2019. The REIT was determined to be a related party under ASC 850, “Related Party Disclosures” as a result of certain members of common management between the Company and the REIT. Due to a reorganization of the REIT during September 2019, common management is no longer shared between the Company and the REIT. In addition, the REIT conducted its business through the Operating Partnership managed by LCR Manager, LLC, a subsidiary of the Company. In November 2019, the Company sold all of its interest, which is 70% of the total outstanding units, in LCR Manager, LLC and terminated the management agreement with LCR Manager, LLC. Accordingly, as of June 27, 2020, the REIT was no longer determined to be a related party. Refer to “Note 19 - Shareholders’ Equity” for discussion of the REIT as a variable interest entity.

On December 11, 2019, the Company announced that Benjamin Rose, the Executive Chairman of the Board, was granted a limited proxy of 815,295 Class A Super Voting Shares, which represents 50% of the total Class A Super Voting Shares, for a period of one year. As a result of the proxy, Mr. Rose has joint control of the Company. Under ASC 850, “Related Party Disclosures”, Mr. Rose is a member of the key management personnel of Wicklow Capital, Inc. and accordingly, Wicklow Capital is a related party of the Company. In April 2020, the Company granted 5,458,749 restricted stock units to Mr. Rose. The units will vest on December 10, 2020 or upon a change in control of the Company.

On July 10, 2019, the Company announced an equity commitment from its existing creditor, Gotham Green Partners, with participation from Wicklow Capital, in the amount of $30,000,000. As a result, the Company issued 14,634,147 Subordinate Voting Shares to the investors at a price equal to $2.18 per share. As of June 27, 2020, the Company determined GGP to be a related party as a result of GGP having significant influence over the Company. See “Note 18 - Senior Secured Convertible Credit Facility” for a full disclosure of transactions and balances related to GGP.

On December 10, 2019, the Company executed a term sheet for a non-brokered private placement wherein Wicklow Capital participated in the offering and the Company issued 46,962,645 Subordinate Voting Shares at a price of $0.43 per share for gross proceeds of approximately $20,190,000 in connection with the equity investment.

In March 2020, the Company entered into restructuring plan and retained interim management and advisory firm, Sierra Constellation Partners (“SCP”). As part of the engagement, Tom Lynch was appointed as Interim Chief Executive Officer and Chief Restructuring Officer, and Tim Bossidy was appointed as Interim Chief Operating Officer. Mr. Lynch is a Partner and Senior Managing Director at SCP. Mr. Bossidy is a Director at SCP. As of June 27, 2020, the Company had paid $699,322 in fees to SCP for interim management and restructuring support.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

25.	SEGMENTED INFORMATION

The Company currently operates in one segment, the production and sale of cannabis products, which is how the Company’s Chief Operating Decision Maker managers the business and makes operating decisions. The Company’s cultivation operations are not considered significant to the overall operations of the Company. Intercompany sales and transactions are eliminated in consolidation.

26.	DISCONTINUED OPERATIONS

On December 3, 2018, the Company acquired EBA Holdings, Inc. d/b/a Monarch Wellness Center, an Arizona-based medical cannabis license holder with dispensary, cultivation and processing operations, through the acquisition of Omaha Management Services, LLC (collectively, “Monarch”). As part of the acquisition of Monarch, the Company acquired a dispensary license and customer relationships, including co-manufacturing and licensing agreements within the state of Arizona. The Company recorded goodwill of $16,912,951 as a result of the business acquisition, as further discussed in “Note 9 - Business Acquisitions”.

On February 13, 2019, the Company acquired Level Up. As part of the acquisition of Level Up, the Company acquired licenses for two vertically-integrated operations in Arizona, which include retail locations in Scottsdale and Tempe and cultivation and production facilities in Tempe and Phoenix. The Company recorded goodwill of $14,860,708 as a result of the business acquisition, as further discussed in “Note 9 - Business Acquisitions”.

During the fiscal second quarter of 2020, the Company contemplated the divesture of non-core assets and management entered into a plan to sell its operations in the state of Arizona. During the fiscal year ended June 27, 2020, the Company entered into binding and non-binding term sheets and began separate negotiations to sell its operations in the state of Arizona, including the related management entities, for total gross proceeds of approximately $25,500,000. The contemplated transactions are subject to customary closing conditions and is expected to close within the next twelve months. After the close of the transaction, there will be no continued involvement with the sellers.

Consequently, assets and liabilities allocable to the operations within the state of Arizona were classified as a disposal group. Revenue and expenses, gains or losses relating to the discontinuation of Arizona operations have been eliminated from profit or loss from the Company’s continuing operations and are shown as a single line item in the Consolidated Statements of Operations. The assets associated with the Arizona disposal group have been measured at the lower of its carrying amount or FVLCTS.

The Company will continue to operate the Arizona operations until the ultimate sale of the disposal group. Net operating loss of the discontinued operations and the gain or loss from re-measurement of assets and liabilities classified as held for sale are summarized as follows:

	2020	2019

Revenue	$15,164,131	$10,044,235
Cost of Goods Sold	11,947,208	4,010,987

Gross Profit	3,216,923	6,033,248

Expenses:
General and Administrative	6,905,155	4,702,461
Sales and Marketing	81,489	-
Depreciation and Amortization	1,532,792	1,280,090

Total Expenses	8,519,436	5,982,551

Loss from Operations	(5,302,513)	50,697

Other Expense (Income):
Impairment of Assets	46,702,660	-
Other Expense	5,385	167,550

Total Other Expense	46,708,045	167,550

Loss on Discontinued Operations Before Provision for Income Taxes	(52,010,559)	(116,853)
Provision for Income Tax (Expense) Benefit	1,229,520	(1,147,343)

Loss on Discontinued Operations	$(50,781,039)	$(1,264,196)

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

26.	DISCONTINUED OPERATIONS (Continued)

The carrying amounts of assets and liabilities in the disposal group are summarized as follows:

	2020	2019

Carrying Amounts of the Assets Included in Discontinued Operations:

Cash and Cash Equivalents	$522,966	$527,377
Accounts Receivable	274,886	865,485
Prepaid Expenses	74,622	249,309
Inventory	3,323,978	5,752,847
Other Current Assets	64,600	-

TOTAL CURRENT ASSETS (1)		7,395,018

Property and Equipment, Net	4,288,808	4,633,289
Operating Lease Right-of-Use Assets	5,257,327	-
Intangible Assets, Net	7,260,288	20,449,002
Goodwill	-	31,773,659
Other Assets	113,576	114,576

TOTAL NON-CURRENT ASSETS (1)		56,970,526

TOTAL ASSETS OF THE DISPOSAL GROUP CLASSIFIED AS HELD FOR SALE	$21,181,051	$64,365,544

Carrying Amounts of the Liabilities Included in Discontinued Operations:
Accounts Payable and Accrued Liabilities	$2,126,162	$1,742,133
Income Taxes Payable	946,679	1,899,487
Other Current Liabilities	22,747	-
Current Portion of Operating Lease Liabilities	385,699	-

TOTAL CURRENT LIABILITIES (1)		3,641,620

Operating Lease Liabilities, Net of Current Portion	5,300,936	-
Deferred Tax Liabilities	6,278,079	7,185,447

TOTAL NON-CURRENT LIABILITIES (1)		7,185,447

TOTAL LIABILITIES OF THE DISPOSAL GROUP CLASSIFIED AS HELD FOR SALE	$15,060,302	$10,827,067

(1)	The assets and liabilities of the disposal group classified as held for sale are classified as current on the Consolidated Balance Sheets as of June 27, 2020 because it is probable that the sale will occur and proceeds will be collected within one year.

27.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 15, 2020, which is the date these consolidated financial statements were issued, and has concluded that the following subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

27.	SUBSEQUENT EVENTS (Continued)

Senior Secured Convertible Credit Facility

On July 2, 2020, the Company amended and restated the securities purchase agreement with GGP (the “Fourth Amendment”) wherein the minimum liquidity covenant was waived until September 30, 2020 and resetting at $5,000,000 thereafter with incremental increases on March 31, 2021 and December 31, 2021. The payment-in-kind feature on the Convertible Facility was also extended, such that 100% of the cash interest due prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter will be paid-in-kind. The Fourth Amendment released certain assets from its collateral to allow greater flexibility to generate proceeds through the sale of non-core assets. As consideration for the amendment, the conversion price for a portion of the existing notes outstanding under the Convertible Facility was amended to $0.34 per share. An amendment fee of $2,000,000 was also paid through the issuance of additional notes at a conversion price of $0.28 per share.

On September 14, 2020, the Company closed on an incremental advance in the amount of $5,000,000 under its existing Convertible Facility with GGP at a conversion price of $0.20 per share. In connection with the incremental advance, the Company issued 25,000,000 warrants with an exercise price of $0.20 per share. In addition, 1,080,255 Existing warrants were cancelled and replaced with 16,875,001 warrants with an exercise price of $0.20 per share. Pursuant to the terms of the GGP Facility, the conversion price for 5.0% of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), being 5.0% of an aggregate principal amount of $170,729,923, was amended to $0.20 per share. As consideration for the additional advance, the Company issued convertible notes as consideration for a $468,564 fee with a conversion price of $0.20 per share.

Senior Secured Term Loan Facility

On July 2, 2020, the Company amended the term loan facility wherein the minimum liquidity covenant was waived until September 30, 2020 and resetting at $5,000,000 thereafter with incremental increases on March 31, 2021 and December 31, 2021. Effective March 1, 2020 through July, the entirety of the interest (15.5%) shall accrue monthly to the outstanding principal as payment-in-kind. In addition, 100% of the total interest payable prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter will be paid-in-kind. As consideration for the amendment, the Company issued approximately 20,227,863 warrants, each exercisable at $0.34 per share. The Company also cancelled 20,227,863 warrants of the total issued warrants held by the lenders which were each exercisable at $0.60 per share. An amendment fee of $834,000 was also paid-in-kind.

On September 16, 2020, the Company entered into further amendments wherein the potential size of the Senior Secured Term Loan Facility was increased by $12,000,000, of which $5,700,000 is fully committed by the lenders. On September 16, 2020, the Company closed on $3,000,000 of the incremental notes which bears interest at a rate of 18.0% per annum wherein 12.0% shall be paid in cash monthly in arrears and 6.0% shall accrue monthly as payment-in-kind. As consideration for the increase in available funding, the Company issued 20,227,863 warrants with an exercise price of $0.34 and 30,000,000 warrants with an exercise price of $0.20 per share each exercisable at the greater of (a) $0.20 per share and (b) 115% multiplied by the volume-weighted average trading price of the shares for the five consecutive trading days ending on the trading day immediately prior to the applicable funding date of the second tranche. On September 30, 2020, the Company closed on the remaining $2,700,000 of the incremental notes.

Unsecured Convertible Facility

On September 16, 2020, the Company entered into an unsecured convertible debenture facility for total available proceeds of $10,000,000 wherein the convertible debentures shall have a conversion price equal to the closing price on the trading day immediately prior to the closing date, a maturity date of 24 months from the date of issuance and will bear interest at a rate of 7.5% per annum payable semi-annually in cash. The unsecured facility is callable in additional tranches in the amount of $1,000,000 each up to a maximum of $10,000,000 under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The debentures provide for the automatic conversion into Subordinate Voting Shares in the event that the volume weighted average trading price is 50% above the conversion price on the CSE for 45 consecutive trading days.

On September 16, 2020, the Company closed on an initial $1,000,000 of the facility with a conversion price of $0.17 per Subordinate Voting Share. In connection with the initial tranche, the Company issued 3,293,413 warrants with an exercise price of $0.21 per share. On September 28, 2020, the Company closed on an additional $1,000,000 and issued 3,777,475 warrants with an exercise price of $0.17 per share.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

27.	SUBSEQUENT EVENTS (Continued)

Treehouse Real Estate Investment Trust

On July 2, 2020, the Company announced modifications to its existing lease arrangements with the REIT in which the REIT agreed to defer a portion of total current monthly base rent for the 36-month period between July 1, 2020 and July 1, 2023. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company issued 3,500,000 warrants to the REIT, each exercisable at $0.34 per share for a period of five years.

Sale of Assets

Subsequent to June 27, 2020, the Company entered into definitive agreements for the sale of one of its retail licenses outside of California for a total purchase price of $20,000,000 wherein $10,000,000 was due at signing, $8,000,000 due at or around the four-month anniversary of signing, and the remaining $2,000,000 shall be due three months following the prior payment.

In August 2020, the Company entered into an agreement to exchange all of its investment in The Hacienda Company, LLC to settle outstanding balances totaling approximately $700,000.

28.	Correction of Error in Previously Issued Financial Statements

Subsequent to the issuance of the Consolidated Financial Statements as of and for the fiscal years ended June 27, 2020 and June 29, 2019 on October 15, 2020, potential misclassifications were noted in the following financial statement line items in the statements of operations for the fiscal years ended June 27, 2020 and June 29, 2019: realized and unrealized loss on changes in fair value of contingent consideration, impairment expense and loss on disposals of assets, restructuring fees and other expenses. Following the identification of these potential misclassifications, the Company reviewed applicable accounting guidance and as a result adjusted the presentation of these line items to be included in the subtotal of total expenses and loss from operations. The misclassification was deemed to be an error in previously issued financial statements under ASC 250, “

Accounting Changes and Error Corrections”. Management performed additional reviews and analysis of other financial statement line items on the statement of operations, reviewed our accounting policies and noted no additional corrections were required.

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Years Ended June 27, 2020 and June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

28.	Correction of Error in Previously Issued Financial Statements (Continued)

The following tables present the summary impacts of the adjustments on our previously reported consolidated statements of operations for the fiscal years ended June 27, 2020 and June 29, 2019:

	Fiscal Year Ended June 27, 2020			Fiscal Year Ended June 29, 2019
	Previously Reported	Adjustment	As Corrected	Previously Reported	Adjustment	As Corrected

Revenue	$157,112,281	$-	$157,112,281	$119,919,169	$-	$119,919,169
Cost of Goods Sold	98,991,307	-	98,991,307	64,468,357	-	64,468,357
Gross Profit	58,120,974	-	58,120,974	55,450,812	-	55,450,812

Expenses:
General and Administrative	200,273,872	-	200,273,872	239,344,688	-	239,344,688
Sales and Marketing	10,641,912	-	10,641,912	27,548,784	-	27,548,784
Depreciation and Amortization	39,953,805	-	39,953,805	22,055,590	-	22,055,590
Realized and Unrealized Gain on Changes in Fair Value of Contingent Consideration	-	8,951,801	8,951,801	-	-	-
Impairment Expense	-	239,509,415	239,509,415	-	-	-
Loss on Disposals of Assets, Restructuring Fees and Other Expenses	-	6,233,034	6,233,034	-	16,542,840	16,542,840

Total Expenses	250,869,589	254,694,250	505,563,839	288,949,062	16,542,840	305,491,902

Loss from Operations	(192,748,615)	(254,694,250)	(447,442,865)	(233,498,250)	(16,542,840)	(250,041,090)

Other Expense (Income):
Interest Expense	40,425,315	-	40,425,315	12,381,121	-	12,381,121
Interest Income	(766,035)	-	(766,035)	(701,790)	-	(701,790)
Amortization of Debt Discount and Loan Origination Fees	9,061,967	-	9,061,967	8,308,751	-	8,308,751
Change in Fair Value of Derivatives	(8,797,409)	-	(8,797,409)	(3,908,722)	-	(3,908,722)
Realized and Unrealized Gain on Investment, Assets Held For Sale and Other Assets	(16,373,788)	-	(16,373,788)	(4,259,000)	-	(4,259,000)
Realized and Unrealized Gain on Changes in Fair Value of Contingent Consideration	8,951,801	(8,951,801)	-	-	-	-
Impairment Expense	239,509,415	(239,509,415)	-	-	-	-
Loss on Disposals of Assets, Restructuring Fees and Other Expenses	50,588,435	(50,588,435)	-	16,542,840	(16,542,840)	-
Loss on Extinguishment of Debt	-	44,355,401	44,355,401	1,164,054	-	1,164,054

Total Other Expenses	322,599,701	(254,694,250)	67,905,451	29,527,254	(16,542,840)	12,984,414

Loss from Continuing Operations Before Provision for Income Taxes	(515,348,316)	-	(515,348,316)	(263,025,504)	-	(263,025,504)
Provision for Income Tax Benefit	39,598,946	-	39,598,946	6,369,046	-	6,369,046

Net Loss from Continuing Operations	(475,749,370)	-	(475,749,370)	(256,656,458)	-	(256,656,458)
Net Loss from Discontinued Operations, Net of Taxes	(50,781,039)	-	(50,781,039)	(1,264,196)	-	(1,264,196)

Net Loss	(526,530,409)	-	(526,530,409)	(257,920,654)	-	(257,920,654)

Net Loss Attributable to Non-Controlling Interest	(279,266,058)	-	(279,266,058)	(188,840,766)	-	(279,266,058)

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(247,264,351)	$-	$(247,264,351)	$(69,079,888)	$-	$21,345,404

Loss Per Share - Basic and Diluted:
From Continuing Operations Attributable to Shareholders of MedMen Enterprises, Inc.	$(0.73)	$-	$(0.73)	$(0.64)	$-	$(0.64)
From Discontinued Operations Attributable to Shareholders of MedMen Enterprises, Inc.	$(0.19)	$-	$(0.19)	$(0.01)	$-	$(0.01)
Weighted-Average Shares Outstanding - Basic and Diluted	270,418,842	-	270,418,842	105,915,105	-	105,915,105

There was no effect on retained earnings or other appropriate components of equity or net assets in the statement of financial position as of and for the fiscal years ended June 27, 2020 and June 29, 2019 as a result of the correction of error in previously issued financial statements.

MEDMEN ENTERPRISES INC.

PROSPECTUS

131,982,634 Subordinate Voting Shares

                          , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth various expenses that will be incurred in connection with this offering as it relates to this Registration Statement:

SEC Filing Fee	$		+
State Securities Filing Fees		5,000.00	*
Legal Fees and Expenses		50,000.00	*
Accounting Fees and Expenses		5,000.00	*
Printing Expenses		10,000.00	*
Miscellaneous Expenses		8,813.15	*
Total		$115,000.00	*

*	Estimated
+	Paid herewith

Item 14. Indemnification of Directors and Officers

MedMen is incorporated under the laws of British Columbia.

(1) Section 160 of the Business Corporations Act (British Columbia) provides that the Company may indemnify an individual who: (i) is or was a director or officer of the Company; (ii) is or was a director or officer of another corporation: (A) at a time when such other corporation is or was an affiliate of the Company; or (B) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives of that individual, or an Eligible Party. Such indemnity may provide for indemnification against any judgment, penalty, fine or settlement paid in respect of a proceeding in which such individual, by reason being or having been an Eligible Party, is or may be joined as a party, or is or may be liable for provided, (a) he or she acted honestly and in good faith with a view to the best interests of the applicable corporation; and (b) in the case of an eligible proceeding other than a civil proceeding, the Eligible Party had reasonable grounds for believing that the Eligible Party’s conduct in respect of which the proceeding was brought was lawful. (2) In addition to the powers of the Company to indemnify under (1), a court may, on the application of the Company or an Eligible Party: (i) order the Company to indemnify an Eligible Party; (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; or (iii) order the Company to pay some or all of the expenses incurred by any person in obtaining an order for indemnification under this item (2). (3) An Eligible Party is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he or she is made a party by reason of being an Eligible Party, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defense of the action or proceeding; and (b) fulfils the conditions set out in clauses (1)(a) and (b). (4) The Company may purchase and maintain insurance for the benefit of an Eligible Party against any liability that may be incurred by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

In addition to limitations of liability pursuant to the Business Corporations Act (British Columbia) and applicable law, the Articles provide that, subject to the Business Corporations Act (British Columbia), the Company may indemnify a director, former director, officer or former officer of the Company and his or her heirs and legal personal representatives against any judgment, penalty, fine or settlement paid in respect of a proceeding or investigative action in which such individual, by reason of being or having been a director, former director, officer or former officer of the Company, is or may be joined as a party or in respect of which is or may be liable, to which such person is or may be liable, and the Company may, after final disposition of such a proceeding or action, pay the expenses reasonably incurred by such person in respect of that proceeding or action. Each director and officer is deemed to have contracted with the Company on such terms of indemnity.

II-1

We expect to purchase directors’ and officers’ liability insurance for the members of the board of directors and certain other officers, substantially in line with that purchased by similarly situated companies.

Each director is also a party to an indemnification agreement with the Company, pursuant to which the Company has agreed, to the fullest extent not prohibited by law and promptly upon demand, to indemnify and hold harmless such director, his heirs and legal representatives from and against (i) all costs, charges and expenses incurred by such director in respect of any claim, demand, suit, action, proceeding or investigation in which such director is involved or is subject by reason of being or having been a director and (ii) all liabilities, damages, costs, charges and expenses whatsoever that the director may sustain or incur as a result of serving as a director in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by such director in his capacity as a director, whether before or after the effective date of such indemnification agreement.

Item 15. Recent Sales of Unregistered Securities

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from other Company share classes and new securities resulting from the modification of outstanding securities. The Company sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder.

During the year ended June 30, 2018, the Company had the following issuance of unregistered securities:

●	1,449,291 Subordinate Voting Shares to the shareholders of the Ladera in conjunction with the RTO.
●	16,025,648 Subordinate Voting Shares in redemption of 16,025,648 MedMen Corp Redeemable Shares.
●	27,301,729 subordinate Voting Shares for net proceeds of $101,802,288.
●	24,153 and 415,155 Subordinate Voting Shares for services and exercise of warrants, respectively.
●	1,630,590 Super Voting Shares to two executives of the Company.
●	365,352,075 MedMen Corp Redeemable Shares upon rollup.
●	415,155 MedMen Corp Redeemable Shares upon exercise of MedMen Corp warrants.
●	195,104 MedMen Corp Redeemable Shares for various services.
●	1,570,064 MedMen Enterprises USA, LLC Common Units granted to executive management.
●	5,793,374 stock options to various employees with a weighted average exercise price of $4.14 and exercisable into Subordinate Voting Shares of the Company.
●	30,314,333 MedMen LLC LTIP Units to the founders of the Company and certain executive management with various vesting terms.
●	2,415,485 warrants exercisable into Subordinate Voting Shares and 9,212,174 warrants exercisable into MedMen Corp Redeemable Shares issued for services and debt. The aforementioned warrants have a weighted average exercise price of $3.52.

II-2

During the year ended June 29, 2019, the Company had the following issuance of unregistered securities:

●	29,321,818 Subordinate Voting Shares for net proceeds of $115,289,679.
●	5,168,500 Subordinate Voting Shares for net proceeds of $13,306,096 under the Company’s At-the-Market equity financing program.
●	632,130 Subordinate Voting Shares for the settlement of debt.
●	2,691,141 Subordinate Voting Shares in relation to debt issuance costs.
●	58,095,821 Subordinate Voting Shares for the redemption of MedMen Corp Redeemable Shares.
●	5,566,993 Subordinate Voting Shares for the redemption of LLC Redeemable Shares.
●	919,711 Subordinate Voting Shares for other assets.
●	159,435 Subordinate Voting Shares for acquisition related costs.
●	9,736,870 Subordinate Voting Shares to acquire additional interest in a variable interest entity.
●	10,875,929 Subordinate Voting Shares in conjunction with a business combination.
●	1,658,884 Subordinate Voting Shares in conjunction with various asset acquisitions.
●	333,479 Subordinate Voting Shares for vested restricted stock units.
●	2,634,235 Subordinate Voting Shares for employee stock compensation.
●	21,480,909 warrants exercisable into Subordinate Voting Shares issued in connection with the September and December 2018 bought deals at an exercise price of $3.11 per warrant.
●	3,932,415 MedMen Corp Redeemable Shares for the conversion of debt to equity.
●	4,274,566 MedMen Corp Redeemable Shares upon redemption of MedMen Enterprises USA, LLC Common Units.
●	72,464 MedMen Corp Redeemable Shares for the purchase of various assets.
●	169,487 MedMen Corp Redeemable Shares issued for acquisition related costs.
●	8,996,511 MedMen Enterprises USA, LLC Common Units for an asset acquisition.
●	10,374,075 stock options to various employees with a weighted average exercise price of $3.45 and exercisable into Subordinate Voting Shares of the Company.
●	4,352,340 restricted stock units of Subordinate Voting Shares issued to certain employees and board members with various vesting dates.
●	12,999,815 warrants exercisable into Subordinate Voting Shares and 17,234,540 warrants exercisable into MedMen Corp Redeemable Shares issued for services and debt. The warrants have a weighted average exercise price of $4.48.

II-3

During the year ended June 27, 2020, the Company had the following issuance of unregistered securities:

●	61,596,792 Subordinate Voting Shares for net proceeds of $50,193,938.
●	9,789,300 Subordinate Voting Shares for net proceeds of $12,399,252 under the Company’s At-the-Market equity financing program.
●	6,801,790 Subordinate Voting Shares for the settlement of debt.
●	15,847,581 Subordinate Voting Shares to settle various vendor payables.
●	13,737,444 Subordinate Voting Shares to settle a contingent consideration.
●	7,373,034 Subordinate Voting Shares in conjunction with various asset acquisitions.
●	27,090,259 Subordinate Voting Shares for the redemption of MedMen Corp Redeemable Shares.
●	13,479,589 Subordinate Voting Shares for other assets.
●	269,817 Subordinate Voting Shares for acquisition related costs.
●	5,112,263 Subordinate Voting Shares in conjunction with the Business Combination.
●	329,548 Subordinate Voting Shares for vested restricted stock units.
●	2,531,763 Subordinate Voting Shares for employee stock compensation.
●	49,818 MedMen Corp Redeemable Shares for compensation.
●	6,222,689 stock options to various employees with a weighted average exercise price of $1.40 and exercisable into Subordinate Voting Shares of the Company.
●	1,985,205 restricted stock units of Subordinate Voting Shares issued to certain employees and board members with various vesting dates.
●	89,134,092 warrants exercisable into Subordinate Voting Shares and 40,455,729 warrants exercisable into MedMen Corp Redeemable Shares issued related debt, debt modifications and amendments. The warrants have a weighted average exercise price of $0.62.
●	$10,000,000 unsecured convertible debenture facility with a conversion price equal to the closing price on the trading day immediately prior to the closing date and 3,293,413 warrants exercisable at US$0.21 per share for a period of 24 months from the date of issuance.
●	30,000,000 warrants exercisable at $0.20 per share for a period of five years and 20,227,865 Warrants exercisable at $0.34 per share for a period of five years issued related to debt modifications and amendments.

II-4

During the fiscal quarter ended September 26, 2020, the Company issued the securities listed below:

●	On July 2, 2020, pursuant to amending the 2018 Term Loan, MM CAN issued 20,227,863 warrants exercisable for shares of Class B Common Stock of MM CAN at $0.34 per share. The Company also cancelled 20,227,863 warrants of the total issued warrants held by the lenders which were each exercisable at $0.60 per share. An amendment fee of $834,000 was also paid-in-kind.
●	On July 2, 2020, in connection with modifications to its existing lease arrangements with the Treehouse Real Estate Investment Trust, the Company issued 3,500,000 warrants exercisable at $0.34 per Subordinate Voting Share for a period of five years.
●	On July 2, 2020, as consideration for the amendment of the GGP Facility, the conversion price for 52% of the existing notes outstanding under the GGP Facility prior to the $15.0 million advance under Tranche 4 of the GGP Facility (including PIK interest accrued on such notes), being 52% of an aggregate principal balance of $168.7 million as of June 30, 2020, was amended to $0.34 per Subordinate Voting Share. As additional consideration, a fee of $2.0 million was paid to the lenders under the GGP Facility through the issuance of additional notes, which notes have a conversion price per Subordinate Voting Share equal to $0.28.
●	On July 6, 2020, the Company issued 1,318,865 Subordinate Voting Shares and 9,490 options for employee bonuses and severance.
●	On August 21, 2020, the Company issued 614,206 Subordinate Voting Shares to its Board of Directors.
●	September 10, 2020, the Company issued 1,070,655 Subordinate Voting Shares related to a vendor settlement.
●	On September 14, 2020, the Company closed on an incremental advance in the amount of $5,000,000 under its existing Convertible Facility with GGP at a conversion price of $0.20 per Subordinate Voting Share. In connection with the incremental advance, the Company issued 25,000,000 warrants with an exercise price of $0.20 per Subordinate Voting Share. In addition, 1,080,255 existing warrants were cancelled and replaced with 16,875,001 warrants with an exercise price of $0.20 per Subordinate Voting Share. Pursuant to the terms of the GGP Facility, the conversion price for 5.0% of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), being 5.0% of an aggregate principal amount of $170,729,923, was amended to $0.20 per Subordinate Voting Share. As consideration for the additional advance, the Company issued convertible notes as consideration for a $468,564 fee with a conversion price of $0.20 per Subordinate Voting Share.
●	On September 16, 2020, pursuant to a $10.0 million unsecured convertible debenture facility, the Company issued a $1.0 million convertible debenture with a conversion price a conversion price of $0.1670 per Subordinate Voting Share and 3,293,413 warrants exercisable at $0.21 per Subordinate Voting Share for a period of 24 months from the date of issuance.
●	On September 16, 2020, pursuant to further amendment to the 2018 Term Loan, MM CAN issued 30,000,000 warrants exercisable at $0.34 per share for a period of five years and 20,227,865 exercisable at the greater of (a) $0.20 per share and (b) 115% multiplied by the volume-weighted average trading price of the shares for the five consecutive trading days ending on the trading day immediately prior to the applicable funding date of the second tranche.
●	On September 17, 2020, the Company issued 551,976 Subordinate Voting Shares related to a vendor settlement.
●	On September 24, 2020, the Company issued 961,941 Subordinate Voting Shares related to a vendor settlement.
●	On September 25, 2020, the Company issued 1,024,118 Subordinate Voting Shares related to a vendor settlement.

II-5

During the fiscal quarter ended December 26, 2020, the Company issued the securities listed below:

●	On September 28, 2020, pursuant to a $10.0 million unsecured convertible debenture facility entered into on September 16, 2020, the Company issued to institutional investors a $1.0 million convertible debenture with a conversion price of $0.1456 per Subordinate Voting Share and 3,777,475 warrants exercisable at $0.17 per Subordinate Voting Share for a period of 24 months from the date of issuance.

●	On September 16, and September 28, 2020, the down round feature on certain convertible notes and warrants issued in connection with Tranche 4, Incremental Advances and certain amendment fees related to the GGP Facility was triggered wherein the conversion price and exercise price was adjusted to $0.17 and $0.1529 per share, respectively. As a result of the price adjustment, the warrants are exercisable for an aggregate of 54,670,338 Subordinate Voting Shares at an exercise price of $0.1529 per share and the value of the effect of the down round feature on convertible notes was determined to be $32,744,770 for the six months ended December 26, 2020.

●	On October 30, 2020, in connection with the issuance of incremental term loans totaling approximately $7.7 million pursuant the Senior Secured Commercial Loan Agreement dated October 1, 2018, as amended, entered into with funds managed by Hankey Capital, LLC and with an affiliate of Stable Road Capital, MedMen Corp. issued 77,052,790 five-year warrants exercisable for MedMen Corp. Class B Common Shares at an exercise price of $0.20 per share.

●	On November 5, 2020, the Company issued 1,811,730 Subordinate Voting Shares related to a vendor settlement.

●	On November 20, 2020, pursuant to the $10.0 million unsecured convertible debenture facility entered into on September 16, 2020, the Company issued to institutional investors a $1.0 million convertible debenture with a conversion price of $0.1456 per Subordinate Voting Share and 3,592,326 warrants exercisable at $0.17 per Subordinate Voting Share for a period of 24 months from the date of issuance, which was previously reported on the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2020.

●	On November 23, and December 8, 2020, the Company issued an aggregate of 1,100,301 Subordinate Voting Shares to its non-employee directors as quarterly compensation for service on the Board of Directors.

●	On December 10, 2020, the Company issued 1,785,334 Subordinate Voting Shares related to a vendor settlement.

●	On December 11, 2020, the Company issued 2,082,890 Subordinate Voting Shares related to a vendor settlement.

●	On December 11, 2020, the Company issued 5,458,749 Subordinate Voting Shares to a former director in connection with the vesting of previously granted Restricted Stock Units.

●	On December 14, 2020, the Company issued an aggregate of 1,682,417 Subordinate Voting Shares to former directors in connection with quarterly compensation for service on the Board of Directors during a previous period.

●	On December 17, 2020, pursuant to the $10.0 million unsecured convertible debenture facility entered into on September 16, 2020, the Company issued to institutional investors a $1.0 million convertible debenture with a conversion price a conversion price of $0.1456 per Subordinate Voting Share and 3,597,100 warrants exercisable at $0.18 per Subordinate Voting Share for a period of 24 months from the date of issuance.

II-6

During the fiscal quarter ended March 27, 2021, the Company issued the securities listed below:

●	On January 11, 2021, in connection with the GGP Facility, the Company received an additional advance of $10.0 million evidenced by the issuance of senior secured convertible notes with a conversion price of $0.1608 per Class B Subordinate Voting Share, paid a fee to the lenders of $937,127, which amount is also evidenced by the issuance of senior secured convertible notes with a conversion price of $0.1608 per Share, and issued 62,174,567 share purchase warrants exercisable for five years at a purchase price of $0.1608 per Share.

●	From January 20, 2021 through February 26, 2021, the Company issued an aggregate of 7,748,712 Subordinate Voting Shares with a weighted average issuance price per share based on CAD$0.4177 in connection with vendor settlements and settlement of outstanding obligations.

●	On January 29, 2021, in connection with its $10.0 million unsecured convertible debenture facility dated September 16, 2020, the Company closed on a fifth tranche of $1,000,000 with a conversion price of $0.16 per Subordinate Voting Share. In connection with the fifth tranche, the Company issued 3,355,000 warrants with an exercise price of $0.19 per share.

●	On February 16, 2021, the Company issued to certain institutional investors 7,800,000 Units at a purchase price of $0.3713 per with each Unit consisting of one Class B subordinate voting share and one warrant exercisable for a period of five years to purchase one Share at an exercise price of $0.4642 per Share.

●	On February 19, 2021, the Company issued 27,859 Subordinate Voting Shares to a former director in connection with quarterly compensation for service on the Board of Directors during a previous period.

●	On February 19, 2021, the Company issued an aggregate of 674,589 Subordinate Voting Shares to its non-employee directors based on an issuance price per share of CAD$0.65 as quarterly compensation for service on the Board of Directors.

●	On March 4, 2021, the Company issued 2,178,863 Subordinate Voting Shares based on an issuance price per share of CAD$0.4650 in connection with a vendor settlement.

●	On March 18, 2021, the Company issued 50,000,000 units to an institutional investor at a purchase price of C$0.40 per unit with each unit consisting of one Class B Subordinate Voting Share and one share purchase warrant exercisable for a period of three years at an exercise price of C$0.50 per Share.

Subsequent to the fiscal quarter ended March 27, 2021, the Company issued the securities listed below:

●	On May 17, 2021, the Company issued 31,250,000 units to Parallax Master Fund, L.P. at a purchase price of US$0.32 per unit with each unit consisting of one Class B Subordinate Voting Share and one share purchase warrant exercisable for a period of three years from the date of issuance at an exercise price of US$0.352 per Share.
●	On May 26, 2021, the Company issued 746,269 Subordinate Voting Shares pursuant to a settlement agreement dated May 17, 2021 with Corriente Master Fund II, LP.
●	On June 4, 2021, the Company issued 2,214,865 Subordinate Voting Shares with a value of $639,848 in connection with a vendor settlement.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The exhibits are incorporated by reference from the Exhibit Index attached hereto.

(b)	Financial Statements. The financial statements filed herewith are set forth on the Index to Consolidated Financial Statements on page F-1 of the separate financial section which accompanies this registration statement, which is incorporated herein by reference.

II-7

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 7, 2021.

MEDMEN ENTERPRISES INC.

By:	/s/ Reece Fulgham
Reece Fulgham
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of MedMen Enterprises Inc., do hereby constitute and appoint Tom Lynch and Reece Fulgham, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Tom Lynch	Chief Executive Officer, Chairman of the Board and Director	June 7, 2021
Tom Lynch	(Principal Executive Officer)

/s/ Reece Fulgham	Chief Financial Officer
Reece Fulgham	(Principal Financial and Accounting Officer)	June 7, 2021

/s/ Nicole Christoff	Director
Nicole Christoff		June 7, 2021

/s/ Melvin Elias	Director
Melvin Elias		June 7, 2021

/s/ Errol Schweizer	Director
Errol Schweizer		June 7, 2021

/s/ Cameron Smith	Director
Cameron Smith		June 7, 2021

/s/ Albert Harrington	Director
Albert Harrington		June 7, 2021

II-9

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
3.1	Articles of MedMen Enterprises Inc., as amended, dated May 28, 2018	10/A	000-56199	3.1	10/7/20
4.1	Subordinate Voting share Purchase Warrant Indenture dated September 27, 2018 between the Registrant and Odyssey Trust Company	10/A	000-56199	4.1	10/7/20
4.1(a)	Supplemental Subordinate Voting Share Purchase Warrant Indenture dated December 5, 2018 between the Registrant and Odyssey Trust Company	10/A	000-56199	4.1(a)	10/7/20
5.1*	Legal Opinion of Cassels Brock & Blackwell LLP
10.1	Amended and Restated Articles of Incorporation of MM Can USA, Inc. dated May 28, 2018	10/A	000-56199	10.1	10/7/20
10.2	Third Amended and Restated Limited Liability Company Agreement of MM Enterprises USA, LLC dated May 28, 2018	10/A	000-56199	10.2	10/7/20
10.3	Formation and Contribution Agreement dated January 24, 2018 among MM Enterprises USA, LLC and MMMG, LLC, MedMen Opportunity Fund, LP, MedMen Opportunity Fund II, LP, The MedMen of Nevada 2, LLC, DHSM Investors, LLC and Bloomfield Partners Utica, LLC	10/A	000-56199	10.3	10/7/20
10.4	Letter Agreement dated April 27, 2018 between the Ladera Ventures Corp. and MM Enterprises USA, LLC	10/A	000-56199	10.4	1/15/21
10.5	Support Agreement dated May 28, 2018 between the Registrant, MM Can USA, Inc. and MM Enterprises, LLC	10/A	000-56199	10.5	10/7/20
10.6	Tax Receivable Agreement dated May 28, 2018 among MM Enterprises USA, LLC, certain members and LTIP Unitholders	10/A	000-56199	10.6	10/7/20
10.7	Senior Secured Commercial Loan Agreement dated October 1, 2018 between the Registrant, MM Can USA, Inc. and Hankey Capital, LLC	10/A	000-56199	10.7	10/7/20
10.7(a)	First Modification to Senior Secured Commercial Loan Agreement dated April 10, 2019	10/A	000-56199	10.7(a)	12/7/20
10.7(b)	Second Modification to Senior Secured Commercial Loan Agreement dated January 13, 2020, with form of Amended and Restated Senior Secured Term Note	10/A	000-56199	10.7(a)	10/7/20
10.7(c)	Third Modification to Senior Secured Commercial Loan Agreement dated July 2, 2020, with form of Second Amended and Restated Senior Secured Term Note, Form of Amended and Restated Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.60 per share, and Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.34 per share	10/A	000-56199	10.7(b)	10/7/20
10.7(d)	Fourth Modification to Senior Secured Commercial Loan Agreement dated September 16, 2020, with Form of Secured Term Note, Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.34 per share (B1 Warrants), and Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. (B2 Warrants)	10/A	000-56199	10.17(d)	12/7/20
10.7(e)	Side Letter dated February 25, 2021 between the Registrant, MM CAN USA, Inc. and Hankey Capital, LLC and Form of Warrant issued by MM CAN USA, Inc.	S-1	333-253980	10.7(e)	3/8/21
10.7(f)	Fifth Modification (with forms of Note and Warrants) dated May 11, 2021 between the Company and Hankey Capital, LLC	8-K	000-56199	10.1	5/17/21

II-10

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
10.8	Business Combination Agreement dated December 23, 2018 among the Registrant and The PharmaCann LLC Majority Members	10/A	000-56199	10.8	12/7/20
10.8(a)	Termination and Release Agreement dated October 7, 2019 between the Registrant and PharmaCann, LLC	10/A	000-56199	10.8(a)	12/7/20
10.9	Canadian Equity Distribution Agreement dated April 10, 2019 between the Registrant and Canaccord Genuity Corp	10/A	000-56199	10.9	10/7/20
10.10	Master Lease Agreement dated November 25, 2019 with Treehouse Real Estate Investment Trust, Inc., First Amendment dated January 30, 2020 and Second Amendment dated July 2, 2020	10/A	000-56199	10.10	10/7/20
10.11	Management Support Agreement dated March 30, 2020 between the Registrant and SierraConstellation Partners.	10/A	000-56199	10.11	10/7/20
10.12†	MedMen Equity Incentive Plan dated May 28, 2018	10/A	000-56199	10.12	10/7/20
10.21(a) †	Amendment No. 1 to MedMen Enterprises Inc. 2018 Stock and Incentive Plan	S-8	333-254984	99.1(a)	4/2/21
10.12(b) †	Form of Option Award Agreement for MedMen Equity Incentive Plan	10/A	000-56199	10.12(a)	10/7/20
10.12(c) †	Form of Restricted Stock Unit Award Agreement for MedMen Equity Incentive Plan	10/A	000-56199	10.12(b)	10/7/20
10.13	Second Amended and Restated Securities Purchase Agreement (with forms of Replacement Warrant and Incremental Warrant) dated July 2, 2020 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13	10/7/20
10.13(a)	First Amendment dated September 14, 2020 to Second Amended and Restated Securities Purchase Agreement (with form of Senior Secured Convertible Note - Incremental Note)	10/A	000-56199	10.13(a)	12/7/20
10.13(b)	Securities Purchase Agreement dated April 23, 2019 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(b)	12/7/20
10.13(c)	First Amendment dated August 12, 2019 to Securities Purchase Agreement, Tranche 1 Notes and Tranche 2 Notes	10/A	000-56199	10.13(c)	12/7/20
10.13(d)	Second Amendment dated October 29, 2019 to Securities Purchase Agreement and Notes	10/A	000-56199	10.13(d)	12/7/20
10.13(e)	Amended and Restated Securities Purchase Agreement dated March 27, 2020 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(e)	12/7/20
10.13(f)	Side Letter dated July 2, 2020 among the Registrant, MMC CAN USE, Inc. and the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(f)	12/7/20
10.13(g)	Third Amended and Restated Securities Purchase Agreement (with forms of Replacement Warrant and Note) dated January 11, 2021 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	S-1	333-253980	10.13(g)	3/8/21
10.13(h)	Waiver Letter dated May 11, 2011 for Third Amended and Restated Securities Purchase Agreement between the Company, and Gotham Green Admin 1, LLC the Other Credit Parties named therein	8-K	000-56199	10.2	5/17/21
10.14	Lender and Landlord Support Agreement dated July 3, 2020 among the Registrant and certain lender including Gotham Green Partners, Stable Road Capital and affiliates, and Treehouse Real Estate Investment Trust	10/A	000-56199	10.14	12/7/20
10.15	Investment Agreement dated September 16, 2020 between the Registrant and certain Institutional Investors for issuance of 7.5% Convertible Unsecured Debentures	10/A	000-56199	10.15	12/7/20
10.15(a)	Securities Lending Agreement dated September 16, 2020 between the Registrant and certain Institutional Investors	10/A	000-56199	10.15(a)	12/7/20
10.15(b)	Form of 7.5% Unsecured Convertible Debenture	10/A	000-56199	10.15(b)	12/7/20
10.15(c)	Form of Warrant Certificate	10/A	000-56199	10.15(c)	12/7/20
10.16	Membership Interest Purchase Agreement dated November 5, 2019 between Le Cirque Rouge, LP and LCR SLP, LLC	10/A	000-56199	10.16	12/7/20

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		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
10.17	Membership Interest Purchase Agreement dated November 22, 2019 between Le Cirque Rouge, LP and LCR SLP, LLC	10/A	000-56199	10.17	12/7/20
10.18	Stock Purchase Agreement dated May 24, 2019 between Equityholders of One Love Beach Club and MM Enterprises USA, LLC	10/A	000-56199	10.18	12/7/20
10.19	Securities Transfer Agreement dated September 6, 2019 between MM Enterprises USA, LLC, the transferees named therein and Old Pal, LLC	10/A	000-56199	10.19	12/7/20
10.20	Form of Subscription Agreement for December 2019 Non-Brokered Private Placement of 46,962,645 Class B Subordinate Voting Shares	10/A	000-56199	10.20	12/7/20
10.21	Amended and Restated Membership Interest Purchase Agreement dated October 30, 2020 between Verano Evanston, LLC and MM Enterprises USA, LLC	10/A	000-56199	10.21	12/7/20
10.21(a)	Membership Interest Purchase Agreement dated July 1, 2020 between Verona Evanston, LLC and MM Enterprises USA, LLC	10/A	000-56199	10.21(a)	12/7/20
10.22	Severance Agreement and Release dated April 10, 2020 between MM Enterprises USA, LLC and Ryan Lissack	10/A	000-56199	10.22	1/27/21
10.23†	Severance Agreement and Release dated October 7, 2019 between MM Enterprises USA, LLC and Michael W. Kramer	10/A	000-56199	10.23	1/27/21
10.24†	Separation Agreement and Release dated January 30, 2020 between the Registrant, MM Enterprises USA, LLC and Adam Bierman	10/A	000-56199	10.24	1/27/21
10.25†	Separation Agreement dated December 31, 2020 between MM Enterprises USA, LLC and Zeeshan Hyder	10/A	000-56199	10.25	1/27/21
10.26	Form of Subscription Agreement for Equity Private Placement dated February 16, 2021	S-1	333-253980	10.26	3/8/21
10.26(a)	Form of Warrant for Equity Private Placement dated February 16, 2021	S-1	333-253980	10.26(a)	3/8/21
10.27	Investment Agreement dated February 25, 2021 among MedMen NY, Inc., MM Enterprises USA, LLC, AWH New York, LLC and Ascend Wellness Holdings, LLC	S-1	333-253980	10.27	3/8/21
10.28	Form of Subscription Agreement and Warrant for Equity Private Placement dated March 18, 2021	S-1/A	333-253980	10.13(g)	3/24/21
10.28(a)	Amendment to Warrant dated March 18, 2021	10-Q	000-56199	10.6(a)	5/12/21
10.29	Subscription Agreement of Parallax Master Fund, L.P. dated May 17, 2021	8-K	000-56199	10.3	5/17/21
10.20(a)	Warrant dated May 17, 2021 issued to Parallax Master Fund, L.P.	8-K	000-56199	10.3(a)	5/17/21
21	List of Subsidiaries	10/A	000-56199	21.1	12/7/20
23.1	Consent of MNP LLP					✓
101.INS#	XBRL Instance Document
101.SCH#	XBRL Taxonomy Extension Schema Document
101.CAL#	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB#	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE#	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF#	XBRL Taxonomy Extension Definition Linkbase Document

*	To be filed by amendment.
†	Indicates a management contract or compensatory plan or arrangement.
#	Filed Herewith. Pursuant to Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

II-12